UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

        You are invited to attend a Special Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc., referred to as DTG, which will be held at 10:00 a.m., local time, on September 16, 2010 at 10 South Dearborn Street, Plaza Level Auditorium, Chicago, Illinois 60603. At the special meeting, you will be asked to adopt the Agreement and Plan of Merger, referred to as the merger agreement, entered into by DTG, Hertz Global Holdings, Inc., referred to as Hertz, and HDTMS, Inc., a wholly owned subsidiary of Hertz, referred to as Merger Sub, on April 25, 2010. Under the merger agreement, Hertz will acquire DTG through a merger of Merger Sub with and into DTG, referred to as the merger. Following the merger, DTG will be the surviving entity and will continue as a wholly owned subsidiary of Hertz. The merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference.

        At the effective time and as a result of the merger, each outstanding share of DTG common stock will be converted into the right to receive the sum of (x) 0.6366 of a share of Hertz common stock and (y) a cash payment by Hertz equal to $32.80 less the special dividend per share amount (described below). In addition, record holders of DTG common stock immediately prior to the effective time of the merger will receive a cash dividend from DTG in an amount equal to the special dividend per share amount for each share of DTG common stock that they hold at such time. The special dividend per share amount will be equal to $200,000,000 divided by the sum of (1) the number of issued and outstanding shares of DTG common stock immediately prior to the effective time of the merger, (2) the number of shares of DTG common stock that would be delivered to the holders of performance units outstanding immediately prior to the effective time of the merger if performance was achieved at the target level and (3) the number of shares of DTG common stock to which the restricted stock units outstanding as of immediately prior to the effective time pertain. Based on the number of shares of DTG common stock issued and outstanding on April 25, 2010, the special dividend per share amount would have been equal to approximately $6.88 had the effective time occurred on that date. DTG does not intend to pay the special dividend if the merger is not consummated.

        Common stock of DTG is listed on the New York Stock Exchange under the symbol DTG. Common stock of Hertz is listed on the New York Stock Exchange under the symbol HTZ. Upon completion of the merger, we expect that DTG common stock will be delisted.

        This proxy statement/prospectus describes the merger agreement, the merger and the transactions contemplated by the merger agreement in detail and provides information concerning the special meeting of DTG stockholders. Before we can complete the merger, DTG must obtain the approval of its common stockholders. We urge you to take the time to read this proxy statement/prospectus, and the documents incorporated into this proxy statement/prospectus by reference, carefully. Please pay particular attention to the section titled "Risk Factors" beginning on page 28. You also can obtain information about DTG and Hertz from documents that we have filed or will file with the Securities and Exchange Commission prior to the special meeting.

        After careful consideration, the DTG board of directors has approved the merger agreement, declared that the merger and other transactions contemplated by the merger agreement, including the special dividend, are advisable and recommends that you vote "FOR" the adoption of the merger agreement and "FOR" the proposal to approve the adjournment or postponement of the special meeting for the solicitation of additional proxies in the event there are insufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

        Your vote is very important. Whether or not you plan to attend the special meeting, we urge you to submit your proxy as promptly as possible. Please refer to the instructions on the enclosed proxy card.

                        Thomas P. Capo
                        Chairman of the Board
                        Dollar Thrifty Automotive Group, Inc.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This proxy statement/prospectus is dated August 16, 2010 and is first being mailed or otherwise delivered to DTG stockholders on or about August 17, 2010.

SOURCES OF ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates by reference important business and financial information about Hertz and DTG from documents that each company has filed with the Securities and Exchange Commission, referred to as the SEC, but which have not been included in or delivered with this proxy statement/prospectus. For a list of documents incorporated by reference into this proxy statement/prospectus and how you may obtain them, see "Where You Can Find More Information" beginning on page 154.

        This information is available to you without charge upon your written or oral request. You can also obtain the documents incorporated by reference into this proxy statement/prospectus by accessing the SEC's website maintained at http://www.sec.gov.

        In addition, DTG's filings with the SEC are available to the public on DTG's website, www.dtag.com, and Hertz's filings with the SEC are available to the public on Hertz's website, www.hertz.com. Information contained on DTG's website, Hertz's website or the website of any other person is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained on those websites as part of this proxy statement/prospectus.

        Hertz and DTG will provide you with copies of their respective information, without charge, if you request it from:

Hertz Global Holdings, Inc.	Dollar Thrifty Automotive Group, Inc.
225 Brae Boulevard	5330 East 31st Street
Park Ridge, New Jersey 07656-0713	Tulsa, Oklahoma 74135
Attention: Investor Relations	Attention: Investor Relations
Telephone Number: (201) 307-2000	Telephone Number: (918) 669-2119

        If you wish to obtain any of these documents from Hertz or DTG, you should make your request no later than September 7, 2010 to ensure timely delivery.

        In addition, if you have questions about the merger or the special meeting, or if you need to obtain copies of this proxy statement/prospectus, proxy cards, election forms or other documents incorporated by reference in this proxy statement/prospectus, you may contact Georgeson Inc. You will not be charged for any of the documents you request.

Georgeson Inc.
199 Water Street, 26th Floor
New York, New York 10038
1-866-767-8986 (toll free)
212-806-6859 (international)

        Information contained in this proxy statement/prospectus regarding Hertz has been provided by, and is the responsibility of, Hertz and information contained in this proxy statement/prospectus regarding DTG has been provided by, and is the responsibility of, DTG. No one has been authorized to give you any other information, and neither Hertz nor DTG take responsibility for any information that others may give you. This proxy statement/prospectus is dated August 16, 2010. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither DTG's mailing of this proxy statement/prospectus to DTG stockholders nor the issuance by Hertz of common stock in connection with the merger will create any implication to the contrary.

        This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.:

         NOTICE IS HEREBY GIVEN that a special meeting of holders of common stock of Dollar Thrifty Automotive Group, Inc., a Delaware corporation, referred to as DTG, will be held at 10:00 a.m., local time, on September 16, 2010 at 10 South Dearborn Street, Plaza Level Auditorium, Chicago, Illinois 60603, for the following purposes:

  1.
  To consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of April 25, 2010, by and among Hertz Global Holdings, Inc., referred to as Hertz, HDTMS, Inc., a wholly owned subsidiary of Hertz, referred to as Merger Sub, and DTG, as may be amended from time to time, pursuant to which Merger Sub will merge with and into DTG, and DTG will continue as the surviving entity and a wholly owned subsidiary of Hertz; and

  2.
  To consider and vote upon a proposal to approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

         Only stockholders of record at the close of business on August 13, 2010 are entitled to notice of, and to vote at, the special meeting or postponements or adjournments thereof (unless the Board of Directors fixes a new record date for any such postponed or adjourned meeting). A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for at least 10 days before the meeting in the Office of the General Counsel, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135. The list will also be available for inspection at the meeting site during the meeting.

         Your vote is important. Whether or not you plan to attend the meeting, please vote now by proxy in order to ensure the presence of a quorum. You may vote by telephone or via the Internet, as described on the enclosed proxy card, or by marking, signing and dating the enclosed proxy card on the reverse side and returning it promptly in the accompanying postage-paid envelope. A proxy may be revoked at any time prior to its exercise at the meeting, and your return of the enclosed proxy will not affect your right to vote your shares if you attend the meeting in person. Please review this proxy statement/prospectus for more complete information regarding the merger and the special meeting. If you do not return or submit your proxy or vote your shares by telephone or over the Internet or vote in person at the special meeting, the effect will be the same as a vote against the proposal to adopt the merger agreement.

         Under Delaware law, holders of record of DTG common stock who do not vote in favor of adoption of the merger agreement have the right to seek appraisal of the fair value of their shares of stock if the merger is completed, but only if they strictly comply with the procedures prescribed by Delaware law. To exercise your appraisal rights, you must strictly follow the procedures prescribed by Delaware law, including, among other things, submitting a written demand for appraisal to DTG before the vote is taken on the adoption of the merger agreement, and you must not vote in favor of adoption of the merger agreement. These procedures are summarized in the accompanying proxy statement/prospectus in the section entitled "The Merger—Dissenters' Appraisal Rights" beginning on page 110, and the text of the applicable provisions of Delaware law as in effect with respect to this transaction is included as Annex D to this proxy statement/prospectus.

         The board of directors of DTG unanimously has determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of DTG and its stockholders, and has approved and adopted the merger agreement and approved the merger and the other transactions contemplated thereby. The Board of Directors of DTG recommends that the stockholders of DTG vote "FOR" approval of the merger agreement.

         Whether or not you plan to attend the special meeting in person, please vote your proxy by telephone or through the Internet, as described on the enclosed proxy card, or complete, date, sign and return the enclosed proxy card in the enclosed envelope. The enclosed envelope requires no postage if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card or voted by telephone or through the Internet.

By Order of the Board of Directors,

Vicki J. Vaniman Secretary August 16, 2010

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER
AND THE SPECIAL STOCKHOLDER MEETING

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder. To better understand these matters, and for a description of the legal terms governing the merger, you should carefully read this entire proxy statement/prospectus, including the Annexes, as well as the documents that have been incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus. All references in this proxy statement/prospectus to Hertz refer to Hertz Global Holdings, Inc., a Delaware corporation; all references in this proxy statement/prospectus to DTG refer to Dollar Thrifty Automotive Group, Inc., a Delaware corporation; all references in this proxy statement/prospectus to Merger Sub refer to HDTMS, Inc., a Delaware corporation and a wholly owned subsidiary of Hertz; all references to the merger agreement refer to the Agreement and Plan of Merger, dated as of April 25, 2010, by and among Hertz, Merger Sub and DTG, a copy of which is included as Annex A to this proxy statement/prospectus and all references to the merger refer to the merger of Merger Sub with and into DTG, with DTG continuing as the surviving corporation and a wholly owned subsidiary of Hertz.

Q:
Why am I receiving this document?

A:
Under the terms of the merger agreement that is described in this proxy statement/prospectus, Hertz will acquire DTG and DTG will become a wholly owned subsidiary of Hertz and will no longer be a publicly held corporation. Please see "The Merger" and "The Merger Agreement." A copy of the merger agreement is included in this proxy statement/prospectus as Annex A.

  This document is both a proxy statement of DTG and a prospectus of Hertz. It is a proxy statement of DTG because the DTG board of directors is soliciting proxies from its stockholders to vote on the adoption of the merger agreement at a special meeting of its stockholders, referred to as the special meeting, as well as the other matters set forth in the notice of the meeting and described in this proxy statement/prospectus, and your proxy will be used at the meeting or at any adjournment or postponement of the meeting. It is a prospectus because Hertz will issue Hertz common stock to the holders of DTG common stock in the merger. This document contains important information about the merger agreement, the merger and the special meeting of the stockholders of DTG. You should read this document carefully.

  Your vote is very important. Hertz and DTG encourage you to vote as soon as possible. The enclosed proxy card allows you to vote your DTG shares without attending the special meeting. If you are a registered stockholder, you may vote by proxy by telephone, via the Internet or by completing, signing, dating and returning the enclosed proxy card by mail. For more specific information on how to vote, please see the questions and answers below, and "The DTG Special Meeting."

Q:
On what am I being asked to vote?

A:
At the special meeting, DTG common stockholders will be asked (1) to adopt the merger agreement and (2) to approve the adjournment of the special meeting for the solicitation of additional proxies in the event there are insufficient votes present, in person or represented by proxy, at the time of the special meeting to adopt the merger agreement.

Q:
What will I receive in exchange for my DTG common stock in the merger?

A:
Each of your shares of DTG common stock will be converted in the merger into the right to receive 0.6366 shares of Hertz common stock and $32.80 in cash, less the special dividend per share amount described below. In addition, record holders of DTG common stock immediately prior to the effective time of the merger will receive a dividend from DTG in an amount equal to the special dividend per share amount for each share of DTG common stock that they hold at such time (as described below). Hertz will not issue fractional shares in the merger. Instead, it will pay cash for fractional shares of common stock based on the NYSE closing price per share of Hertz common stock on the closing date of the merger (or if that date is not a trading day, the trading day immediately preceding the closing date).

  The special dividend per share amount will be equal to $200,000,000 divided by the sum of (1) the number of issued and outstanding shares of DTG common stock immediately prior to the effective time of the merger, (2) the number of shares of DTG common stock that would be delivered to the holders of performance units outstanding immediately prior to the effective time of the merger if performance was achieved at the target level and (3) the number of shares of DTG common stock to which the restricted stock units outstanding as of immediately prior to the effective time pertain. Based on the number of shares of DTG common stock issued and outstanding on April 25, 2010, the special dividend per share amount would have been equal to approximately $6.88 had the effective time occurred on that date. DTG does not intend to pay the special dividend if the merger is not consummated.

Q:
How much stock will the current stockholders own in the combined company?

A:
As of the closing of the merger, it is expected that current Hertz stockholders will own approximately 94.5% and current DTG stockholders will own approximately 5.5% of the combined company's outstanding shares on a fully diluted basis.

Q:
What are the United States federal income tax consequences of the transaction?

A:
The merger will be a taxable transaction to U.S. holders of DTG common stock for U.S. federal income tax purposes. DTG intends to report the special dividend as a distribution with respect to its common stock that will be taxable to beneficial owners as a dividend to the extent of DTG's current and accumulated earnings and profits for U.S. federal income tax purposes.

  You should read "Material United States Federal Income Tax Consequences" for a more complete discussion of the U.S. federal income tax consequences of the transaction. Tax matters can be complicated, and the tax consequences of the transaction to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the transaction to you.

Q:
When do the parties expect to complete the merger?

A:
Hertz and DTG are working to complete the merger as quickly as possible and anticipate that it will be completed during the fourth quarter of 2010. However, the merger is subject to approval by DTG's stockholders, various regulatory approvals and other conditions, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all. Unless Hertz and DTG otherwise agree, the merger will be completed no later than two business days after all of the closing conditions in the merger agreement are satisfied (or, to the extent legally permissible, waived) in accordance with their terms.

Q:
How will the combined company be managed? Will DTG have representation on the Hertz Board of Directors?

A:
Following the merger, DTG will become a wholly owned subsidiary of Hertz, subject to the management of the Hertz board of directors. Upon the closing of the merger, Thomas P. Capo, Chairman of the DTG board of directors (or if he is unable or unwilling to so serve, another current member of the DTG board of directors agreed by Hertz and DTG) will join Hertz's board of directors.

Q:
Do persons involved in the merger have interests that may conflict with mine as a DTG stockholder?

A:
Yes. When considering the recommendations of DTG's board of directors, you should be aware that certain DTG directors and officers have interests in the merger that are different from, or are in addition to, yours. These interests include the possible employment of certain of DTG's executive officers by Hertz after the merger, although no agreements have been proposed or entered into, the acceleration of stock options and other equity-based awards granted to executive officers and directors of DTG, change in control agreements that provide severance to executive officers upon a qualifying termination of employment in connection with the merger, the expected election of one DTG director to the Hertz board of directors, and the receipt of indemnification and liability insurance benefits by directors and officers of DTG from Hertz.

Q:
How does DTG's board of directors recommend that I vote on the proposals?

A:
The board of directors of DTG unanimously recommends that you vote "FOR" the adoption of the merger agreement and vote "FOR" the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of adoption of the merger agreement.

Q:
Are there risks I should consider in deciding whether to vote for the merger?

A:
Yes. In evaluating the merger, you should consider carefully the factors discussed in the section titled "Risk Factors."

Q:
Are there any other matters to be addressed at the special meeting?

A:
DTG is not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the DTG board of directors may recommend.

Q:
When and where will the special meeting be held?

A:
The special meeting will take place on September 16, 2010, at the time and location specified on the cover page of this proxy statement/prospectus.

Q:
Who is entitled to vote at the special meeting?

A:
All holders of DTG common stock who held shares at the close of business on August 13, 2010, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If the special meeting is postponed or adjourned the DTG board of directors may fix a new record date for any such postponed or adjourned meeting. If a bank, broker or other nominee holds your shares, then you are not the holder of record and you must ask your bank, broker or other nominee how you can vote in person at the special meeting.

Q:
If my shares are held in "street name" by my broker, will my broker automatically vote my shares for me?

A:
No. Your broker will only vote your shares if you provide your broker with voting instructions. You should instruct your broker to vote your shares by following the directions your broker provides to you. Please check the voting instruction form used by your broker to see if it offers telephone or Internet voting.

Q:
If I have shares credited to my account under the Dollar Thrifty Automotive Group Retirement Savings Plan, referred to as the DTG 401(k) Plan, as of the record date, can I vote my plan shares in person at the special meeting?

A:
No. If you have shares credited to you through the DTG 401(k) Plan as of the record date, you may not vote your plan shares in person at the special meeting; only the trustee of such plan can vote those shares on your behalf. Your proxy card permits you to direct the trustee how to vote the number of shares credited to your account as of the record date. The trustee of the DTG 401(k) Plan also votes shares of common stock for which it has not received directions in the same proportion as shares for which directions are received. In order to direct the trustee how to vote your shares, you must return your directions to the trustee so that they are received no later than 5:00 p.m. Central Time on September 13, 2010, referred to as the reply date.

Q:
Will a proxy solicitor be used?

A:
Yes. DTG has retained Georgeson Inc. to assist in the distribution and solicitation of proxies for the special meeting and will pay Georgeson Inc. a fee of approximately $100,000, plus reimbursement of out-of-pocket expenses. In addition, DTG's directors, officers and employees may solicit proxies in person or by telephone, e-mail, facsimile transmission or other means of communication, but no additional compensation will be paid to them.

  In addition, Hertz has retained D. F. King & Co., Inc. to provide future assistance in the solicitation of proxies for the special meeting and will pay D. F. King & Co., Inc. a fee not to exceed $100,000, plus reimbursement of reasonable expenses.

Q:
Why is my vote important?

A
If you do not return your proxy card, submit your proxy by telephone or through the Internet or vote in person at the special meeting, it will be more difficult for DTG to obtain the necessary quorum to hold its special meeting and the stockholder approval necessary to consummate the merger. In addition, your failure to return your proxy card, submit your proxy by telephone or through the Internet or vote in person at the special meeting will have the same effect as a vote against the adoption of the merger agreement. If you hold your shares through a broker, your broker will not be able to cast a vote on the adoption of the merger agreement without instructions from you. If you have shares credited to you through the DTG 401(k) Plan as of the record date, only the trustee for that plan can vote those shares on your behalf. If you do not direct the trustee on how to vote those shares by the reply date, they will be voted in the same proportion as shares for which directions are received.

Q:
What constitutes a quorum for the meeting? How many votes are required for the approval of each item?

A:
Attendance in person or by proxy at the special meeting of holders of record of a majority of the total number of issued and outstanding shares of DTG common stock entitled to vote at the meeting will constitute a quorum.

  The affirmative vote of the holders of at least a majority of the shares of DTG common stock issued and outstanding and entitled to vote at the special meeting is required to approve the merger agreement. A vote to adjourn the meeting, if necessary, to solicit additional proxies will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

Q:
How will abstentions be counted?

A:
Abstentions are counted as present and entitled to vote for purposes of determining a quorum. For the proposals to adopt the merger agreement and to adjourn the meeting to solicit additional proxies, abstentions have the same effect as a vote against the matter.

Q:
What happens if I sell my shares after the record date but before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you transfer your DTG shares after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting (provided that such shares remain outstanding on the date of the special meeting), but you will not have the right to receive the merger consideration or special dividend to be received by DTG's stockholders in connection with the merger. Only stockholders of record immediately prior to the effective time of the merger will receive the special dividend. In order to receive the merger consideration, you must hold your DTG shares through completion of the merger.

Q:
What do I do if I receive more than one proxy statement/prospectus or set of voting instructions?

A:
If you hold shares directly as a record holder and also in "street name," or otherwise through a nominee, you may receive more than one proxy statement/prospectus or set of voting instructions relating to the special meeting. These should each be voted or returned separately in order to ensure that all of your shares are voted.

Q:
Can I change my vote?

A:
Yes. If you are a holder of record as of the record date, you can change your proxy instructions after you have submitted your proxy card, or submitted your proxy by telephone or through the Internet, by:

  •
  submitting a new proxy with a later date, by using the telephone or Internet voting procedures described above, or by completing, signing, dating and returning a new proxy card by mail to DTG;

  •
  attending the special meeting and voting in person; or

  •
  sending written notice of revocation to DTG's corporate secretary.

  For more detailed procedures on revoking a proxy, see the description under "The DTG Special Meeting."

  If you own your shares through a broker, you must follow the directions you receive from your broker in order to change or revoke your vote. If you have shares credited to you through the DTG 401(k) Plan as of the record date, you must provide new directions to the trustee for that plan at any time prior to the reply date in order to change or revoke your vote. You are not limited as to the number of changes of voting directions you may give the trustee prior to the reply date.

Q:
Should I send in my DTG stock certificates now?

A:
No. You should not send in your stock certificates at this time. DTG stockholders who hold their shares in certificated form will need to exchange their DTG stock certificates for the cash and Hertz common stock provided for in the merger agreement upon completion of the transaction. Hertz will send DTG stockholders instructions for exchanging DTG stock certificates at that time. DTG stockholders who hold their shares in book-entry form will also receive instructions for exchanging their shares after the transaction is completed. Hertz stockholders will retain their current stock certificates after the transaction and should not send in their stock certificates.

Q:
What will happen in the merger?

A:
If DTG stockholder approval as described in this proxy statement/prospectus is obtained and all other conditions to the merger have been satisfied (or, to the extent legally permissible, waived), Merger Sub will merge with and into DTG, upon the terms and subject to the conditions set forth in the merger agreement. Upon the completion of the merger, the separate corporate existence of Merger Sub will cease and DTG will continue as the surviving corporation in the merger, succeed to and assume all the rights and obligations of Merger Sub and be a wholly owned subsidiary of Hertz.

Q:
Am I entitled to appraisal rights?

A:
Under the Delaware General Corporation Law, referred to as the DGCL, holders of DTG common stock who do not vote for the adoption of the merger agreement and the transactions contemplated thereby have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all requirements of Delaware law, which are summarized in this document. This appraisal amount could be more than, the same as, or less than the amount a DTG stockholder would be entitled to receive under the merger agreement. Any holder of DTG common stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to DTG prior to the vote on the adoption and approval of the merger agreement and the transactions contemplated thereby and must not vote or otherwise submit a proxy in favor of adoption and approval of the merger agreement and the transactions contemplated thereby. Failure to follow exactly the procedures specified under Delaware law will result in the loss of appraisal rights. Because of the complexity of the Delaware law relating to appraisal rights, if you are considering exercising your appraisal rights, DTG encourages you to seek the advice of your own legal counsel. These procedures are summarized in this proxy statement/prospectus in the section titled "The Merger—Dissenters' Appraisal Rights." Please see Annex D for the text of the applicable provisions of the DGCL as in effect with respect to this transaction.

Q:
Can the DTG board of directors terminate the merger agreement in order to accept a superior proposal to acquire DTG after the stockholders have approved the transaction?

A:
No. After the DTG stockholders have adopted the merger agreement, DTG may not terminate the merger agreement to accept a superior proposal from a third party to acquire DTG.

Q:
Will the stockholder vote to approve the merger occur before regulatory approval of the merger?

A:
The stockholder vote to approve the merger is scheduled to occur on September 16, 2010. Hertz and DTG have received a request for additional information and documentary materials from the Federal Trade Commission, referred to as the FTC, which will require Hertz and DTG to provide additional documents and information relevant to the FTC's antitrust analysis of the acquisition of DTG by Hertz. Hertz and DTG continue to believe that the merger should receive the necessary regulatory clearance. As a result of the FTC's request for additional information, however, regulatory approval of the merger is not expected prior to the stockholder vote. For the purpose of having the merger cleared by the FTC, Hertz may agree, subsequent to the stockholder vote on September 16, 2010, to certain divestitures or other measures. Hertz and DTG have agreed to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to obtain all regulatory actions or non-actions, waivers, clearances, consents and approvals required for completion of the merger. Such efforts could include offering to license, franchise, divest, or hold separate certain Hertz or DTG business locations or business lines. However, Hertz is not obligated to license, franchise, divest or hold separate any business locations or business lines, other than (1) the Advantage business owned by Hertz and (2) in addition to Advantage, other business locations or business lines that produced aggregate gross revenues not in excess of $175 million for Hertz, DTG and their respective subsidiaries during the 2009 calendar year, calculated in accordance with GAAP, on a basis consistent with the accounting principles used in preparing their 2009 financial statements included in their filings with the SEC.

Q:
What do I need to do now?

A:
After you have carefully read this entire document, please vote your shares of DTG common stock. You may do this either by signing, dating and mailing the enclosed proxy card or by submitting your proxy by telephone or through the Internet, as explained in the voting instructions attached to your proxy card. This will enable your shares to be represented and voted at the special meeting. If you submit a valid proxy and do not indicate how you want to vote, DTG will count your proxy as a vote in favor of the proposals described in this document submitted at the special meeting.

  The DTG board of directors recommends that DTG stockholders vote "FOR" the adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary, to permit solicitation of additional proxies in favor of the above proposal.

Q:
Whom should I call with questions?

A:
DTG stockholders with any questions about the transaction should call DTG's proxy solicitors, Georgeson Inc., at (866) 767-8986 (toll free) or collect at (212) 806-6859 (international).

Q:
Where can I find more information about Hertz and DTG?

A:
You can find more information about Hertz and DTG from various sources as described under "Where You Can Find More Information."

SUMMARY

        This brief summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that may be important to you. Accordingly, Hertz and DTG urge you to read carefully this entire proxy statement/prospectus, the Annexes and the other documents to which Hertz and DTG refer you for a more complete understanding of the proposed merger between DTG and a subsidiary of Hertz. In addition, Hertz and DTG incorporate by reference into this proxy statement/prospectus important business and financial information about Hertz and DTG. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information." Each item in this summary includes a page reference directing you to a more complete description of that item.

 Hertz and DTG Propose That Hertz Acquire DTG (Page 59)

        Hertz and DTG propose that Hertz acquire DTG by merging Merger Sub with and into DTG, with DTG continuing as the surviving entity. Following the merger, DTG will be a wholly owned subsidiary of Hertz, and Hertz expects to continue to operate the DTG rental car businesses under DTG's existing brand names. Hertz's common stock will continue to trade on the New York Stock Exchange, referred to as the NYSE, under the symbol "HTZ". If DTG stockholder approval and regulatory approvals are obtained and the other conditions for closing are satisfied, Hertz and DTG expect to complete the merger during the fourth quarter of 2010.

For Each Share of DTG Common Stock, DTG Stockholders Will Receive in the Merger 0.6366 Shares of Hertz Common Stock and $32.80 in Cash, less the Special Dividend Per Share Amount; DTG Will Pay a Special Dividend of $200 million in the Aggregate to Holders of DTG Common Stock (Page 116)

        Each of your shares of DTG common stock will be converted in the merger into the right to receive 0.6366 shares of Hertz common stock and $32.80 in cash, less the special dividend per share amount described below. In addition, record holders of DTG common stock immediately prior to the effective time of the merger will receive a cash dividend from DTG in an amount equal to the special dividend per share amount (as described below) for each share of DTG common stock that they hold at such time.

        Hertz will not issue fractional shares in the merger. Instead, it will pay cash for fractional shares of common stock based on the NYSE closing price per share of Hertz common stock on the closing date of the merger (or if that date is not a trading day, the trading day immediately preceding the closing date).

        The special dividend per share amount will be equal to $200,000,000 divided by the sum of (1) the number of issued and outstanding shares of DTG common stock immediately prior to the effective time of the merger, (2) the number of shares of DTG common stock that would be delivered to the holders of performance units outstanding immediately prior to the effective time of the merger if performance was achieved at the target level and (3) the number of shares of DTG common stock to which the restricted stock units outstanding as of immediately prior to the effective time pertain. Based on the number of shares of DTG common stock issued and outstanding on April 25, 2010, the special dividend per share amount would have been equal to approximately $6.88 had the effective time occurred on that date. DTG does not intend to pay the special dividend if the merger is not consummated.

        If the merger were completed on April 25, 2010, and you owned 100 shares of DTG common stock immediately prior to the effective time of the merger, you would have received:

  •
  a special dividend from DTG in the amount of $688; and

  •
  at the effective time of the merger:

  •
  $2,592 in cash from Hertz (calculated by subtracting the aggregate special dividend amount of $688 from the aggregate cash amount of $3,280);

    •
    63 shares of Hertz common stock; and

    •
    $8.50 in cash for the fractional shares of Hertz common stock (calculated by multiplying 0.66 (the remaining 0.66 fractional interest in a Hertz common share) by the NYSE closing price per Hertz share on April 23, 2010 (the trading day prior to the hypothetical closing date since the hypothetical closing date of April 25, 2010 was not a trading day)).

The Number of Shares of Hertz Common Stock to Be Issued in the Merger Is Fixed, and Therefore the Value of the Merger Consideration Will Fluctuate with Market Prices (Page 116)

        The number of shares of Hertz common stock and cash to be issued in the merger for each DTG common share is fixed and will not be adjusted for changes in the market price of either Hertz common stock or DTG common stock. Accordingly, any change in the price of Hertz common stock prior to the merger will affect the market value of the merger consideration that DTG stockholders will receive as a result of the merger.

        You should obtain current stock price quotations for Hertz common stock and DTG common stock. Hertz common stock and DTG common stock are listed on the NYSE under the symbols "HTZ" and "DTG", respectively. The following table shows the closing prices for Hertz common stock and DTG common stock and the implied per share value in the merger to DTG stockholders for April 23, 2010, the last trading day before Hertz and DTG announced the execution of the merger agreement and on August 11, 2010, the last practicable day before the date of this proxy statement/prospectus:

	Hertz Common Stock	DTG Common Stock	Implied Value of One Share of DTG Common Stock
April 23, 2010	$12.88	$38.85	$41.00
August 11, 2010	$9.79	$48.37	$39.03

The Merger Will Be Accounted for as a Purchase (Page 113)

        The merger will be treated as a purchase by Hertz of DTG in conformity with accounting principles generally accepted in the U.S., referred to as GAAP.

Material United States Federal Income Tax Consequences (Page 135)

        Tax Consequences of the Special Dividend.    DTG intends to report the special dividend as a distribution with respect to its common stock that will be taxable to beneficial owners as a dividend to the extent of DTG's current and accumulated earnings and profits for U.S. federal income tax purposes.

        Tax Consequences of the Merger.    The merger will be a taxable transaction to U.S. holders of DTG common stock for U.S. federal income tax purposes. U.S. holders who exchange their DTG common stock in the merger for the merger consideration will generally recognize gain or loss in an amount equal to the difference, if any, between the sum of (1) the fair market value of Hertz common stock received by such holder in the merger, and (2) the amount of cash received by such holder in the merger, including any cash received in lieu of fractional shares of Hertz common stock, and the U.S. holder's adjusted tax basis in such DTG common stock. Non-U.S. holders of DTG common stock generally will not be subject to U.S. federal income tax on any gain recognized from the merger, subject to certain exceptions. The tax consequences of the merger to any particular stockholder will depend on that stockholder's particular facts and circumstances. You are urged to consult your own tax advisor to determine the tax consequences of the merger for you.

        See "Material United States Federal Income Tax Consequences" for more information.

 Opinions of DTG's Financial Advisors (Page 79 and Annexes B and C)

        At a meeting of the DTG board of directors held on April 25, 2010, to evaluate the proposed merger, J.P. Morgan Securities Inc., referred to as J.P. Morgan, and Goldman, Sachs & Co., referred to as Goldman Sachs, delivered to the DTG board of directors their respective oral opinions to the effect that, as of such date and based upon and subject to the factors and assumptions set forth in their respective opinions, the total amount of cash and stock consideration to be received pursuant to the merger agreement, consisting of (1) an amount in cash equal to $32.80 per share minus the special dividend per share amount, (2) 0.6366 shares of Hertz common stock for each share of common stock of DTG, and (3) a special dividend in an amount per share equal to the special dividend per share amount, was fair from a financial point of view, with respect to J.P. Morgan's opinion, to the holders (other than Hertz's affiliates) of the outstanding shares of DTG common stock, and with respect to Goldman Sachs' opinion, to the holders (other than Hertz and its affiliates) of the outstanding shares of DTG common stock. The oral opinions were confirmed by the delivery of written opinions of each of J.P. Morgan and Goldman Sachs dated April 25, 2010, and the full text of each of J.P. Morgan's and Goldman Sachs' written opinions are included in this proxy statement/prospectus as Annexes B and C, respectively. J.P. Morgan's and Goldman Sachs' opinions were provided for the information and assistance of the DTG board of directors in connection with its consideration of the merger, and were limited to the fairness, from a financial point of view, of the total amount of cash and stock consideration to be received pursuant to the merger agreement, with respect to J.P. Morgan's opinion, to the holders (other than Hertz's affiliates) of the outstanding shares of DTG common stock, and with respect to Goldman Sachs' opinion, to the holders (other than Hertz and its affiliates) of the outstanding shares of DTG common stock. The opinions do not in any manner address the decision of the DTG board of directors to proceed with or effect the merger and do not constitute a recommendation as to how any stockholder should vote with respect to the transaction or any other matter.

Interests of DTG's Directors and Officers in the Merger (Page 103)

        All DTG directors and executive officers are stockholders of DTG. Some of DTG's directors and executive officers have interests in the merger other than their interests as stockholders. The DTG board of directors knew about these additional interests and considered them when it approved the merger agreement.

  Directors of DTG.

        DTG's equity compensation plan and award agreements for directors generally provide for the vesting of equity awards upon completion of the merger. The merger agreement also provides that all restricted stock units will vest at the effective time of the merger. Therefore, the outstanding options and restricted stock units held by directors, including DTG's chief executive officer, will vest upon completion of the merger.

        Upon completion of the merger, each DTG director will also be entitled to the use of rental cars for product and service evaluation while traveling for the life of the director.

        Hertz has agreed in the merger agreement to indemnify all present and former directors, officers and employees of DTG and its subsidiaries against costs and expenses in connection with certain claims arising from matters existing or occurring prior to completion of the merger. In addition, Hertz has agreed to maintain a directors' and officers' insurance and indemnification policy (or an equivalent "tail" insurance policy) for present and former officers and directors of DTG and its subsidiaries with respect to facts or events occurring prior to merger completion, subject to certain limitations.

        Hertz and DTG have also agreed that, upon the closing of the merger, the Chairman of DTG's board of directors, Thomas P. Capo (or if he is unable or unwilling to so serve, another current member of DTG's board of directors agreed by Hertz and DTG), will join Hertz's board of directors.

  Officers of DTG.

        All of DTG's executive officers are party to change in control agreements with DTG that provide severance and other benefits in the case of qualifying terminations of employment in connection with or following a change in control, including completion of the merger.

        DTG equity compensation plans and award agreements generally provide for the vesting of equity awards upon completion of the merger. Under the terms of the merger agreement, restricted stock units, performance units and deferred compensation account balances will be redeemed or paid out in cash in connection with the merger.

        In addition, DTG has established a retention program with a retention pool of approximately $7,760,000 for DTG employees who are not executive officers, as to which Hertz and DTG have agreed that 50% of an individual participant's award will be paid at closing of the merger and the other 50% paid on the six month anniversary of the merger and then only if such employee is employed by DTG or its subsidiaries on each payment date or, if a participant's employment is terminated by DTG without cause (as defined in the retention plan) prior to such payment date(s), the participant will receive a pro rated award.

The DTG Board of Directors Recommends That You Vote "FOR" Adopting the Merger Agreement (Page 78)

        The DTG board of directors believes that the merger and the other transactions contemplated by the merger agreement, including the special dividend, are in the best interests of DTG stockholders and that the merger consideration, viewed together with the special dividend, is fair from a financial point of view to DTG stockholders and has approved the merger and the merger agreement and other transactions contemplated thereby, and unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement. For the factors considered by the DTG board of directors in reaching its decision to adopt the merger agreement and recommend adoption of the merger agreement to the DTG stockholders, see "The Merger—DTG's Reasons for the Merger; Recommendation of the DTG Board of Directors."

Hertz and DTG Have Agreed When and How DTG Can Consider Third-Party Acquisition Proposals (Page 124)

        In the merger agreement, DTG has agreed not to solicit, initiate, knowingly facilitate or knowingly encourage proposals from third parties regarding acquiring DTG or its businesses. In addition, DTG has agreed not to engage in negotiations with or provide confidential information to a third party regarding acquiring DTG or its businesses in furtherance of a competing proposal. However, if DTG receives an unsolicited acquisition proposal from a third party prior to the adoption of the merger agreement by DTG's stockholders, DTG can participate in negotiations with and provide confidential information to the third party if, among other requirements, the DTG board of directors determines in good faith (after consultation with DTG's financial advisors and outside legal counsel) that the proposal is, or would reasonably be expected to result in, a superior proposal to the merger. After approval of the merger by DTG's stockholders, DTG's board of directors cannot participate in negotiations with or provide confidential information to a third party and DTG cannot terminate the merger agreement to accept a superior proposal. On May 3, 2010, Avis Budget Group, Inc., referred to as Avis, sent a letter to DTG, which DTG's board of directors determined (after consulting with DTG's financial advisors and outside legal counsel) would reasonably be expected to result in a superior proposal to the merger. Avis and DTG subsequently entered into a confidentiality agreement and conducted reciprocal due diligence investigations. On July 28, 2010, Avis submitted a letter offering to acquire DTG at a price per share of DTG common stock equal to $46.50 (valued as of the day of the offer) consisting of $39.25 in cash (including the proceeds of a pre-closing special dividend to be paid by DTG consistent with the Hertz merger agreement) and 0.6543 shares of Avis common stock (valued as of the offer date at $7.25). On

August 3, 2010, DTG responded to the Avis offer, stating that DTG was unable to conclude that the Avis offer constituted a superior proposal. See "The Merger—Background of the Merger."

Merger Agreement Adoption Requires the Affirmative Vote of a Majority of Outstanding Shares by DTG Stockholders (Page 129)

        In order to adopt the merger agreement, the holders of a majority of the shares of DTG common stock outstanding as of August 13, 2010, the record date for the special meeting, must vote in favor of adopting the merger agreement. As of that date, DTG's directors and executive officers had the right to vote approximately 488,666 shares of the then-outstanding DTG common stock, or approximately 1.70% of the shares entitled to vote at the special meeting. DTG expects its directors and executive officers will vote to adopt the merger agreement although there is no requirement for them to do so.

Treatment of DTG Options and Other Equity-Based Awards (Page 118)

  Stock Options.

        DTG's equity incentive plan provides that, at the effective time of the merger, each outstanding unvested option to purchase shares of DTG common stock will vest and become exercisable. Pursuant to the terms of the merger agreement, at the effective time of the merger, each outstanding option to purchase shares of DTG common stock will be converted into an option to purchase shares of Hertz common stock, on the same terms and conditions as are applicable to the options to purchase shares of DTG common stock, except that the number of shares of Hertz common stock and the exercise price per share will be adjusted based on the merger consideration, the special dividend per share amount and the closing price per share of Hertz common stock on the date of the merger (or if not a trading day, the last trading day prior to the merger).

  Restricted Stock Units.

        Pursuant to the terms of the merger agreement, at the effective time of the merger, all outstanding awards of restricted stock units will vest and be converted into a right to receive a lump sum cash payment equal to the product of (1) the number of shares of DTG common stock subject to such award and (2) the sum of (A) $32.80 and (B) the value of the stock portion of the merger consideration, valued at the closing price per share of Hertz common stock on the date of the merger (or if not a trading day, the last trading day prior to the merger).

  Performance Units.

        Pursuant to the terms of the merger agreement, at the effective time of the merger, all outstanding awards of performance units will be converted into a right to receive a lump sum cash payment equal to the product of (1) the number of shares of DTG common stock subject to such award as if performance was achieved at the target level and (2) the sum of (A) $32.80 and (B) the value of the stock portion of the merger consideration, valued at the closing price per share of Hertz common stock on the date of the merger (or if not a trading day, the last trading day prior to the merger).

Appraisal Rights (Page 110 and Annex D)

        Under Section 262 of the DGCL, holders of DTG common stock may have the right to obtain an appraisal of the value of their shares of DTG common stock in connection with the merger. To perfect appraisal rights, a DTG stockholder must not vote for the adoption of the merger agreement and must strictly comply with all of the procedures required under Delaware law, including submitting a written demand for appraisal to DTG prior to the special meeting. Failure to strictly comply with Section 262 of the DGCL by a DTG stockholder may result in termination or waiver of that stockholder's appraisal rights.

        A summary of the requirements under Delaware law to exercise appraisal rights is included in this proxy statement/prospectus under the heading "The Merger—Dissenters' Appraisal Rights" and the text of Section 262 of the DGCL as in effect with respect to this transaction is included as Annex D to this proxy statement/prospectus.

Hertz and DTG Must Meet Several Conditions to Complete the Merger (Page 129)

        Hertz's and DTG's obligations to complete the merger depend on a number of conditions being met. These include:

  •
  the adoption of the merger agreement by the holders of a majority of the outstanding shares of DTG common stock;

  •
  the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, referred to as the HSR Act, the receipt of antitrust clearance under applicable Canadian competition law and the receipt of the approval of the Commissioner of the Vermont Department (as described below) with respect to certain insurance matters;

  •
  the absence of any law or order prohibiting the merger;

  •
  the effectiveness of the registration statement for the shares of Hertz common stock to be issued in the merger and the approval for listing of such shares on the New York Stock Exchange;

  •
  subject to certain exceptions and limitations, the accuracy of the other's representations and warranties and the performance in all material respects of its covenants;

  •
  the absence of any material adverse effect (as defined in the merger agreement) with respect to either DTG (in the case of Hertz) or Hertz (in the case of DTG);

  •
  for Hertz, the absence of certain antitrust litigation; and

  •
  the payment of the special dividend per share amount on all shares of DTG common stock entitled to receive the merger consideration.

        Where permitted by applicable law, either of Hertz or DTG could choose to waive a condition to its respective obligation to complete the merger even when that condition has not been satisfied. Hertz and DTG cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Hertz and DTG Must Obtain Regulatory Approvals to Complete the Merger (Page 107)

        Hertz and DTG cannot complete the merger unless they receive approvals or waivers of approval from applicable regulatory authorities.

        The merger is subject to review by U.S. antitrust authorities under the HSR Act. On May 14, 2010, Hertz and DTG filed the requisite notification and report forms under the HSR Act with the FTC, and the Antitrust Division of the Department of Justice, referred to as the DOJ. The merger can be completed only after expiration or termination of the applicable waiting periods required under the HSR Act. On June 14, 2010, the initial 30 calendar day waiting period under the HSR Act was extended by the FTC's issuance of a Request for Additional Information and Documentary Material, referred to as a second request. The parties are preparing to achieve substantial compliance with the second request, pursuant to the terms of the merger agreement, to allow the closing of the merger to occur prior to April 25, 2011, referred to as the termination date.

        The completion of the merger is also subject to prior notification to the Commissioner of Competition under the Competition Act (Canada), referred to as the Competition Act. On May 21, 2010, Hertz and DTG filed the notification forms required under Part IX of the Competition Act. This initial waiting period expired on June 21, 2010 and no request for supplemental information was issued by the

Commissioner of Competition. In accordance with the terms of the merger agreement, the parties have sought confirmation that the Commissioner of Competition would not take any action to challenge closing or to substantively challenge the merger after closing. On July 27, 2010, the Commissioner of Competition issued a no-action letter in respect of the merger, thereby satisfying the Canadian regulatory condition of the merger agreement.

        In addition, one of DTG's subsidiaries, AmeriGuard Risk Retention Group, referred to as AmeriGuard, is a risk retention group domiciled in the state of Vermont and generally is regulated by the Vermont Department of Banking, Insurance, Securities & Health Care Administration, referred to as the Vermont Department. The insurance laws and regulations of the State of Vermont require that prior to the direct or indirect acquisition of control of a risk retention group such as AmeriGuard, the person acquiring such control must obtain the prior written approval of the Commissioner of the Vermont Department. An application for the acquisition of control of AmeriGuard was filed with the Vermont Department and was approved as of July 1, 2010.

        Hertz and DTG are working to obtain the required regulatory approvals and consents. It is possible that one or more required regulatory approvals may not be received, may be received later than expected or may contain conditions that adversely affect Hertz's and DTG's ability to obtain the anticipated benefits of the merger.

        Hertz and DTG have agreed to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to obtain all regulatory actions or non-actions, waivers, clearances, consents and approvals required for completion of the merger. Such efforts could include offering to license, franchise, divest, or hold separate certain Hertz or DTG business locations or business lines. However, Hertz is not obligated to license, franchise, divest or hold separate any business locations or business lines, other than (1) the Advantage business owned by Hertz and (2) in addition to Advantage, other business locations or business lines that produced aggregate gross revenues not in excess of $175 million for Hertz, DTG and their respective subsidiaries during the 2009 calendar year, calculated in accordance with GAAP, on a basis consistent with the accounting principles used in preparing their 2009 financial statements included in their filings with the SEC.

Hertz and DTG May Terminate the Merger Agreement in Certain Circumstances (Page 131)

        The merger agreement may be terminated at any time prior to the effective time of the merger, notwithstanding the adoption of the merger agreement by DTG's stockholders:

  •
  by mutual written agreement of Hertz and DTG;

  •
  by either Hertz or DTG if:

  •
  the merger is not closed by the termination date;

  •
  the DTG stockholders do not vote to adopt the merger agreement at the special meeting; or

  •
  a court of competent jurisdiction has issued a final, nonappealable order, decree or ruling or a law shall be in effect permanently restraining, enjoining or otherwise prohibiting the merger;

  •
  by Hertz, if:

  •
  DTG is in breach of any of its representations and warranties or fails to perform any of its covenants, which breach or failure to perform is not curable or not cured and would give rise to the failure of a condition to Hertz's obligation to close the merger;

  •
  DTG (1) materially breaches any of its obligations under the no solicitation or certain related provisions of the merger agreement, (2) fails to include the recommendation of the DTG board of directors in this proxy statement/prospectus or (3) fails to call and hold the special meeting for purposes of adopting the merger agreement; or

    •
    DTG's board of directors either changes its recommendation of the merger or fails to reaffirm its recommendation after a competing proposal has been made public and Hertz requests in writing such reaffirmation; or

  •
  by DTG if:

  •
  Hertz is in breach of any of its representations and warranties or fails to perform any of its covenants, which breach or failure to perform is not curable or not cured and would give rise to the failure of a condition to DTG's obligation to close the merger; or

  •
  at any time prior to the DTG stockholders' adoption of the merger agreement, DTG simultaneously enters into a definitive agreement to effect a competing transaction that DTG's board of directors determines constitutes a superior proposal in accordance with the applicable provisions of the merger agreement, but only if DTG has (1) complied with the procedures and obligations applicable to the consideration of a superior proposal as set forth in the merger agreement, including giving Hertz the requisite notice of such proposal and the opportunity to match it, and (2) paid Hertz a termination fee of $44.6 million.

Hertz and DTG May Be Obligated to Pay the Other a Termination Fee and Expense Reimbursement (Page 132)

        In certain circumstances involving a competing acquisition bid for DTG or a change in recommendation by DTG's board of directors, DTG has agreed to pay Hertz a termination fee of $44.6 million, upon termination of the merger agreement or, in some cases, within a specified period of time after termination. In certain other circumstances generally involving the failure to consummate the merger on or before the April 25, 2011 termination date as a result of the failure to obtain the necessary regulatory approvals under the HSR Act or the Competition Act, Hertz has agreed to pay DTG a termination fee of $44.6 million. In the event Hertz or DTG owes the other a termination fee, the party owing such fee will also be obligated to reimburse the other party for up to $5 million of certain transaction expenses. Except for the expenses reimbursable with a termination fee and Hertz's reimbursement of DTG's expenses incurred in cooperating with certain of Hertz's preparations for closing, the merger agreement provides that all expenses incurred by Hertz or DTG in connection with the merger or the merger agreement will be borne by the party that has incurred such expenses.

Litigation Relating to the Merger (Page 113)

        Following announcement of the merger on April 26, 2010, DTG, its directors, Hertz and Merger Sub were named as defendants in multiple lawsuits brought by and on behalf of DTG stockholders in Oklahoma and Delaware state courts, and in federal district court in Oklahoma, challenging Hertz's proposed merger with DTG.

        Plaintiffs generally allege that the consideration that DTG's stockholders will receive in connection with the proposed merger is inadequate and that DTG's directors breached their fiduciary duties to stockholders in negotiating and approving the merger agreement. Generally, plaintiffs further allege that Hertz, Merger Sub and DTG aided and abetted the alleged breaches by DTG's directors. Plaintiffs also allege that Hertz's registration statement on Form S-4, containing a preliminary proxy statement/prospectus, in the form initially filed with the SEC on May 25, 2010, contains multiple material misleading statements and omissions in an attempt to secure DTG shareholder approval. Plaintiffs seek various forms of relief, including injunctive relief that would, if granted, prevent the proposed merger from being consummated in accordance with the agreed-upon terms and enjoin DTG from holding a shareholder vote on the proposed merger. Hertz, Merger Sub and DTG believe that the claims stated in the complaints against them (and, in DTG's case, its directors) are all without merit, and intend to defend the actions vigorously.

        See the discussion of these stockholder actions in the section entitled "The Merger—Litigation Relating to the Merger."

The Rights of DTG Stockholders Following the Merger Will Be Different (Page 145)

        Both Hertz and DTG are Delaware corporations and the rights of Hertz and DTG stockholders are governed by Delaware law; however, the rights of Hertz stockholders are governed by Hertz's amended and restated certificate of incorporation, referred to as Hertz's certificate of incorporation, and amended and restated by-laws, referred to as Hertz's by-laws, whereas the rights of DTG stockholders are governed by DTG's certificate of incorporation, referred to as DTG's certificate of incorporation, and fourth amended and restated by-laws, referred to as DTG's by-laws, which differ from Hertz's certificate of incorporation and Hertz's by-laws in certain respects. Also, Hertz and certain of its stockholders are parties to an Amended and Restated Stockholders Agreement, dated as of November 20, 2006, referred to as the stockholders agreement, that provides such stockholders with certain rights and imposes certain obligations on Hertz. DTG stockholders should be aware of these differences when they vote at the special meeting because, upon merger completion, they will own shares of Hertz common stock and therefore their rights will be governed by Hertz's certificate of incorporation and Hertz's by-laws.

        Investment funds associated with Clayton, Dubilier & Rice, LLC, The Carlyle Group and BAML Capital Partners, the private equity division of Bank of America Corporation (formerly Merrill Lynch Global Private Equity) (collectively referred to as the Sponsors), who beneficially own over 50% of Hertz's outstanding common stock in the aggregate, are parties to the stockholders agreement. As a result, Hertz is a "controlled company" within the meaning of the NYSE rules and Hertz is therefore not required to comply with certain corporate governance requirements of the NYSE. Under the stockholders agreement, these funds currently have the right to nominate all of the directors of Hertz. It is expected that Hertz will cease to be a controlled company within the meaning of the NYSE rules following the merger. In such event, the stockholders agreement provides that, if necessary to comply with NYSE rules, the number of directors that the investment funds associated with each Sponsor are entitled to nominate may be reduced, or the board may be expanded. However, certain other provisions of the stockholders agreement will remain in effect, and Hertz will continue to be subject to, and the rights of DTG stockholders will consequently be impacted by, the stockholders agreement following the merger. See the section entitled "Description of Hertz Capital Stock—Stockholders Agreement" for additional information on the stockholders agreement.

Information About the Companies (Page 139)

  Hertz Global Holdings, Inc.

        Hertz owns what it believes is the largest worldwide airport general use car rental brand and one of the largest equipment rental businesses in the United States and Canada combined, both based on revenues. Its Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. In its car rental business segment, it and its independent licensees and associates accept reservations for car rentals at approximately 8,300 locations in 146 countries as of June 30, 2010. It is the only car rental company that has an extensive network of company-operated rental locations both in the United States and in all major European markets. It maintains the leading airport car rental brand market shares, by overall reported revenues, in the United States and at the 81 major airports in Europe where it has company-operated locations, and data regarding car rental concessionaire activity is available based on full year 2009 data. Hertz believes that it also maintains the second largest market share, by revenue, in the off-airport car rental market in the United States. In its equipment rental business segment, it rents equipment through approximately 325 branches in the United States, Canada, France, Spain, China and Italy, as well as through international licensees. It and its predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. It has a diversified revenue base and a highly variable cost structure and is able to dynamically manage fleet capacity, the most significant determinant of its cost. Its revenues have grown at a compound annual growth rate of 5.2% over the last 20 years, with year-over-year growth in 16 of those 20 years. Hertz's principal executive offices are located at 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, and the telephone number of Hertz's principal executive office is (201) 307-2000.

  HDTMS, Inc.

        Merger Sub is a newly formed Delaware corporation and a wholly owned subsidiary of Hertz. Merger Sub was formed solely for the purpose of effecting the proposed merger with DTG and has not carried on any activities other than in connection with the proposed merger. The address and telephone number for Merger Sub's principal executive office is the same as for Hertz.

  Dollar Thrifty Automotive Group, Inc.

        Through its Dollar Rent A Car and Thrifty Car Rental brands, DTG has been serving value-conscious leisure and business travelers since 1950. DTG maintains a strong presence in domestic leisure travel in many of the top U.S. and Canadian airport markets, and also derives a portion of its revenue from international travelers to the U.S. under contracts with various international tour operators. As of June 30, 2010, DTG had approximately 300 corporate locations in the United States and Canada, with approximately 6,100 employees located mainly in North America. In addition to its corporate operations, DTG maintains global service capabilities through an expansive franchise network with approximately 1,250 locations operated by franchisees in 81 countries. DTG's principal executive offices are located at 5330 East 31st Street, Tulsa, Oklahoma 74135, and the telephone number of DTG's principal executive office is (918) 660-7700.

DTG Special Meeting (Page 54)

        DTG plans to hold its special meeting of stockholders on September 16, 2010, at 10:00 a.m., local time, at 10 South Dearborn Street, Plaza Level Auditorium, Chicago, Illinois 60603. At the special meeting, DTG stockholders will be asked to adopt the merger agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Hertz, with and into DTG, with DTG continuing as the surviving entity and a wholly owned subsidiary of Hertz. In addition, DTG stockholders will be asked to vote upon a proposal to approve adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        DTG stockholders can vote at the special meeting of stockholders if they owned DTG common stock at the close of business on August 13, 2010, the record date for the special meeting. As of that date, there were approximately 28,695,540 shares of DTG common stock outstanding and entitled to vote. DTG stockholders can cast one vote for each share of DTG common stock that they owned on the record date.

Risk Factors (Page 28)

        In evaluating the merger and the merger agreement, you should read carefully this proxy statement/prospectus and especially consider the factors discussed in the section titled "Risk Factors" beginning on page 28.

Listing of Shares of Hertz Common Stock Issued to DTG Stockholders on the New York Stock Exchange (Page 110)

        If the merger is completed, DTG stockholders will be able to trade the shares of Hertz common stock they receive in the merger on the NYSE, subject to restrictions on affiliates described in the section entitled "The Merger—Restrictions on Resales by Affiliates." If the merger is completed, DTG common stock will no longer be traded on the NYSE.

SUMMARY SELECTED FINANCIAL INFORMATION

Summary Selected Historical Consolidated Financial Information of Hertz

        Set forth below is certain selected historical consolidated financial information relating to Hertz. The selected financial information of Hertz for each of the years ended December 31, 2009, 2008 and 2007 and as of December 31, 2009 and 2008 are derived from Hertz's audited financial statements filed as part of Hertz's Annual Report on Form 10-K for the year ended December 31, 2009, referred to as the Hertz 10-K, which is incorporated by reference into this proxy statement/prospectus. The selected financial information of Hertz for the year ended December 31, 2006, the Successor period ended December 31, 2005 and the Predecessor period ended December 20, 2005, and as of December 31, 2007 and 2006 have been derived from Hertz's audited consolidated financial statements for such periods, which have not been incorporated into this proxy statement/prospectus by reference. The selected financial information of Hertz as of and for the six months ended June 30, 2010 and June 30, 2009 are derived from Hertz's unaudited consolidated financial statements filed as part of Hertz's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, referred to as the Hertz 10-Q, which is incorporated by reference into this proxy statement/prospectus. The term "Successor" refers to Hertz following the acquisition of all of The Hertz Corporation's common stock by a wholly owned subsidiary of Hertz from Ford Holdings LLC pursuant to a Stock Purchase Agreement, dated as of September 12, 2005, among Ford Motor Company, Ford Holdings LLC and Hertz (previously known as CCMG Holdings, Inc.) referred to as the Hertz acquisition, and the term "Predecessor" refers to the period prior to the closing date of the Hertz acquisition, December 21, 2005. This financial information should be read in conjunction with the financial statements and the related notes and other financial information contained in the Hertz 10-Q and the Hertz 10-K. More comprehensive financial information, including management's discussion and analysis of Hertz's financial condition and results of operations, is contained in the Hertz 10-K, the Hertz 10-Q and other reports filed by Hertz with the SEC. The following selected historical consolidated financial data is qualified in its entirety by reference to such other documents and all of the financial information and notes contained in those documents. See "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus.

	Successor							Predecessor
							For the Periods From
	Six Months Ended June 30, (unaudited)
			Years ended December 31,				December 21, 2005 to December 31, 2005	January 1, 2005 to December 20, 2005
	2010	2009	2009	2008	2007	2006
Statements of Operations Information
(in millions of dollars except per share data)
Revenues:
Car rental	$2,979.6	$2,711.8	$5,872.9	$6,730.4	$6,800.7	$6,273.6	$129.4	$5,820.5
Equipment rental	502.7	556.2	1,110.2	1,657.3	1,755.3	1,672.1	22.5	1,392.4
Other(a)	58.2	51.4	118.4	137.4	129.6	112.7	2.6	101.8

Total revenues	3,540.5	3,319.4	7,101.5	8,525.1	8,685.6	8,058.4	154.5	7,314.7

Expenses:
Direct operating	2,088.0	1,943.9	4,084.2	4,930.0	4,644.1	4,476.0	103.0	4,086.3
Depreciation of revenue earning equipment(b)	915.9	969.2	1,931.4	2,194.2	2,003.4	1,757.2	43.8	1,555.9
Selling, general and administrative	339.8	308.2	641.1	769.6	775.9	723.9	15.1	623.4
Interest expense	370.0	329.0	680.3	870.0	916.7	943.3	26.9	510.3
Interest and other income, net(c)	(9.1)	(51.6)	(64.5)	(24.8)	(41.3)	(42.6)	(1.1)	(36.1)
Impairment charges(d)	—	—	—	1,168.9	—	—	—	—

Total expenses	3,704.6	3,498.7	7,272.5	9,907.9	8,298.8	7,857.8	187.7	6,739.8

Income (loss) before income taxes	(164.1)	(179.3)	(171.0)	(1,382.8)	386.8	200.6	(33.2)	574.9
(Provision) benefit for taxes on income(e)	(3.2)	26.7	59.7	196.9	(102.6)	(68.0)	12.2	(191.3)

Net income (loss)	(167.3)	(152.6)	(111.3)	(1,185.9)	284.2	132.6	(21.0)	383.6
Less: Net income attributable to noncontrolling interest	(8.2)	(7.0)	(14.7)	(20.8)	(19.7)	(16.7)	(0.3)	(12.3)

Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries' common stockholders	$(175.5)	$(159.6)	$(126.0)	$(1,206.7)	$264.5	$115.9	$(21.3)	$371.3

Weighted average shares outstanding (in millions)(f)
Basic	411.3	333.6	371.5	322.7	321.2	242.5	229.5	229.5
Diluted	411.3	333.6	371.5	322.7	325.5	243.4	229.5	229.5
Earnings (loss) per share(f)
Basic	$(0.43)	$(0.48)	$(0.34)	$(3.74)	$0.82	$0.48	$(0.09)	$1.62
Diluted	$(0.43)	$(0.48)	$(0.34)	$(3.74)	$0.81	$0.48	$(0.09)	$1.62

	June 30, (unaudited)	December 31,
	2010	2009	2008	2007	2006	2005
Balance Sheet Data (in millions of dollars)
Cash and cash equivalents	$896.8	$985.6	$594.3	$730.2	$674.5	$843.9
Total assets(g)	17,855.8	16,002.4	16,451.4	19,255.7	18,677.4	18,580.9
Total debt	11,693.8	10,364.4	10,972.3	11,960.1	12,276.2	12,515.0
Total equity(h)	1,913.7	2,097.4	1,488.3	2,934.4	2,549.4	2,275.1

(a)
Includes fees and certain cost reimbursements from Hertz's licensees and revenues from Hertz's car leasing operations and third party claim management services.

(b)
For the six months ended June 30, 2010 and 2009, years ended December 31, 2009, 2008, 2007 and 2006, the Successor period ended December 31, 2005 and the Predecessor period ended December 20, 2005, depreciation of revenue earning equipment was increased by $13.6 million, $13.6 million, $19.3 million, $32.7 million and $0.6 million and reduced by $13.1 million, $1.2 million and $33.8 million, respectively, resulting from the net effects of changing depreciation rates to reflect changes in the estimated residual value of revenue earning equipment. For the six months ended June 30, 2010 and 2009, years ended December 31, 2009, 2008, 2007 and 2006, the Successor period ended December 31, 2005 and the Predecessor period ended December 20, 2005, depreciation of revenue earning equipment includes net losses of $27.5 million, $63.7 million, $76.5 million, $83.1 million and $21.2 million and net gains of $35.9 million, $2.1 million and $68.3 million, respectively, from the disposal of revenue earning equipment.

(c)
For the six months ended June 30, 2009 and year ended December 31, 2009, reflects interest income of $3.1 million and $16.0 million, respectively, and a gain of $48.5 million and $48.5 million, respectively, net of transaction costs, recorded in connection with the buyback of portions of Hertz's senior notes and senior subordinated notes. This amount for all other years and periods reflected above consists of interest income.

(d)
For the year ended December 31, 2008, Hertz recorded non-cash impairment charges related to Hertz's goodwill, other intangible assets and property and equipment.

(e)
For the years ended December 31, 2009 and 2008, Hertz established additional valuation allowances of $45.1 million and $53.3 million, respectively, relating to the realization of deferred tax assets attributable to net operating losses, credits and other temporary differences in various jurisdictions. Additionally, certain tax reserves were recorded and certain tax reserves were released due to settlement for various uncertain tax positions in Federal, state and foreign jurisdictions. For the year ended December 31, 2007, Hertz reversed a valuation allowance of $9.1 million relating to the realization of deferred tax assets attributable to net operating losses and other temporary differences in certain European countries. Additionally, certain tax reserves were recorded for various uncertain tax positions in Federal, state and foreign jurisdictions. For the year ended December 31, 2006, Hertz established valuation allowances of $9.8 million relating to the realization of deferred tax assets attributable to net operating losses and other temporary differences in certain European countries. Additionally, certain tax reserves were recorded for certain federal and state uncertain tax positions. The Predecessor period ended December 20, 2005 includes the reversal of a valuation allowance on foreign tax credit carryforwards of $35.0 million (established in 2004) and favorable foreign tax adjustments of $5.3 million relating to periods prior to 2005, partly offset by a $31.3 million provision relating to the repatriation of foreign earnings.

(f)
Amounts for the Successor period ended December 31, 2005 and the Predecessor period ended December 20, 2005 are computed based upon 229,500,000 shares of common stock outstanding immediately after the Hertz acquisition applied to Hertz's historical net income (loss) attributable to Hertz and its subsidiaries' common stockholders amounts. Amounts for the Successor six months ended June 30, 2010 and 2009 and years ended December 31, 2009, 2008, 2007 and 2006 are computed based on the weighted average shares outstanding during the period applied to Hertz's historical net income (loss) attributable to Hertz and its subsidiaries' common stockholders amounts.

(g)
Substantially all of Hertz's revenue earning equipment, as well as certain related assets, are owned by special purpose entities, or are, along with substantially all of Hertz's other assets, subject to liens in favor of Hertz's lenders under its various credit facilities and asset backed securities program. None of such assets are available to satisfy the claims of Hertz's general creditors. For a description of those facilities, see "Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in the Hertz 10-K, which is incorporated by reference herein.

(h)
Includes net proceeds from the sale of stock to employees and the initial public offering of approximately $1,284.5 million, equity contributions totaling $2,295.0 million to Hertz from investment funds associated with or designated by the Sponsors on or prior to December 21, 2005 and the payment of special cash dividends to Hertz's stockholders of approximately $999.2 million on June 30, 2006 and approximately $260.3 million on November 21, 2006.

 Summary Selected Historical Consolidated Financial Information of DTG

        Set forth below is certain selected historical consolidated financial information relating to DTG. The selected financial information of DTG for each of the years ended December 31, 2009, 2008 and 2007 and as of December 31, 2009 and 2008 are derived from DTG's audited financial statements filed as part of DTG's Annual Report on Form 10-K for the year ended December 31, 2009, referred to as the DTG 10-K, which is incorporated by reference into this proxy statement/prospectus. The selected financial information of DTG for the year ended December 31, 2006 and 2005 and as of December 31, 2007, 2006 and 2005 have been derived from DTG's audited consolidated financial statements for such periods, which have not been incorporated into this proxy statement/prospectus by reference. The selected financial information of DTG as of and for the six months ended June 30, 2010 and June 30, 2009 are derived from DTG's unaudited condensed consolidated financial statements filed as part of DTG's Quarterly Report on Form 10-Q for the period ended June 30, 2010, referred to as the DTG 10-Q, which is incorporated by reference into this proxy statement/prospectus. This financial information should be read in conjunction with the financial statements and the related notes and other financial information contained in the DTG 10-Q and the DTG 10-K. More comprehensive financial information, including management's discussion and analysis of DTG's financial condition and results of operations, is contained in the DTG 10-K, the DTG 10-Q and other reports filed by DTG with the SEC. The following selected historical consolidated financial data is qualified in its entirety by reference to such other documents and all of the financial information and notes contained in those documents. See "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus.

	(unaudited) Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Statements of Operations Information:
(in thousands of dollars except per share data)
Revenues:
Vehicle rentals	$712,562	$724,507	$1,472,918	$1,616,153	$1,676,349	$1,538,673	$1,380,172
Other	31,995	37,528	73,331	81,840	84,442	122,004	127,382

Total revenues	744,557	762,035	1,546,249	1,697,993	1,760,791	1,660,677	1,507,554

Costs and expenses:
Direct vehicle and operating	373,223	376,690	768,456	888,294	887,178	827,440	787,714
Vehicle depreciation and lease charges, net	122,328	242,238	426,092	539,406	477,853	380,005	294,757
Selling, general and administrative	103,482	99,005	200,389	213,734	230,515	259,474	236,055
Interest expense, net	43,057	49,076	96,560	110,424	109,728	95,974	88,208
Goodwill and long-lived asset impairment	239	261	2,592	366,822	3,719	—	—

Total costs and expenses	642,329	767,270	1,494,089	2,118,680	1,708,993	1,562,893	1,406,734

(Increase) decrease in fair value of derivatives	(14,874)	(14,454)	(28,848)	36,114	38,990	9,363	(29,725)

Income (loss) before income taxes	117,102	9,219	81,008	(456,801)	12,808	88,421	130,545
Income tax expense (benefit)	47,547	5,755	35,986	(110,083)	11,593	36,729	54,190

Net income (loss)	$69,555	$3,464	$45,022	$(346,718)	$1,215	$51,692	$76,355

Basic Earnings (Loss) Per Share	$2.43	$0.16	$1.98	$(16.22)	$0.05	$2.14	$3.04

Diluted Earnings (Loss) Per Share	$2.31	$0.15	$1.88	$(16.22)	$0.05	$2.04	$2.89

Weighted average shares outstanding (in millions)
Basic	28.6	21.5	22.7	21.4	22.6	24.2	25.1
Diluted	30.1	22.4	24.0	21.4	23.6	25.3	26.4

	(unaudited) June 30,	December 31,
	2010	2009	2008	2007	2006	2005
Balance Sheet Data:
(in thousands)
Cash and cash equivalents	$269,876	$400,404	$229,636	$101,025	$191,981	$274,299
Cash and cash equivalents required minimum balance	$100,000	$100,000	$—	$—	$—	$—
Restricted cash and investments	$113,518	$622,540	$596,588	$132,945	$389,794	$785,290
Revenue-earning vehicles, net	$1,725,865	$1,228,637	$1,946,079	$2,808,354	$2,623,719	$2,202,890
Total assets	$2,517,783	$2,645,937	$3,238,181	$3,891,452	$4,011,498	$3,986,784
Total debt	$1,548,934	$1,727,810	$2,488,245	$2,656,562	$2,744,284	$2,724,952
Stockholders' equity	$467,856	$393,914	$208,420	$578,865	$647,700	$690,428

 Summary Selected Unaudited Pro Forma Combined Financial Information of Hertz and DTG

        For illustrative purposes only, presented below is summary selected unaudited pro forma combined financial information that is intended to provide you with a better picture of what the financial results might have looked like had Hertz and DTG already been combined. The unaudited pro forma combined balance sheet information combines information from the historical consolidated balance sheets of Hertz and of DTG as of June 30, 2010, giving effect to the merger as if it occurred on June 30, 2010. The unaudited pro forma combined statements of operations information combines information from the historical consolidated statements of operations of Hertz and of DTG for the year ended December 31, 2009, and the six months ended June 30, 2010, giving effect to the merger as if it occurred on January 1, 2009. The summary selected unaudited pro forma combined financial information has been prepared using the acquisition method of accounting under GAAP, which are subject to change and interpretation. Hertz has been treated as the acquirer in the merger for accounting purposes.

        The summary selected unaudited pro forma combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the summary selected unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company. The following information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included in this proxy statement/prospectus. See "Unaudited Pro Forma Condensed Combined Financial Information of Hertz and DTG."

  Unaudited Pro Forma Combined Statements of Operations Information
  (in thousands of dollars):

	Six Months Ended June 30, 2010	Year Ended December 31, 2009
Revenues:
Car rental	$3,692,116	$7,345,823
Equipment rental	502,677	1,110,243
Other	90,238	191,690

Total revenues	4,285,031	8,647,756

Expenses:
Direct operating	2,461,259	4,852,632
Depreciation of revenue earning equipment	1,038,221	2,357,450
Selling, general and administrative	414,291	821,605
Interest expense	416,004	795,094
Interest and other income, net	(9,562)	(70,657)
Impairment charges	239	2,592

Total expenses	4,320,452	8,758,716

Loss before income taxes	(35,421)	(110,960)
(Provision) benefit for taxes on income	(55,246)	31,854

Net loss	(90,667)	(79,106)
Less: Net income attributable to noncontrolling interest	(8,251)	(14,679)

Net loss attributable to Hertz/DTG common stockholders	$(98,918)	$(93,785)

  Unaudited Pro Forma Combined Balance Sheet Information
  (in thousands of dollars):

June 30, 2010
Assets
Cash and cash equivalents	$102,385
Restricted cash	856,953
Receivables, less allowance for doubtful accounts	1,515,585
Inventories, at lower of cost or market	88,805
Prepaid expenses and other assets	371,187
Revenue earning equipment, net
Cars	10,487,980
Other equipment	1,649,095

Total revenue earning equipment	12,137,075
Property and equipment, net	1,275,826
Other intangible assets, net	3,113,709
Goodwill	693,587

Total Assets	$20,155,112

Liabilities and Equity
Accounts payable	$1,519,252
Accrued liabilities	1,100,529
Accrued taxes	166,257
Debt	13,048,932
Public liability and property damage	373,999
Deferred taxes on income	1,810,712

Total Liabilities	18,019,681

Common Stock	4,303
Preferred Stock	—
Additional paid-in capital	3,431,007
Accumulated deficit	(1,287,009)
Accumulated other comprehensive loss	(30,783)

Total Hertz/DTG equity	2,117,518
Noncontrolling interest	17,913

Total Equity	2,135,431

Total Liabilities and Equity	$20,155,112

SELECTED UNAUDITED COMPARATIVE HISTORICAL
AND PRO FORMA PER SHARE INFORMATION

        The historical per share earnings, dividends, and book value of Hertz and DTG shown in the table below are derived from their respective audited consolidated financial statements for the year ended December 31, 2009 and their respective unaudited financial statements as of and for the six months ended June 30, 2010. The pro forma comparative basic and diluted earnings per share data give effect to the merger using the acquisition method of accounting as if the merger had been completed on January 1, 2009 for the year ended December 31, 2009 and for the six months ended June 30, 2010. The pro forma book value per share information was computed as if the merger had been completed on June 30, 2010. You should read this information in conjunction with the historical financial information of Hertz and of DTG included or incorporated elsewhere in this proxy statement/prospectus, including Hertz's and DTG's financial statements and related notes. The per share pro forma information assumes that all shares of DTG common stock are converted into shares of Hertz common stock at the exchange ratio specified in the merger agreement. The equivalent pro forma per share information was derived by multiplying the combined company pro forma per share information by the exchange ratio of 0.6366.

	Six Months Ended June 30, 2010
	Hertz		DTG
	Historical	Combined Company Pro Forma	Historical	Equivalent Pro Forma
Basic earnings (loss) per share	$(0.43)	$(0.23)	$2.43	$(0.15)
Diluted earnings (loss) per share	(0.43)	(0.23)	2.31	(0.15)
Cash dividends declared per share	—	—	—	—
Book value per share at period end	4.60	4.92	16.31	3.13

	Year Ended December 31, 2009
	Hertz		DTG
	Historical	Combined Company Pro Forma	Historical	Equivalent Pro Forma
Basic earnings (loss) per share	$(0.34)	$(0.24)	$1.98	$(0.15)
Diluted earnings (loss) per share	(0.34)	(0.24)	1.88	(0.15)
Cash dividends declared per share	—	—	—	—
Book value per share at period end	5.07	N/A	13.80	N/A

 MARKET PRICE AND DIVIDEND INFORMATION

        Hertz common stock is listed on the NYSE and traded under the symbol "HTZ" and DTG common stock is listed on the NYSE and traded under the symbol "DTG". The following table shows the high and low reported closing sales prices per share of Hertz and DTG common stock for the periods indicated.

	Hertz			DTG
	High	Low	Dividend	High	Low	Dividend
Year Ended December 31, 2010
Third Quarter (through August 11, 2010)	$11.95	$8.73	—	$50.84	$41.06	—
Second Quarter	$14.75	$9.41	—	$51.55	$32.09	—
First Quarter	$12.18	$9.12	—	$34.60	$23.84	—
Year Ended December 31, 2009
Fourth Quarter	$12.55	$8.82	—	$27.23	$18.01	—
Third quarter	$11.99	$7.72	—	$25.84	$13.80	—
Second quarter	$9.55	$3.61	—	$14.14	$1.29	—
First quarter	$6.27	$1.97	—	$1.60	$0.62	—
Year Ended December 31, 2008
Fourth Quarter	$7.84	$1.55	—	$1.99	$0.77	—
Third Quarter	$10.57	$5.52	—	$6.59	$1.93	—
Second Quarter	$14.70	$9.53	—	$15.47	$9.45	—
First Quarter	$15.85	$9.90	—	$26.02	$11.58	—

        Past price performance is not necessarily indicative of likely future performance. Because market prices of Hertz and DTG common stock will fluctuate, you are urged to obtain current market prices for shares of Hertz and DTG common stock.

        Hertz did not declare cash dividends on Hertz common stock in 2008 or 2009, and Hertz does not expect to pay dividends on Hertz common stock for the foreseeable future, including following the completion of the merger. The agreements governing Hertz's indebtedness restrict its ability to pay dividends, and will continue to restrict Hertz's ability to pay dividends following the merger. See "Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing" in the Hertz 10-K, which is incorporated by reference herein. See "Where You Can Find More Information."

        DTG has never declared or paid a cash dividend on its common stock and, except for the special dividend to be paid in connection with the merger, does not anticipate paying any cash dividends on its common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of its board of directors and will be dependent upon then-existing conditions, including its financial condition and results of operations, contractual restrictions, business prospects and other factors that its board of directors considers relevant.

RISK FACTORS

        In addition to the risks described in Part I, Item 1A in each of the Hertz 10-K and the DTG 10-K and the risks described in Part II, Item 1A, in each of the Hertz 10-Q and the DTG 10-Q and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the heading "Cautionary Note Regarding Forward-Looking Statements," you should carefully consider the following risk factors in deciding how to vote.

Because the market value of the Hertz common stock that DTG stockholders will receive in the merger may fluctuate, DTG stockholders cannot be sure of the market value of the Hertz common stock to be issued upon completion of the merger.

        At the effective time and as a result of the merger, each outstanding share of DTG common stock will be converted into the right to receive the sum of (x) 0.6366 of a share of Hertz common stock and (y) a cash payment by Hertz equal to $32.80 less the special dividend per share amount (described below). In addition, record holders of DTG common stock immediately prior to the effective time of the merger will receive a dividend from DTG in an amount equal to the special dividend per share amount for each share of DTG common stock that they hold at such time. The special dividend per share amount will be equal to $200,000,000 divided by the sum of (1) the number of issued and outstanding shares of DTG common stock immediately prior to the effective time of the merger, (2) the number of shares of DTG common stock that would be delivered to the holders of performance units outstanding immediately prior to the effective time of the merger if performance was achieved at the target level and (3) the number of shares of DTG common stock to which the restricted stock units outstanding as of immediately prior to the effective time pertain. Based on the number of shares of DTG common stock issued and outstanding on April 25, 2010, the special dividend per share amount would have been equal to approximately $6.88 had the effective time occurred on that date.

        Because the merger agreement does not provide for a price-based termination right or other similar protection, such as a "collar" with respect to Hertz's stock price, the number of shares of Hertz common stock that DTG stockholders will be entitled to receive will not be adjusted in the event of any increase or decrease in the share price of either Hertz common stock or DTG common stock. The market value of the shares of Hertz common stock that DTG stockholders will be entitled to receive when the merger is completed will depend on the market value of shares of Hertz common stock at that time and could vary significantly from the market value of shares of Hertz common stock on the date the merger agreement was executed, the date of this proxy statement/prospectus or the date of the special meeting.

        Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Hertz's and DTG's businesses, operations and prospects, regulatory considerations and market reaction to the merger and related developments. Many of these factors are beyond either party's control. As a result, the value represented by the merger consideration also will vary. For example, based on the range of closing prices of Hertz common stock during the period from April 23, 2010, the last trading day before public announcement of the execution of the merger agreement, through August 11, 2010, the merger consideration, together with the special dividend per share amount, represented a value ranging from a high of approximately $42.19 to a low of approximately $38.36 for each share of DTG common stock. Because the merger is not expected to be consummated until the fourth quarter of 2010 and could be further delayed, at the time of the special meeting you will not know the market value of Hertz common stock that DTG stockholders will receive upon completion of the merger, and the market value of Hertz common stock may continue to fluctuate following the merger. Hertz and DTG recommend that you obtain current market quotations for Hertz common stock and DTG common stock before voting at the special meeting. See the section entitled "Market Price and Dividend Information."

Combining the businesses of Hertz and DTG may be more difficult, costly or time-consuming than expected, which may adversely affect Hertz's results and negatively affect the value of Hertz's stock following the merger.

        Hertz and DTG have entered into the merger agreement because they believe that the merger will be beneficial to their respective companies and stockholders. The success of the merger will depend, in part, on Hertz's ability to realize the anticipated benefits and cost savings from combining the businesses of Hertz and DTG. To realize these anticipated benefits and cost savings, Hertz must successfully combine the businesses of Hertz and DTG in an efficient and effective manner. In addition, Hertz must obtain amendments to certain of DTG's debt agreements to permit Hertz to use DTG's rental vehicles in order to maximize Hertz's sharing of DTG's fleet. Also, DTG must obtain the consent of certain of its counterparties for some of DTG's contracts that have provisions that require DTG to obtain the consent of DTG's counterparty in connection with the completion of the merger or give DTG's counterparty the right to terminate the contract in connection with the merger. If Hertz and DTG are not able to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits and cost savings of the merger may not be realized fully, or at all, or may take longer to realize than expected, and the value of Hertz's common stock may be affected adversely.

        Hertz and DTG have operated and, until merger completion, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect Hertz's ability to maintain relationships with customers, employees, suppliers and franchisees or to achieve the anticipated benefits of the merger.

        Specifically, issues that must be addressed in integrating the operations of DTG into Hertz's operations in order to realize the anticipated benefits of the merger include, among other things:

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  integrating and optimizing the utilization of the rental vehicle fleets of Hertz and DTG;

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  integrating the marketing, promotion, reservation and information technology systems of Hertz and DTG;

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  conforming standards, controls, procedures and policies, business cultures and compensation structures between the companies;

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  consolidating the automotive purchasing, maintenance and resale operations;

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  consolidating corporate and administrative functions;

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  consolidating sales and marketing operations; and

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  identifying and eliminating redundant and underperforming operations and assets.

        Integration efforts between the two companies will also divert management attention and resources. An inability to realize the full extent of the anticipated benefits of the merger, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of Hertz, which may affect adversely the value of the Hertz common stock after the completion of the merger.

        In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual synergies, if achieved at all, may be lower than what Hertz expects and may take longer to achieve than anticipated. If Hertz is not able to adequately address these challenges, Hertz may be unable to successfully integrate DTG's operations into its own, or to realize the anticipated benefits of the integration of the two companies.

Hertz and DTG may be unable to obtain in the anticipated timeframe, or at all, the regulatory approvals required to complete the merger or, in order to do so, Hertz and DTG may be required to comply with material restrictions or conditions that may negatively affect the combined company after the merger is completed or cause them to abandon the merger.

        Completion of the merger is conditioned upon the receipt of certain governmental approvals, including the expiration or termination of the applicable waiting periods under the HSR Act.

        Although Hertz and DTG have agreed in the merger agreement to use their reasonable best efforts to obtain the requisite governmental approvals, there can be no assurance that these approvals will be obtained, and these approvals may be obtained later than anticipated. In addition, the governmental authorities from which these approvals are required may impose conditions on the completion of the merger or require changes to the terms of the merger. Under the terms of the merger agreement, consistent with the companies' exercise of reasonable best efforts to obtain the necessary regulatory approvals, Hertz is required, if necessary to receive such regulatory approvals under the HSR Act and the Competition Act, to license, franchise, divest, or hold separate (1) its Advantage business and (2) in addition to the Advantage business, other assets of Hertz or DTG that produced aggregate revenues not in excess of $175 million for Hertz, DTG and their respective subsidiaries during the 2009 calendar year. If Hertz becomes subject to any material conditions in order to obtain any approvals required to complete the merger, the business and results of operations of the combined company could be adversely affected.

        Hertz and DTG have received a request for additional information and documentary materials from the FTC, which will require Hertz and DTG to provide additional documents and information relevant to the FTC's antitrust analysis of the acquisition of DTG by Hertz. As a result, DTG stockholders will likely not know the outcome of the antitrust review and what divestitures, if any, will be required to obtain antitrust approval, when voting at the special meeting.

DTG may not terminate the merger agreement to accept a superior proposal to acquire DTG after the DTG stockholders have adopted the merger agreement.

        In certain circumstances, prior to the adoption of the merger agreement by DTG's stockholders, DTG may furnish nonpublic information to and participate in discussions or negotiations with a person making an unsolicited competing proposal to acquire DTG, provided, that the DTG board of directors determines in good faith (after consultation with its financial advisors and outside legal counsel) that such proposal constitutes, or would reasonably be expected to result in, a superior proposal. After the DTG stockholders adopt the merger agreement, DTG may not participate in discussions or negotiations with a person making a competing proposal and may not terminate the merger agreement in order to accept a superior proposal to acquire DTG.

Any delay in completing the merger may substantially reduce the benefits that Hertz expects to be obtained from the merger.

        In addition to obtaining the required governmental clearances and approvals, the merger is subject to a number of other conditions beyond the control of Hertz and DTG that may prevent, delay or otherwise materially adversely affect its completion. See "The Merger Agreement—Conditions to Completion of the Merger." Hertz and DTG cannot predict whether or when the conditions required to complete the merger will be satisfied. The requirements for obtaining the required clearances and approvals could delay the effective time of the merger for a significant period of time or prevent it from occurring. Moreover, each of Hertz and DTG may terminate the merger agreement if the merger is not consummated by April 25, 2011. Any delay in completing, or failure to complete as a result of such delay, the merger may materially adversely affect the synergies and other benefits that Hertz expects to achieve if the merger and the integration of their respective businesses are completed within the expected timeframe.

DTG will be subject to business uncertainties and contractual restrictions while the merger is pending.

        Uncertainty about the effect of the merger on employees and customers may have an adverse effect on DTG and consequently on the combined company following the merger. These uncertainties may impair DTG's ability to retain and motivate key personnel until and after the merger is completed and could cause customers, suppliers, franchisees, partners (including airport authorities) and others that deal with DTG to defer entering into contracts with DTG or making other decisions concerning DTG or seek to change existing business relationships with DTG. If key employees depart because of uncertainty about their future roles and the potential complexities of the merger, the combined company's business following the merger could be harmed.

Uncertainties associated with the merger may cause a loss of employees and may otherwise affect the future business and operations of Hertz and DTG.

        Hertz's success after the merger will depend in part upon its ability to retain key employees of Hertz and DTG. Prior to and following the merger, employees of Hertz and DTG may experience uncertainty about their roles with the combined company following the merger. This may adversely affect the ability of each of Hertz and DTG to attract or retain key management, sales, marketing, technical and other personnel. In addition, DTG's executive officers, including its Chief Executive Officer, are not subject to any non-compete agreement and there is no retention plan in place to retain the services of the DTG executive officers. Key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company following the merger. As a result, the combined company may not be able to attract or retain key employees of Hertz and DTG to the same extent that those companies have been able to attract or retain their own employees in the past, which could have a negative impact on the business of Hertz, DTG or the combined company. If key employees depart the integration of the companies may be more difficult and the combined company's business following the merger could be harmed.

Some of DTG's officers and directors have interests in the merger that are different from, and in addition to, your interests.

        Some of the directors of DTG who recommend that you vote in favor of the proposals to be considered at the special meeting of DTG stockholders, and the officers of DTG who provided information to DTG's board of directors relating to the transaction, have employment, indemnification and severance benefit arrangements, rights to acceleration of the vesting of stock options and other equity-based awards and rights to ongoing indemnification and insurance that provide them with interests in the transaction that may differ from, or be in addition to, yours. The receipt of compensation or other benefits in the transaction might result in these directors and officers being more likely to support and vote to adopt the merger agreement than if they did not have these interests. DTG stockholders should consider whether their interests and benefits may have influenced these directors and officers to support or recommend adoption of the merger agreement. See the section entitled "The Merger—Interests of Certain Persons in the Merger" for a further description of these interests, including the aggregate cash payments that each executive officer is entitled to receive in connection with the completion of the merger.

Future results of the combined company may differ materially from the Unaudited Pro Forma Condensed Combined Financial Information of Hertz and DTG presented in this proxy statement/prospectus.

        The future results of Hertz, as the combined company following the merger, may be materially different from those shown in the summary pro forma financial information presented in this proxy statement/prospectus that show only a combination of Hertz's and DTG's historical results after giving effect to the special dividend and the merger. Hertz has estimated that Hertz will record approximately

$40 million of aggregate acquisition-related fees and expenses, and DTG estimates that it will incur approximately $28 million of aggregate acquisition-related fees and expenses, as described in the notes to the pro forma financial information included in this proxy statement/prospectus. In addition, the final amount of any charges relating to acquisition accounting adjustments that Hertz may be required to record will not be known until following the closing of the merger. These expenses and charges may be higher or lower than estimated.

The market price of Hertz common stock after the merger may be affected by factors different from those affecting DTG common stock currently.

        The businesses of Hertz and DTG differ in many respects including geographic base, customer base, product and service offerings, relationships with automotive suppliers and utilization of third party licensees, and, accordingly, the results of operations of the combined company and the market price of shares of Hertz's common stock after the merger may be affected by factors different from those currently affecting the independent results of operations of DTG. For a discussion of the businesses of Hertz and DTG and of certain factors to consider in connection with their respective businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under "Where You Can Find More Information." See the section entitled "Market Price and Dividend Information" for additional information on the historical market value of shares of Hertz common stock and DTG common stock.

Hertz will incur significant transaction and merger-related costs in connection with the merger.

        Hertz expects to incur a number of non-recurring costs associated with combining the operations of the two companies. Most of these costs will be comprised of transaction costs related to the merger, facilities, fleet and systems consolidation costs and employment-related costs. Hertz will also incur transaction fees and costs related to formulating integration plans. Additional unanticipated costs may be incurred in the integration of the two companies' businesses. Although Hertz expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow Hertz to offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

The merger may not be accretive and may cause dilution to Hertz's earnings per share, which may negatively affect the market price of Hertz common stock.

        Hertz currently anticipates that the merger will be accretive to earnings per share (on an adjusted earnings basis) from and after the merger. This expectation is based on preliminary estimates, which may change materially. Hertz could also encounter additional transaction-related costs or other factors such as the failure to realize all of the benefits anticipated in the merger. All of these factors could cause dilution to Hertz's earnings per share or decrease or delay the expected accretive effect of the merger and cause a decrease in the market price of Hertz common stock.

The stock prices and businesses of Hertz and DTG may be adversely affected if the merger is not completed.

        Completion of the merger is subject to certain closing conditions, including, among others, obtaining requisite regulatory and stockholder approvals. Hertz and DTG may be unable to obtain such approvals on a timely basis or at all. If the merger is not completed, the prices of Hertz common stock and DTG common stock may decline to the extent that the current market prices of Hertz common stock and DTG common stock reflect a market assumption that the merger will be completed.

        If the merger is not completed, the ongoing businesses of Hertz and DTG may be adversely affected and Hertz and DTG will be subject to several risks and consequences, including the following:

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  DTG may be required, under certain circumstances, to pay Hertz a termination fee of $44.6 million under the merger agreement, plus up to $5 million of Hertz's reasonable out-of-pocket costs and expenses;

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  Hertz may be required, under certain circumstances, to pay DTG a termination fee of $44.6 million under the merger agreement, plus up to $5 million of DTG's reasonable out-of-pocket costs and expenses;

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  Hertz and DTG will be required to pay certain costs incurred by each of them relating to the merger, whether or not the merger is completed, such as fees and expenses of their respective advisors, litigation related expenses and printing fees;

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  under the merger agreement, each of Hertz and DTG is subject to certain restrictions on the conduct of its business prior to completing the merger which may adversely affect its ability to execute certain of its business strategies; and

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  matters relating to the merger may require substantial commitments of time and resources by Hertz and DTG management, which could otherwise have been devoted to other opportunities that may have been beneficial to Hertz and DTG as independent companies, as the case may be.

        In addition, there may be uncertainty surrounding the future direction of the product and service offerings and strategy of Hertz or DTG on a standalone basis and Hertz or DTG may experience negative reactions from the financial markets and from their respective customers, employees, franchisees and licensees. Hertz and DTG are also subject to litigation related to the merger, and could be subject to additional litigation related to any failure to complete the merger, or to enforcement proceedings commenced against Hertz or DTG to perform their respective obligations under the merger agreement. If the merger is not completed, Hertz and DTG cannot assure their stockholders that the risks described above will not materialize and will not materially affect the business, financial results and stock prices of Hertz or DTG.

DTG may not be able to satisfy its obligations under the merger agreement, which may prevent the merger from closing, and may negatively affect DTG's business.

        Record holders of DTG common stock immediately prior to the effective time of the merger will receive a dividend from DTG in an amount equal to the special dividend per share amount for each share of DTG common stock that they hold at such time. Under Section 170 of the DGCL, DTG may issue dividends out of only its surplus, as defined in and computed in accordance with Sections 154 and 244 of the DGCL, or if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. In the event DTG's surplus and net profits are insufficient for its board of directors to declare and pay the special dividend under Section 170 of the DGCL, DTG will be unable to satisfy a material condition to closing of the merger.

Because DTG will become a subsidiary of Hertz upon completion of the merger, certain existing indebtedness of DTG, Hertz and their respective subsidiaries, if not refinanced, amended or repaid, may decrease Hertz's business flexibility, reduce its ability to incur additional indebtedness, affect its existing debt covenants, increase its borrowing costs or result in repayment or collateralization obligations.

        Certain of DTG's existing indebtedness is expected to be outstanding upon completion of the merger, including most of DTG's existing fleet financing. The agreements governing DTG's indebtedness differ from those governing Hertz's indebtedness and in certain respects could require waivers, amendments or refinancing of the Hertz or DTG indebtedness. In addition, certain existing or future fleet financing facilities of DTG's securitization subsidiaries contain or may contain at closing change in control and other provisions that could result in the commencement of rapid amortization periods under such agreements after or upon consummation of the merger. Also, in connection with any termination of DTG's senior secured credit facility, as described under "The Merger Agreement—Cooperation with Respect to Existing Indebtedness," Hertz will need to make other arrangements with respect to related outstanding letters of credit and hedging agreements. Although Hertz and DTG will try to resolve any such conflicts prior to closing, there can be no assurance that such conflicts will be resolved by that time or at the anticipated cost or that any refinancing may be obtained at favorable terms. In addition, the failure to effect any such refinancing, if required, on favorable terms may, among other things, have the effect of reducing Hertz's liquidity or operational flexibility and have a material adverse effect on the combined company including the ability to obtain further financing, take advantage of certain growth opportunities and respond to comparatively better financed competitors.

Obtaining consents under DTG's fleet financing arrangements to permit the sharing of rental vehicles and achieve optimal business sharing synergies may be more difficult, costly or time-consuming than expected, which may adversely affect Hertz's operations and financial results and negatively affect the value of Hertz's stock following the merger.

        Some of the potential synergies from the merger that Hertz has identified are expected to come from the sharing of rental vehicles. However, to permit such fleet sharing, DTG's existing fleet financing would need to be amended. Such amendments would require, among other things, the consent of the trustee and each of the monoline insurers for each of the series of asset backed medium term notes and of certain other parties with respect to DTG's Canadian fleet financing and DTG's conduit financing. Although DTG has agreed to use its reasonable best efforts to assist and cooperate with Hertz in obtaining these consents prior to closing, the receipt of these consents is not a condition to closing and there can be no assurance that these consents will be obtained on the desired terms and timing, or at all. If some or all of these consents are delayed, or are otherwise not obtained, then some of these synergies and the anticipated benefit of these synergies to the combined company will be diminished or unavailable. In addition, fleet financing obtained by DTG after the date of the merger agreement may also contain restrictions on DTG's ability to share vehicles.

DTG's refinancing of certain of its notes under its asset backed medium term note program may be more difficult, costly or time-consuming than expected or than could be achieved post-closing by the combined company, which may adversely affect Hertz's results and negatively affect the value of Hertz's stock following the merger.

        Under the merger agreement, DTG is entitled to replace certain of its existing fleet financing when such fleet financing is subject to either controlled amortization or rapid amortization. Events that could cause rapid amortization for a series of asset backed medium term notes include, among other things, a default by, or a bankruptcy event with respect to, such series' insurer. Ambac Corporation and Financial Guaranty Insurance Company provide credit enhancement in the form of financial guarantees of DTG's outstanding Series 2006-1 and Series 2007-1 asset backed medium term notes, respectively. Each of these companies has been downgraded multiple times and is on review for further credit downgrade or under developing outlook by various credit rating agencies, or has ceased to be rated by one or more rating agencies. Under certain circumstances, DTG will also have the right to refinance its $600 million Series 2006-1 asset backed medium term notes which are scheduled to begin controlled amortization at the end of 2010. If any replacement DTG fleet financing does not permit fleet sharing, that would negatively impact the achievement or timing of the planned synergies discussed above by delaying Hertz's ability to share DTG's fleet.

        In connection with permitted refinancings, DTG has an obligation under the merger agreement to use its reasonable best efforts in cooperation with Hertz to procure that the agreements governing the refinancing: (1) contain no change-in-control provision that would be triggered by the merger, (2) are not in conflict with any Hertz debt agreement and (3) permit DTG's fleet to be shared, through sublease or otherwise, with Hertz. Notwithstanding DTG's obligation to use its reasonable best efforts to obtain these terms, except in the case of a willful and material breach by DTG of its obligation to use its reasonable best efforts, DTG's achievement of such terms is not a condition to Hertz's obligation to close the merger under the merger agreement and would not prevent the incurrence of such indebtedness. Even if DTG refinances existing indebtedness prior to closing in compliance with the above requirements, any such refinancing may not be on terms that could otherwise have been achieved by a combined company post-closing because the combined company may have different access to credit markets than DTG on its own. Any DTG indebtedness with a change-in-control provision that cannot be waived or amended after DTG has used its reasonable best efforts to do so will have to be refinanced or terminated. If Hertz has to seek alternative financing prior to closing, such financing may not be available under reasonable terms which could, through a reduction of operational flexibility, have a material adverse effect on the combined company, while a failure to obtain such alternative financing could also, through a reduction in liquidity, have a material adverse effect on the combined company.

Investment funds associated with Clayton, Dubilier & Rice, LLC, The Carlyle Group and BAML Capital Partners (formerly Merrill Lynch Global Private Equity) will continue to exercise significant control over Hertz's management and policies, and may have interests that differ from yours.

        Investment funds associated with the Sponsors currently beneficially own approximately 51%, in the aggregate, of the outstanding shares of the common stock of Hertz and, following the merger, will own approximately 49% of Hertz's common stock in the aggregate, without giving effect to the issuance by Hertz of shares of its common stock pursuant to currently vested equity compensation awards with respect to Hertz common stock or to currently vested options to purchase DTG common stock that will be converted into options to purchase Hertz common stock in the merger or to options or equity compensation awards that will vest prior to the closing, including options for which the vesting is accelerated in connection with the closing. These funds and Hertz are parties to the stockholders agreement, pursuant to which the funds have agreed to vote in favor of nominees to Hertz's board of directors nominated by the other funds. As a result, the Sponsors control Hertz and its board of directors, and will continue to have significant influence over matters requiring stockholder approval and Hertz's policy and affairs for so long as the investment funds associated with the Sponsors continue to hold a significant amount of Hertz common stock. There can be no assurance that the interests of the Sponsors will not conflict with those of other Hertz stockholders. The Sponsors have the ability to prevent any transaction that requires the approval of Hertz stockholders, including many possible change in control transactions, regardless of whether or not other Hertz stockholders believe that such a transaction is in their own best interests. Additionally, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly with Hertz. One or more of the Sponsors may also pursue acquisition opportunities and other corporate opportunities that may be complementary to Hertz's business and as a result, those opportunities may not be available to Hertz. So long as the Sponsors continue to have influence over the election of directors or directly or indirectly own a significant percentage of the outstanding shares of Hertz common stock, even if this percentage is less than 50%, the Sponsors will continue to be able to strongly influence Hertz decisions.

        In addition, Hertz is currently a "controlled company" within the meaning of the NYSE rules because the investment funds associated with the Sponsors, who beneficially own over 50% of Hertz's outstanding common stock in the aggregate, are parties to the stockholders agreement, and Hertz is therefore not required to comply with certain corporate governance requirements of the NYSE. Under the stockholders agreement, these funds currently have the right to nominate all of the directors of Hertz. It is expected that Hertz will cease to be a controlled company within the meaning of the NYSE rules following the merger. In such event, the stockholders agreement provides that, if required to comply with the NYSE rules, the number of directors that each of these funds is entitled to nominate may be reduced, or the board may be expanded. However, certain other provisions of the stockholders agreement will remain in effect, and Hertz will continue to be subject to, and the rights of DTG stockholders will consequently be impacted by, the stockholders agreement following the merger. See the section entitled "Description of Hertz Capital Stock—Stockholders Agreement" for additional information on the stockholders agreement.

DTG stockholders will have a reduced ownership and voting interest after the merger and will exercise less influence over the management and policies of Hertz than they do over DTG.

        DTG stockholders currently have the right to vote in the election of the board of directors of DTG and on other matters affecting DTG. When the merger occurs, each DTG stockholder that receives shares of Hertz common stock will become a stockholder of Hertz with a percentage ownership of the combined organization that is much smaller than the stockholder's percentage ownership of DTG. It is expected that the former stockholders of DTG as a group will own approximately 5.5% of the outstanding shares of Hertz immediately after the merger. Because of this, and the significant holdings of Hertz common stock by investment funds associated with the Sponsors, DTG stockholders will have less influence over the management and policies of Hertz than they now have over the management and policies of DTG.

The shares of Hertz common stock to be received by DTG stockholders as a result of the merger will have different rights from the shares of DTG common stock.

        Upon completion of the merger, DTG stockholders will become Hertz stockholders and their rights as stockholders will be governed by Hertz's certificate of incorporation and Hertz's by-laws. Certain of the rights associated with DTG common stock are different from the rights associated with Hertz common stock. See the section entitled "Comparison of Rights of DTG Stockholders and Hertz Stockholders" for a discussion of the different rights associated with Hertz common stock.

Multiple lawsuits have been filed against DTG, the members of the DTG board of directors, Hertz, and Merger Sub challenging the merger, and an adverse judgment in a lawsuit may prevent the merger from being completed within the expected timeframe or at all.

        DTG, the members of the DTG board of directors, Hertz and Merger Sub are named as defendants in purported class action lawsuits brought by DTG stockholders challenging the proposed merger, seeking, among other things, to enjoin the defendants from consummating the merger on the agreed-upon terms and to enjoin DTG from holding a shareholder vote on the proposed merger. See "The Merger—Litigation Relating to the Merger" for more information about the class action lawsuits related to the merger that have been filed.

        One of the conditions to the closing of the merger is that no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect restraining, enjoining, prohibiting or otherwise making illegal the consummation of the merger. As such, if one of the plaintiffs is successful in obtaining an injunction prohibiting Hertz or DTG from consummating the merger on the agreed-upon terms, then such injunction may prevent the merger from being completed within the expected timeframe, or at all.

The fairness opinions obtained by DTG from its financial advisors will not reflect subsequent changes.

        In connection with the proposed merger, each of J.P. Morgan and Goldman Sachs, together referred to as DTG's financial advisors, have delivered to the DTG board of directors their respective opinions dated as of April 25, 2010. The opinions of DTG's financial advisors stated that, as of such date of their respective opinions and based upon and subject to the factors and assumptions set forth in such respective opinions, the total amount of cash and stock consideration to be received pursuant to the merger agreement, consisting of the merger consideration and the special dividend per share amount, was fair, from a financial point of view, with respect to J.P. Morgan's opinion, to the holders (other than

Hertz's affiliates) of the outstanding shares of DTG common stock, and with respect to Goldman Sachs' opinion, to the holders (other than Hertz and its affiliates) of the outstanding shares of DTG common stock. The opinions do not reflect changes that may occur or may have occurred after the date of the opinions, including changes to the operations and prospects of Hertz or DTG, changes in general market and economic conditions or regulatory or other factors. Any such changes, or other factors on which the opinions are based, may materially alter or affect the relative values of Hertz or DTG.

Hertz's failure or inability to replenish its liquidity before the closing of the merger may require Hertz to make significant operational changes to its business, which could adversely affect its financial performance.

        The merger is not conditioned on receipt of financing by Hertz; however, Hertz will seek to replenish its liquidity prior to the closing of the merger. While Hertz is currently exploring alternatives with respect to debt offerings and other financings, there can be no assurance that Hertz will be able to raise this financing on acceptable terms or at all prior to the merger. If Hertz is unable prior to the merger to generate additional liquidity on acceptable terms or at all, such inability may trigger provisions in its credit facilities that would have a negative impact on its operational and financial flexibility and Hertz may be required to make significant operational changes to its business (including, without limitation, reducing the size of its rental fleet, reducing the percentage of its car rental fleet subject to repurchase or guaranteed depreciation programs or reducing or delaying capital expenditures), which could adversely affect its financial performance.

Hertz may pursue strategic transactions in the future, which could be difficult to implement, disrupt its business or change its business profile significantly.

        Hertz will continue to consider opportunistic strategic transactions, which could involve acquisitions or dispositions of businesses or assets. Any future strategic transaction could involve numerous risks, including:

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  potential disruption of Hertz's ongoing business and distraction of management,

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  difficulty integrating acquired businesses or segregating assets to be disposed of,

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  exposure to unknown and/or contingent or other liabilities, including litigation arising in connection with the acquisition, disposition and/or against any businesses Hertz may acquire, and

  •
  changing Hertz's business profile in ways that could have unintended consequences.

        If Hertz enters into significant strategic transactions in the future, related accounting charges may affect its financial condition and results of operations, particularly in the case of any acquisitions. In addition, the financing of any significant acquisition may result in changes in its capital structure, including the incurrence of additional indebtedness. Conversely, any material disposition could reduce its indebtedness or require the amendment or refinancing of a portion of its outstanding indebtedness. Hertz may not be successful in addressing these risks or any other problems encountered in connection with any strategic transactions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
OF HERTZ AND DTG

        The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2009 and for the six months ended June 30, 2010 combine the historical consolidated statements of operations of Hertz and DTG, giving effect to the merger as if it had occurred on January 1, 2009. The unaudited pro forma condensed combined balance sheet as of June 30, 2010 combines the historical consolidated balance sheets of Hertz and DTG, giving effect to the merger as if it had occurred on June 30, 2010. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

  •
  separate historical financial statements of Hertz as of and for the year ended December 31, 2009 and the related notes included in Hertz's Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this proxy statement/prospectus;

  •
  separate historical financial statements of DTG as of and for the year ended December 31, 2009 and the related notes included in DTG's Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this proxy statement/prospectus;

  •
  separate unaudited historical financial statements of Hertz as of and for the six months ended June 30, 2010 and the related notes included in Hertz's Quarterly Report on Form 10-Q for the period ended June 30, 2010, which is incorporated by reference into this proxy statement/prospectus; and

  •
  separate unaudited historical financial statements of DTG as of and for the six months ended June 30, 2010 and the related notes included in DTG's Quarterly Report on Form 10-Q for the period ended June 30, 2010, which is incorporated by reference into this proxy statement/prospectus.

        The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. There were no material transactions between Hertz and DTG during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

        The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under GAAP, which are subject to change and interpretation. Hertz has been treated as the acquirer in the merger for accounting purposes. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the unaudited pro forma condensed combined financial information. In the opinion of Hertz's management, all adjustments considered necessary for a fair presentation have been included.

        The acquisition accounting is dependent upon certain valuations and other studies that have not yet begun or are not yet completed, and will not be completed until after the closing of the merger. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are necessarily based upon preliminary information available at the time of the preparation of this proxy statement/prospectus. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position.

        The unaudited pro forma condensed combined financial information does not reflect any cost savings or other synergies that the combined company may achieve as a result of the merger or the costs to integrate the operations of Hertz and DTG or the costs necessary to achieve these cost savings and other synergies.

 Unaudited Pro Forma Condensed Combined
Statement of Operations
For the Year Ended December 31, 2009

(in thousands of dollars, except per share data)	Hertz	DTG	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Revenues:
Car rental	$5,872,905	$1,472,918	$—		$7,345,823
Equipment rental	1,110,243	—	—		1,110,243
Other	118,359	73,331	—		191,690

Total revenues	7,101,507	1,546,249	—		8,647,756

Expenses:
Direct operating	4,084,176	768,456	—		4,852,632
Depreciation of revenue earning equipment	1,931,358	426,092	—		2,357,450
Selling, general and administrative	641,148	200,389	(19,932)	(a)(c)(d)	821,605
Interest expense	680,273	102,778	12,043	(b)	795,094
Interest and other income, net	(64,439)	(6,218)	—		(70,657)
Impairment charges	—	2,592	—		2,592

Total expenses	7,272,516	1,494,089	(7,889)		8,758,716

Increase in fair value of derivatives	—	(28,848)	28,848	(d)	—
Income (loss) before income taxes	(171,009)	81,008	(20,959)		(110,960)
(Provision) benefit for taxes on income	59,666	(35,986)	8,174	(e)	31,854

Net income (loss)	(111,343)	45,022	(12,785)		(79,106)
Less: Net income attributable to noncontrolling interest	(14,679)	—	—		(14,679)

Net income (loss) attributable to Hertz/DTG common stockholders	$(126,022)	$45,022	$(12,785)		$(93,785)

Weighted average shares outstanding (in thousands)
Basic	371,456	22,687	(4,428)	(f)	389,715
Diluted	371,456	23,967	(5,708)	(f)	389,715
Earnings (loss) per share attributable to Hertz/DTG common stockholders:
Basic	$(0.34)	$1.98			$(0.24)
Diluted	$(0.34)	$1.88			$(0.24)

Unaudited Pro Forma Condensed Combined
Statement of Operations
For the Six Months Ended June 30, 2010

(in thousands of dollars, except per share data)	Hertz	DTG	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Revenues:
Car rental	$2,979,554	$712,562	$—		$3,692,116
Equipment rental	502,677	—	—		502,677
Other	58,243	31,995	—		90,238

Total revenues	3,540,474	744,557	—		4,285,031

Expenses:
Direct operating	2,088,036	373,223	—		2,461,259
Depreciation of revenue earning equipment	915,893	122,328	—		1,038,221
Selling, general and administrative	339,728	103,482	(28,919)	(a)(c)(d)	414,291
Interest expense	369,971	43,550	2,483	(b)	416,004
Interest and other income, net	(9,069)	(493)	—		(9,562)
Impairment charges	—	239	—		239

Total expenses	3,704,559	642,329	(26,436)		4,320,452

Increase in fair value of derivatives	—	(14,874)	14,874	(d)	—
Income (loss) before income taxes	(164,085)	117,102	11,562		(35,421)
(Provision) benefit for taxes on income	(3,190)	(47,547)	(4,509)	(e)	(55,246)

Net income (loss)	(167,275)	69,555	7,053		(90,667)
Less: Net income attributable to noncontrolling interest	(8,251)	—	—		(8,251)

Net income (loss) attributable to Hertz/DTG common stockholders	$(175,526)	$69,555	$7,053		$(98,918)

Weighted average shares outstanding (in thousands)
Basic	411,290	28,566	(10,307)	(f)	429,549
Diluted	411,290	30,139	(11,880)	(f)	429,549
Earnings (loss) per share attributable to Hertz/DTG common stockholders:
Basic	$(0.43)	$2.43			$(0.23)
Diluted	$(0.43)	$2.31			$(0.23)

 Unaudited Pro Forma Condensed Combined
Balance Sheet
As of June 30, 2010

(in thousands of dollars)	Hertz	DTG	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Assets
Cash and cash equivalents	$896,848	$269,876	$(1,064,339)	(g)	$102,385
Cash and cash equivalents—required minimum balance	—	100,000	(100,000)	(g)	—
Restricted cash	743,435	113,518	—		856,953
Receivables, less allowance for doubtful accounts	1,400,306	115,279	—		1,515,585
Inventories, at lower of cost or market	88,805	—	—		88,805
Prepaid expenses and other assets	304,296	74,087	(7,196)	(h)	371,187
Revenue earning equipment, net
Cars	8,762,115	1,725,865	—		10,487,980
Other equipment	1,649,095	—	—		1,649,095

Total revenue earning equipment, net	10,411,210	1,725,865	—		12,137,075
Property and equipment, net	1,156,668	93,713	25,445	(d)	1,275,826
Other intangible assets, net	2,563,709	25,445	524,555	(d)(i)	3,113,709
Goodwill	290,550	—	403,037	(j)	693,587

Total Assets	$17,855,827	$2,517,783	$(218,498)		$20,155,112

Liabilities and Equity
Accounts payable	$1,467,148	$52,104	$—		$1,519,252
Accrued liabilities	915,817	191,200	(6,488)	(k)	1,100,529
Accrued taxes	158,114	12,459	(4,316)	(e)	166,257
Debt	11,693,823	1,548,934	(193,825)	(l)	13,048,932
Public liability and property damage	261,142	112,857	—		373,999
Deferred taxes on income	1,446,099	132,373	232,240	(m)	1,810,712

Total Liabilities	15,942,143	2,049,927	27,611		18,019,681

Common Stock	4,120	350	(167)	(n)	4,303
Preferred Stock	—	—	—		—
Additional paid-in capital	3,160,278	937,093	(666,364)	(o)	3,431,007
Accumulated deficit	(1,237,844)	(223,630)	174,465	(p)	(1,287,009)
Accumulated other comprehensive loss	(30,783)	(18,061)	18,061	(q)	(30,783)
Treasury stock	—	(227,896)	227,896	(r)	—

Total Hertz/DTG equity	1,895,771	467,856	(246,109)		2,117,518
Noncontrolling interest	17,913	—	—		17,913

Total Equity	1,913,684	467,856	(246,109)		2,135,431

Total Liabilities and Equity	$17,855,827	$2,517,783	$(218,498)		$20,155,112

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1.     Description of Transaction

        On April 25, 2010, Hertz and DTG entered into a merger agreement, pursuant to which, subject to the terms and conditions set forth in the merger agreement, DTG will become a wholly owned subsidiary of Hertz. Under the terms of the merger agreement, each issued and outstanding share of DTG common stock will be converted into the right to receive a combination of 0.6366 shares of Hertz common stock and $32.80 in cash (less the special dividend per share amount). In addition, record holders of DTG common stock immediately prior to the effective time of the merger will receive a dividend from DTG in an amount equal to the special dividend per share amount for each share of DTG common stock they hold at such time. Based on the closing price of Hertz stock on August 5, 2010, the date used for preparation of these unaudited pro forma condensed combined financial statements, the consideration to be transferred by Hertz and DTG to DTG stockholders is valued at $39.46 per share, or approximately $1.1 billion in the aggregate. The merger is subject to DTG stockholder approval, governmental and regulatory approvals, and other usual and customary closing conditions. The merger is expected to be completed in the fourth quarter of 2010.

        At the effective time of the merger, each outstanding option to purchase shares of DTG common stock under DTG's employee stock plans will be converted into an option to purchase shares of Hertz common stock, on the same terms and conditions as applicable to the options to purchase DTG common stock, except that the number of shares of Hertz common stock and the exercise price per share will be adjusted based on the merger consideration, the special dividend per share amount and the closing price per share of Hertz common stock on the date of the merger (or if that date is not a trading day, the trading day immediately preceding the closing date).

        At the effective time of the merger, all outstanding awards of restricted stock units and performance units will vest and be converted into a right to receive a lump sum cash payment equal to the product of (1) the number of shares of DTG common stock subject to such award (in the case of performance awards as if performance was achieved at the target level) and (2) the sum of (A) $32.80 and (B) the value of the stock portion of the merger consideration, valued at the closing price per share of Hertz common stock on the date of the merger (or if that date is not a trading day, the trading day immediately preceding the closing date).

2.     Basis of Presentation

        The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board's Accounting Standards Codification (ASC) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. Certain reclassifications have been made to the historical financial statements of DTG to conform with Hertz's presentation, primarily related to the presentation of interest income, which DTG shows net with interest expense. Upon consummation of the merger, further review of DTG's accounting policies may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of Hertz as the combined company following the merger. At this time, Hertz is not aware of any differences that would have a material impact on the financial statements of Hertz as the combined company following the merger.

        ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the merger date. In addition, ASC 805 establishes that the consideration transferred be measured at the closing date of the merger at the then-current market price; this particular requirement will likely result in a per share equity component that is different from the amount assumed in this unaudited pro forma condensed combined financial information.

        ASC 820 defines the term "fair value" and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Hertz may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Hertz's intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

        Under ASC 805 acquisition-related transaction costs (e.g., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total advisory, legal, regulatory and valuation costs expected to be incurred by Hertz and DTG are estimated to be approximately $40 million and $28 million, respectively, of which Hertz estimates $1 million and $11 million have been paid in the year ended December 31, 2009 and the six months ended June 30, 2010, respectively, and of which DTG estimates $7 million has been paid in the six months ended June 30, 2010, and have been removed from the unaudited pro forma condensed combined statements of operations as they reflect non-recurring charges directly related to the merger. The remaining $28 million and $21 million of anticipated costs for Hertz and DTG, respectively, are reflected in the unaudited pro forma condensed combined balance sheet as a reduction to cash and retained earnings.

3.     Estimate of Consideration Expected to be Transferred

        The following is a preliminary estimate of consideration expected to be transferred to effect the merger of DTG:

	(In thousands, except per share amounts)
DTG common stock shares outstanding at June 30, 2010	28,682
Cash per share	$25.92	(a)

Cash consideration for outstanding shares	743,437
Value of DTG performance unit share awards and restricted stock units to be settled in cash	14,732	(b)

Total cash consideration	758,169
DTG common stock shares outstanding at June 30, 2010	28,682
Common stock exchange ratio per share	0.6366

Equivalent Hertz shares	18,259
Hertz common stock share price on August 5, 2010	$10.46	(c)

Common stock equity consideration	190,989
Fair value of share-based compensation awards	79,923	(d)

Total estimated consideration transferred	$1,029,081

(a)
Represents the cash consideration of $32.80 less the special cash dividend per share amount (currently estimated to be $6.88 per share based on the number of shares of DTG common stock outstanding on June 30, 2010).

(b)
Represents the cash consideration to be paid to holders of DTG performance units and restricted stock units for service prior to the merger. At the date the merger is completed, the holders of each performance unit and each restricted stock unit shall be entitled to receive a lump sum cash payment equal to the product of (1) the number of shares of DTG common stock subject to such award (in the case of performance units, as if performance was achieved at the target level) and (2) the sum of (A) $32.80 and (B) the value of the stock portion of the merger consideration, valued at the closing price per share of Hertz common stock on the date of the merger (or if that date is not a trading day, the trading day immediately preceding the closing date). ASC 805 requires that cash payments made to settle vested awards attributable to precombination service be included in the consideration transferred. Additionally, approximately $1.0 million in payments associated with performance units and restricted stock units associated with post-combination services will be expensed post-merger. This amount will differ from the actual amount recorded as the portion of this amount associated with performance units is based on vesting through June 30, 2010.

(c)
In accordance with ASC 805, Hertz's actual stock price at the date the merger is completed will be used to determine the value of stock and stock options to be issued as consideration in connection with the merger and thus to calculate the actual purchase price. In calculating the estimated purchase price, Hertz's stock price as of August 5, 2010 was used as a proxy for the actual Hertz stock price as of the date the merger is completed. Changes in Hertz's stock price between August 5, 2010 and the date the merger is completed may result in a material difference from the stock price used to calculate the estimated purchase price for the purposes of the unaudited pro forma condensed combined financial information. If Hertz's stock price as of the date the merger is completed increases or decreases by 40% from the price assumed in the unaudited pro forma condensed combined financial information, the consideration transferred would increase or decrease by approximately $77 million, which would be reflected as an increase or decrease to goodwill. Hertz believes that an increase or decrease by as much as 40% in the Hertz common stock price on the consummation of the merger from the common stock price assumed in the unaudited pro forma condensed combined financial information is reasonably possible based upon fluctuations in Hertz's common stock price since the announcement date of the proposed merger.

(d)
Each DTG stock option will be converted into an adjusted Hertz stock option to acquire a number of shares of Hertz common stock, determined by multiplying the number of shares of DTG common stock subject to the DTG stock option by an exchange ratio (the "Incentive Award Exchange Ratio") equal to the sum of the Exchange Ratio (0.6366 of Hertz shares for which each DTG share will be exchanged) and the quotient of $32.80 (the sum of the cash consideration and the special dividend per share amount) divided by the closing price per share of Hertz common stock on the closing date of the merger (or if not a trading day, the last trading day before the merger). The exercise price per share of Hertz common stock subject to the adjusted Hertz stock option will be equal to the per share exercise price of such DTG stock option divided by the Incentive Award Exchange Ratio. In accordance with ASC 805, the fair value of outstanding DTG stock options, which will immediately vest at the effective time of the merger, has been attributed to precombination service and included in the consideration transferred.

4.     Estimate of Assets to be Acquired and Liabilities to be Assumed

        The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Hertz in the merger:

(In thousands)
Book value of net assets acquired at June 30, 2010(a)	$265,717
Adjustments to:
Revenue earning equipment(b)	—
Property and equipment(b)	—
Identifiable intangible assets(c)	550,000
Debt(d)	40,700
Contingencies(e)	—
Taxes(f)	(230,373)
Goodwill(g)	403,037

Estimate of consideration expected to be transferred	$1,029,081

(a)
The following reconciles the net assets of DTG, as disclosed in its Quarterly Report on Form 10-Q for the period ended June 30, 2010, to the amount estimated to be acquired at closing:

(In thousands)
Net assets of DTG, as disclosed in its Quarterly Report on Form 10-Q for the period ended June 30, 2010	$467,856
Special Dividend to be paid in accordance with the Merger Agreement, prior to closing(i)	(200,000)
Retention payments paid, net of income tax benefit of $850 by DTG prior to closing	(1,330)
Elimination of unamortized deferred financing fees associated with DTG's extinguishment of non-vehicle debt prior to closing, net of income tax benefit of $1,599	(2,501)
Elimination of deferred compensation associated with restricted stock units(ii)	1,692

$265,717

(i)
No adjustment has been made to the pro forma financial statements to reflect any decrease in interest income that may result in relation to the payment of the special dividend.

(ii)
At June 30, 2010, DTG had accrued for deferred compensation in relation to vested, but deferred, restricted stock units for non-employee directors. In accordance with the merger agreement, these restricted stock units will be converted into a right to receive a lump sum cash payment (as described in Note 1).
(b)
As of the effective time of the merger, revenue earning equipment and property and equipment (including software) are required to be measured at fair value, unless those assets are classified as held-for-sale on the merger date. The acquired assets can include assets that are not intended to be used or sold, or that are intended to be used in a manner other than their highest and best use. Hertz does not have sufficient information at this time as to the specific nature, age, condition or location of these assets, and Hertz does not know the appropriate valuation premise, in-use or in-exchange, as the valuation premise requires a certain level of knowledge about the assets being evaluated as well as a profile of the associated market participants. Accordingly, for purposes of these unaudited pro forma condensed combined financial statements, Hertz believes that the current DTG book values for revenue earning equipment and property and equipment (including software) of $1,726 million and $119 million, respectively, represent the best estimates of fair value. These estimates of fair value are preliminary and subject to change and could vary materially from the actual adjustment. For each 1% change in fair value to revenue earning equipment and property and equipment, assuming weighted-average useful lives of 1.5 years and 7.5 years, respectively, depreciation expense would change by approximately $11.5 million and $0.2 million, respectively.

(c)
As of the effective time of the merger, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets, but it is not assumed that any market participant synergies will be achieved. The consideration of synergies has been excluded because they are not considered to be factually supportable, which is a required condition for these pro forma adjustments.

The fair value of identifiable intangible assets is determined primarily using the "income method," which starts with a forecast of all the expected future net cash flows. Under applicable antitrust laws and regulations, there are significant limitations regarding what Hertz can learn about the specifics of the DTG intangible assets prior to the closing and any such process will take several months to complete.

At this time, Hertz does not have sufficient information as to the amount, timing and risk of cash flows of all of these intangible assets. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of sales, research and development costs, sales and marketing expenses, and working capital/contributory asset charges); the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset's life cycle and the competitive trends impacting the asset, as well as other factors. However, for purposes of this unaudited pro forma condensed combined financial information and using available information, such as historical product revenues, DTG's cost structure, and certain other high-level assumptions, the fair value of the identifiable intangible assets and their weighted-average useful lives have been estimated as follows:

	Estimated Fair Value (In thousands)	Estimated Useful Life
Trade names	$445,000	Indefinite
Customer relationships	105,000	10 years

Total	$550,000

These preliminary estimates of fair value and weighted-average useful life will likely be different from the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial information. Once Hertz has full access to the specifics of the DTG intangible assets, additional insight will be gained that could impact the estimated total value assigned to intangible assets and/or the estimated weighted-average useful life of each category of intangible assets. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known to Hertz only upon access to additional information and/or by changes in such factors that may occur prior to the effective time of the merger. Increased knowledge about these and/or other elements could result in a change to the estimated fair value of the DTG intangible assets and/or to the estimated weighted-average useful lives from what Hertz has assumed in this unaudited pro forma condensed combined financial information. The combined effect of any such changes could then also result in a significant increase or decrease to Hertz's estimate of associated amortization expense.

(d)
As of the effective time of the merger, debt is required to be measured at fair value. Hertz has calculated the adjustment based on information obtained from DTG's Quarterly Report on Form 10-Q for the period ended June 30, 2010 on the fair value of DTG debt and believes the pro forma adjustment amount to be reasonable. For each $10 million decrease/(increase) in the fair value of the DTG debt, interest expense would increase/(decrease) by approximately $6.1 million.

(e)
As of the effective time of the merger, except as specifically excluded, contingencies are required to be measured at fair value, if the acquisition-date fair value of the asset or liability arising from a contingency can be determined. If the acquisition-date fair value of the asset or liability cannot be determined, the asset or liability would be recognized at the acquisition date if both of the following criteria were met: (i) it is probable that an asset existed or that a liability had been incurred at the acquisition date; and (ii) the amount of the asset or liability can be reasonably estimated. These criteria are to be applied using the guidance in ASC 450, Contingencies. As disclosed in DTG's 2009 Annual Report on Form 10-K for the year ended December 31, 2009, and DTG's Quarterly Report on Form 10-Q for the period ended June 30, 2010, which are incorporated by reference into this proxy statement/prospectus, DTG is involved in various legal actions, claims and governmental inquiries and proceedings, which are pending or may be instituted or asserted in the future against them. However, Hertz does not have sufficient information at this time to evaluate if the fair value of these contingencies can be determined and, if determinable, to value them under a fair value standard. A fair valuation effort would require intimate knowledge of complex legal matters and associated defense strategies, which cannot occur prior to the merger consummation date. As required, DTG currently accounts for these contingencies under ASC 450. If fair value cannot be determined for DTG's contingencies, the combined company would continue to account for the DTG contingencies using ASC 450. Since DTG's current accounting approach is subject to external audit and as DTG management, unlike Hertz management, has full and complete access to relevant information about these contingencies, Hertz believes that it has no basis for modifying DTG's current application of these standards. Accordingly, for the purpose of this unaudited pro forma condensed combined financial information, Hertz has not adjusted the DTG book values. This approach is preliminary and subject to change.

(f)
As of the effective time of the merger, Hertz will provide deferred taxes as part of the accounting for the merger, primarily related to the estimated fair value adjustments for acquired intangibles and assumed debt. The pro forma adjustment to record the effect of deferred taxes was computed as follows:

(In thousands)
Estimated fair value of identifiable intangible assets to be acquired	$550,000
Estimated fair value adjustment of debt to be assumed	40,700

Total estimated fair value adjustments	$590,700

Deferred taxes associated with the estimated fair value adjustments at 39%	$230,373

(g)
Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

5.     Pro Forma Adjustments

        Adjustments included in the column under the heading "Pro Forma Adjustments" represent the following:

(a)
To adjust amortization expense for the estimated amortization expense of customer relationship intangible assets acquired, with an estimated fair value of $105 million and an estimated useful life of ten years.

(b)
To adjust interest expense as follows:

	Year Ended December 31, 2009	Six Months Ended June 30, 2010
	(In thousands)
Amortization of the fair value adjustment to debt	$24,840	$7,320
Elimination of interest expense due to the extinguishment of DTG's existing non-vehicle debt(i)	(9,405)	(4,111)
Elimination of amortization of deferred financing costs associated with extinguished debt	(3,392)	(726)

Total	$12,043	$2,483

(i)
Includes the elimination of letter of credit and commitment fees relating to DTG's revolving credit facility.
(c)
To eliminate advisory, legal, regulatory and retention costs that are directly attributable to the pending merger but that are not expected to have a continuing impact on the combined entity's results, as follows:

	Year Ended December 31, 2009	Six Months Ended June 30, 2010
	(In thousands)
Eliminate Hertz's advisory, legal and regulatory costs assumed to be non-recurring	$1,584	$10,774
Eliminate DTG's acquisition-related transaction and retention costs assumed to be non-recurring	—	8,521

Total	$1,584	$19,295

(d)
Certain adjustments have been made to the historical financial statements of DTG to conform to Hertz's presentation. For the pro forma condensed combined statements of operations, the increase in the fair value of derivatives, which DTG presents as a separate line item, has been reclassified to the "Selling, general and administrative" line item. For the pro forma condensed combined balance sheet, "Other intangible assets, net," presented by DTG represents capitalized software, and in order to conform to Hertz's presentation, $25,445,000 has been reclassified from "Other intangible assets, net" to "Property and equipment, net."

(e)
To record the impact on accrued income taxes in relation to pre-closing retention program and deferred compensation payments and the write-off of deferred financing costs.

Hertz has generally assumed a 39% tax rate when estimating the tax impacts of the merger, representing the statutory tax rate for Hertz. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, cash needs and the geographical location of businesses.

(f)
The unaudited pro forma condensed combined basic and diluted income (loss) per share calculations are based on the combined basic and diluted weighted average shares outstanding. The historical basic and diluted weighted average shares of DTG outstanding are assumed to be replaced by the shares expected to be issued by Hertz in connection with the merger. No dilution from common stock equivalents is reflected in these unaudited pro forma condensed combined financial statements, as such impact would be antidilutive.

(g)
To adjust cash and cash equivalents, as follows:

(In thousands)
Extinguishment of DTG's non-vehicle debt prior to closing	$(153,125)
Special Cash Dividend paid to DTG shareholders prior to closing (see Note 4(a))	(200,000)
Cash portion of merger consideration (see Note 3)	(758,169)
Retention payments paid by DTG prior to closing(i) (see Note 4(a))	(3,880)
Estimate of future merger-related transaction costs	(49,165)
Reclassification of DTG's cash and cash equivalents—required minimum balance(ii)	100,000

Total	$(1,064,339)

(i)
DTG has established a retention program with a pool of approximately $7,760,000 for DTG employees who are not executive officers, as to which DTG and Hertz have agreed that 50% of the approximately $7,760,000 charge is payable upon completion of the merger and 50% is payable upon completion of a six-month requisite service period following the merger. As such, Hertz will incur charges following the merger of approximately $3,880,000 in relation to the retention program.

(ii)
DTG's cash and cash equivalents—required minimum balance designation is no longer necessary upon extinguishment of DTG's non-vehicle debt prior to closing.
(h)
To adjust prepaid expenses and other assets, as follows:

(In thousands)
Eliminate unamortized deferred financing fees associated with DTG's extinguished non-vehicle debt	$(4,100)
Eliminate Rabbi trust plan (prefunding) associated with deferred compensation	(3,096)

Total	$(7,196)

(i)
To record intangible assets acquired at an estimate of fair value of $550,000,000 (see Note 4(c)), and to reclassify DTG software of $25,445,000 into "Property and equipment" in order to conform with Hertz's presentation.

(j)
To record an estimate of acquisition date goodwill (see Note 4(g)).

(k)
To reflect the settlement of retention and deferred compensation expense in accordance with the merger agreement.

(l)
To eliminate DTG's non-vehicle debt and adjust DTG's remaining debt to an estimate of fair value as follows:

(In thousands)
Eliminate DTG non-vehicle debt	$(153,125)
Estimated fair value decrease to remaining debt assumed	(40,700)

Total	$(193,825)

(m)
To adjust deferred taxes on income associated with the estimated fair value adjustments of assets to be acquired and liabilities to be assumed, at 39% (see Note 4(f)), and to reverse deferred taxes of $1,867,000 associated with deferred compensation to be paid by DTG prior to closing.

(n)
To record the stock portion of the merger consideration, at par, and to eliminate DTG's common stock, at par, as follows:

(In thousands)
Eliminate DTG common stock	$(350)
Issuance of Hertz common stock(i)	183

Total	$(167)

(i)
Represents the issuance of approximately 18.3 million shares associated with exchange of DTG shares for Hertz shares at an exchange ratio of 0.6366 (see Note 3).
(o)
To record the stock portion of the merger consideration, at fair value less par, and to eliminate DTG's additional paid-in-capital, as follows:

(In thousands)
Eliminate DTG's additional paid-in capital	$(937,093)
Issuance of Hertz common stock and options	270,729

Total	$(666,364)

(p)
To eliminate DTG's accumulated deficit, and to record estimated non-recurring costs of Hertz and DTG for advisory, legal, regulatory and valuation costs, as follows:

(In thousands)
Eliminate DTG's accumulated deficit	$223,630
Estimated remaining merger related transaction costs assumed to be non-recurring	(49,165)

Total	$174,465

(q)
To eliminate DTG's accumulated other comprehensive loss.

(r)
To eliminate DTG's treasury stock.

        The unaudited pro forma condensed combined financial statements do not reflect Hertz's expected realization of annual cost savings of $180 million by 2013. These savings are expected in direct operating, depreciation of revenue earning equipment and selling, general and administrative functions. Although Hertz management expects that cost savings will result from the merger, there can be no assurance that these cost savings will be achieved. The unaudited pro forma condensed combined financial statements do not reflect estimated restructuring and integration charges associated with the expected cost savings, which are estimated to be approximately $70 million, of which approximately $23 million (associated with the purchase of information technology hardware and software) will be capitalized and the remainder will be expensed as incurred. Additionally, severance charges for DTG senior management of approximately $23 million are not reflected in these pro forma financial statements, and will be expensed as incurred.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus, and the documents incorporated herein by reference, include certain forward-looking information about Hertz, DTG and the combined company after completion of the merger that is intended to be covered by the safe harbor for "forward-looking statements" provided by the U.S. Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Representatives of Hertz and DTG may also make forward-looking statements. Forward-looking statements include information concerning Hertz's and DTG's possible or assumed future results of operations, including descriptions of Hertz's and DTG's business strategies. These statements often include words such as "believe," "expect," "project," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "can," "feel," "forecasts," "to be" or similar expressions. These statements are based on Hertz's and DTG's expectations and beliefs at the time such statements were made; however, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. As you read and consider this proxy statement/prospectus, you should understand that these statements are not guarantees of performance or results. These forward-looking statements are subject to numerous risks and uncertainties, including the risks described in this proxy statement/prospectus under "Risk Factors," that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

        Some other risks and uncertainties include, but are not limited to:

  •
  the risk that the businesses of Hertz and DTG will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

  •
  the risk that expected synergies, operational efficiencies and cost savings from the merger may not be fully realized or realized within the expected time frame;

  •
  the risk that revenues following the merger may be lower than expected;

  •
  the inability to obtain governmental approvals of the merger on the proposed terms and schedule;

  •
  the operational and profitability impact of divestitures that may be required to be undertaken to secure regulatory approval;

  •
  the inability to obtain amendments to DTG's financing arrangements to permit optimal fleet integration;

  •
  the risk of changes in applicable tax or other laws;

  •
  the failure of DTG stockholders to adopt the merger agreement;

  •
  adverse response by DTG's and Hertz's licensees, franchisees, dealers and independent contractors;

  •
  other risks to consummation of the merger;

  •
  significant changes in the business environment, including as a result of industry consolidation, and the effect of competition in Hertz's and DTG's markets, including on Hertz's and DTG's pricing policies or use of incentives;

  •
  unanticipated regulatory or judicial proceedings or rulings;

  •
  potential or actual litigation;

  •
  the risk that management's assumptions and estimates used in applying critical accounting policies prove unreliable, inaccurate or not predictive of actual results;

  •
  the risk that the design of either company's disclosure controls and procedures or internal controls prove inadequate, or are circumvented, thereby causing losses or errors in information or a delay in the detection of fraud;

  •
  the risk that Hertz and DTG may not accurately estimate future levels of rental activity and adjust the size of the combined fleet accordingly; and

  •
  the impact on Hertz's or DTG's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts.

        For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the factors described in the Cautionary Note Regarding Forward-Looking Statements in each of the Hertz 10-K, the Hertz 10-Q, the DTG 10-K and the DTG 10-Q. See "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus.

        Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements, and the factors that will determine these results are beyond Hertz's or DTG's ability to control or predict.

        Hertz and DTG caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement/prospectus, in the case of forward-looking statements contained in this proxy statement/prospectus, or the dates of the documents incorporated by reference in this proxy statement/prospectus, in the case of forward-looking statements made in those incorporated documents.

        Except to the extent required by applicable law or regulation, Hertz and DTG undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

        All subsequent written or oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to Hertz or DTG or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

        Neither Hertz's nor DTG's independent registered public accounting firms have compiled, examined or otherwise applied procedures to the prospective financial information presented herein and, accordingly, do not express an opinion or any other form of assurance on such information or its achievability.

 THE DTG SPECIAL MEETING

Overview

        This proxy statement/prospectus is being provided to DTG stockholders as part of a solicitation of proxies by the DTG board of directors for use at the special meeting of DTG stockholders and at any adjournments or postponements thereof. This proxy statement/prospectus is first being furnished to stockholders of DTG on or about August 17, 2010. In addition, this proxy statement/prospectus constitutes a prospectus of Hertz in connection with the issuance by Hertz of its common stock in connection with the merger. This proxy statement/prospectus provides DTG stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting of DTG stockholders.

Date, Time and Place of the Special Meeting

        The special meeting of DTG stockholders will be held on September 16, 2010, at 10:00 a.m., local time, at 10 South Dearborn Street, Plaza Level Auditorium, Chicago, Illinois 60603.

Purposes of the Special Meeting

        At the special meeting, DTG's stockholders will be asked:

  1.
  To consider the proposal to adopt the Agreement and Plan of Merger, dated as of April 25, 2010, by and among Hertz, Merger Sub and DTG, as may be amended from time to time, pursuant to which Merger Sub will merge with and into DTG, and DTG will continue as the surviving entity and a wholly owned subsidiary of Hertz; and

  2.
  To consider a proposal to approve the adjournment of the meeting, if necessary, to solicit additional proxies in the event that there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        The DTG board of directors recommends that DTG stockholders vote "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the meeting if necessary to solicit additional proxies in favor of the adoption of the merger agreement. Your properly signed and dated proxy card will be voted in accordance with the board's recommendation unless you specify otherwise.

Record Date; Outstanding Shares; Shares Entitled to Vote

        The record date for the special meeting of DTG stockholders is August 13, 2010. Only stockholders of record at the close of business on August 13, 2010 are entitled to receive notice of, and to vote at, the special meeting or postponements or adjournments thereof (unless the Board of Directors fixes a new record date for any such postponed or adjourned meeting). You are entitled to one vote for each share of DTG common stock you own. At the close of business on August 13, 2010, there were approximately 28,695,540 shares of DTG common stock outstanding and entitled to vote, held by approximately 82 holders of record and, based on information available as of the date of this proxy statement/prospectus, 6,300 beneficial holders.

        A list of DTG stockholders as of the record date will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for at least 10 days before the meeting in the Office of the General Counsel, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135. The list will also be available for inspection at the meeting site during the special meeting.

 Quorum; Vote Required; Abstentions and Broker Non-Votes

        No business may be transacted at the special meeting unless a quorum is present. Attendance in person or by proxy at the special meeting of holders of record of a majority of the total number of issued and outstanding shares of DTG common stock entitled to vote at the meeting will constitute a quorum. If a quorum is not present, the holders of at least a majority of shares present at the special meeting and entitled to vote may adjourn the meeting in accordance with DTG's by-laws. In addition, if fewer shares of DTG common stock are voted in favor of the adoption of the merger agreement than the number required for its adoption, the special meeting may be adjourned or postponed to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

        Abstentions (shares of DTG common stock for which proxies have been received but for which the holders have abstained from voting) and broker non-votes (shares of DTG common stock for which proxies have been returned by a broker indicating that the broker has not received voting instructions from the beneficial owner of the shares and does not have discretionary authority to vote the shares) will be included in the calculation of the number of shares of DTG common stock represented at the special meeting for purposes of determining whether a quorum has been achieved.

        The affirmative vote of the holders of at least a majority of the shares of DTG common stock issued and outstanding and entitled to vote at the special meeting is required to approve the merger agreement. The affirmative vote of the holders of at least a majority of the shares of DTG common stock present in person or represented by proxy and entitled to vote at the special meeting is required to approve the proposal to adjourn the special meeting to solicit additional proxies in the event that there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        If you abstain from voting, or fail to vote, with respect to the proposal to adopt the merger agreement, it will have the same effect as a vote "AGAINST" the adoption of the merger agreement. With respect to the proposal to adjourn the special meeting to solicit further proxies to approve the proposal to adopt the merger agreement, your abstention will have the same effect as a vote "AGAINST" the proposal to adjourn the special meeting, while a failure to vote will have no effect on the outcome of the vote for the proposal to adjourn the special meeting.

        In accordance with the rules of the NYSE, banks, brokers and other nominees who hold shares of DTG common stock in "street name" for their customers but do not have discretionary authority to vote the shares may not exercise their voting discretion with respect to the adoption of the merger agreement. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the adoption of the merger agreement. For shares of DTG common stock held in "street name," only shares of DTG common stock affirmatively voted "FOR" adoption of the merger agreement will be counted as a favorable vote for such proposal. Failing to provide voting instructions to your bank, broker or other nominee, will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        If you have shares credited to you through the DTG 401(k) Plan as of the record date and the trustee for that plan does not receive specific voting directions from you prior to the reply date, the trustee will vote those shares in the same proportion as shares for which directions are received.

Attendance at the Special Meeting

        All holders of shares of DTG common stock as of the close of business on August 13, 2010, the record date for the special meeting, including registered stockholders (stockholders holding shares in their own name) and beneficial owners of stock registered in the "street name" of a bank, broker or other nominee, are invited to attend the special meeting. If you are a registered stockholder, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.

        If you have shares credited to you through the DTG 401(k) Plan as of the record date, you may not vote your plan shares in person at the special meeting; only the trustee of such plan can vote those shares on your behalf.

How to Vote

  Voting in Person

        Registered stockholders will be able to vote in person at the special meeting. If you are not a registered stockholder, but instead hold your shares in "street name" through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.

  Voting by Proxy

        To ensure that your shares are represented at the special meeting, you are recommended to vote promptly by proxy, even if you plan to attend the special meeting in person. If you attend the special meeting and wish to vote in person or change your vote, you can always revoke your proxy by voting at the meeting.

        If you are a registered stockholder, you may vote by proxy using one of the methods described below.

        Vote by Telephone or via the Internet.    This proxy statement/prospectus is accompanied by a proxy card with instructions for voting. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

        Vote by Proxy Card.    If you complete, sign, date and return the enclosed proxy card by mail so that it is received before the special meeting, your shares will be voted in the manner directed by you on your proxy card. You may vote "FOR", vote "AGAINST" or abstain from voting with respect to each of the proposal to adopt the merger agreement and the proposal to adjourn the special meeting to solicit further proxies to approve the proposal to adopt the merger agreement.

        If you return your signed proxy card, but do not specify how you want to vote your shares, your shares will be voted "FOR" the proposal to adopt the merger agreement and the proposal to adjourn the special meeting. In addition, your shares will be voted in the discretion of the persons appointed as proxies in the proxy card as to any other business that is properly brought before the special meeting or any adjournment or postponement of the meeting. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

        If your shares are held by a bank, broker or other nominee on your behalf in "street name," your bank, broker or other nominee will send you instructions as to how to vote your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate stockholders' identities, to allow stockholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the Internet through such a program must be received by 1:00 a.m., Central Time on September 15, 2010. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the special meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your shares held in "street name" at the special meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the Internet with respect to your shares. If you do not provide your bank, broker or other nominee with instructions as to how to vote your shares, your bank, broker or other nominee will not be able to vote your shares, which will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        If you have shares credited to you through the DTG 401(k) Plan as of the record date, you must direct the trustee of the DTG 401(k) Plan how to vote on your behalf. The trustee will send you a proxy card that permits you to direct the trustee how to vote the number of shares credited to your account. The trustee of the DTG 401(k) Plan also votes credited shares for which it has not received directions in the same proportion as shares for which directions are received. In order to direct the trustee how to vote your shares, you must return your directions to the trustee so that they are received no later than the reply date.

Revoking Your Proxy

        Your proxy is revocable. If you are a registered stockholder, you can revoke your proxy at any time before it is voted at the special meeting by:

  •
  submitting a new proxy with a later date, by using the telephone or Internet voting procedures described above, or by completing, signing, dating and returning a new proxy card by mail to DTG;

  •
  attending the special meeting and voting in person; or

  •
  sending written notice of revocation to DTG's corporate secretary at Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135, Attn: Corporate Secretary.

        Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to DTG or by sending a written notice of revocation to the corporate secretary, you should ensure that you mail your new proxy card or written notice of revocation in sufficient time for it to be received by DTG before the day of the special meeting.

        If you hold your shares in "street name" through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

        If you have shares credited to you through the DTG 401(k) Plan, you must provide new directions to the trustee of the DTG 401(k) Plan at any time prior to the reply date established by the trustee in order to change or revoke your vote. You are not limited as to the number of changes of voting instructions you may give the trustee prior to the reply date.

Stock Ownership and Voting by DTG's Directors and Executive Officers

        At the close of business on August 13, 2010, the record date for the special meeting, DTG's directors and executive officers had the right to vote approximately 488,666 shares of the then-outstanding DTG voting stock at the special meeting. At the close of business on August 13, 2010, these shares represented approximately 1.70% of DTG common stock outstanding and entitled to vote at the meeting. It is expected that DTG's directors and executive officers will vote their shares "FOR"

approval and adoption of the merger agreement, although none of them has entered into any agreement requiring them to do so.

Proxy Solicitations

        DTG is soliciting proxies for the special meeting from DTG stockholders. DTG will bear the entire cost of soliciting proxies from DTG stockholders. In addition to this mailing, DTG's directors, officers and employees (who will not receive any additional compensation for their services) may solicit proxies personally, electronically or by telephone. DTG has also engaged Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $100,000, plus reimbursement of out-of-pocket expenses. DTG and its proxy solicitors will also request that banks, brokerage houses and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of DTG common stock and will, if requested, reimburse them for their reasonable out-of-pocket expenses in doing so.

        In addition, Hertz has retained D.F. King & Co., Inc. to provide future assistance in the solicitation of proxies for the special meeting and will pay D.F. King & Co., Inc. a fee not to exceed $100,000, plus reimbursement of reasonable expenses.

        Stockholders should not submit any stock certificates with their proxy cards. A transmittal form with instructions for the surrender of certificates representing shares of DTG common stock will be mailed to DTG stockholders if the merger is completed.

Appraisal Rights

        Under Delaware law, holders of record of DTG common stock who do not vote in favor of adoption of the merger agreement have the right to seek appraisal of the fair value of their shares of stock if the merger is completed. To exercise your appraisal rights, you must strictly follow the procedures prescribed by Delaware law, including, among other things, submitting a written demand for appraisal to DTG before the vote is taken on the adoption of the merger agreement, and you must not vote in favor of adoption of the merger agreement. These procedures are summarized in the section titled "The Merger—Dissenters' Appraisal Rights" (the text of the applicable provisions of Delaware law as in effect with respect to this transaction is included as Annex D to this proxy statement/prospectus).

Other Business

        DTG is not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the DTG board of directors may recommend.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact DTG's proxy solicitors, Georgeson Inc., at (866) 767-8986 (toll free) or collect at (212) 806-6859 (international).

THE MERGER

        The following discussion contains certain material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement and the opinions of J.P. Morgan and Goldman Sachs included as Annexes A, B and C, respectively, to this proxy statement/prospectus. Hertz and DTG urge you to read carefully this entire document, including the merger agreement, for a more complete understanding of the merger.

        Hertz's and DTG's boards of directors have approved the merger agreement. The merger agreement provides for combining Hertz and DTG through the merger of Merger Sub, a wholly owned subsidiary of Hertz, with and into DTG, with DTG continuing as the surviving corporation. Following the merger, Hertz will combine the retail car rental businesses of DTG with Hertz's car rental businesses.

        In the merger, each share of DTG common stock will be converted into the right to receive $32.80 in cash less the special dividend per share amount (described below), without interest and less any applicable withholding, and 0.6366 shares of Hertz common stock. Cash will be paid in lieu of any fractional share of Hertz common stock that DTG stockholders would otherwise be entitled to receive in the merger. In addition, record holders of DTG common stock immediately prior to the effective time of the merger will receive a dividend from DTG in an amount equal to the special dividend per share amount for each share of DTG common stock that they hold at such time. The special dividend per share amount will be equal to $200,000,000 divided by the sum of (1) the number of issued and outstanding shares of DTG common stock immediately prior to the effective time of the merger, (2) the number of shares of DTG common stock that would be delivered to the holders of performance units outstanding immediately prior to the effective time of the merger if performance was achieved at the target level and (3) the number of shares of DTG common stock to which the restricted stock units outstanding as of immediately prior to the effective time pertain. Based on the number of shares of DTG common stock issued and outstanding on April 25, 2010, the special dividend per share amount would have been equal to approximately $6.88 had the effective time occurred on that date. DTG does not intend to pay the special dividend if the merger is not consummated.

        Shares of Hertz common stock issued and outstanding at merger completion will remain outstanding and those stock certificates will be unaffected by the merger. Hertz's common stock will continue to trade on the NYSE under the Hertz Global Holdings, Inc. name with the symbol "HTZ" following the merger.

        All or substantially all of the cash amounts payable by Hertz in the merger are expected to be provided by The Hertz Corporation, a wholly owned subsidiary of Hertz. Following the merger, DTG is expected to become a subsidiary of The Hertz Corporation. See "The Merger Agreement" for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

        Each of DTG's and Hertz's board of directors has from time to time separately engaged with the senior management of their respective companies in reviews and discussions of potential strategic alternatives, and has considered ways to enhance their respective performance and prospects in light of competitive and other relevant developments. These reviews and discussions have focused on, among other things, the business environment facing the car rental industry generally and each respective company in particular, as well as conditions in the automotive industry and the debt financing markets. For each company, these reviews have also included periodic discussions with respect to potential transactions that would further its strategic objectives and enhance shareholder value, and the potential benefits and risks of those transactions.

        In March 2007, Enterprise Rent-a-Car announced that it had entered into an agreement to acquire Vanguard Car Rental, owner of the National and Alamo car rental brands.

        On April 3, 2007, DTG's then President and Chief Executive Officer, Gary L. Paxton, and Hertz's Chairman and Chief Executive Officer, Mark P. Frissora, had a telephone conversation in which each expressed interest in evaluating a potential business combination between DTG and Hertz. On April 9, 2007, DTG and Hertz executed a confidentiality agreement and conducted preliminary reciprocal due diligence. On April 17, 2007, members of senior management of each of DTG and Hertz met in person in Chicago to discuss such a transaction, including, among other things, related antitrust considerations and timing. Shortly after this meeting, DTG and Hertz terminated their discussions.

        In October 2007, Avis submitted a non-binding indication of interest for a possible business combination with DTG at a price of $44 per share of DTG common stock, of which 58% would be in cash and 42% would be in the form of Avis common stock. DTG, Avis, J.P. Morgan, which was retained pursuant to an engagement letter dated November 7, 2007, as a financial advisor to DTG, DTG's legal counsel, Cleary Gottlieb Steen & Hamilton LLP, referred to as Cleary, and Avis's financial and legal advisors engaged in reciprocal due diligence and negotiations in furtherance of the proposed transaction, as well as discussions with respect to related antitrust considerations. On December 4, 2007, Avis advised DTG that it was revising its proposed purchase price to $35.50 per share of DTG common stock, to consist of $13.01 in Avis stock, $18.99 in cash and shares of a new series of Avis participating preferred stock having a value (based on the Black-Scholes valuation model) of $3.50, and that its revised indication of interest would be subject to further due diligence. Trading in DTG common stock closed at $24.12 on December 4, 2007. DTG indicated to Avis that DTG would consider Avis's revised indication of interest, but that transaction certainty was also of paramount importance, and that Avis's willingness to agree to strong divestiture commitments and meaningful reverse termination fees to address antitrust-related concerns would be critical factors for consideration by DTG's board of directors. Avis stated that it was willing to make unspecified limited divestitures, but would not agree to DTG's request for a reverse termination fee that would be payable in the event that antitrust approval was not ultimately obtained. In early January 2008, DTG and Avis mutually agreed to terminate their discussions.

        In March 2008, Mr. Paxton contacted each of Mr. Frissora and Ronald L. Nelson, chairman and chief executive officer of Avis, to inquire as to whether their respective companies would be interested in re-engaging in discussions regarding a business combination with DTG. On March 20, 2008, Avis submitted a non-binding indication of interest to acquire DTG for consideration consisting of 85% Avis common stock and 15% cash at a premium of up to 5% to the market price for DTG common stock. Trading in DTG common stock closed at $13.74 per share on that day.

        On or about March 24, 2008, following a meeting of Hertz's board of directors during which the possibility of a combination with DTG was discussed, Mr. Frissora had a follow-up conversation with Mr. Paxton in which he indicated that Hertz would be interested in exploring such a transaction, proposing a 20-30% premium to the then-current price of DTG common stock and consideration consisting of 80% Hertz common stock and 20% cash.

        On March 31, 2008, Avis sent DTG a follow-up letter reiterating the benefits of a combination of the two businesses and emphasizing synergies of $5.00 to $10.00 per share of DTG common stock.

        The DTG board of directors met on March 31, 2008 with members of DTG's senior management and J.P. Morgan to discuss the responses of Hertz and Avis. The DTG board of directors met again on April 7, 2008 with members of DTG's senior management, J.P. Morgan and Cleary. After further discussion of the responses of Hertz and Avis, the DTG board of directors approved DTG's engagement with Hertz and Avis to discuss a potential sale of DTG.

        In early April 2008, Mr. Paxton and J.P. Morgan had conversations with each of Hertz and Avis, in which Mr. Paxton indicated that DTG would be receptive to an all-stock offer representing a 20-30% premium to the then-current price of DTG common stock. Each of Hertz and Avis indicated a preference for a mixture of cash and stock consideration. Also in April and May 2008, DTG executed confidentiality agreements with four parties, including Hertz and Avis, following which DTG, Hertz and Avis began conducting reciprocal due diligence. Discussions with the other two parties, both of which were car rental companies based outside of the United States, were terminated by the counterparties shortly thereafter without either party engaging in any due diligence. One party cited general conditions in the capital markets, which created challenges for financing a transaction, as its reason for terminating discussions. There has not been any subsequent contact between DTG and these two parties regarding a potential sale of DTG. The standstill provisions in each of the confidentiality agreements expired in 2009. The closing price of DTG common stock on April 11, 2008, the date on which Hertz and Avis executed their confidentiality agreements, was $14.60.

        During May 2008, DTG, Hertz and Avis, together with their respective advisors, continued their reciprocal due diligence investigations. On May 9, 2008, J.P. Morgan circulated to each of Hertz and Avis a process letter describing, among other things, the procedures and timing to be followed in connection with the submission of written proposals regarding a potential transaction with DTG. While both Hertz and Avis were made aware that their interest was being solicited in the context of a formal auction process, DTG did not disclose to either party the number or the identities of the other parties involved in the process.

        On May 15, 2008, Hertz's board of directors met and discussed Hertz's preliminary due diligence findings and the advantages and risks of a transaction with DTG, as well as the potential terms of such a transaction. One of the principal concerns raised at this meeting was DTG's vehicle supply agreement with Chrysler, pursuant to which DTG was then obligated to purchase 75% of its rental vehicles from Chrysler during a given year, up to certain targeted volumes.

        On May 19, 2008, Avis submitted a non-binding indication of interest to acquire DTG for consideration consisting entirely of Avis common stock at a premium of up to 15% to the market price for DTG common stock at the time of signing of a merger agreement for a transaction (assuming that the market price was "undisturbed" by transaction rumors). Trading in DTG common stock closed at $15.01 on that date. Avis's indication of interest was conditioned upon Avis's satisfaction with: the amount of fleet financing expected or required to be refinanced and the cost to be incurred in connection therewith; the amount of synergies available to be created by the combination; and the terms and conditions of DTG's risk and program vehicle purchases from Chrysler in model year 2009 and how such terms and conditions would apply in the context of the transaction. Avis proposed retaining certain of DTG's functions and centralizing certain of the combined company's functions in Tulsa, Oklahoma, the location of DTG's headquarters, and appointing two DTG representatives to the Avis board of directors upon consummation of a transaction. Avis also stated that it was open to having the consideration consist of a combination of cash and an amount of Avis common stock equal to less than 19.9% of the Avis shares then outstanding, meaning that the transaction would not need to be conditioned on a vote of Avis's stockholders.

        On May 20, 2008, Hertz submitted a non-binding indication of interest to acquire all of the shares of DTG. Hertz stated in the indication of interest that it was prepared to offer a price representing a 20% premium over an unaffected market price for DTG shares, excluding any perceived effect of an expected transaction. The closing price of DTG common stock on May 20, 2008 was $15.03. Hertz indicated that 80% of the proposed merger consideration would be comprised of Hertz stock and the remaining 20% would consist of cash, and that obtaining commitments for an expanded fleet financing facility would be a condition to signing a definitive merger agreement. Hertz also proposed appointing one DTG representative to the Hertz board of directors upon consummation of a transaction. Hertz also requested a four-week exclusivity period as a condition to proceeding with the transaction.

        On May 21, 2008, the DTG board of directors met to consider the indications of interest from Avis and Hertz. After discussion, the DTG board of directors approved the continuation of discussions with Avis and Hertz regarding a potential sale of the company.

        On May 24, 2008, DTG representatives responded to Hertz's indication of interest, expressing some disappointment with its content but also expressing an understanding of Hertz's preliminary due diligence concerns, which included the vehicle supply agreement with Chrysler and the present and future mix of Chrysler program and risk vehicles in DTG's fleet. DTG also indicated in its response that at least one other major domestic car rental company was participating in its process for exploring potential transactions. In early June 2008, after receiving DTG's consent, Mr. Frissora and other members of Hertz senior management, including Hertz's Chief Financial Officer, Elyse Douglas, and Hertz's then-President of Vehicle Rental Leasing for the Americas and Pacific, Joseph R. Nothwang, met with Chrysler representatives to discuss Chrysler's financial condition and outlook for the future.

        Also in early June 2008, DTG provided Hertz and Avis with a draft Agreement and Plan of Merger, prepared by Cleary. No other parties were engaged in the process at that time.

        On June 12, 2008, Avis advised DTG that it was no longer interested in pursuing a merger with DTG due to challenging economic conditions and difficulties in the financing markets. In lieu of a merger, Avis proposed a complex transaction under which DTG would license certain of its business territories to Avis while operating the rest of its business independently. Given the legal and operational complexities identified by DTG in connection with the structure described by Avis, DTG declined to pursue this proposal, and the parties terminated their discussions.

        Discussions between DTG and Hertz senior management continued during July and early August 2008.

        In July 2008, a party, which at the time was engaged in the car rental business and has since ceased operations, delivered an unsolicited indication of interest to DTG. The proposal contemplated the acquisition of DTG common stock at a price of $8.50 per share in cash, subject to satisfactory completion of due diligence and receipt of necessary financing. On July 3, 2008, trading in DTG common stock closed at $3.18 per share. At a meeting on July 24, 2008, DTG's board of directors discussed this proposal, as well as the status of the Hertz discussions, with DTG's management, J.P. Morgan and Cleary. DTG's management and J.P. Morgan expressed their view that the company making this proposal would have difficulty obtaining the necessary financing, and otherwise did not have the financial strength to pursue the proposed transaction. DTG declined to pursue further discussions with this company, which is not currently subject to any standstill restrictions.

        On August 14, 2008, Hertz's board of directors met and again discussed a possible strategic transaction with DTG. Hertz's board of directors decided not to pursue a transaction at that time, due to factors including the uncertainty of the financial markets, concerns with respect to DTG's liquidity and concerns with respect to DTG's vehicle supply agreement with Chrysler and Chrysler's deteriorating financial condition. The closing price of DTG common stock on August 14, 2008 was $3.73.

        On November 14, 2008, Mr. Frissora contacted Scott L. Thompson, who had succeeded Mr. Paxton as DTG's President and Chief Executive Officer, to suggest the possibility of reviving discussions regarding a business combination between DTG and Hertz. On November 18, 2008, DTG's board of directors instructed DTG management to reengage in merger discussions with Hertz.

        On December 12, 2008, following a further decline in the trading price of DTG common stock, Hertz submitted a revised non-binding indication of interest to acquire all of the shares of DTG at a price of $2.00 a share, comprised of $0.50 in cash and 0.44 shares of Hertz common stock, which represented a premium of approximately 77% to the closing price of DTG common stock on that date. Hertz stated in this indication of interest that it would require the rollover of DTG's existing fleet financing as a condition to a transaction. Hertz offered to appoint one DTG representative to Hertz's board of directors upon consummating a transaction. Hertz also requested an exclusivity period to conduct diligence and negotiate a merger agreement. DTG's board of directors met on December 15, 2008 to consider Hertz's proposal, and concluded that in the board's judgment, after consultation with DTG's senior management and J.P. Morgan, the offer was inadequate. Mr. Thompson communicated the DTG board of directors' rejection of Hertz's offer in a telephone conversation with Mr. Frissora on December 22, 2008, citing Hertz's valuation of DTG and the proposed contingency with respect to DTG's existing fleet financing as DTG's two principal issues with Hertz's proposal. The closing price of DTG common stock on that date was $1.09.

        On January 19, 2009, Hertz submitted a further revised non-binding indication of interest to acquire all of the shares of DTG at a price of $3.50 per share, comprised of $0.85 in cash and 0.50 shares of Hertz common stock, which represented a premium of approximately 176% to the closing price of DTG common stock on that date. Hertz also indicated that, given the strained debt markets and reduced liquidity in the banking sector at such time, it would require the rollover of half of DTG's existing fleet financing. Hertz reiterated its request for an exclusivity period.

        On January 29, 2009, DTG's board of directors met with J.P. Morgan and Cleary to discuss Hertz's revised proposal. After consideration of, and in view of, the risks and challenges of remaining independent in the then highly troubled economic and industry environments, the DTG board of directors determined to authorize and direct Mr. Thompson to engage Hertz in discussions with respect to its proposal. The DTG board of directors also determined that, in its judgment, $7.50 per share of DTG common stock would be an appropriate price to propose to Hertz in the context of such discussions.

        On February 3, 2009, DTG responded to Hertz's latest indication of interest in a letter from Mr. Thompson, noting that DTG's board of directors believed that an appropriate valuation of DTG would be $7.50 per share. Mr. Thompson also indicated that DTG's board of directors had a strong preference for 100% stock consideration, given the view of DTG's board of directors that both companies' stocks were significantly undervalued. Mr. Thompson emphasized that certainty of closing a transaction was especially important to DTG's board of directors and management. DTG again rejected any contingency in a transaction related to DTG's existing fleet financing and informed Hertz that DTG's board of directors expected Hertz to bear the burden of any conditions imposed by regulatory agencies. The closing price of DTG common stock on that date was $1.24.

        During a February 24, 2009 telephone conversation with Mr. Thompson, Mr. Frissora indicated that Hertz might still be willing to pursue a transaction at an offer price of $3.50 per DTG share. After consulting with the DTG board of directors, Mr. Thompson indicated that DTG would not be interested in pursuing a transaction with Hertz at a price below $5.25 to $5.50 per share. The closing price of DTG common stock on February 24, 2009 was $0.88 per share.

        On March 22, 2009, DTG held a meeting of its board of directors at which it was decided that in light of conditions in the financing markets and the car rental industry, any merger transaction would be extraordinarily difficult to execute, and that day-to-day business operations in light of the challenging economic and industry environments facing the company required the full attention of DTG's management. Following that decision, on March 23, 2009, Mr. Thompson sent Mr. Frissora a letter advising Hertz that DTG had concluded that a transaction with Hertz on terms acceptable to DTG could not be accomplished at that time. The closing price of DTG common stock on March 23, 2009 was $1.07. In a telephone call on March 25, 2009, Mr. Frissora informed Mr. Thompson that Hertz had reached the same conclusion due to uncertainties in the financial markets and the particular challenges facing DTG at such time. Hertz and DTG therefore determined to cease all discussions and related work with respect to a transaction.

        In April 2009, Hertz acquired Advantage Rent A Car.

        On April 30, 2009, Chrysler filed a voluntary petition for reorganization relief under Chapter 11 of the U.S. Bankruptcy Code. On August 4, 2009, DTG and Chrysler executed a new vehicle supply agreement that substantially reduced DTG's vehicle purchase commitments to Chrysler and allowed for greater flexibility and diversification of DTG's fleet. The closing price of DTG common stock on April 30, 2009 was $3.76 and the closing price of DTG common stock on August 4, 2009 was $17.53. In 2009, DTG also entered into a long-term vehicle supply agreement with Ford Motor Company and began working closely with General Motors and Nissan to help diversify the fleet and mitigate loss exposure to any one auto manufacturer. As a result, DTG expects that, for the 2010 model year, Chrysler will represent approximately 30% of the total U.S. fleet purchases by DTG. By comparison, for the 2008 model year, Chrysler vehicles represented approximately 76% of DTG's total U.S. fleet purchases.

        On December 4, 2009, following a discussion among Hertz senior management and representatives of Hertz's majority stockholders, Mr. Frissora called Mr. Thompson to explore whether DTG might be interested in restarting discussion of a potential business combination given recent improvements in the financial markets. After a discussion with the DTG board of directors, Mr. Thompson communicated to Mr. Frissora on December 7, 2009 that the DTG board of directors was open to such a discussion. The closing price of DTG common stock on December 7, 2009 was $21.76.

        DTG and Hertz executed a new confidentiality agreement on December 10, 2009. Hertz subsequently requested that its advisors provide assistance in connection with the potential transaction: Barclays Capital Inc., referred to as Barclays, as Hertz's lead financial advisor, Bank of America Merrill Lynch, as financial advisor, Debevoise & Plimpton LLP, referred to as Debevoise, as legal and co-regulatory counsel, and Jones Day, as co-regulatory counsel.

        On December 21, 2009, members of DTG and Hertz senior management held a telephone conference to discuss high-level due diligence matters. At the conclusion of that call, Mr. Thompson requested a written indication of interest from Hertz.

        On December 22, 2009, Hertz submitted a new non-binding indication of interest to acquire all of the shares of DTG at a price of $30.00 per share, consisting of $15.00 in cash and $15.00 in Hertz common stock. Hertz also requested a 45-day exclusivity period to conduct diligence and negotiate a merger agreement. On December 23, 2009, Mr. Thompson reported to Mr. Frissora that DTG's board of directors would meet to consider Hertz's latest indication of interest and would respond during the first week of 2010. The closing price of DTG common stock on that date was $26.90.

        On December 29, 2009, DTG engaged Goldman, Sachs & Co., referred to as Goldman Sachs, as a financial advisor and re-engaged J.P. Morgan as a financial advisor. The J.P. Morgan engagement letter executed at that time superseded DTG's prior engagement letter with J.P. Morgan. DTG engaged both Goldman Sachs and J.P. Morgan because DTG's senior management believed that it would be valuable to have advice from two well-respected financial advisors.

        On December 30, 2009, DTG's board of directors met to discuss Hertz's indication of interest. At the meeting, representatives of Cleary reviewed the fiduciary obligations of the directors in connection with the consideration of a strategic opportunity such as that proposed by Hertz, including the "Revlon" duties that may arise in such a situation. The DTG board of directors also received a presentation from DTG's financial advisors of their preliminary financial analysis. The materials provided to the DTG board of directors also included a summary of the historic standalone capital structures, including debt, of Hertz and Avis. Following discussion with DTG's financial advisors, the DTG board of directors determined that it would be preferable if a substantial portion of the merger consideration in a transaction with Hertz were in the form of cash in light of the risk of a double dip recession, the continued volatility in the equity markets and the lengthy period of time that would likely be required to close any transaction. As before, transaction certainty was of paramount importance to the board of directors, and the directors reviewed with representatives of Cleary the regulatory issues that might arise in connection with a transaction with Hertz. The DTG board of directors also discussed other potential transaction partners, including Avis, and the financing and regulatory issues that might arise in a potential business combination with such parties. However, the members of the board of directors were concerned that Hertz would not participate in an auction and that other potential bidders, including Avis, would face difficulty given the unfavorable lending market for highly leveraged companies. In this regard, DTG's board of directors also considered DTG's history of numerous unsuccessful efforts to sell the company.

        On December 31, 2009, DTG responded to Hertz's indication of interest in a letter that highlighted several areas for further discussion. DTG indicated that it would be willing to continue negotiations if, among other things, Hertz's proposed value to DTG stockholders was "at least in the mid-thirties" per share, a range established by DTG's board of directors in its judgment after consultation with DTG's financial advisors and senior management. While DTG stated a preference for all-cash consideration, it also indicated a willingness to receive Hertz common stock, subject to appropriate representation on Hertz's board of directors. DTG informed Hertz that, aside from price, the most important issue to DTG's board of directors was transaction certainty, particularly as it related to receipt of required antitrust approvals. DTG also requested additional detail with regard to Hertz's plans for the integration of the companies. The closing price of DTG common stock on that date was $25.61.

        On January 7, 2010, at the request of Hertz and DTG, the parties' respective financial advisors met to discuss certain financial aspects of a potential transaction, during which representatives of Barclays requested discussions with DTG management regarding DTG's business and potential transaction synergies. On January 18, 2010, senior management of DTG and Hertz met to discuss the proposed transaction, including potential synergies related to information technology, fleet management and flexibility in cash management and financing. DTG management also provided additional information regarding DTG's business, including its revenue sources and the mix, mileage, depreciation and disposition of its fleet. Throughout January, at the request of Hertz and DTG, the parties' respective financial advisors continued discussions regarding financial aspects of a potential transaction.

        During January and February 2010, Messrs. Thompson and Frissora communicated several times regarding a potential transaction, including the status of their respective companies' and advisors' due diligence efforts. In the course of these discussions, Mr. Frissora noted certain provisions in Hertz's publicly available debt agreements that would limit Hertz's flexibility after consummating an all cash transaction, and further noted that these issues would not be alleviated by the availability to Hertz of DTG's cash reserves following a merger. After confirming the existence of such provisions, Mr. Thompson suggested that this issue could be addressed by having DTG pay an extraordinary dividend from its cash reserves immediately prior to the merger as part of the transaction.

        On January 25, 2010, Hertz submitted a new non-binding indication of interest to acquire all of the shares of DTG common stock at a price of $35.00 per share, consisting of $21.00 in cash and $14.00 in Hertz common stock. That indication of interest also reiterated Hertz's request for a 45-day exclusivity period to conduct diligence and negotiate a merger agreement. The trading price of DTG common stock closed at $24.22 on that date.

        On January 25 and 26, 2010, Messrs. Thompson and Frissora held a series of telephone calls discussing Hertz's new indication of interest. In these calls, Mr. Thompson focused on certainty of completion of the transaction, potential adjustments to the stock component of the merger consideration, and DTG representation on Hertz's board of directors.

        On January 27, 2010, DTG's board of directors met to discuss, among other things, Hertz's new indication of interest. At the meeting, the board of directors received presentations from DTG's senior management, DTG's financial advisors and Cleary with respect to Hertz's proposal. Mr. Thompson updated the DTG board of directors on the operations and risk management of DTG, including the current rate environment, fleet costs, vehicle funding and the general outlook for 2010. The board of directors also discussed whether other potentially interested parties, particularly Avis and certain European-based car rental companies, should also be contacted. In this regard, the board discussed with DTG's financial advisors the ability of Avis to raise sufficient financing to make a competitive cash bid in light of its capital structure and the state of the debt financing markets at the time, as well as the impact the state of such markets might have on the ability of private equity buyers to effect an acquisition of DTG. DTG's board of directors discussed the likelihood that, in light of the state of the financing markets, Avis would need to offer a significant portion of any merger consideration in the form of Avis common stock, and that this would likely cause any transaction with Avis to require the approval of Avis's stockholders under the rules of the New York Stock Exchange. The board of directors further discussed with representatives of Cleary the relative antitrust-related risks associated with a combination with Avis, as compared with such risks arising from a combination with Hertz, including the risk that Avis's ownership of the Budget leisure car rental brand would invite additional regulatory scrutiny. The DTG board of directors also discussed the fact that rental car companies from Europe would not be able to gain the benefit of synergies that a U.S.-based purchaser would likely be able to recognize and thus would have difficulty in offering a competitive price for DTG. The board of directors also noted that in light of DTG's extensive history of failed merger efforts, rumors of new merger-related discussions could be highly disruptive and demoralizing for the company's employees. The board of directors recognized that the risk of such rumors would be increased to the extent that DTG actively inquired as to the level of interest of other parties. In discussion with representatives of Cleary, DTG's board of directors also considered that appropriate deal protection provisions that would typically be contained in a merger agreement, such as termination fees, should not preclude another interested bidder from making a bid after the signing of a definitive transaction agreement. Based on all of these considerations, the DTG board of directors determined not to contact other parties at that time and authorized DTG's management to execute a limited 45-day exclusivity agreement (provided that it could be terminated at an earlier date by DTG in certain circumstances) and to engage in due diligence and negotiations with Hertz.

        On February 1, 2010, Mr. Thompson telephoned Mr. Frissora to report that the DTG board of directors had authorized DTG's management to enter into an exclusivity agreement with Hertz. Mr. Thompson noted that the DTG board of directors continued to be focused on deal certainty and that a key element of the exclusivity period must be addressing the board of directors' concerns with respect to deal certainty.

        On February 3, 2010, DTG and Hertz signed an exclusivity agreement, in which DTG agreed not to solicit, discuss or authorize an acquisition transaction with any third party prior to March 17, 2010, subject to an early termination right on or after March 3, 2010 if, in DTG's good faith judgment, the discussions between the parties were unlikely to result in a definitive agreement. On February 3, 2010, trading in DTG common stock closed at $25.17.

        During the week of February 8, 2010, DTG and Hertz began exchanging materials (including granting the other party access to an electronic data room) and conducting reciprocal due diligence investigations. On February 10, 2010, Mr. Thompson met in person in Chicago with Mr. Frissora and certain members of the Hertz board of directors to discuss a potential transaction. On February 11, 2010, DTG management conducted a management presentation in Chicago for Hertz management, providing an overview of the DTG business and responding to due diligence questions posed by Hertz management. The closing price of DTG common stock on that date was $26.96.

        On February 12, 2010, Cleary delivered a draft merger agreement to Debevoise. During the weeks of February 15 and February 22, 2010, DTG and Hertz continued their respective due diligence efforts. On February 24, 2010, Debevoise delivered a revised draft of the merger agreement to Cleary, reflecting Hertz's comments. This draft contained an extensive list of closing conditions, including conditions relating to minimum cash amounts and minimum earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, of DTG, as well as, the procurement of third party consents, and the absence of any regulatory challenge to the transaction.

        On February 15 and February 24, 2010, the DTG board of directors met to discuss the status of the potential transaction with Hertz.

        On March 1 and 3, 2010, representatives of Debevoise and Cleary had telephonic discussions concerning the draft merger agreement provisions relating to the parties' obligations to obtain regulatory approvals and the proposed closing conditions in Hertz's revised draft of the merger agreement. On March 2, 2010, Debevoise communicated to Cleary that Hertz would be prepared to commit to divest (if required to obtain clearance under the HSR Act) business locations and business lines that produced, in the aggregate, less than $100-150 million in gross revenues and $10-15 million in EBITDA, in each case for calendar year 2009.

        On March 3, 2010, in light of the issues raised by Hertz's comments on the merger agreement relating to transaction certainty, DTG decided to terminate discussions with Hertz, and J.P. Morgan, at Mr. Thompson's instruction, informed Barclays of that decision.

        On March 5, 2010, DTG's board of directors met and discussed the recent developments concerning the negotiation of the merger agreement. The board of directors directed DTG management to suspend Hertz's due diligence access and not to engage in further discussions unless and until Hertz revised its positions in a manner more consistent with DTG's objective of transaction certainty. On the same day, first DTG, and then Hertz, suspended their respective due diligence investigations and the other party's access to its electronic data room. The closing price of DTG common stock on that date was $31.77.

        On March 8 and March 11, 2010, Messrs. Thompson and Frissora held telephonic discussions in which Mr. Frissora responded to concerns raised by Mr. Thompson regarding provisions in the revised draft merger agreement related to transaction certainty, including the allocation of risk associated with procuring necessary regulatory approvals and also certain closing conditions sought by Hertz relating to DTG's financial condition.

        On March 12, 2010, Debevoise sent Cleary a further revised draft of the merger agreement, intended to reflect the March 8 and March 11 discussions between Messrs. Thompson and Frissora, including, among other things, the addition of a reverse termination fee payable by Hertz to DTG if certain regulatory approvals were not obtained prior to the merger agreement's termination date and the conditions to the consummation of the proposed transaction were otherwise fulfilled, and the deletion of certain closing conditions relating to DTG's financial condition that had been objected to by Mr. Thompson on behalf of DTG. The termination fee (payable by DTG under certain circumstances) and reverse termination fee (payable by Hertz under certain circumstances) proposed by Hertz were each in the amount of 4.5% of transaction equity value.

        On March 16, 2010, Cleary sent Debevoise a proposal for a revised transaction structure designed to accommodate DTG's desire that the transaction be treated as a tax-free reorganization while preserving Hertz's desire that DTG's existing medium term notes remain outstanding notwithstanding the proposed transaction. During this period, however, due diligence remained suspended, pending the outcome of a meeting of the DTG board of directors to assess progress in addressing DTG's concerns with respect to the terms of the proposed merger agreement.

        On March 17, 2010, Cleary sent Debevoise a revised draft of the merger agreement and on March 19, 2010, representatives of Cleary and Debevoise held a conference call to discuss various provisions of the draft merger agreement as well as Cleary's proposed structure. The discussion of the draft merger agreement addressed, among other things, the representations and warranties to be made by the parties, limitations on the parties' conduct of business between signing of the merger agreement and closing of the proposed transaction, other covenants, including a provision requiring DTG to make a special cash dividend to its stockholders immediately prior to the merger, restrictions on DTG's pursuing alternative business combinations, obligations relating to regulatory approvals, conditions to closing, and various provisions relating to termination and termination fees payable by DTG under certain circumstances (which DTG proposed to be equal to 3% of transaction equity value), reverse termination fees payable by Hertz under certain circumstances if Hertz failed to obtain certain regulatory approvals (which DTG proposed to be equal to 5% of transaction equity value) and expense reimbursement (which Hertz proposed to be $5 million for each party). On March 20, 2010, Debevoise sent Cleary a revised draft of the merger agreement intended to reflect the results of the March 19 discussions noting, among other things, that the issue of termination fees, reverse termination fees and expense reimbursement remained unresolved.

        On March 21, 2010, senior management of DTG and Hertz held a conference call to discuss alternative transaction structures that were intended by DTG and its legal and financial advisors to allow the merger to be treated as a tax-free reorganization while not triggering a default under DTG's medium term note agreements, as well as proposed merger agreement limitations on the conduct of DTG's business between signing of the merger agreement and closing of the proposed transaction.

        On March 22, 2010, representatives of Cleary communicated to representatives of Jones Day, DTG's proposal that Hertz commit to divest business locations or business lines that produced aggregate gross revenues in an amount up to $400 million in 2009 if necessary to obtain antitrust regulatory approvals.

        On March 25, 2010, the DTG board of directors met to discuss the status of the discussions with Hertz. At the meeting, representatives of Cleary again reviewed with the board of directors their fiduciary duties in connection with a potential sale of DTG. Representatives of Cleary reported to the board of directors on the status of the merger agreement negotiations with Hertz, and described the alternative transaction structure earlier discussed with Debevoise. The members of the board of directors also discussed: the company's long-term growth rate, the historical volatility of the company's financial results, the company's ability to retain its senior management on a long-term basis and the position and the long-term competitive challenges facing the industry and the company; DTG's financial advisors' analyses relating to the proposed merger with Hertz; and the status of discussions with respect to the proposed transaction. The board of directors also discussed DTG's anticipated financial results for the first quarter of 2010, which were expected to be more favorable than those projected by Wall Street analysts. The board of directors considered whether to suspend further discussions with Hertz regarding transaction valuation until after the impact of the earnings announcement on the company's stock price was known. In addition, the DTG board of directors again considered the possibility of contacting Avis. Members of the board of directors noted that: no determination had been made to sell DTG; given the extensive history of prior failed discussions with Hertz and the rapidly growing spread between the trading prices of the companies' shares, there could be no assurance that the present discussions would result in any definitive merger agreement with Hertz; given its financial circumstances, Avis would likely require substantial financing and/or the approval of its shareholders in order to effect a transaction with DTG at a price competitive with the Hertz proposal, and such contingencies would present undesirable transaction risk for DTG and its shareholders; and the terms of the merger agreement then under discussion with Hertz would not preclude Avis from making a proposal after the signing of the agreement if it desired to do so. At the conclusion of the meeting, the board of directors authorized and directed Mr. Thompson to continue negotiations and due diligence with Hertz with a target date for the signing of the merger agreement to occur after the announcement of both companies' earnings for the first quarter of 2010.

        On March 26, 2010, Mr. Thompson reported to Mr. Frissora that DTG's board of directors was satisfied with the progress that had been made on the proposed terms for a transaction and that, accordingly, it was prepared to reengage in the mutual due diligence needed to complete a transaction. Mr. Thompson also emphasized that transaction certainty remained DTG's primary issue and that DTG was not interested in a transaction with Hertz that did not include a premium to the market price. Also on March 26, at the request of Hertz and DTG, the respective financial advisors of DTG and Hertz held a conference call to discuss financial considerations with respect to the proposed transaction, and, separately, representatives of Cleary and Debevoise held a conference call to discuss the draft merger agreement and transaction structure. The closing price of DTG common stock on that date was $33.90.

        On April 4, 2010, senior management of DTG and Hertz held a conference call, which continued their discussion on operating covenants that would limit DTG's conduct of business in the period between the signing of a merger agreement and closing of the proposed transaction. On April 8, Cleary delivered to Debevoise a revised draft of the operating covenants from the prior draft of the merger agreement, providing for such limitations. Also, on April 8, 2010, at the request of Hertz and DTG, DTG's financial advisors held a conference call with Barclays to discuss financial terms of the potential transaction between Hertz and DTG. Mr. Thompson instructed DTG's financial advisors to propose, among other things, a price of $44.96 per share of DTG common stock (a 25% premium to that day's closing price for shares of DTG common stock) in a 50% cash / 50% Hertz common stock consideration mix, to be effected as a tax-free reorganization. The closing price of DTG common stock on April 8, 2010 was $35.97.

        On April 9, 2010, Hertz suspended the due diligence process and on April 12, 2010, the Hertz board of directors held a special telephonic meeting at which it rejected the oral proposal put forward by DTG's investment bankers on April 8 and instructed Hertz management to cease negotiations with DTG. That same day, Mr. Frissora sent a letter to Mr. Thompson informing him of this determination, but inviting Mr. Thompson to contact him with ideas to restart a transaction process.

        On April 12, 2010, Mr. Nelson of Avis contacted J.P. Morgan to inquire about whether Mr. Thompson would accept a call from him. Mr. Nelson did not specify the reason he wanted to call Mr. Thompson. Following such contact from Mr. Nelson, J.P. Morgan conveyed Mr. Nelson's inquiry to Mr. Thompson and Mr. Capo. While he initially considered the possibility that Mr. Nelson requested the meeting for the purpose of discussing a potential bid for DTG, Mr. Thompson's understanding regarding Avis's interest and ability to effect such a transaction, the previously announced prospective changes in the senior management of Avis and the ambiguity surrounding the stated purpose of the meeting, as well as reports received by Mr. Thompson to the effect that Avis had made inquiries concerning his personal background, all led Mr. Thompson to conclude that the purpose of the meeting was of a personal nature, rather than to discuss a business combination transaction.

        On April 14, 2010, representatives of J.P. Morgan proposed that Mr. Frissora and another member of the Hertz board of directors meet in Chicago with Mr. Thompson and a member of the DTG board of directors for the purpose of reconciling the outstanding issues between the companies. This meeting was scheduled for April 16, 2010.

        On April 15, 2010, Hertz senior management held a conference call with several members of the Hertz board of directors, at which management and representatives of Hertz's legal and financial advisors summarized the open issues in the negotiations with DTG.

        On April 16, 2010, Messrs. Thompson and Frissora, along with members of Hertz senior management, Thomas Capo, non-executive chairman of the DTG board of directors, members of DTG senior management, and David Wasserman, a member of the Hertz board of directors, together with representatives of Hertz's and DTG's respective financial advisors, met in Chicago to discuss the proposed transaction. Initially at this meeting, representatives of DTG, based on their prior consultation with DTG's financial advisors and board of directors, informed Hertz and its representatives that DTG was only interested in a purchase price in excess of $40 per share of DTG common stock, with a 50% cash / 50% Hertz stock consideration mix in a tax-free reorganization structure. Hertz countered with an offer of $38 per share of DTG common stock and an 80% cash / 20% Hertz stock consideration mix. DTG then countered with an offer of $42 per share of DTG common stock and an 80% cash / 20% Hertz stock consideration mix, which Hertz was unwilling to offer. Hertz management advised the DTG representatives that DTG's proposal was unacceptable to Hertz, and that Hertz was terminating its discussions with DTG. The closing price of DTG common stock on April 16, 2010 was $34.63. DTG instructed DTG's financial advisors and Cleary to terminate all work in connection with the prospective transaction, and terminated Hertz's access to DTG's electronic data room.

        Also on April 16, 2010, J.P. Morgan contacted Mr. Nelson of Avis to advise that Mr. Thompson would accept his call.

        On April 19, 2010, Mr. Nelson invited Mr. Thompson to meet for dinner, stating that he was going to be visiting Tulsa to review Avis's Tulsa operation center. Although Mr. Thompson did not know the purpose of Mr. Nelson's invitation and continued to believe it was of a personal nature, he agreed to meet with Mr. Nelson and Robert Salerno, chief operating officer of Avis, on April 28, 2010. Mr. Thompson advised Mr. Capo shortly thereafter (and subsequently, the other members of the DTG board of directors) of Mr. Nelson's invitation. After the announcement of the execution of the merger agreement, Mr. Thompson canceled this meeting based on his view that such a meeting with an industry competitor at that time would have been inappropriate.

        On April 21, 2010, Mr. Frissora telephoned Mr. Thompson and proposed a revised "best and final" offer by Hertz, which Mr. Frissora had previously discussed with a member of the Hertz board of directors and later that day communicated by e-mail to the Hertz board of directors, to acquire DTG at a price of $40 per share, with an 80% cash / 20% Hertz stock consideration mix, which would make the merger ineligible for tax-free reorganization treatment. Mr. Frissora communicated that the offer was subject to DTG's agreement to certain other terms, including a specified level of divestitures that Hertz would be required to accept in order to secure regulatory approval for the transaction, the termination date of the merger agreement, and the amount of the fees to be payable upon termination of the merger agreement under certain circumstances by DTG and Hertz, respectively. Mr. Frissora also stated that Hertz's proposal was also contingent upon the parties' execution of a definitive merger agreement no later than April 25, 2010 and public announcement of a transaction no later than the morning of April 26, 2010, on which date Hertz was scheduled to announce its financial results for the first quarter of 2010. Mr. Frissora subsequently confirmed Hertz's offer by e-mail to Mr. Thompson. The closing price of DTG common stock on April 21, 2010 was $37.22.

        On April 22, 2010, the DTG board of directors met to consider the revised Hertz proposal. After discussion with DTG's management, DTG's financial advisors and Cleary, the board of directors concluded that, in its view, it was unlikely that Hertz would increase its offer of $40 per DTG share by more than a de minimis amount. In addition, although the DTG board of directors had earlier considered suspending further discussions on transaction valuation until after the announcement of DTG's and Hertz's first quarter financial results, Hertz made clear that its current offer was contingent on the execution of a definitive transaction agreement prior to April 26, 2010, the day Hertz planned to announce its first quarter financial results (which had been previously shared with DTG) and prior to the date DTG had planned to announce its first quarter financial results (which had been previously shared with Hertz). The DTG board of directors believed that the current proposal was Hertz's best and final offer, and that Hertz would finally terminate discussions with DTG if the offer was not agreed to by Hertz's stated deadline. The DTG board of directors considered the possibility of accelerating the announcement of DTG's own financial results to be contemporaneous with Hertz's announcement, but concluded that such a step would not be practicable. The DTG board of directors then directed DTG management to finalize a definitive merger agreement with Hertz substantially on the proposed terms.

        After further negotiations, on April 22, 2010, Messrs. Frissora and Thompson agreed to recommend to their respective boards of directors a transaction between the companies at a price of $41 per share of DTG common stock in an 80% cash / 20% Hertz stock consideration mix and on the other terms proposed by Mr. Frissora on April 21. The proposed merger consideration of $41 per share of DTG common stock, together with the proposed resolution of the remaining issues raised in Mr. Frissora's April 21 proposal (including termination and reverse termination fees in an amount equal to 3.5% of transaction value, plus $5 million in expense reimbursement and provisions on the treatment of required divestitures) were set out in a letter delivered by DTG to Hertz on April 22, 2010. After receipt of this letter,

Hertz representatives, including Debevoise and Jones Day, and representatives of Cleary held conference calls to discuss issues not addressed by the communications between Messrs. Thompson and Frissora, and finalized the specified level of required divestitures, which was ultimately included in the merger agreement.

        On April 23, 2010, members of Hertz senior management, members of DTG senior management and representatives of Debevoise and Cleary held a conference call to discuss the operating covenants that would limit the conduct of DTG's business between signing of a merger agreement and the closing of the proposed transaction. Also on April 23, Cleary delivered to Debevoise a revised draft of the merger agreement. The closing price of DTG common stock on April 23, 2010 was $38.85.

        Hertz, DTG and their respective representatives continued to discuss the terms of a proposed transaction from April 24 through April 25, 2010. The issues discussed included, among others, the circumstances and procedures under which the DTG board of directors could consider a competing transaction proposal, the requirement that immediately prior to the closing of the proposed transaction DTG pay a $200 million special cash dividend to its stockholders and, if the transaction closes prior to January 31, 2011, the obligation to repay its secured credit facility from cash on hand, and the identity of the DTG representative who would be appointed to the Hertz board of directors at closing of the proposed transaction. Based on these discussions, representatives of Debevoise and Cleary completed the negotiation of the terms of a definitive merger agreement on April 25, 2010.

        In the afternoon of April 25, 2010, the DTG board of directors held a special telephonic meeting to consider the terms of the proposed transaction. At the meeting, representatives of Cleary reviewed with the board of directors their fiduciary duties in connection with the proposed transaction and the key terms of the merger agreement. DTG's management discussed DTG's anticipated ability to pay the special dividend with the board of directors. DTG's financial advisors made a presentation regarding their financial analyses of the transaction (related written materials having been provided in advance of the meeting to each member of the board), and delivered the oral opinions of their respective firms, which were subsequently confirmed by written opinions that, as of such date, and based upon and subject to the factors and assumptions set forth in the opinions, the total amount of cash and stock consideration, consisting of the merger consideration and special dividend per share amount, was fair, from a financial point of view, to DTG's shareholders. Following discussion, DTG's board of directors unanimously approved the proposed merger agreement and the transactions contemplated thereby, including the special dividend, recommended that DTG's shareholders approve the merger agreement, and directed the company to enter into the merger agreement.

        Also in the afternoon of April 25, 2010, the Hertz board of directors held a special telephonic meeting to consider the terms of the proposed transaction. At the meeting, Mr. Frissora provided an overview of the proposed transaction and reviewed its strategic rationale. Barclays reviewed with the Hertz board of directors the financial terms of the proposed merger and Debevoise summarized the terms of the draft merger agreement. Following discussion, the Hertz board of directors unanimously approved the proposed merger and authorized Hertz to enter into the merger agreement.

        Thereafter, the merger agreement was executed, and Hertz and DTG issued a joint press release announcing the transaction.

        On the morning of May 3, 2010, Mr. Capo and Mr. Thompson received a letter from Mr. Nelson of Avis, the text of which follows:

    Dear Scott and Tom,

          I was very surprised by your April 26 announcement that you had signed a definitive agreement to be acquired by Hertz for approximately $41 per share, of which only about $34 is being funded by Hertz itself. This is particularly true given that, on April 19, a mere week before the Hertz announcement, Scott and I agreed to meet for dinner on April 28 to discuss a transaction between our companies, which you cancelled after the Hertz announcement.

          As you know, we at Avis Budget have on several occasions in the past expressed interest in entering into a transaction with Dollar Thrifty, yet at no stage over the last several months did you or your financial advisor engage us in any discussions about a transaction or offer to provide us with information so that we might submit a bid. I spoke with your financial advisor in early April to reiterate our interest in a potential transaction between our companies and to try to arrange a meeting, yet neither they nor you engaged us in any substantive discussions or communicated your interest in Dollar Thrifty being acquired in the near term. It is hard to understand how your failure to engage in discussions with an interested strategic buyer, who you know also would be able to achieve significant synergies as a result of a combination, can be consistent with the fiduciary duties that you and your board carry to seek the best possible deal for your shareholders.

          This failure is all the more surprising given that, at the time you signed a definitive agreement to be acquired at virtually no premium, you clearly had knowledge that published earnings estimates for Dollar Thrifty were well below the updated guidance that you were going to provide as part of your first-quarter earnings announcement after the signing. Given that the Hertz offer is primarily cash, your shareholders, in addition to being offered virtually no premium to a stock price that did not reflect favorable non-public information, would have little opportunity to participate in the substantial upside associated with your improving results, the combination-related synergies or the substantial upside we all see as the industry recovers from its recent lows.

          Now that we and our advisors have had access to the terms of the merger agreement, we are astonished that you have compounded these shortcomings by agreeing to aggressive lock-up provisions, such as unlimited recurring matching rights plus an unusually high break-up fee (more than 5.25% of the true transaction value, as described by your own financial advisor), as a deterrent to competing bids that could only serve to increase the value being offered to your shareholders. Given the complete failure to conduct a pre-signing market-check of the virtually no-premium deal with Hertz, such preclusive defensive measures are clearly not supportable in this situation.

          We would like to make a substantially higher offer to acquire Dollar Thrifty, especially in light of your recent performance and the potential synergies associated with an acquisition of Dollar Thrifty by Avis Budget. We are confident that the antitrust analysis and clearance timetable for an Avis/Dollar Thrifty transaction are comparable to those associated with a Hertz/Dollar Thrifty transaction. We request access to legal, financial and business due diligence information relating to Dollar Thrifty, including access to management, so that we can formulate and submit such an offer. In that regard, we would be prepared to sign an appropriate non-disclosure agreement. We also request that the egregious provisions of the merger agreement be eliminated so that a level playing field can be created.

          We look forward to the opportunity to engage in productive discussions with the board of directors of Dollar Thrifty to allow its shareholders the opportunity they deserve to realize the full value of their investments in Dollar Thrifty.

    Sincerely,
    Ronald L. Nelson

        Avis issued a press release containing the text of such letter contemporaneously with its transmission to DTG. Within hours after receipt of the Avis letter, the DTG board of directors convened by telephone to discuss Avis's inquiry. After consultation with J.P. Morgan, Goldman Sachs and Cleary, the board determined that the Avis letter would reasonably be expected to result in a "superior proposal" under the terms of the merger agreement, and that the failure to engage with Avis would be inconsistent with the directors' fiduciary duties under Delaware law. The DTG board of directors further instructed DTG management to offer Avis the opportunity to conduct due diligence, subject to execution of a confidentiality agreement meeting the requirements of the merger agreement with Hertz.

        On May 4, 2010, Mr. Thompson responded to Mr. Nelson in a letter, the text of which follows:

    Dear Ron:

          Our Board of Directors has received and reviewed your letter of May 3, 2010. Needless to say, I was surprised to learn of its existence on CNBC before even receiving it. I was also disappointed to read its numerous factual inaccuracies.

          Nevertheless, we are prepared to consider a "substantially higher offer" (as described by you) from Avis Budget to acquire our company. Please be advised that in evaluating whether your proposal constitutes a superior proposal, our board of directors will need to consider, among other things, the following:

    •
    The form or forms of consideration (i.e., cash, Avis Budget stock or blend thereof) that would comprise your substantially higher offer and, to the extent of any cash component, the anticipated sources of financing therefor;

    •
    What specific divestiture or other commitments Avis Budget would make towards procurement of antitrust regulatory approvals;

    •
    Whether the approval of Avis Budget stockholders would be required in connection with your proposed transaction and, if so, what protections would be offered to Dollar Thrifty against the possibility that such approval would not be obtained; and

    •
    Expected timing of consummation.

          We are also prepared to provide you and your representatives with reasonable access to management and documented information in order to enable you to arrive at a definitive merger proposal. Please let us know of your specific requests in this regard.

          As a condition precedent to engaging in discussions or furnishing information to Avis Budget, we will require that Avis Budget execute a confidentiality agreement in the form accompanying this letter. Please sign and return it to us at your earliest convenience.

    Very truly yours,
    Scott L. Thompson

        On May 6, 2010, Avis executed the confidentiality agreement proposed by DTG, and on May 7, 2010, Avis and DTG commenced reciprocal due diligence.

        On May 13, 2010, Avis announced that it had filed a notification under the HSR Act with the FTC and DOJ relating to the potential acquisition of DTG by Avis.

        On May 14, 2010, Hertz and DTG each filed the requisite notification and report forms under the HSR Act with the FTC and the DOJ. On May 21, 2010, Hertz and DTG each filed the requisite Canadian Competition Act notification forms with the Commissioner of Competition.

        On June 9, 2010, the DTG board of directors held a board meeting. At the meeting, representatives of Cleary reviewed with the board of directors their fiduciary duties in connection with the pending acquisition of the company. The board and representatives of Cleary also discussed the status of the antitrust review of Hertz's and Avis's notification and report forms filed under the HSR Act for an acquisition of DTG, and various alternative scenarios in connection with potential actions on the part of Avis. Also at the meeting, DTG's financial advisors discussed the state of the leveraged finance markets and Avis's ability to procure the financing necessary to make a superior proposal under the terms of the merger agreement. They also discussed Hertz's financial ability to match a superior offer by Avis.

        On June 14, 2010, Hertz and DTG received a second request from the FTC.

        On June 15, 2010, Avis announced it had received a second request from the FTC.

        In late June 2010, representatives of Avis contacted representatives of DTG to advise them that, although Avis had not yet made any proposal to acquire DTG, Avis remained interested in a transaction with DTG and expected to make an acquisition proposal.

        As a result of a query by the SEC staff regarding the 20 business day broker search period required by Rule 14a-13 promulgated under the Exchange Act, on July 16, 2010, the DTG board of directors rescheduled the special meeting of DTG stockholders with respect to the merger to occur on September 16, 2010 (from the previously scheduled date of August 18, 2010), and reset the record date for the special meeting to August 13, 2010 (from the previously scheduled date of July 16, 2010).

        On July 27, 2010, Hertz won regulatory approval from the Commissioner of Competition when the Commissioner of Competition issued a no-action comfort letter to Hertz in respect of the merger.

        On the afternoon of July 28, 2010, Mr. Capo and Mr. Thompson received a letter from Mr. Nelson of Avis, the text of which follows:

  Dear Scott and Tom,

  We appreciate having had the opportunity to conduct our due diligence review of Dollar Thrifty. We continue to believe that a combination with Avis Budget presents a compelling opportunity for our respective stakeholders and the prospect for your shareholders to obtain the highest value for their investment.

  While we continue to believe that the onerous lock-up provisions in your existing merger agreement should be removed, we are prepared to put forward an offer today for Dollar Thrifty that clearly constitutes a Superior Proposal under that merger agreement.

  Our offer is for $46.50 per share of Dollar Thrifty common stock consisting of $39.25 in cash (which would include the proceeds of a pre-closing special dividend to be paid by Dollar Thrifty consistent with the Hertz proposal) and 0.6543 shares of Avis Budget stock (currently valued at $7.25). The cash portion of our offer will be funded through a combination of available cash and fully committed financing. We have received consents from the requisite percentage of lenders in our principal corporate credit facility to amend the terms of that facility to permit the completion of the proposed transaction, including its financing. The stock portion of our offer does not require approval of the Avis Budget shareholders and will afford Dollar Thrifty shareholders the opportunity to participate in the combination-related synergies and benefit from the continued positive trends in our industry. Our offer is not subject to any financing or due diligence contingencies and has the unanimous support of the Avis Budget Board of Directors.

  We are prepared to enter into a merger agreement that contains substantially the same terms as the Hertz merger agreement, but which includes removing the matching rights, eliminating the break-up fees, and increasing the commitment to secure antitrust approvals. A copy of the draft merger agreement that we are prepared to sign is being provided to your counsel. These changes to the merger agreement provide a level playing field and address certainty of closing. In short, we believe that the higher purchase price we are offering, combined with the terms of our proposed merger agreement, makes our offer a superior one from the perspective of Dollar Thrifty and its shareholders.

  Given our willingness to enter into a merger agreement with these terms, Hertz should be required to agree to accept these provisions as a condition to Dollar Thrifty permitting Hertz to continue to make offers for the company. The Dollar Thrifty Board has the right and obligation to require acceptance by Hertz of these provisions in connection with any further consideration of offers from Hertz.

  We look forward to moving forward on this transaction that allows your shareholders the opportunity they deserve to realize the highest value for their investment.

  Sincerely,
  Ronald L. Nelson

Avis issued a press release containing the text of such letter contemporaneously with its transmission to DTG. Later that day, Avis's legal counsel, Kirkland & Ellis LLP, provided a proposed merger agreement to Cleary.

        On July 28, 2010, Mr. Thompson sent Mr. Frissora an e-mail notifying him of the Avis bid.

        On July 29, 2010, Avis provided to DTG a draft commitment letter for financing related to the offer, and filed its proposed form of merger agreement with the SEC.

        On July 30, 2010, the DTG board of directors met to discuss Avis's offer. At the meeting, representatives of Cleary reviewed the fiduciary duties of the DTG board of directors as well as DTG's contractual obligations under the Hertz merger agreement in connection with considering the Avis proposal. The DTG board of directors also received a presentation from DTG's financial advisors of their preliminary financial analysis of the Avis offer. The DTG board discussed, among other things, the offering price, the degree of certainty relating to Avis's financing for the offer and the antitrust risks attendant to the offer. In particular, the DTG board of directors considered the significance of the absence of a reverse termination fee in the Avis proposal. After consultation with DTG's financial advisors and Cleary, the board determined that further consideration was required, instructed the financial advisors and Cleary to seek additional information from Avis's representatives, and agreed to reconvene on August 2, 2010.

        On August 2, 2010, the DTG board of directors met to continue discussion of Avis's offer. Mr. Thompson and DTG's advisors reported that, based on their respective conversations with Mr. Nelson and Avis's representatives, Avis was firmly unwilling to include a reverse termination fee in its proposal. Representatives of Cleary provided a report with respect to the antitrust regulatory aspects of the Avis proposal, and DTG's financial advisors made another presentation of their preliminary financial analysis of Avis's offer. In consultation with DTG's financial advisors and Cleary, the board then discussed whether the Avis offer satisfied the criteria of a "superior proposal" under the Hertz merger agreement.

        At the direction of DTG's board of directors, on August 3, 2010, Mr. Thompson spoke with Mr. Nelson by telephone to advise him of the forthcoming transmission of a written response to Avis's proposal and later that day DTG sent a letter to Mr. Nelson (which was subsequently published in a press release), containing the following text:

  Dear Ron:

  Thank you for your interest in our company; we were pleased to receive your letter dated July 28, 2010. Our Board of Directors has received and carefully reviewed your letter, and I would like to give you some observations based on their review.

  Under the terms of our merger agreement with Hertz, in order for Dollar Thrifty to pursue a transaction with Avis Budget, our Board must make a determination that the Avis Budget proposal constitutes a "Superior Proposal" within the meaning of that agreement. This, in turn, requires our Board to make the following three findings with respect to the transaction proposed by Avis Budget:

  1.
  It is more favorable, from a financial point of view, to our stockholders than the Hertz merger;

  2.
  It is supported by financing that is fully committed or reasonably likely to be obtained; and

  3.
  It is reasonably expected to be consummated on a timely basis.

  We believe that your proposal would clearly satisfy the first of these requirements. Furthermore, we think that the draft financing commitment letters that you have furnished, when finalized in the manner described by your advisors, will provide a reasonable basis for concluding that the second requirement can be satisfied. However, we do not have sufficient information to establish satisfaction of the third prong of the requirements.

  As you are aware, our respective advisors have had numerous discussions with respect to the antitrust risks attendant to a merger of our companies. Your legal advisors have stated clearly their position, based on their econometric and other analyses, that the divestitures to which you have committed in your proposal are sufficient to remediate any competitive issues. But citing our inability to enter into a joint defense agreement with you as well as our contractual obligations to cooperate with Hertz, your advisors have been unwilling to disclose details of their data and analyses beyond their general approach to the issues.

  More problematic is Avis Budget's unwillingness to provide a reverse termination fee. As we have stated on several occasions, our Board accords substantial weight to the extent to which Avis Budget is willing to share the risk of the ultimate regulatory outcome. This is especially true where Avis Budget is unable to provide compelling objective evidence in favor of its antitrust position. Indeed, Avis Budget's unwillingness to offer a meaningful reverse termination fee can only represent to us, to the market and to any objective observer a lack of confidence by Avis Budget in its position. As you know, transaction certainty has consistently been a key criterion for Dollar Thrifty in evaluating possible transactions. We feel strongly that in order to merit favorable consideration by our Board, the relative magnitude of the reverse termination fee should be at least consistent with that of the Hertz transaction. Obviously, a fee of greater magnitude would demonstrate even greater confidence in your ability to procure antitrust approvals, as well as your willingness to take steps beyond your stated divestiture commitment to do so.

  Your advisors have suggested that there is a natural trade-off between the transaction consideration and deal certainty. Unfortunately, the "Superior Proposal" determination simply does not work in that way. Each of the three prongs must be met, and a higher price cannot compensate for a deficiency in deal certainty. But even if we could blend the factors as you suggest, Avis Budget's unwillingness to provide a reverse termination fee, coupled with your disinclination to provide analytical data supporting your antitrust position, leaves us incapable of making such an assessment.

  We stand ready to review and consider any modifications you may wish to make to your proposal (or any additional supporting information) to address these concerns.

  Please do not hesitate to let us know if there are any questions.

  Very truly yours,
  Scott L. Thompson

        On August 3, 2010, Mr. Thompson called Mr. Frissora to inform him of DTG's response to Avis's bid.

        On August 5, 2010, the DTG board of directors met to receive a transaction update. DTG's financial advisors made a presentation regarding the second quarter earnings performance and third quarter stock performance to date reported by each of Avis and Hertz. Mr. Thompson described his conversation with Mr. Nelson and the board discussed shareholder reactions to DTG's response to the Avis proposal.

DTG's Reasons for the Merger; Recommendation of the DTG Board of Directors

        DTG's board of directors consulted with DTG's management, as well as DTG's outside legal counsel and financial advisors, in its evaluation of the merger. In reaching its conclusion to approve and adopt the merger agreement and in determining that the merger was advisable and in the best interests of DTG and its stockholders, the DTG board of directors considered the potential benefits of the merger and the risks of DTG remaining as a stand-alone company, including the following material factors, each of which the board of directors believed supported its decision:

  •
  its understanding of DTG's business, operations, financial condition, earnings and prospects, including as discussed above under "Background of the Merger";

  •
  the current and prospective environment in which DTG operates, which reflects challenging and uncertain market conditions that the board of directors expected to continue in the near future, including unpredictable credit markets, volatile securities markets and generally uncertain global and national economic conditions;

  •
  the prospects associated with continuing to operate DTG as an independent public car rental company, the range of possible values to its stockholders arising from this alternative and the ability of DTG to maintain its recent rates of growth and financial success on a longer-term basis, especially in light of heightened competition for DTG's customers from substantially larger competitors with more resources, financial and otherwise, than DTG;

  •
  the historical and current market prices of DTG common stock, noting that the market price of one share of DTG common stock had risen by over 1500% in one year;

  •
  the fact that, as of the close of the last trading day before the announcement of the transaction, the value of the merger consideration represented a 19% premium over the 30-day average closing price of DTG's common stock and a 30% premium over the 90-day volume weighted average price of DTG's common stock;

  •
  Hertz's business, operations, financial condition, earnings and prospects;

  •
  the relative strength of Hertz's capital position and funding capabilities as compared to DTG as a stand-alone company, and the ability of the substantially larger and more diversified Hertz to weather continued economic difficulties and further crises that might develop;

  •
  the historical and current market prices of Hertz's common stock;

  •
  the fact that the complementary nature of the respective businesses and customer bases of DTG and Hertz are expected to result in opportunities to obtain synergies;

  •
  the stock component of the merger consideration, which would allow DTG's stockholders to participate in a portion of any improvement in DTG's business and synergies resulting from the merger, and the value to DTG's stockholders represented by that consideration;

  •
  the importance of transaction certainty, and the fact that the merger would not be subject to any financing condition or require the approval of Hertz's stockholders;

  •
  the anticipated process for procurement of necessary antitrust regulatory approvals for the merger, the risk that antitrust regulatory authorities would seek to challenge the transaction and the undertakings and reverse termination fee made or payable by Hertz in connection therewith;

  •
  the history of DTG's unsuccessful efforts over several years to engage in a business combination;

  •
  the board's belief that Hertz's offer on April 22, 2010 was its best and final offer and the fact that Hertz expressly conditioned this offer on the execution of a definitive merger agreement prior to the announcement of Hertz's first quarter earnings on April 26, 2010;

  •
  the opinions of each of J.P. Morgan and Goldman Sachs, dated April 25, 2010 to DTG's board of directors as to the fairness to the holders of DTG common stock, from a financial point of view, as of the date of the opinions and based upon and subject to the factors and assumptions set forth in such respective opinions, of the total consideration pursuant to the merger agreement, as more fully described below under "Opinions of DTG's Financial Advisors";

  •
  the DTG board of directors' views with respect to the ability of alternative bidders to engage in a business combination with DTG on terms and conditions superior to those embodied by the merger;

  •
  the ability of DTG's board under the merger agreement to receive, consider and negotiate alternative proposals even after signing and announcement of the merger agreement;

  •
  the right of DTG to terminate the merger agreement to accept a superior proposal, subject to the terms and conditions set forth in the merger agreement; and

  •
  the right of DTG's stockholders to exercise appraisal rights to assure that they receive a fair price for their shares, see "The Merger—Dissenters' Appraisal Rights."

        The DTG board of directors also considered a variety of risks and other potentially negative factors concerning the merger and the merger agreement, including the following:

  •
  the challenges of integrating DTG's businesses, operations and workforce with those of Hertz, and the risks associated with achieving anticipated cost savings and other synergies;

  •
  the need to obtain regulatory approvals to complete the merger, and the likelihood that such approvals will be obtained, and the impact on DTG's business if the merger does not close as a result of a failure to obtain such regulatory approvals or otherwise;

  •
  the fact that following the merger, investment funds associated with the Sponsors will continue to own a significant portion of Hertz's outstanding common stock and as parties to the stockholders agreement have agreed to vote in favor of nominees to Hertz's board of directors nominated by the investment funds associated with the other Sponsors; as a result, the Sponsors will effectively continue to control Hertz and its board of directors and have the ability to prevent any transaction that requires the approval of Hertz stockholders, including many possible change in control transactions, regardless of whether or not other Hertz stockholders believe that such a transaction is in their own best interests;

  •
  the terms of the merger agreement, including the termination fee of $44.6 million, plus Hertz's expenses of up to $5 million, that DTG would be required to pay if the merger agreement were terminated under certain circumstances, and the right of Hertz to match any superior proposal before it is accepted by DTG, and whether these might limit the willingness of a third party to propose a competing business combination transaction with DTG; and

  •
  the fact that DTG's directors and executive officers have interests in the merger that are in addition to their interests as DTG stockholders, see "—Interests of Certain Persons in the Merger."

        The foregoing discussion of the information and factors considered by the DTG board of directors is not exhaustive, but includes the material factors considered by the DTG board of directors. In view of the wide variety of factors considered by the DTG board of directors in connection with its evaluation of the merger and the complexity of these matters, the DTG board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The DTG board of directors evaluated the factors described above and reached consensus that the merger was advisable and in the best interests of DTG and DTG's stockholders. In considering the factors described above, individual members of the DTG board of directors may have given different weights to different factors.

        The DTG board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of DTG and its stockholders. Accordingly, the DTG board of directors unanimously approved the merger and approved and adopted the merger agreement and unanimously recommends that DTG stockholders vote "FOR" the merger proposal.

 Opinions of DTG's Financial Advisors—J.P. Morgan and Goldman Sachs

        DTG has retained J.P. Morgan and Goldman Sachs as its financial advisors to advise the DTG board of directors in connection with the merger. J.P. Morgan and Goldman Sachs are collectively referred to herein as DTG's financial advisors.

  Opinion of J.P. Morgan

        Pursuant to an engagement letter dated December 29, 2009, DTG retained J.P. Morgan as its financial advisor in connection with its consideration of one or a series of transactions, including any merger, consolidation, joint venture or other business combination pursuant to which the business of DTG is combined with that of another person; the acquisition by another person, directly or indirectly, of a majority of the capital stock of DTG, by way of tender or exchange offer, negotiated purchase or any other means; and/or the acquisition by another person, directly or indirectly, of a majority of the assets, properties and/or businesses of DTG, by way of a direct or indirect purchase, lease, license, exchange, joint venture or other means.

        At the meeting of the board of directors of DTG on April 25, 2010, J.P. Morgan rendered its oral opinion to the board of directors of DTG that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the total amount of cash and stock consideration to be received pursuant to the merger agreement, consisting of (1) an amount in cash equal to $32.80 per share minus the special dividend per share amount, (2) 0.6366 shares of Hertz common stock for each share of common stock of DTG, and (3) a special dividend in an amount per share equal to the special dividend per share amount, is fair from a financial point of view, to the holders (other than Hertz's affiliates) of DTG common stock. The total amount to be received by DTG stockholders in connection with the merger, as described in clauses (1), (2) and (3) of the immediately preceding sentence is referred to as the total consideration. The exact amount of such special dividend per share amount depends on the outstanding number of shares of DTG common stock immediately prior to the effective time of the merger; based on the number of shares of DTG common stock issued and outstanding on April 25, 2010, the special dividend per share amount would have been equal to approximately $6.88 had the effective time occurred on that date. J.P. Morgan has confirmed its April 25, 2010 oral opinion by delivering its written opinion to the board of directors of DTG, dated April 25, 2010, to the same effect. No limitations were imposed by DTG's board of directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

        The full text of the written opinion of J.P. Morgan dated April 25, 2010, which sets forth the assumptions made, matters considered and limits on the review undertaken, is included as Annex B to this proxy statement/prospectus and is incorporated herein by reference. DTG's stockholders are urged to read the opinion in its entirety. J.P. Morgan's written opinion is addressed to the board of directors of DTG, is directed only to the total consideration and does not constitute a recommendation to any stockholder of DTG as to how such stockholder should vote at the special meeting. The summary of the opinion of J.P. Morgan set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

        In connection with rendering its opinion described above and performing the related financial analysis, J.P. Morgan, among other things:

  •
  reviewed the merger agreement;

  •
  reviewed certain publicly available business and financial information concerning DTG and Hertz and the industries in which they operate;

  •
  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

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  compared the financial and operating performance of DTG and Hertz with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of DTG common stock and Hertz common stock and certain publicly traded securities of such other companies;

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  reviewed certain internal financial analyses and forecasts for DTG and Hertz prepared by or at the direction of the managements of DTG and Hertz, respectively, relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the transaction, which J.P. Morgan refers to as the synergies; and

  •
  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for purposes of its opinion.

        In addition, J.P. Morgan held discussions with certain members of the management of DTG and Hertz with respect to certain aspects of the merger, the past and current business operations of DTG and Hertz, the financial condition and future prospects and operations of DTG and Hertz, the effects of the merger on the financial condition and future prospects of DTG and Hertz, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

        J.P. Morgan, in giving its opinion, relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by DTG and Hertz or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor did J.P. Morgan assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct nor was provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of DTG or Hertz under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the synergies, J.P. Morgan assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of DTG and Hertz to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. In that connection, J.P. Morgan has assumed that the special dividend per share amount will be paid to the holders of shares of common stock of DTG (other than shares of common stock of DTG held in treasury or owned by Hertz or any of its subsidiaries and dissenting shares) on the terms set forth in the merger agreement without any waiver or modification. J.P. Morgan assumed that the representations and warranties made by DTG and Hertz in the merger agreement and the related agreements were and will be true and correct in all respects material to J.P. Morgan's analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to DTG with respect to such issues. J.P. Morgan assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement, will be obtained without any adverse effect on DTG or Hertz or on the contemplated benefits of the merger.

        J.P. Morgan's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan's opinion and J.P. Morgan does not have any obligation to update, revise, or reaffirm its opinion. J.P. Morgan's opinion is limited to the fairness, from a financial point of view, of the total consideration to be paid to the holders (other than the Hertz affiliates) of the shares of common stock of DTG pursuant to the merger and J.P. Morgan has expressed no opinion as to the fairness of the merger to any person or entity, as to the fairness of any consideration paid in connection therewith to the holders of any other class of securities, creditors or other constituencies of DTG or as to the underlying decision by DTG to engage in the merger. Furthermore, J.P. Morgan has expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the total consideration to be paid to the holders of the shares of common stock of DTG in the merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the shares of common stock of DTG or Hertz will trade at any future time. J.P. Morgan's opinion does not constitute a recommendation as to how any holder of shares of common stock of DTG should vote with respect to such transactions contemplated by the merger agreement or any other matter. The opinion was approved by a fairness committee of J.P. Morgan.

        J.P. Morgan noted that, although at DTG's request, it held discussions with other potential purchasers of DTG from time to time in the past, J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of DTG or any other alternative transaction in connection with the negotiation of the merger.

        As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to deliver an opinion to DTG's board of directors with respect to the merger on the basis of such experience and its familiarity with DTG.

        For services rendered in connection with the merger, DTG has agreed to pay J.P. Morgan a fee of up to $7 million upon the closing of the transactions contemplated by the merger agreement, plus an additional fee at DTG's sole discretion based upon its assessment of J.P. Morgan's performance of its services to the company of up to $2 million. In addition, DTG has agreed to reimburse J.P. Morgan for up to $100,000 of its reasonable documented out-of-pocket expenses incurred in connection with its services, including the fees and disbursements of counsel, and indemnify J.P. Morgan for certain liabilities arising out of the engagement. If Hertz pays DTG a termination fee in connection with the merger, DTG has agreed to pay J.P. Morgan a fee in an amount equal to 10% of such termination fee. The DTG board of directors has made no decision with respect to the discretionary fees that may be paid to J.P. Morgan.

        During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with DTG, Hertz and The Carlyle Group ("Carlyle"), Clayton Dubilier & Rice, LLC ("CD&R") and BAML Capital Partners, the private equity division of Bank of America Corporation (formerly Merrill Lynch Global Private Equity) ("BAMLCP"), each a party to or an affiliate of a party to the Amended and Restated Stockholders Agreement, dated as of November 20, 2006, referred to as the stockholders agreement, with Hertz, and their respective affiliates (Carlyle, CD&R, BAMLCP and such affiliates, collectively, the "Hertz Affiliates"), for which J.P. Morgan and its affiliates have received customary compensation. Such services for DTG and Hertz during such period have included, but not been limited to, (i) acting as a bookrunner of DTG's offering of its common stock in October 2009 and Hertz's offering of its common stock and convertible notes in May 2009 and (ii) acting as arranger of DTG's renewal of its conduit facility in May 2008 and the amendment and extension of a conduit facility for Hertz in September 2009. Such services for the Hertz Affiliates during such period have included, but not been limited to, (i) acting as bookrunner of the initial public offerings of common stock by Carlyle portfolio companies, XTep International in May 2008, Concord Medical Services in December 2009 and SS&C Technologies in March 2010, (ii) acting as bookrunner of offerings of debt securities by Carlyle portfolio companies, Nielsen Company in April 2008 and January 2009 and AMC Entertainment in July 2009, and offerings of debt securities by CD&R portfolio companies, Diversey, Inc. (formerly JohnsonDiversey, Inc.) in December 2009 and Graphic Packaging in June 2009, (iii) acting as arranger and bookrunner in connection with syndicated loans of Carlyle portfolio companies, Sequa Corp. in May 2008, Vought Aircraft in May 2008, Freescale Semiconductor in February 2010, and HD Supply in March 2010, and syndicated loans of CD&R portfolio companies, Diversey, Inc. in December 2009 and HD Supply in March 2010, (iv) acting as financial advisor to Carlyle portfolio company, John Maneely, in its uncompleted transaction with Novolipetsk Steel in 2009, and (v) acting as arranger for Bank of America Merrill Lynch, an affiliate of BAMLCP, and its affiliates in connection with its revolving credit facility and other debt related activities. In addition, one of J.P. Morgan's affiliates is a co-investor with CD&R in its portfolio company ServiceMaster, and a co-investor with Carlyle in its portfolio company AMC Entertainment, and owns less than 5% of Carlyle Capital Corp., an investment fund managed by a Carlyle affiliate. Certain of J.P. Morgan's affiliates are counterparties to interest rate swaps with DTG and other derivative transactions with the Hertz Affiliates and they also provide a variety of treasury and security services, foreign exchange, derivative support, and asset management services to DTG, Hertz and certain Hertz Affiliates for which they receive compensation or other financial benefits.

        In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of DTG, Hertz and certain Hertz affiliates for their own account or for the accounts of customers and, accordingly, J.P. Morgan may hold long or short positions in such securities.

  Opinion of Goldman Sachs

        Pursuant to an engagement letter dated December 29, 2009, Goldman Sachs acted as DTG's financial advisor in connection with the possible sale of all or a portion of DTG to any person. At the meeting of the DTG board of directors on April 25, 2010, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing, to the DTG board of directors to the effect that, as of that date and based on and subject to various assumptions, the total amount of cash and stock consideration to be received pursuant to the merger agreement consisting of (1) an amount in cash equal to $32.80 per share minus the special dividend per share amount, (2) 0.6366 shares of Hertz common stock for each share of common stock of DTG, and (3) a special dividend in an amount per share equal to the special dividend per share amount, was fair from a financial point of view, to the holders (other than Hertz and its affiliates) of DTG common stock. As described above, the total amount to be received by DTG stockholders in connection with the merger, as described in clauses (1), (2) and (3) of the immediately preceding sentence is referred to as the total consideration. The exact amount of such special dividend per share amount depends on the outstanding number of shares of DTG common stock immediately prior to the effective time of the merger; based on the number of shares of DTG common stock issued and outstanding on April 25, 2010, the special dividend per share amount would have been equal to approximately $6.88 had the effective time occurred on that date.

        The full text of the written opinion of Goldman Sachs, dated April 25, 2010, which sets forth the assumptions made, matters considered and limits on the review undertaken by Goldman Sachs in rendering its opinion, is included as Annex C to this proxy statement/prospectus. DTG encourages its shareholders to read the opinion carefully in its entirety. The Goldman Sachs opinion is not a recommendation as to how any holder of DTG common stock should vote with respect to the merger or any other matter. The summary of the Goldman Sachs opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion included as Annex C.

        In connection with rendering its opinion described above and performing the related financial analysis, Goldman Sachs, among other things, reviewed:

  •
  the merger agreement;

  •
  annual reports to stockholders and annual reports on Form 10-K of DTG and Hertz for the five fiscal and three fiscal years, respectively, ending December 31, 2009;

  •
  certain interim reports to stockholders and quarterly reports on Form 10-Q of DTG and Hertz;

  •
  Hertz's registration statement on Form S-1, including the prospectus contained therein filed in May 2007;

  •
  certain other communications from DTG and Hertz to their respective stockholders;

  •
  certain publicly available research analyst reports for DTG and Hertz;

  •
  certain internal financial analyses and forecasts for DTG prepared by its management and for Hertz prepared by its management, in each case, as approved for Goldman Sachs' use by DTG which Goldman Sachs referred to as the forecasts; and

  •
  certain cost savings and operating synergies projected by the management of DTG to result from the transaction and approved for Goldman Sachs' use by DTG, which Goldman Sachs refers to as the synergies.

        Goldman Sachs also held discussions with members of the senior managements of DTG and Hertz regarding their assessment of the past and current business operations, financial condition and future prospects of their respective companies and with members of the senior management of DTG regarding their assessment of the strategic rationale for, and the potential benefits of, the transactions contemplated by the merger agreement. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of DTG common stock and shares of Hertz common stock, compared certain financial and stock market information for DTG and Hertz with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the rental car industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

        For purposes of rendering its opinion, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Goldman Sachs, and Goldman Sachs did not assume any responsibility for any such information. In that regard, Goldman Sachs assumed with DTG's consent that the forecasts and the synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of DTG. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of DTG or Hertz or any of their respective subsidiaries, nor was any such evaluation or appraisal furnished to Goldman Sachs. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement, will be obtained without any adverse effect on DTG or Hertz or on the expected benefits of the transactions contemplated by the merger agreement, in any way meaningful to Goldman Sachs' analysis. Goldman Sachs also assumed that the transactions contemplated by the merger agreement, will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to Goldman Sachs' analysis. In that connection, Goldman Sachs assumed that the special dividend per share amount will be paid to the holders of shares of common stock of DTG (other than shares held in treasury or owned by Hertz or any of its subsidiaries and dissenting shares) on the terms set forth in the merger agreement without any waiver or modification.

        Goldman Sachs' opinion does not address the underlying business decision of DTG to engage in the transactions contemplated by the merger agreement, or the relative merits of the transaction as compared to any strategic alternatives that may be available to DTG; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, DTG or any other alternative transaction. Goldman Sachs' opinion addresses only the fairness from a financial point of view, as of the date thereof, of the total consideration to be paid to the holders (other than Hertz and its affiliates) of shares of common stock of DTG pursuant to the merger agreement. Goldman Sachs did not express any view on, and its opinion does not address, any other term or aspect of the merger agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the transactions contemplated thereby, including, without limitation, the fairness of the transactions contemplated by the merger agreement to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of DTG; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of DTG, or class of such persons in connection with the transactions contemplated by the merger agreement, whether relative to the total consideration to be paid to the holders (other than Hertz and its affiliates) of shares of common stock of DTG pursuant to the merger agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which shares of Hertz common stock will trade at any time or as to the impact of the transactions contemplated by the merger agreement on the solvency or viability of DTG or Hertz or the ability of DTG or Hertz to pay its obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after such date. Goldman Sachs' advisory services and the opinion expressed therein were provided for the information and assistance of the board of directors of DTG in connection with its consideration of the transactions contemplated by the merger agreement and such opinion does not constitute a recommendation as to how any holder of shares of common stock of DTG should vote with respect to such transactions contemplated by the merger agreement or any other matter. The opinion was approved by a fairness committee of Goldman Sachs.

        Goldman Sachs and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, DTG, Hertz and CD&R, Carlyle and BAMLCP, each of which is an affiliate of parties to the stockholders agreement, and any of their respective affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the merger agreement for their own account and for the accounts of their customers. Goldman Sachs has acted as financial advisor to DTG in connection with, and has participated in certain of the negotiations leading to, the transaction.

        In addition, Goldman Sachs has provided certain investment banking and other financial services to DTG and its affiliates from time to time for which its investment banking division has received, and may receive, compensation, including, but not limited to, having acted as a joint bookrunner with respect to a public offering of 6,612,500 shares in October 2009. Goldman Sachs has also provided certain investment banking and other financial services to Hertz and its affiliates from time to time for which Goldman Sachs' investment banking division has received, and may receive, compensation, including, but not limited to, having acted as a joint bookrunner with respect to a public offering of 52,900,000 shares of Hertz Common Stock and Hertz's 5.25% Convertible Senior Notes due 2014 (aggregate principal amount $517,500,000) in May 2009. Goldman Sachs has also provided certain investment banking and other financial services to CD&R and its affiliates and portfolio companies from time to time for which Goldman Sachs' investment banking division has received, and may receive, compensation, including, but not limited to, having acted as a joint bookrunner with respect to an offering by Graphic Packaging Holding Company, a portfolio company of CD&R, of its 9.50% Senior Notes due 2017 (aggregate principal amount $245,000,000) in June 2009 and as a joint bookrunner with respect to an offering by Diversey, Inc. (formerly named JohnsonDiversey, Inc.), a portfolio company of CD&R, of its 10.50% Senior Unsecured Notes due 2020 (aggregate principal amount $250,000,000) and its 8.250% Senior Notes due 2019 (aggregate principal amount $400,000,000) in November 2009. Goldman Sachs has provided certain investment banking and other financial services to Carlyle and its affiliates and portfolio companies from time to time for which Goldman Sachs' investment banking division has received, and may receive, compensation, including, but not limited to, having acted as sole arranger of a bank loan to Carlyle in connection with the acquisition of PG Corporation (aggregate principal amount $1,250,000,000) in July 2008 and as a joint bookrunner with respect to a public offering of 72,450,000 shares of common stock of Cobalt International Energy, Inc., a portfolio company of Carlyle, in December 2009. Goldman Sachs has provided certain investment banking and other financial services to Bank of America Merrill Lynch and its affiliates and portfolio companies from time to time for which Goldman Sachs' investment banking division has received, and may receive, compensation, including, but not limited to, having acted as a co-manager with respect to an offering by Bank of America Corporation of its 3.125% Senior Notes due 2012 (aggregate principal amount $6,750,000,000), its Senior Three-Month LIBOR Notes due 2011 (aggregate principal amount $750,000,000), its Senior One-Month LIBOR Notes due 2011 (aggregate principal amount $500,000,000) and its Senior Three-Month LIBOR Notes due 2010 (aggregate principal amount $1,000,000,000) in December 2008; as a joint bookrunner with respect to an offering by HCA Inc., a portfolio company of BAMLCP, of its 8.50% Senior Secured Notes due 2019 (aggregate principal amount $1,500,000,000) in April 2009; as a joint bookrunner with respect to an offering by HCA Inc. of its 7.875% Senior Secured Notes due 2010 (aggregate principal amount $1,250,000,000) in July 2009; as a joint bookrunner with respect to an offering by HCA Inc. of its 7.250% Senior Secured Notes due 2020 (aggregate principal amount $1,400,000,000) in March 2010; as a co-manager with respect to an offering by Bank of America Corporation of its 7.625% Senior Notes due 2019 (aggregate principal amount $2,500,000,000) in May 2009; as a co-manager with respect to an offering by Bank of America Corporation of its Common Equivalent Securities (aggregate principal amount $19,200,000,000) in December 2009 and as a joint bookrunner with respect to an offering by Validus Holdings, Ltd., a portfolio company of BAMLCP, on its 8.875% Senior Notes due 2040 (aggregate principal amount $750,000,000) in January 2010. Goldman Sachs may provide investment banking and other financial services to DTG and Hertz and their respective affiliates and CD&R, Carlyle and BAMLCP and their respective affiliates and portfolio companies in the future for which Goldman Sachs' investment banking division may receive compensation. Affiliates of Goldman Sachs also may have co-invested with CD&R, Carlyle and BAMLCP and their respective affiliates and may have invested in limited partnership units of affiliates of CD&R, Carlyle and BAMLCP, and may do so in the future.

        The DTG board of directors engaged Goldman Sachs as a financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to the terms of its engagement letter with DTG, Goldman Sachs will be paid a transaction fee for its services in connection with the merger in the amount of approximately $5 million, payable upon the closing of the transactions contemplated by the merger agreement, plus an additional fee at DTG's sole discretion based upon its assessment of Goldman Sachs' performance of its services to the company of up to $2 million. In addition, DTG has agreed to reimburse Goldman Sachs for up to $100,000 of its reasonable documented expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities arising out of its engagement. If Hertz pays DTG a termination fee in connection with the merger, DTG has agreed to pay Goldman Sachs a fee in an amount equal to 10% of such termination fee. The DTG board of directors has made no decision with respect to the discretionary fees that may be paid to Goldman Sachs.

Summary of Financial Analyses of DTG's Financial Advisors

        The following is a summary of the material financial analyses jointly performed by DTG's financial advisors in connection with rendering their opinions described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by DTG's financial advisors. The order of analyses described does not represent the relative importance or weight given to those analyses by DTG's financial advisors. DTG's financial advisors worked on developing these analyses, and these analyses represent the joint work product of DTG's financial advisors, except as noted with respect to the illustrative discounted cash flow analyses set forth below. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of the financial analyses performed by DTG's financial advisors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 23, 2010 and is not necessarily indicative of current market conditions.

        Premia Paid Analysis.    DTG's financial advisors analyzed the $41.00 implied per share value of the total consideration to be paid to holders of shares of DTG common stock pursuant to the merger agreement in relation to the closing price of shares of DTG common stock on April 23, 2010, the last trading day prior to the date on which DTG's board of directors adopted a resolution approving the merger agreement, and the high and low prices of shares of DTG common stock for the 52-week period ended April 23, 2010. DTG's financial advisors also analyzed the $41.00 implied per share value of the total consideration to be paid to the holders of shares of DTG common stock pursuant to the merger agreement in relation to the volume-weighted average market prices of shares of DTG common stock during the two-week, 30-day, six-month, one-year and three-year periods ended April 23, 2010. The results of this analysis were as follows:

Premium Analysis	Value	Premium
Premium to 4/23/2010 close	$38.85	5.5%
Premium to 4/23/2010 close (excluding cash of $13.87 per share from each of the closing price and total consideration, based on 3/31/2010 forecasted balance of cash and cash equivalents of $431 million)	$24.98	8.6%
Premium to closing price on 4/20/2010 prior to receiving $40 offer	$35.35	16.0%
Premium to 52-week high	$39.28	4.4%
Premium to 2-week Volume-Weighted Average ("VWAP")	$36.43	12.6%
Premium to 30-day VWAP	$35.07	16.9%
Premium to 90-day VWAP	$31.43	30.4%
Premium to 1-year VWAP	$20.80	97.1%
Premium to 3-year VWAP	$16.70	145.4%

        Historical Stock Price Analysis and Exchange Ratio Analysis.    DTG's financial advisors reviewed the historical trading prices of DTG common stock for a 52-week period ending April 23, 2010. The low and high trading prices of DTG's common stock for such 52-week period were $1.99 and $39.28, respectively. DTG's financial advisors also reviewed the range of daily implied exchange ratios during the 52-week period ending on April 23, 2010 by dividing the closing price per share of DTG's common stock by the closing price per share of Hertz's common stock on each trading day. This analysis indicated a range of implied exchange ratios of 0.2671 to 3.5378, as well as 1-month, 6-month and 1-year median exchange ratios of 3.0468, 2.3279 and 2.1378, respectively. These ratios compared to the implied exchange ratio of 3.1832 shares of Hertz common stock based on the implied $41.00 offer price and assuming 100% stock consideration. Based on an assumed stock consideration component of 20%, DTG's financial advisors also noted implied exchange ratios of 0.64 and 0.60 shares of Hertz common stock, respectively, based on the implied $41.00 merger value and the then-current market price of $38.85 per share of DTG common stock. DTG's financial advisors noted that historical stock price is not a valuation methodology but was presented merely for informational purposes.

        Analysis of Multiples at Offer Price.    DTG's financial advisors calculated and compared various financial multiples and ratios for DTG based on information it obtained from DTG's management, including management estimates for earnings before non-vehicle interest, taxes, non-vehicle depreciation and amortization, adjusted by DTG's financial advisors to exclude interest income on cash and cash equivalents and the impact of non-cash equity compensation, which adjustments were approved by DTG's management (referred to as corporate EBITDA) and earnings per share (referred to as EPS):

  •
  Ratios of the implied corporate firm value of DTG on April 23, 2010 (computed by subtracting DTG's net cash and cash equivalents (which is defined as the amount by which cash and cash equivalents exceed total debt, excluding fleet debt and cash and cash equivalents that are restricted under the terms of fleet debt) of $275 million at March 31, 2010 from an implied equity value on April 23, 2010 of $1.206 billion) to each of DTG's 2010E corporate EBITDA, 2010E corporate EBITDA (as adjusted), and 2011E corporate EBITDA;

  •
  Ratios of the implied corporate firm value paid for DTG in the merger (computed by subtracting DTG's net cash and cash equivalents of $275 million at March 31, 2010 from an implied aggregate value of the total consideration to be received by holders of shares of DTG common stock in the merger of $1.274 billion) to each of DTG's 2010E corporate EBITDA, 2010E corporate EBITDA (as adjusted), and 2011E corporate EBITDA;

  •
  Ratios of the closing price per share of DTG common stock on April 23, 2010 to each of DTG's estimated EPS for 2010, estimated EPS for 2010 (as adjusted), and estimated EPS for 2011;

  •
  Ratios of the $41.00 implied per share value of the total consideration to be received by holders of shares of DTG common stock in the merger to each of DTG's estimated EPS for 2010, estimated EPS for 2010 (as adjusted), and estimated EPS for 2011.

        The following table presents the results of this analysis:

Implied Corporate Firm Value Multiples	Corp. EBITDA	Multiples as of April 23, 2010	Implied Consideration Value
2010E Corp. EBITDA	$194 million	4.8x	5.1x
2010E Corp. EBITDA (adjusted)(1)	$140 million	6.6x	7.1x
2011E Corp. EBITDA	$167 million	5.6x	6.0x

Implied P/E Multiples	EPS	Multiples as of April 23, 2010		Implied Consideration Value
2010E EPS	$3.00	12.9	x	13.6x
2010E EPS (adjusted)(1)	$1.95	19.9	x	21.0x
2011E EPS	$2.55	15.3	x	16.1x

(1)
Fiscal year 2010 estimated adjusted calculation assumes target depreciation levels of $325 per unit per month, which excludes non-recurring lowered depreciation levels currently experienced in

  2010, based on guidance from DTG management. DTG management's fiscal year 2010 estimate without such adjustment assumes $269 per unit per month.

        For purposes of the analysis of multiples at offer price, DTG's financial advisors used management estimates for 2010 and 2011 corporate EBITDA and 2010 and 2011 EPS because DTG's financial advisors believe that the market price of the common stock of DTG generally reflects such forward-looking information. The trading multiple of 4.8x as of April 23, 2010 was calculated using the management estimate for 2010 corporate EBITDA and the corporate firm value of DTG as of April 23, 2010 (based on DTG's net cash and cash equivalents at March 31, 2010). As noted above, the 2010 estimated corporate EBITDA and EPS were adjusted for this analysis.

        Select Public Companies Trading Analysis.    DTG's financial advisors reviewed and compared certain financial information, ratios and public market multiples for DTG and Hertz to the corresponding financial information, ratios and public market multiples for the following corporations in the car rental industry:

  •
  Hertz

  •
  Avis Budget

  •
  Avis Europe

  •
  Sixt

  •
  Localiza

        Although none of the selected companies (other than, in the case of Hertz, Hertz) is directly comparable to DTG or Hertz, the companies included were chosen because they are companies with operations that for purposes of analysis may be considered similar to certain operations of DTG and Hertz. The estimates for EPS and corporate EBITDA contained in the analysis set forth below were based on analyst estimates (referred to as street estimates).

        In their analysis, DTG's financial advisors derived and compared multiples for Hertz, DTG and the selected companies as follows:

  •
  corporate firm value (which is defined as market capitalization plus total debt other than the fleet debt, less cash and cash equivalents other than cash and cash equivalents that are restricted under the terms of fleet debt) as a multiple of estimated corporate EBITDA for calendar year 2010, which is referred to below as "FV/2010E Corp. EBITDA";

  •
  corporate firm value as a multiple of estimated corporate EBITDA for calendar year 2011, which is referred to below as "FV/2011E Corp. EBITDA";

  •
  the price per share as a multiple of estimated EPS for calendar year 2010, which is referred to below as "2010E P/E"; and

  •
  the price per share as a multiple of estimated EPS for calendar year 2011, which is referred to below as "2011E P/E."

        The multiples for each of the selected companies and DTG were calculated using the closing price of the selected companies' common stock on April 23, 2010 and were based on street estimates for 2010 and 2011 corporate EBITDA and 2010 and 2011 EPS. Other than the market capitalization, the balance sheet data for the analysis set forth below was based on the most recent publicly available information, which was as of December 31, 2009.

Company	Share Price 4/23/10	FV/2010E Corp. EBITDA(1)	FV/2011E Corp. EBITDA(1)	2010E P/E	2011E P/E
Hertz	$12.88	9.5x	8.5x	32.7x	21.3x
Avis Budget	14.67	8.5x	7.0x	21.9x	12.2x
Avis Europe	0.53	N/M(2)	N/M(2)	N/A	N/A
Sixt	30.96	N/M(2)	N/M(2)	13.0x	9.1x
Localiza	10.84	N/M(2)	N/M(2)	18.7x	14.3x
Median		9.0x	7.8x	20.3x	13.2x
Mean		9.0x	7.8x	21.6x	14.2x
DTG	38.85	6.4x	5.4x	19.9x	16.0x

(1)
The street estimate for corporate EBITDA for Hertz was adjusted by DTG's financial advisors to exclude minority interest and the impact of non-cash equity compensation, but was not adjusted to exclude interest income on cash and cash equivalents. With respect to Avis Budget, no adjustments were made by DTG's financial advisors to street estimates for corporate EBITDA. Except as otherwise disclosed hereunder, the street estimates were not adjusted by DTG's financial advisors in connection with any of their analyses.

(2)
"N/M" means not meaningful; no sufficient comparable data available.

        The financial advisors believed that a purely quantitative selected public companies trading analysis would not be useful in the context of the proposed merger. In that connection, DTG's financial advisors ultimately concluded that for purposes of their analysis, Avis Europe, Sixt and Localiza did not have meaningful EBITDA comparable data because available equity research measures those companies using gross EBITDA, which is not comparable to corporate EBITDA, and in addition, P/E multiple comparable data was unavailable for Avis Europe. DTG's financial advisors concluded that using these multiples would be inappropriate and could potentially be misleading. DTG's financial advisors also considered that Avis's capital structure meaningfully reduced its comparability to DTG. Accordingly, DTG's financial advisors selected reference ranges of 5.0x – 7.0x for corporate EBITDA multiples and 12.0x – 18.0x for P/E multiples, based on their experience and judgment, as informed by historical trading multiples of DTG and Hertz.

        In that connection, DTG's financial advisors noted that, over the last five years, the median last twelve months ("LTM") corporate EBITDA multiples as of March 31, 2010 for DTG and Hertz were 5.8x and 7.3x, respectively, and the median one-year forward corporate EBITDA multiples for DTG and Hertz were 6.1x and 6.8x, respectively, over the last five years. Neither LTM corporate EBITDA nor one-year forward corporate EBITDA for DTG was adjusted by DTG's financial advisors to exclude interest income on cash and cash equivalents or the impact of non-cash equity compensation. Median multiples for Hertz were calculated since its 2006 initial public offering. Multiples after third quarter of 2008 were excluded for both DTG and Hertz given the considerable volatility in the market after the third quarter of 2008.

        Thereafter, in order to derive an equity reference range for DTG with respect to FV/corporate EBITDA, DTG's financial advisors subtracted corporate net debt from the implied corporate firm value and added cash and cash equivalents. DTG's financial advisors then divided the resulting amount from the foregoing calculation by the number of fully diluted shares of DTG. In connection with deriving an equity reference range for DTG with respect to P/E, DTG's financial advisors multiplied the applicable multiple by the applicable EPS.

        The foregoing analysis indicated the following implied per share equity reference range for DTG, rounded to the nearest ten cents, as compared to the implied per share total consideration of $41.00:

Metric	Applicable Amount	Range of Multiples		Implied Per Share Equity Reference Range(3)
2010 FV/Corp. EBITDA Street Estimate(1)	$136 million	5.0x – 7.0	x	$33.00 – $41.60
2010 FV/Corp. EBITDA Management Estimate (adjusted)(2)	$140 million	5.0x – 7.0	x	$33.60 – $42.50
2011 FV/Corp. EBITDA Street Estimate(1)	$159 million	5.0x – 7.0	x	$36.70 – $46.80
2011 FV/Corp. EBITDA Management Estimate	$167 million	5.0x – 7.0	x	$37.90 – $48.50
2011 P/E Street Estimate	EPS of $2.42(4)	12.0x – 18.0	x	$29.10 – $43.60
2011 P/E Management Estimate	EPS of $2.55(5)	12.0x – 18.0	x	$30.50 – $45.80

(1)
Street estimates for corporate EBITDA were not adjusted by DTG's financial advisors to exclude interest income on cash and cash equivalents, but were adjusted to exclude the impact of non-cash equity compensation.

(2)
Fiscal year 2010 estimated adjusted calculation assumes target depreciation levels of $325 per unit per month, which excludes non-recurring lowered depreciation levels currently experienced in 2010, based on DTG management. DTG management's fiscal year 2010 estimate without such adjustment assumes $269 per unit per month.

(3)
The number of fully diluted shares of DTG was calculated by DTG's financial advisors using the treasury stock method, which accounts for shares issuable upon exercise of options that are "in the money."

(4)
Based on a published equity research report.

(5)
Calculated based on DTG management's estimate of 2011 projected net income and a diluted share count of approximately 31 million shares based on the treasury stock method, which accounts for shares issuable upon exercise of options that are "in the money."

        For purposes of the select public companies trading analysis, DTG's financial advisors used street and management estimates for 2010 and 2011 corporate EBITDA because DTG's financial advisors believe that the market price of the common stock of DTG and the comparable companies generally reflects such forward-looking information. As noted above, the 2010 estimated corporate EBITDA was adjusted for this analysis.

        Selected Transactions Analysis.    DTG's financial advisors analyzed certain information relating to transactions in the rental car industry since 2000. Specifically, DTG's financial advisors reviewed the following transactions:

Transaction	FV/LTM Corporate EBITDA(1)	LTM P/E Ratio
Eurazeo's acquisition of Europcar announced in March 2006	N/A	17.8x
CD&R, Carlyle and BAMLCP's acquisition of Hertz announced in September 2005	7.4x	16.0x
Cendant's acquisition of Budget Group announced in August 2000	N/M(2)	N/A
Ford Motor Co.'s acquisition of 18.5% of Hertz announced in September 2000	5.5x	10.8x
Cendant's acquisition of 82% of Avis in August 2000	4.9x	10.3x

(1)
DTG's financial advisors used LTM corporate EBITDA for purposes of this analysis because of the varied amounts of interest expense paid by companies in the car rental industry in connection with corporate financing.

(2)
Not meaningful. LTM corporate EBITDA at the time of the transaction was approximately $3 million.

        While none of the companies (other than, in the case of Hertz, Hertz) that participated in the selected transactions are directly comparable to DTG and Hertz and none of the transactions in the selected transactions analysis is directly comparable to the merger, DTG's financial advisors selected these transactions because each of the target companies in the selected transactions was involved in the rental car industry and had operating characteristics and products that for purposes of analysis may be considered similar to certain of DTG's operating characteristics and products.

        For each of the selected transactions, DTG's financial advisors calculated and compared corporate firm value based on the implied transaction price as a multiple of the target's LTM corporate EBITDA. DTG's financial advisors used DTG's street and management estimate LTM corporate EBITDA as of March 31, 2010 for purposes of this analysis, because the relevant corporate EBITDA figures for the respective targets in the selected transactions were the LTM corporate EBITDA figures at the time of such transactions. DTG's financial advisors noted that public financial information was unavailable for certain of the transactions. The results of this analysis indicated a range of FV/LTM corporate EBITDA multiples of 4.9x – 7.4x, with a mean value of 5.9x and a median value of 5.5x. Corporate firm value for purposes of this analysis was calculated in the same manner as corporate firm value was calculated for purposes of the select public companies trading analysis. Although not used to calculate a reference range, DTG's financial advisors also calculated the price to earnings ratio (referred to herein as P/E) for each of the selected transactions for which relevant data was available, and determined that the mean P/E for such transactions was 13.7x and the median was 13.4x. DTG's financial advisors did not calculate a reference range based on P/E ratios because DTG's financial advisors believed that forward estimates of P/E were more appropriate for the selected transactions analysis but only LTM P/E ratios were available.

        DTG's financial advisors applied a range of selected multiples of FV/LTM EBITDA in order to derive an implied equity reference range for DTG and then dividing those amounts by the number of fully diluted shares of DTG. DTG then compared this implied per share equity reference range against the implied per share total consideration. DTG's financial advisors derived a reference range of FV/LTM corporate EBITDA multiples based on DTG's financial advisors' judgment and experience, after being informed by a range of FV/LTM corporate EBITDA multiples of 4.9x – 7.4x, the mean value of 5.9x and the median value of 5.5x of the selected transactions for which relevant data was available.

        Applying a reference range of 5.5x – 7.0x to the street estimate for DTG's LTM corporate EBITDA of $118 million, the foregoing analysis indicated a range of implied equity values per share of approximately $29.20 to $34.90 as compared to the implied per share total consideration of $41.00. The street estimate for DTG's LTM corporate EBITDA was not adjusted by DTG's financial advisors to exclude interest income on cash and cash equivalents, but was adjusted to exclude the impact of non-cash equity compensation. The reference range was selected by DTG's financial advisors based on their analyses of various characteristics of the selected companies as compared with industry performance and general business, economic and market conditions, and DTG's financial advisors' experience and judgment. With respect to DTG's management estimate for DTG's LTM corporate EBITDA of $145 million, the foregoing analysis indicated a range of implied equity values per share of approximately $34.60 to $41.60.

        Discounted Cash Flow Analyses.    J.P. Morgan and Goldman Sachs each performed an illustrative discounted cash flow analysis on the forecasts provided by the management of DTG with respect to the estimated future performance of the company. DTG's financial advisors performed separate discounted cash flow analyses because Goldman Sachs' preferred approach was to rely solely on the financial projections as provided by the management of DTG through 2013, while J.P. Morgan's approach was to rely on the financial projections as provided by the management of DTG and on its extrapolations of such financial projections through 2019 (which extrapolations were reviewed and approved by the management of DTG).

        J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully-diluted equity value per share of DTG's common stock. J.P. Morgan calculated the unlevered free cash flows that DTG is expected to generate during fiscal years 2010 through 2019 based upon financial projections prepared by the management of DTG for the fiscal years 2010 through 2013, and extrapolations of such estimates for the periods from 2014 through 2019. The extrapolations were developed by J.P. Morgan but were reviewed and approved by the management of DTG. These extrapolations (which were reviewed and approved by the management of DTG) were based on DTG's historical performance and on the financial performance implied by the projections from DTG's management. Based on assumptions from DTG's management, these projections generally provide for certain decreases in revenue growth; maintenance of constant corporate EBITDA margin, depreciation and amortization as a percentage of sales, capital expenditures, and working capital ratios; and take into account the estimated cash uses and sources related to DTG's fleet enhancements. J.P. Morgan also calculated a range of terminal asset values of DTG at the end of the nine-year period ending December 31, 2019 by applying perpetual unlevered free cash flow growth rates ranging from 2.5% to 3.5% of the unlevered cash flow of DTG during the final year of such nine-year period. The perpetual unlevered free cash flow growth rates were determined based on a 1% growth in unit price (consistent with the growth of inflation); a 2% growth in volume (which was a comparative growth assumption for overall volume in the industry); and J.P. Morgan's judgment and experience. The unlevered free cash flows and range of terminal asset values were then discounted to present values using a range of discount rates from 11.5% to 13.5% which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of DTG and taking into account macro-economic assumptions, estimates of risk and other appropriate factors. Unlevered free cash flows were calculated as earnings before corporate interest, after tax, plus corporate depreciation and amortization, less cash expenditures that are not expensed (but are viewed as required to operate the business), and net of changes to deferred taxes, cash used for fleet enhancements, restricted cash, and net working investment. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for DTG's estimated cash and cash equivalents, option exercise proceeds, and total debt. Based on the adjusted management projections and a range of discount rates from 11.5% to 13.5%, the discounted cash flow analysis implied a range for DTG's common stock of approximately $33.50 to $42.70 per share. J.P. Morgan also calculated the sensitivity of DTG's common stock to a $1.00 decline in revenues per day, which analysis implied a range for DTG's common stock of approximately $29.00 to $36.50 per share.

        Goldman Sachs performed an illustrative discounted cash flow analysis on DTG using estimates provided by DTG's management for fiscal years 2010-2013. Goldman Sachs performed illustrative discounted cash flow analyses to generate reference ranges for the implied present value per share of DTG's common stock by calculating the total present value of the estimated free cash flows of the period beginning June 30, 2010 and ending on December 31, 2013. For purposes of Goldman Sachs' illustrative discounted cash flow analysis, free cash flow was calculated using the projections provided by DTG's management. Goldman Sachs calculated free cash flow as DTG's projected corporate EBITDA, minus taxes (calculated by multiplying the tax rate contained in the projections provided by DTG's management by DTG's projected corporate EBITDA), minus its projected capital expenditures, minus the projected increase in net working capital, minus certain other corporate cash flow items and the net cash impact of fleet operations to the corporate entity. In conducting its discounted cash flow analysis, Goldman Sachs used a range of discount rates derived by utilizing a weighted average cost of capital analysis based on the capital asset pricing model and taking into account certain financial metrics, including betas, for DTG, as well as certain financial metrics for the United States equity markets generally. Goldman Sachs then calculated the present value of DTG's terminal value at December 31, 2013 by applying a range of corporate EBITDA multiples of 5.0x to 7.0x (which was selected by Goldman Sachs based on its judgment and experience as informed by the historical trading range for DTG) to DTG's estimated 2013 corporate EBITDA and using discount rates ranging from 12.0% to 14.0%, which were based upon Goldman Sachs' judgment of an illustrative range based upon the above analysis. Goldman Sachs then calculated the implied value per share of DTG's common stock by adding the present value of the three and one half years of projected cash flows beginning from June 30, 2010 to the present value of DTG's terminal value at December 31, 2013. This analysis resulted in a range of illustrative implied present values of approximately $32.00 to $42.70 per share of DTG's common stock.

        Present Value of Future Stock Price Analysis.    DTG's financial advisors performed an illustrative analysis of the implied present value of the future stock price of DTG, which is designed to provide an indication of the present value of a theoretical future value of a company's equity as a function of such company's estimated future corporate EBITDA and its assumed firm value to corporate EBITDA multiple. For this analysis, DTG's financial advisors used the financial projections for DTG prepared by the management of DTG for each year from 2010 through and including 2013. DTG's financial advisors first multiplied the corporate EBITDA estimates by firm value to forward corporate EBITDA multiples of 4.8x to 7.0x and next subtracted the net cash and cash equivalent estimates for each year from 2010 through and including 2013 using estimates prepared by the management of the company. DTG's financial advisors then calculated the implied per share future equity values for the common stock of DTG from 2010 to 2013, and then discounted those values using a discount rate of 15.0%. In conducting its present value of future stock price analysis, DTG's financial advisors used a discount rate of 15.0% derived by utilizing a cost of equity analysis based on the capital asset pricing model and taking into account certain financial metrics, including betas, for DTG, as well as certain financial metrics for the United States equity markets generally. The applied discount rate of 15.0% was based upon DTG's financial advisors' judgment of an illustrative range based upon the above analysis. The implied per share future equity values for years 2011, 2012 and 2013 were discounted by 1 year, 2 years and 3 years, respectively. After giving effect to such discounting, the analysis yielded the implied per share market values of DTG common ranging from $38.85 to $52.60 for 2010, $29.36 to $39.62 for 2011, $27.21 to $37.16 for 2012, and $24.04 to $34.00 for 2013. For purposes of calculating the implied present value of the future stock price of DTG, DTG's financial advisors used forward corporate EBITDA multiples of 4.8x – 7.0x because DTG's financial advisors believed that using a range with a lower end closer to the then-current EBITDA multiple of 4.8x provided a context for the board of DTG to evaluate the illustrative range of future stock price.

        Pro Forma Merger Analysis.    Based upon the $41.00 implied per share value of the cash and stock consideration to be paid to holders of DTG common stock pursuant to the merger agreement, DTG's financial advisors prepared pro forma analyses of the forecasted financial impact of the proposed merger using revenue estimates and earnings estimates for DTG and Hertz prepared by their respective managements. DTG's financial advisors performed this analysis based on an assumed June 30, 2010 date of completion for the proposed merger. For the years 2010 and 2011, DTG's financial advisors compared the total revenue and the earnings estimates of DTG, on a standalone basis, and Hertz, on a standalone basis, to the total revenue and earnings estimates of the resulting company. The pro forma merger analysis assumed initial implementation costs are incurred and estimated potential run-rate synergies are fully achieved (based upon information provided by and discussions with DTG management and a preliminary estimate of synergies from Hertz management) in the third year after the transaction date, with one third of the synergies achieved in each of 2010 and 2011, accordingly. Based on these analyses, the proposed merger would be accretive to Hertz on an earnings per share basis in the above scenarios in the years 2010 and 2011. Assuming no synergies, the proposed merger would be 17.5% and 2.5% accretive to Hertz's EPS in 2010 and 2011, respectively, and assuming synergies of $120 million are phased-in over a three year period, the proposed merger would be 30.1% and 16.2% accretive to Hertz's EPS in 2010 and 2011, respectively.

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by DTG's financial advisors. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying DTG's financial advisors' opinions. In arriving at its respective fairness determination, each of DTG's financial advisors considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, each of DTG's financial advisors made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Other than DTG or Hertz, no company or transaction used in the above analyses as a comparison is directly comparable to DTG or Hertz or the contemplated transaction.

        DTG's financial advisors prepared these analyses for purposes of providing their respective opinions to DTG's board of directors as to the fairness from a financial point of view of the total consideration to be paid to the holders of DTG common stock in the proposed merger. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results, including estimates of the synergies, are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of DTG, Hertz, Goldman Sachs, J.P. Morgan or any other person assumes responsibility if future results are materially different from those forecasted.

        As described above, J.P. Morgan's and Goldman Sachs' opinions to DTG's board of directors were one of many factors taken into consideration by the DTG board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by each of J.P. Morgan and Goldman Sachs in connection with the fairness opinions and is qualified in its entirety by reference to the written opinions of J.P. Morgan and Goldman Sachs included as Annexes B and C, respectively.

Hertz's Reasons for the Merger

        On April 25, 2010, Hertz's board of directors unanimously approved the merger and the merger agreement. In evaluating the merger, the merger agreement and the other transactions contemplated by the merger agreement, Hertz's board of directors consulted with Hertz's management and Hertz's legal and financial advisors and, in making its determination, Hertz's board of directors considered numerous factors, including the following:

        Expected Benefits of the Merger.    Hertz believes that the merger will make it a more efficient provider of car rental services, will deliver several significant strategic benefits to Hertz and will create sustainable long-term value for its stockholders. Key factors considered by the Hertz board of directors included the following:

  •
  Strategic Position.  DTG is a $1.6 billion business with more than 1,550 corporate and franchise rental locations worldwide. Hertz believes the combined Hertz and DTG will be able to compete more effectively and efficiently against other multi-brand car rental companies, offering customers a full range of rental options in the United States across the Hertz, Dollar, Thrifty and Advantage brands.

  •
  Growth Platform.  The merger provides Hertz with multiple strategic options to increase its presence in the leisure travel and the value-priced rental vehicle segments, drawing upon DTG's established brands and airport and off-airport infrastructure.

  •
  Maintenance of Hertz's Premium Brand Position.  Hertz believes that the merger will enable Hertz to achieve growth in the leisure travel and the value-priced rental vehicle segments while avoiding dilution of the Hertz brand, allowing Hertz to continue to maintain the Hertz brand as the preeminent premium car rental brand in the United States and abroad.

  •
  Operational Benefits.  Hertz believes there is potential for significant cost savings, and resulting increases in earnings and cash flow, through reduced fleet procurement costs and enhanced utilization as a result of consolidation of Hertz's and DTG's fleets, improved non-fleet procurement costs, personnel consolidation, integration information technology and consolidated corporate governance and reduced public company costs. Hertz estimates the potential annual pre-tax operating savings resulting from the merger will reach approximately $180 million over a multi-year period (excluding costs to achieve such savings).

  •
  Profitability.  Hertz anticipates that the merger will be immediately accretive to its annual adjusted earnings per share of common stock.

        Hertz's potential annual pre-tax operating savings are expected to come from, among other things:

  •
  Fleet Costs.  These expected cost savings include reduced capital costs due to a rationalization of Hertz's and DTG's car fleets, where Hertz's weekday utilization will be balanced by DTG's relatively lower weekday utilization, and Hertz's weekend utilization will be balanced by DTG's relatively higher weekend utilization.

  •
  Procurement Costs.  These expected cost savings will come from additional and more coordinated purchasing power with major suppliers, including automobile manufacturers and automobile service providers, to reduce costs.

  •
  General and Administrative Expenses.  These expected cost savings include reduced labor in functional operational areas such as vehicle maintenance, sales and rental offices. In addition, the merger will enable Hertz to provide shared services across its businesses more efficiently, resulting in headcount reductions.

  •
  Information Technology Systems.  Hertz believes that the merger will enable it to achieve net cost savings in the area of information technology systems. DTG operates a large number of information technology systems for various functions. Hertz believes that it will be able to rationalize the two companies' information technology systems.

        The potential annual pre-tax revenue enhancements from operating the businesses of Hertz together with the businesses of DTG are expected to come from, among other things:

  •
  Expanding the DTG and Thrifty Brands Internationally.  Hertz expects to be able to use DTG's value brands to accelerate its existing leisure and value strategy in Europe and elsewhere through the opening of additional car rental locations in low-cost markets.

  •
  Increased Mid-Tier Competition.  Using the Hertz, Dollar, Thrifty and Advantage brands, Hertz expects the merger to enhance Hertz's position in the market relative to multi-branded peer competitors and enable it to compete more effectively.

        In reaching its determination to approve the merger agreement and the merger, the Hertz board of directors also considered the following factors:

  •
  a review by Hertz's management, assisted by Hertz's advisors, of DTG's financial condition, results of operations, business, reputation, risks and prospects, including the results of the business, financial, accounting and legal due diligence investigations of DTG;

  •
  the fact that the exchange ratio of 0.6366 of a share of Hertz common stock for each share of DTG common stock is fixed and will not be adjusted for fluctuations in the market price of Hertz common stock or DTG common stock, and the resulting percentage ownership interests and voting power that current Hertz stockholders would have in Hertz following the merger;

  •
  the fact that, because the exchange ratio under the merger agreement is fixed, the per share value of the merger consideration to be paid to DTG stockholders on completion of the merger could be significantly more or less than its implied value immediately prior to the announcement of the merger agreement;

  •
  the other financial terms of the merger, including the special dividend in an amount of $200 million in the aggregate to be paid by DTG in connection with the merger;

  •
  the terms and conditions of the merger agreement;

  •
  current industry, economic and market conditions and trends, including DTG's market position; and

  •
  the strategic alternatives available to Hertz, and the costs and benefits of seeking to build a mid-tier brand on a stand-alone basis rather than through acquisitions.

        The Hertz board of directors also considered a number of potentially negative factors in its deliberations considering the merger, including:

  •
  the possibility that the merger might not be completed as a result of the failure to obtain the required approval from DTG's stockholders, and the effect the resulting termination of the merger agreement could have on the trading price of Hertz common stock and Hertz's operating results;

  •
  the risk that regulatory authorities will condition their approval of the merger on Hertz's agreement to divestitures or other actions that could negatively impact the business and prospects of the combined company, but that Hertz has agreed under the merger agreement to undertake if necessary to complete the merger;

  •
  the risk that the closing may be delayed because regulatory approvals required to consummate the merger are not received on a timely basis, and the risk that Hertz could be required to pay a substantial termination fee under the merger agreement if certain regulatory approvals are not obtained prior to the merger agreement's termination date and all other closing conditions are satisfied;

  •
  the possible disruption to Hertz's business that may result from the merger, including the resulting distraction of the attention of Hertz's management, and the costs and expenses associated with completing the merger;

  •
  the risks that the potential benefits, synergies and cost savings sought in the merger may not be realized or may not be realized within the expected time period, and that the cost of achieving such benefits, synergies and savings may be significantly higher than estimated; and

  •
  the risks described in the section entitled "Risk Factors."

        In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Hertz board of directors did not find it useful and did not attempt to assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the merger agreement. In addition, individual members of the Hertz board of directors may have given differing weights to different factors. The Hertz board of directors conducted an overall review of the factors described above and consulted with Hertz's management and outside legal and financial advisors regarding certain of the matters described above.

DTG Unaudited Prospective Financial Information

        DTG does not as a matter of course make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, DTG is including this prospective financial information in this proxy statement/prospectus to provide its stockholders access to certain non-public unaudited prospective financial information that was made available to DTG's board of directors and to its financial advisors in connection with the merger. In addition, prior to the termination of discussions with Hertz on April 16, 2010 DTG also made available to Hertz's board of directors a subset of this prospective financial information based on earlier models. The information provided to DTG's board of directors and financial advisors included estimates of fleet size, revenue, Corporate Adjusted EBITDA, earnings per share and free cash flow for the fiscal years 2010 through 2013. This prospective financial information was prepared in April 2010, based solely on information available at that time, by DTG's management. The financial projections included the most up-to-date financial analysis available at that time and reflected DTG's preliminary calculations of its anticipated first quarter results. While the financial projections were prepared in good faith, no assurance can be given regarding future events. In addition, the financial projections do not reflect DTG's current view on the business of the combined company. Some more recent non-public projections prepared by DTG management show lower expected revenue and higher expected Corporate Adjusted EBITDA for some periods. Therefore, the financial projections of DTG included in this proxy statement/prospectus should not be considered a reliable predictor of future operating results. The unaudited prospective financial information was not prepared with a view toward public disclosure, and the inclusion of this information should not be regarded as an indication that any of DTG, Hertz, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, nor should this information be relied on as such. None of Hertz, DTG or their respective affiliates assumes any responsibility for the accuracy of this information.

        While presented with numeric specificity, the unaudited prospective financial information reflects numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, regulatory, litigation, market and financial conditions, foreign currency rates, interest on investments, and matters specific to DTG's business, such as competitive conditions, the market for the sale of used vehicles and the approval and successful launch of new locations and services competitive conditions, many of which are beyond DTG's control. The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. DTG's stockholders are urged to review the DTG 10-Q and DTG 10-K for a description of risk factors with respect to DTG's business. See "Cautionary Note Regarding Forward-Looking Statements" and "Where You Can Find More Information." The unaudited prospective financial information was not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Deloitte & Touche LLP, DTG's independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The unaudited prospective financial information set forth below was provided to J.P. Morgan and Goldman Sachs for use in connection with their financial analyses and fairness opinions relating to the merger and, in some cases, J.P. Morgan and Goldman Sachs adjusted these numbers in connection with their financial analyses. Each of these adjustments was approved by DTG's management and described in "—Opinions of DTG's Financial Advisors." The report of DTG's independent registered public accounting firm contained in the DTG 10-K, which is incorporated by reference into this proxy statement/prospectus, relates to DTG's historical financial information. It does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared.

(dollars in millions)	2010E	2011E	2012E	2013E
Average Fleet (000s)	102.9	105.5	108.6	111.9
Revenues	1,558	1,635	1,718	1,805
(% growth)	0.8%	4.9%	5.1%	5.1%
Corporate Adjusted EBITDA	198	173	191	223
(% margin)	12.7%	10.6%	11.1%	12.4%
Diluted Earnings Per Share	$3.08	$2.60	$3.07	$3.69
Free Cash Flow	(18)	(2)	(72)	45
(% of Corporate Adjusted EBITDA)	(9.1)%	(1.2)%	(37.7)%	20.2%

        Corporate Adjusted EBITDA means earnings, excluding the impact of the (increase) decrease in fair value of derivatives, before non-vehicle interest expense, income taxes, non-vehicle depreciation, amortization, and certain other items. Corporate Adjusted EBITDA is not defined under GAAP and should not be considered as an alternative measure of DTG's net income, operating performance, free cash flow or liquidity. Corporate Adjusted EBITDA amounts presented may not be comparable to similar measures disclosed by other companies, including Hertz. The amounts set forth above under Corporate Adjusted EBITDA include interest income on unrestricted cash of $1.3 million in 2010, $3.0 million in 2011, $5.5 million in 2012 and $9.2 million in 2013.

        In preparing the above unaudited prospective financial information, DTG made the following material assumptions for the period from 2010 to 2013:

  •
  no legislative changes affecting the U.S. car rental market;

  •
  no significant economic or regulatory changes to DTG's key product markets;

  •
  no significant impact from pending litigation;

  •
  exclusion of merger-related transaction costs;

  •
  utilization rates ranging from 81.4 to 81.6%;

  •
  2% annual increases in revenue per day from 2011 through 2013;

  •
  2% annual inflation on all direct vehicle operating and SG&A expenses, in addition to 2% inflation in the purchase price of vehicles and the related depreciation per unit from 2011 through 2013;

  •
  approximately 30.4 million transaction days in 2010, increasing by approximately 3% per year beginning in 2011;

  •
  2010 foreign currency rates were used for all years; accordingly, the impact of foreign currency volatility has not been considered; and

  •
  one-month LIBOR will increase during the period from approximately 0.30% in 2010 to an average rate of 2.63% in 2013.

        No assurances can be given that these assumptions will accurately reflect future conditions. In addition, although presented with numerical specificity, the above unaudited prospective financial information reflects numerous assumptions and estimates as to future events made by DTG's management that DTG's management believed were reasonable at the time the unaudited prospective financial information was prepared. The above unaudited prospective financial information does not give effect to the merger. DTG's stockholders are urged to review DTG's most recent SEC filings for a description of DTG's reported and anticipated results of operations, financial condition and capital resources during 2010, including the discussion under the caption "Outlook for 2010" (which forms a part of "Management's Discussion and Analysis of Financial Condition and Results of Operations") in the DTG 10-K, which are incorporated by reference into this proxy statement/prospectus.

        The unaudited prospective financial information of DTG set forth above reflects the final financial forecasts provided to DTG's board of directors and financial advisors in conjunction with their evaluation of the merger. In conjunction with its recurring monthly forecast review, DTG management discovered that the prior forecast model that had been provided to Hertz prior to the termination of discussions on April 16, 2010 contained an erroneous assumption regarding the rate of inflation applicable to operating expenses. Specifically, the forecast provided to Hertz incorrectly applied a 1% annual rate of inflation to operating expenses, rather than the 2% annual rate of inflation that had been applied to rate per day (revenue). Management believes that both price and cost increases should escalate annually at the same rate of inflation, and accordingly revised its forecast to reflect a 2% annual rate of inflation to both operating expenses and revenues, upon discovering the error. The amounts of Corporate Adjusted EBITDA and earnings per share reflected in the erroneous forecast provided to Hertz were as follows:

	2010E	2011E	2012E
Corporate Adjusted EBITDA	$198 million	$182 million	$215 million
Diluted Earnings Per Share	$3.08	$2.79	$3.56

        Assumptions regarding rental fleet size, fleet utilization, revenue per day, transaction days and LIBOR were consistent between the forecasts.

        Because of the forward-looking nature of the unaudited prospective financial information, specific quantifications of the amounts that would be required to reconcile it to GAAP measures are not available. DTG believes that there is a degree of volatility with respect to certain of DTG's GAAP measures, and certain adjustments made to arrive at the relevant non-GAAP measures, which preclude DTG from providing accurate forecasted GAAP to non-GAAP reconciliations.

        For the reasons identified above, DTG believes that providing estimates of the amounts that would be required to reconcile prospective adjusted diluted earnings per share to forecasted diluted earnings per share, and Corporate Adjusted EBITDA and free cash flow to income before income taxes and cash flows from operating activities would imply a degree of precision that would be confusing or misleading to investors.

        Readers of this proxy statement/prospectus are cautioned not to place undue reliance on the unaudited prospective financial information set forth above. No representation is made by DTG, Hertz or any other person to any stockholder of DTG regarding the ultimate performance of DTG compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this proxy statement/prospectus should not be regarded as an indication that such prospective financial information will be an accurate prediction of future events, and they should not be relied on as such.

DTG DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF INTERVENING OR FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Hertz Unaudited Prospective Financial Information

        Hertz does not as a matter of course make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Hertz is including this prospective financial information in this proxy statement/prospectus to provide DTG's stockholders access to certain non-public unaudited prospective financial information that was made available to Hertz's and DTG's respective boards of directors and to DTG's financial advisors in connection with the merger. This information included estimates of revenue, Corporate EBITDA and adjusted diluted earnings per share for the fiscal years 2010 and 2011. The unaudited prospective financial information was not prepared with a view toward public disclosure, and the inclusion of this information should not be regarded as an indication that any of Hertz, DTG, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, nor should this information be relied on as such. None of Hertz, DTG or their respective affiliates or representatives assumes any responsibility for the accuracy of this information.

        While presented with numeric specificity, the unaudited prospective financial information reflects numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, regulatory, litigation, market and financial conditions, foreign currency rates, interest on investments, and matters specific to Hertz's business, many of which are beyond Hertz's control. The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. DTG's stockholders are urged to review the Hertz 10-Q and Hertz 10-K for a description of risk factors with respect to Hertz's business. See "Cautionary Note Regarding Forward-Looking Statements" and "Where You Can Find More Information." The unaudited prospective financial information was not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither PricewaterhouseCoopers LLP, Hertz's independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The unaudited prospective financial information set forth below was provided to J.P. Morgan and Goldman Sachs for use in connection with their financial analyses and fairness opinions relating to the merger. See "—Opinions of DTG's Financial Advisors." The report of Hertz's independent registered public accounting firm contained in the Hertz 10-K, which is incorporated by reference into this proxy statement/prospectus, relates to Hertz's historical financial information. It does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared.

(dollars in millions)	2010E	2011E
Revenues	$7,676.5	$8,246.3

(% growth)	8.1%	7.4%

Corporate EBITDA	$1,091.0	$1,372.1

(% margin)	14.2%	16.6%

Adjusted Diluted Earnings Per Share	$0.47	$0.87

        Hertz defines Corporate EBITDA differently from how the term "EBITDA" is commonly used. Corporate EBITDA means "EBITDA" as that term is defined under Hertz's senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz's senior credit facilities. The other items excluded in this calculation include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses; gains or losses associated with the sale or write-down of assets not in the ordinary course of business; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates. Further, the covenants in Hertz's senior credit facilities are calculated using Corporate EBITDA for the most recent four fiscal quarters as a whole. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or for any complete fiscal year. The GAAP measures most directly comparable to Hertz's use of Corporate EBITDA are income before income taxes and cash flows from operating activities. Because other companies may calculate EBITDA and Corporate EBITDA differently than Hertz does, EBITDA may not be, and Corporate EBITDA as presented is not, comparable to similarly titled measures reported by other companies, including DTG.

        Hertz calculated the prospective adjusted diluted earnings per share information for 2010 and 2011 by dividing prospective adjusted net income by 410 million shares, which represents the approximate number of shares outstanding as of December 31, 2009. Hertz defines adjusted net income as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (in this case, 34%) based on Hertz management's estimate of Hertz' long-term rate, and defines adjusted pre-tax income as income before income taxes and noncontrolling interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. The GAAP measure most directly comparable to adjusted diluted earnings per share is diluted earnings per share.

        Because of the forward-looking nature of the unaudited prospective financial information, specific quantifications of the amounts that would be required to reconcile it to GAAP measures are not available. Hertz believes that there is a degree of volatility with respect to certain of Hertz's GAAP measures, primarily related to fair value accounting for its financial assets (which includes Hertz's derivative financial instruments), its income tax reporting and certain adjustments made to arrive at the relevant non-GAAP measures, which preclude Hertz from providing accurate forecasted GAAP to non-GAAP reconciliations.

        For the reasons identified above, Hertz believes that providing estimates of the amounts that would be required to reconcile prospective adjusted diluted earnings per share to forecasted diluted earnings per share and Corporate EBITDA to income before income taxes and cash flows from operating activities would imply a degree of precision that would be confusing or misleading to investors.

        In preparing the above unaudited prospective financial information, Hertz made the following material assumptions for the period from 2010 through 2011:

  •
  no legislative changes affecting the U.S. car rental market;

  •
  no significant economic or regulatory changes to Hertz's key product markets;

  •
  no significant impact from pending litigation;

  •
  exclusion of merger-related transaction costs;

  •
  assumed improvement in the worldwide economies led by the U.S.;

  •
  commercial and leisure business in U.S. and Europe car rental improving throughout 2010;

  •
  expectations of growth in volume and pricing in 2011 for car rental business;

  •
  equipment rental business would have 2010 as trough year and show top line growth improvement in 2011;

  •
  inflation assumed at 2-3% in costs and pricing; and

  •
  fleet size commensurate with volume while achieving moderate utilization improvement.

        No assurances can be given that these assumptions will accurately reflect future conditions. In addition, although presented with numerical specificity, the above unaudited prospective financial information reflects numerous assumptions and estimates as to future events made by Hertz's management that Hertz's management believed were reasonable at the time the unaudited prospective financial information was prepared. The above unaudited prospective financial information does not give effect to the merger. DTG's stockholders are urged to review Hertz's most recent SEC filings for a description of Hertz's reported and anticipated results of operations, financial condition and capital resources during 2010, including the Hertz 10-K, which is incorporated by reference into this proxy statement/prospectus.

        Readers of this proxy statement/prospectus are cautioned not to place undue reliance on the unaudited prospective financial information set forth above. No representation is made by Hertz, DTG or any other person to any stockholder of DTG regarding the ultimate performance of Hertz compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this proxy statement/prospectus should not be regarded as an indication that such prospective financial information will be an accurate prediction of future events, and they should not be relied on as such.

        HERTZ DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF INTERVENING OR FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Interests of Certain Persons in the Merger

        Members of the DTG board of directors and the executive officers of DTG (and individuals who served in such roles during the last fiscal year) may have interests in the merger that are different from, or are in addition to, the interests of DTG's stockholders generally. The DTG board of directors was aware of these interests and considered them, among other matters, in adopting and approving the merger agreement and in determining to recommend to DTG stockholders to adopt the merger agreement.

  Directors of DTG

        Each independent director of DTG (i.e., all directors of DTG other than Mr. Thompson) received a grant of 3,560 restricted stock units on January 27, 2010, which are scheduled to vest on December 31, 2010. In addition, the directors hold restricted stock units that have been earned but are deferred pursuant to deferral agreements as follows: 66,950, 0, 34,791, 40,810 and 62,451 for Mr. Capo, Hon. Edward C. Lumley, Richard W. Neu, John C. Pope and Maryann N. Keller, respectively. Pursuant to the terms of the merger agreement, at the effective time of the merger, all outstanding unvested restricted stock units will immediately vest and each director will be entitled to receive a lump sum cash payment with respect to all such director's restricted stock units, whether outstanding or earned but deferred, equal to the product of (1) the number of shares of DTG common stock subject to the award and (2) the sum of (A) $32.80 and (B) the value of the stock portion of the merger consideration, valued at the closing price per share of Hertz common stock on the date of the merger (or if not a trading day, the last trading day prior to the merger).

        Upon the completion of the merger, each director (including Mr. Thompson) will also be entitled to lifetime use of rental cars for product and service evaluations while traveling.

  Executive Officers of DTG

        Under the terms of the contractual agreements and corporate benefit and incentive plans described below, DTG's executive officers and directors will be entitled to receive certain payments and benefits in connection with the completion of the merger. The agreements and plans, along with the merger agreement, provide for payments and benefits under the following two circumstances:

  •
  upon completion of the merger, with respect to currently outstanding equity and long-term incentive awards and deferred compensation plans, and

  •
  if an individual's employment with DTG is terminated under certain circumstances within a specified period of time following the merger, with respect to certain termination payments and benefit continuations.

  Treatment of Outstanding Options and Equity Awards

        Under the terms of the DTG Second Amended and Restated Long Term Incentive and Director Equity Plan, as amended, referred to as the Plan, the merger will constitute a change in control.

  Stock Options

        The Plan provides that, at the effective time of the merger, each outstanding unvested option to purchase shares of DTG common stock will vest and become exercisable. Pursuant to the terms of the merger agreement, at the effective time of the merger, each outstanding option to purchase shares of DTG common stock will be converted into an option to purchase shares of Hertz common stock, on the same terms and conditions as applicable to the options to purchase shares of DTG common stock, except that the number of shares of Hertz common stock and the exercise price per share will be adjusted based on the merger consideration, the special dividend per share amount and the closing price per share of Hertz common stock on the closing date of the merger (or if not a trading day, the last trading day before the merger). The number of unvested stock options held by DTG's named executive officers as of August 12, 2010, were as follows: 393,316, 186,666, 215,387, 124,947 and 117,715 for Scott Thompson, Clifford Buster, Scott Anderson, Vicki Vaniman and Rick Morris, respectively.

  Restricted Stock Units

        Pursuant to the terms of the merger agreement, at the effective time of the merger, all outstanding awards of restricted stock units will vest and be converted into a right to receive a lump sum cash payment equal to the product of (1) the number of shares of DTG common stock subject to such award and (2) the sum of (A) $32.80 and (B) the value of the stock portion of the merger consideration, valued at the closing price per share of Hertz common stock on the closing date of the merger (or if not trading day, the last trading day prior to the merger). Mr. Thompson is the only executive officer who holds restricted stock units. The number of unvested restricted stock units held by Mr. Thompson as of August 12, 2010, was 80,109.

  Performance Units

        Pursuant to the terms of the merger agreement, at the effective time of the merger, all outstanding award of performance units will vest and be converted into a right to receive a lump sum cash payment equal to the product of (1) the number of shares of DTG common stock subject to such award as if performance was achieved at the target level and (2) the sum of (A) $32.80 and (B) the value of the stock portion of the merger consideration, valued at the closing price per share of Hertz common stock on the closing date of the merger (or if not a trading day, the last trading day prior to the merger). The number of performance units held by DTG's named executive officers, if performance was achieved at the target level, as of August 12, 2010, were as follows: 9,450, 0, 5,981, 3,828 and 7,416 for Messrs. Thompson, Buster, Anderson and Morris and Ms. Vaniman, respectively.

  Deferred Compensation Balances

        Pursuant to the terms of the merger agreement, no later than five days after the closing of the merger, all account balances then outstanding under DTG's Amended and Restated Deferred Compensation Plan, Retirement Plan, 2009 Deferred Compensation Plan, Deferred Compensation Plan—Management 2010 and any individual deferral agreements with executive officers and directors will be paid out to participants, less any required withholding taxes. The account balances of DTG's named executive officers as of August 12, 2010 were as follows: $136,943, $68,682, $106,654, $62,238 and $1,136,126, for Messrs. Thompson, Buster, Anderson and Morris and Ms. Vaniman, respectively. A portion of Ms. Vaniman's deferred compensation is held in the form of shares of DTG common stock, which will be entitled to receive the merger consideration and special dividend per share amount.

  Change in Control Agreements

        DTG has entered into an Employment Continuation Agreement with Mr. Thompson and an Employment Continuation Plan in which all of the executive officers, other than Mr. Thompson, are participants. The merger will constitute a change in control under both arrangements.

        In the event of an involuntary termination of an executive officer's employment without cause or for good reason on the date of or within the two years immediately following the merger, or if Mr. Thompson terminates his employment for any reason during the 30-day period immediately following the first anniversary date of the merger, the applicable executive officer will receive the following:

  •
  a severance payment equal to three times base salary (in the case of Mr. Thompson) or two and one-half times base salary (in the case of the other executive officers), plus

  •
  three times (in the case of Mr. Thompson) or two and one-half times (in the case of the other executive officers) the greater of (i) the average of the annual incentive payment made during the last two fiscal years, (ii) the amount of the annual incentive payment made in 2009 and (iii) the target bonus opportunity for 2010, plus

  •
  the greater of the actual or target incentive compensation amount, prorated for the year of termination, plus

  •
  continuation of health and life benefits for three years (in the case of Mr. Thompson) or two and one-half years (in the case of the other executive officers).

        In addition, the executive officers will be provided with outplacement benefits of up to $35,000 for Mr. Thompson and up to $20,000 for each of the other executive officers. The executive officers will also be entitled to a vehicle allowance for three years (in the case of Mr. Thompson) or two and one-half years (in the case of the other executive officers) in accordance with the policies and procedures of DTG.

        The present value of the amounts the executive officers are eligible to receive upon a qualifying termination of employment following a change in control must be set aside in a trust on the earlier of the date of the merger or the date that DTG's board declares that a change in control is imminent. The aggregate amount that will be funded into the trust on behalf of DTG's executive officers is $13,211,299.

        Mr. Thompson's Employment Continuation Agreement provides that, in the event that any payment and benefit he receives in connection with the merger results in Mr. Thompson being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he will receive an additional payment, referred to as the gross-up, such that Mr. Thompson will be placed in the same after-tax position as if no such excise tax had been imposed. The Employment Continuation Plan was amended in 2010 to provide for a reduction of payments and provision of benefits to the extent they would otherwise result in an excess parachute payment under Section 280G of the Internal Revenue Code.

        The following table sets forth for each executive officer of DTG the amount in cash, assuming completion of the merger on December 31, 2010 and that the sum of the merger consideration per share and special dividend per share amount is equal to $41 (based on the closing price for Hertz common stock on April 23, 2010, the last trading date before Hertz and DTG announced the execution of the merger agreement) that would be received in respect of the following: (i) the Employment Continuation Agreement (in the case of Mr. Thompson) or Employment Continuation Plan (in the case of the other executive officers) and (ii) outstanding performance units and restricted stock units. The value of the acceleration of the vesting of the options that is reported in the table below is based on the difference between (1) $41 (the sum of the merger consideration per share and the special dividend per share amount based on the closing price for Hertz common stock on April 23, 2010, the last trading date before Hertz and DTG announced the execution of the merger agreement) and (2) the exercise price of the applicable option. The following table does not take into account awards that will otherwise become vested in the ordinary course in accordance with the terms and conditions of such awards prior to December 31, 2010 without regard to the proposed merger.

			Equity Awards
Name	Severance(1)	Benefits Continuation	Vesting of Performance Units(2)	Vesting of Restricted Stock Units and Stock Options	Accrued Vacation	Outplacement Services	Gross- Up	Deferred Compensation		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(i)
Scott L. Thompson	$4,675,000	$74,596	$387,450	$14,214,199	$67,692	$35,000	$2,928,678	$136,943		22,519,558
H. Clifford Buster III	$1,818,750	$50,460	—	$5,728,200	$36,923	$20,000	—	$68,682		7,723,015
R. Scott Anderson	$2,576,563	$51,046	$245,221	$6,255,454	$52,308	$20,000	—	$106,654		9,307,246
Vicki J. Vaniman	$1,202,173	$47,379	$304,056	$3,773,669	$35,077	$20,000	—	$71,646	(3)	5,454,000
Rick L. Morris	$1,337,500	$62,164	$156,948	$3,653,473	$30,769	$20,000	—	$62,238		5,323,092

(1)
The amounts in column (b) for each executive officer include three times base salary (in the case of Mr. Thompson) or two and one-half times base salary (in the case of the other executive officers) plus three times (in the case of Mr. Thompson) or two and one-half times (in the case of the other executive officers) the actual incentive payment made in 2009, plus the target incentive compensation amount for 2010, as the Change in Control date is assumed to be December 31, 2010.

(2)
The amounts in column (d) for all of the executive officers except Mr. Buster (who has no performance units), represent 100% of the target award for the Performance Unit Plan covering the 2008-2010 performance period.

(3)
This amount does not include the value of shares of DTG common stock held pursuant to a deferred compensation plan, which will be entitled to receive the merger consideration and special dividend per share amount as described above.

  Special Dividend

        Record holders of DTG common stock immediately prior to the effective time of the merger will receive a dividend from DTG in an amount equal to the special dividend per share amount for each share of DTG common stock that they hold at such time. Holders of outstanding restricted stock units and performance units will also be paid the special dividend per share amount, which is incorporated into the formula underlying the lump sum cash payment for these two forms of equity. The special dividend per share amount will be equal to $200,000,000 divided by the sum of (1) the number of issued and outstanding shares of DTG common stock immediately prior to the effective time of the merger, (2) the number of shares of DTG common stock that would be delivered to the holders of performance units outstanding immediately prior to the effective time of the merger if performance was achieved at the target level and (3) the number of shares of DTG common stock to which the restricted stock units outstanding as of immediately prior to the effective time pertain. As of August 12, 2010, for purposes of the special dividend, other than as such is payable with respect to performance units and restricted stock units, (i) each of the directors has beneficial ownership of shares of DTG common stock as follows: 0, 42,268, 0, 28,643 and 0 for Mr. Capo, Hon. Edward C. Lumley, Richard W. Neu, John C. Pope and Maryann N. Keller, respectively, and (ii) each of the named executive officers has beneficial ownership of shares of DTG common stock as follows: 133,441, 4,000, 36,678, 5,562 and 33,072 for Messrs. Thompson, Buster, Anderson and Morris and Ms. Vaniman, respectively. The shares beneficially owned by Ms. Vaniman include shares held under a deferred compensation plan described above.

  Indemnification of Executive Officers and Directors

        The merger agreement provides that, following the effective time of the merger, Hertz will indemnify, defend and hold harmless, and provide advancement of expenses, subject to certain limitations, to, each present and former director, officer and employee of DTG and its subsidiaries in respect of (1) acts or omissions occurring at or prior to the effective time, in such person's capacity as a director, officer or employee of DTG or its subsidiaries and (2) the merger agreement, the merger and the transactions contemplated by the merger agreement, in each case, to the fullest extent permitted by applicable law, and to the fullest extent provided by DTG's and its subsidiaries' certificates of incorporation and by-laws in effect on the date of the merger agreement and any indemnity agreement between such person and

DTG or its subsidiaries. Hertz has agreed that, with respect to acts or omissions occurring at or prior to the effective time of the merger, provisions in DTG's certificate of incorporation and by-laws (as in effect on the date of the merger agreement) regarding exculpation and indemnification of current or former directors, officers and employees will survive the merger.

        Hertz will maintain a directors' and officers' insurance and indemnification policy having terms that are no less favorable than DTG's current policy providing coverage for events that occurred at or prior to the effective time of the merger for six years following the closing of the merger (or Hertz may purchase a "tail" insurance policy). However, Hertz is not required to pay for an annual premium in excess of 300% of the annual premiums paid by DTG and its subsidiaries on the date of the merger agreement for such coverage.

Board of Directors of Hertz Following the Merger

        Upon completion of the merger, the Hertz board of directors is expected to be composed of 13 members. In addition to the individuals serving on the Hertz board of directors at the effective time of the merger, upon the closing of the merger, Thomas P. Capo, Chairman of the DTG board of directors (or if he is unable or unwilling to so serve, another current member of the DTG board of directors agreed by Hertz and DTG) will join the Hertz board of directors. The remaining directors of DTG will resign as of the effective time of the merger.

        For biographical and other information about Mr. Capo, see DTG's Proxy Statement on Schedule 14A for its 2010 annual stockholders meeting, filed with the SEC on April 27, 2010, which is incorporated by reference into this proxy statement/prospectus.

        Hertz is currently a "controlled company" within the meaning of the NYSE rules because investment funds associated with the Sponsors, who beneficially own over 50% of Hertz's outstanding common stock in the aggregate and are parties to the stockholders agreement with Hertz. Hertz is therefore not required to comply with certain corporate governance requirements of the NYSE. Under the stockholders agreement, these funds currently have the right to nominate all of the directors of Hertz. It is expected that Hertz will cease to be a controlled company following the merger. In such event, the stockholders agreement provides that, if necessary to comply with NYSE rules, the number of director nominees of the investment funds associated with the Sponsors may be reduced or the total number of directors increased, and additional directors will be elected by the Hertz board of directors to fill resulting director vacancies, if any. In addition, under the NYSE rules, Hertz will be required to (1) have a majority of independent directors on its board of directors within one year following the merger; (2) create a Nominating and Governance Committee of its board of directors composed entirely of independent directors within one year following the merger; and (3) cause its Compensation Committee to be composed entirely of independent directors within the same time period. In addition, the NYSE transition rules will require Hertz to have at least one independent director on each of its Compensation Committee and Nominating and Governance Committee (or one or more other committees charged with oversight of compensation, nominating and governance matters) as of the consummation of the merger, and a majority of these committees to be comprised of independent directors within 90 days following the merger. Hertz expects to amend Hertz's by-laws to reflect these changes in committee composition at or before the time when it will be required to comply fully with the NYSE corporate governance rules.

        Information about the current Hertz directors and executive officers can be found in the documents listed under the heading "Where You Can Find More Information."

Regulatory Approvals

        Hertz and DTG have agreed to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to obtain all regulatory approvals required for completion of the merger. If any objections are asserted by any governmental entity with respect to the merger or if administrative or judicial actions or proceedings, including by a private party, are instituted (or threatened to be instituted) challenging the merger and the other transactions contemplated by the merger agreement under applicable antitrust laws or that would otherwise prevent, materially impede or delay consummation of the merger, each of Hertz and DTG has agreed to use its reasonable best efforts to cooperate with the other and take all actions necessary to vigorously contest and resist any such administrative or judicial actions or proceedings, including appeals, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that restrains, enjoins, prohibits, prevents or restricts or would otherwise materially impede or delay the merger from being consummated in the most expeditious manner practicable.

        Consistent with the companies' exercise of reasonable best efforts to obtain the necessary regulatory approvals, Hertz may also be required to license, franchise, divest or hold separate business locations or business lines of Hertz or DTG, or to take any similar measures reasonably necessary to secure approval under the HSR Act. However, notwithstanding the foregoing obligations, Hertz will not be obligated to license, franchise, divest or hold separate any business locations or business lines, other than (1) the Advantage business owned by Hertz and (2) in addition to Advantage, other business locations or business lines that produced aggregate gross revenues not in excess of $175 million for Hertz, DTG and their respective subsidiaries during the 2009 calendar year, calculated in accordance with GAAP, on a basis consistent with the accounting principles used in preparing Hertz's and DTG's respective 2009 financial statements included in their filings with the SEC.

  Department of Justice and Federal Trade Commission

        The transactions contemplated by the merger agreement are subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to as the HSR Act. The HSR Act and related rules prohibit the completion of transactions such as the proposed merger unless the parties notify the Federal Trade Commission, referred to as the FTC, and the Antitrust Division of the Department of Justice, referred to as the DOJ, in advance. The HSR Act further provides that a transaction notifiable under the HSR Act, such as the proposed merger, may not be completed until the expiration of a 30 calendar day waiting period, or the early termination of that waiting period, following the parties' filing of their respective HSR Act notification forms. If the DOJ or the FTC issues a second request prior to the expiration of the waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the second request, unless the waiting period is terminated earlier or extended with the consent of the parties.

        Hertz and DTG each filed their required HSR notification and report forms with respect to the merger on May 14, 2010, commencing the initial 30-day waiting period. By agreement between the two agencies, the FTC is conducting the review. On June 14, 2010, the waiting period under the HSR Act was extended by the FTC's issuance of a second request. The parties are preparing to achieve substantial compliance with the second request, pursuant to the terms of the merger agreement, to allow the closing of the merger to occur prior to the termination date.

        At any time before or after the merger is completed, either the DOJ or FTC could take action under applicable antitrust laws in opposition to the merger, including seeking to enjoin the transaction or seeking divestiture of substantial assets of Hertz, DTG or their subsidiaries. Private parties also may seek to take legal action under antitrust laws under some circumstances.

        Based upon an examination of information available relating to the businesses in which the companies are engaged, Hertz and DTG believe that the merger should receive the necessary regulatory clearance. However, Hertz and DTG can give no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, that Hertz and DTG will prevail. See "Risk Factors."

        In addition, the merger may be reviewed by the attorneys general in the various states in which Hertz and DTG operate. There can be no assurance that one or more state attorneys general will not attempt to file an antitrust action to challenge the merger. These authorities may claim that they have authority, under the applicable state and federal antitrust laws and regulations, to investigate or disapprove of the merger under the circumstances and based upon the review set forth in applicable state laws and regulations.

  Commissioner of Competition under the Competition Act of Canada

        The completion of the merger is also subject to prior notification to the Commissioner of Competition under Part IX of the Competition Act. The Competition Act further provides that a transaction that is notifiable, such as the proposed merger, may not be completed until the expiration of a 30 calendar day waiting period, or the termination (or waiver by the Commissioner of Competition) of that waiting period, following the parties' filing of their respective Competition Act notification forms. If the Competition Bureau issues a request for supplemental information, referred to as an SIR, prior to the expiration of the initial 30-day waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have complied with the SIR, unless the waiting period is terminated (or waived by the Commissioner of Competition) earlier.

        Hertz and DTG each filed their required Competition Act notification forms with respect to the merger on May 21, 2010, commencing the initial 30-day waiting period. This initial waiting period expired on June 21, 2010 and no SIR was issued by the Commissioner of Competition.

        At any time before or after the merger is completed, the Commissioner of Competition could take action under applicable Canadian competition law in opposition to the merger, including seeking to enjoin the transaction or seeking divestiture of substantial assets of Hertz, DTG or their subsidiaries. In accordance with the terms of the merger agreement, the parties sought confirmation that the Commissioner of Competition would not take any action to challenge closing or to substantively challenge the merger after closing.

        On July 27, 2010, the Commissioner of Competition issued a no-action letter in respect of the merger, thereby satisfying the Canadian regulatory condition of the merger agreement.

  Insurance Regulatory Approvals

        One of DTG's subsidiaries, AmeriGuard Risk Retention Group, referred to as AmeriGuard, is a risk retention group domiciled in the State of Vermont and generally is regulated by the Vermont Department of Banking, Insurance, Securities & Health Care Administration, referred to as the Vermont Department. The insurance laws and regulations of the State of Vermont require that prior to the direct or indirect acquisition of control of a risk retention group such as AmeriGuard, the person acquiring such control must obtain the written approval of the Commissioner of the Vermont Department. An application for the acquisition of control of AmeriGuard was filed with the Vermont Department and was approved as of July 1, 2010.

  Timing

        Hertz and DTG cannot assure you that all of the regulatory approval under the HSR Act will be obtained and, if obtained, Hertz and DTG cannot assure you as to the timing of any approvals, ability to obtain the approval on satisfactory terms or the absence of any litigation challenging such approval. Hertz and DTG also cannot assure you that the DOJ, the FTC or any state attorney general, any other governmental entity or any private party will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, Hertz and DTG cannot assure you as to its result. See "Risk Factors."

        Hertz and DTG are not aware of any material governmental or regulatory approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Merger Expenses, Fees and Costs

        Except for the expenses reimbursable in connection with the payment of a termination fee and Hertz's reimbursement of DTG's expenses incurred in cooperating with certain of Hertz's preparations for closing, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring those expenses. For additional information, see "The Merger Agreement—Termination Fee and Expenses."

Restrictions on Resales by Affiliates

        The shares of Hertz common stock to be issued in connection with the merger will be freely transferable under the U.S. Securities Act of 1933, as amended, referred to as the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" of Hertz for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, Hertz and may include the executive officers, directors and significant stockholders of Hertz.

Dissenters' Appraisal Rights

        Pursuant to Section 262 of the DGCL, referred to as Section 262, holders of shares of DTG common stock who do not wish to accept the merger consideration may dissent from the merger and elect to have the fair value of their shares of DTG common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid in cash, together with a fair rate of interest, if any. A DTG stockholder may exercise these appraisal rights only by complying strictly with Section 262.

        The following is a brief summary of the statutory procedures to be followed by holders of DTG common stock in order to dissent from the merger and perfect appraisal rights under the DGCL. This summary is not intended to be complete, and is qualified in its entirety by reference to the full text of Section 262, the text of which is included as Annex D to this proxy statement/prospectus.

        Any holder of DTG common stock seeking to exercise its right to dissent from the merger and demand appraisal of its shares of DTG common stock, or wishing to preserve its right to do so, should review carefully Section 262 and is urged to consult a legal advisor.

        All references in Section 262 and in this summary to a "stockholder" are to the record holder of shares of DTG common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of DTG common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.

        Under Section 262, if a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of DTG's special meeting, DTG must, not less than 20 days prior to the special meeting, notify each of its stockholders entitled to appraisal rights that these appraisal rights are available and include in the notice a copy of Section 262. This proxy statement/prospectus constitutes such notice to the DTG stockholders and Section 262 as in effect with respect to this transaction is included as Annex D to this proxy statement/prospectus.

        A DTG stockholder wishing to exercise the right to demand appraisal under Section 262 must satisfy each of the following conditions. The stockholder must:

  •
  deliver a written demand for appraisal of its shares to DTG before the taking of the vote with respect to the merger agreement at the special meeting. This demand will be sufficient if it reasonably informs DTG of the stockholder's identity and that the stockholder intends thereby to demand the appraisal of its shares. A proxy or vote against the merger will not constitute such a demand. The written demand for appraisal must be in addition to and separate from any proxy the stockholder delivers or vote the stockholder casts in person;

  •
  not vote in favor of adopting the merger agreement (voting against, abstaining from voting or not voting at all will satisfy this requirement). A vote in favor of adopting the merger agreement, in person or by proxy, or the return of a signed proxy that does not contain voting instructions will, unless revoked, constitute a waiver of the stockholder's appraisal rights and will nullify any previously filed written demand for appraisal; and

  •
  continue to hold its shares of DTG common stock from the date of making the demand through merger completion.

        All written demands for appraisal should be mailed or delivered to:

Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attn: Corporate Secretary

To be effective, a demand for appraisal rights must be executed by or for the stockholder of record who held such shares of DTG common stock on the date of making the demand and who continuously holds such shares through the merger completion date, fully and correctly, as such stockholder's name appears on the stock certificates.

        If the shares of DTG common stock are owned of record by a person in a fiduciary capacity, such as a trustee, guardian or custodian, the demand should be executed in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all of the owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder, such as a broker, who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In that case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner.

        Stockholders who hold their shares of DTG common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for making a demand for appraisal.

        Within 10 days after the date the merger is completed, DTG will give written notice that the merger has become effective to each stockholder who satisfied the requirements of Section 262 and has not voted in favor of adopting the merger agreement.

        Within 120 days after the date the merger is completed, DTG or any stockholder who has complied with Section 262 and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery, referred to as the Court of Chancery, demanding a determination of the value of DTG common stock held by all the dissenting stockholders entitled to appraisal rights. Any dissenting stockholder desiring to file a petition is advised to file on a timely basis unless the dissenting stockholder receives notice that another stockholder of DTG has already filed a petition. The failure to file a petition timely could nullify any previous written demand for appraisal. Notwithstanding the foregoing, at any time within 60 days after the date the merger is completed, any stockholder shall have the right to withdraw its demand for appraisal and to accept the merger consideration. Any attempt to withdraw made more than 60 days after the effectiveness of the merger will require the written approval of DTG and no appraisal proceeding before the Court of Chancery as to any stockholder will be dismissed without the approval of the Court of Chancery, which approval may be conditioned upon any terms the Court of Chancery deems just. If DTG does not approve a stockholder's request to withdraw a demand for appraisal when the approval is required or if the Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the merger consideration.

        Within 120 days after the date the merger is completed, any stockholder who has complied with Section 262 to that point in time shall be entitled to receive from DTG, upon written request, a statement setting forth the aggregate number of shares of DTG common stock not voted in favor of adopting the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Each written statement shall be mailed within 10 days after the stockholder's written request for such statement is received by DTG or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262, whichever is later.

        If a petition for appraisal is duly filed by a stockholder and a copy thereof is delivered to DTG, it shall within 20 days file with the office of the Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreement as to the value of their shares has not been reached by DTG. After notice to stockholders, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Court of Chancery may require the stockholders who demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

        After determining which stockholders are entitled to an appraisal, the Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value and, if applicable, a fair rate of interest, the Court of Chancery is to take into account all relevant factors, including the rate of interest which DTG would have had to pay to borrow money during the pendency of the proceeding.

        The Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by DTG to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct.

        The costs of the proceedings may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys' or expert witness fees. Upon application of a stockholder, the Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding be charged pro rata against the value of all of the shares entitled to appraisal. These expenses may include, without limitation, reasonable attorneys' fees and the fees and expenses of experts.

        Failure to strictly follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of appraisal rights, in which event dissenting DTG stockholders will be entitled to receive the merger consideration with respect to their dissenting shares. In view of the complexity of the provisions of Section 262, any stockholder considering exercising its appraisal rights under Section 262 is urged to consult its own legal advisor.

Stock Exchange Listing of Hertz Common Stock

        Hertz will use all reasonable best efforts to cause the shares of Hertz common stock issuable pursuant to the merger agreement to be approved for listing on the NYSE at or prior to the completion of the merger, subject to official notice of issuance. Approval of the listing on the NYSE of the shares of Hertz common stock issuable pursuant to the merger, subject to official notice of issuance, is a condition to each party's obligation to complete the merger.

Delisting and Deregistration of DTG Stock

        If the merger is completed, DTG common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act.

Accounting Treatment

        The merger will be accounted for under the acquisition method of accounting in conformity with GAAP. Under the acquisition method, the assets acquired and liabilities assumed are measured at fair values.

        All unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared using the acquisition method to account for the merger. The final allocation of the purchase price will be determined after the merger is completed and after completion of a thorough analysis to determine the fair values of DTG's tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented in this proxy statement/prospectus. Any decrease in the net fair value of the assets and liabilities of DTG as compared to the information shown in this proxy statement/prospectus will have the effect of increasing the amount of the purchase price allocable to goodwill.

Litigation Relating to the Merger

        Beginning on April 28, 2010, multiple purported class actions were commenced by DTG stockholders challenging DTG's proposed merger with Hertz in the District Court of the State of Oklahoma (Tulsa County), in federal district court in the Northern District of Oklahoma, and in the Delaware Court of Chancery. All of these actions seek, among other things, to enjoin the defendants from consummating the proposed merger on the agreed-upon terms.

        Three actions have been filed in Oklahoma state court (No. CJ-2010-02893, No. CJ-2010-02761, No. CJ-2010-02955). In the first action, Henzel v. Dollar Thrifty Automotive Group, Inc., et al. (No. CJ-2010-02761, Dist. Ct. Tulsa County), plaintiff filed a petition on April 28, 2010, alleging that the consideration that DTG's stockholders will receive in connection with the proposed merger is inadequate and that DTG's directors breached their fiduciary duties to stockholders in negotiating and approving the merger agreement. The petition further alleges that Hertz and DTG aided and abetted the alleged breaches by DTG's directors. The petition seeks various forms of relief, including injunctive relief that would, if granted, prevent the proposed transaction from being consummated in accordance with the agreed-upon terms. In the second Oklahoma action, Rosendale v. Dollar Thrifty Automotive Group, Inc., et al. (No. CJ-2010-02893, Dist. Ct. Tulsa County), plaintiff filed a petition on May 4, 2010 asserting substantially identical claims and seeking similar relief against DTG, its directors, and Hertz. In the third Oklahoma action, McGovern v. Dollar Thrifty Automotive Group, Inc., et al. (No. CJ-2010-02955, Dist. Ct. Tulsa County), plaintiff filed a petition on May 6, 2010 asserting substantially identical claims and seeking similar relief against DTG, its directors, and Hertz.

        On May 19, 2010, the three Oklahoma state court actions were consolidated before Judge Rebecca Nightingale. At a hearing on June 10, 2010, Judge Nightingale denied defendants' motions to dismiss the petitions on the ground of forum non conveniens. On June 18, 2010, defendants moved for reconsideration of that decision, arguing that a class of nationwide DTG shareholders cannot be maintained under Oklahoma state law. The motion for reconsideration has been fully briefed and is currently awaiting disposition by the court.

        On June 26, 2010, plaintiffs filed a first amended consolidated class action petition, containing similar allegations to the original Henzel petition, and adding allegations that Hertz's registration statement on Form S-4, containing a preliminary proxy statement/prospectus of Hertz and DTG, in the form initially filed with the SEC on May 25, 2010, contains multiple material misleading statements and omissions in an attempt to secure DTG shareholder approval.

        On July 9, 2010, plaintiffs filed an application for temporary injunction, seeking to enjoin the defendants from holding a shareholder vote on the proposed merger. On July 22, 2010, plaintiffs withdrew their application for temporary injunction. The Oklahoma state court plaintiffs are now coordinating discovery and preparation for a potential preliminary injunction hearing with the plaintiffs who filed actions in the Delaware Court of Chancery.

        Two actions have been filed in the federal district court for the Northern District of Oklahoma (No. 10-CV-294, No. 4:10-cv-311). In the first action, Rice v. Dollar Thrifty Automotive Group, Inc., et al. (No. 10-CV-294, N.D. Okla.), plaintiff filed a complaint on May 7, 2010 asserting substantially similar claims as in the Henzel case: that DTG's directors breached their fiduciary duties to stockholders in negotiating and approving the merger agreement, and that Hertz and Merger Sub aided and abetted the alleged breaches by DTG's directors. The Rice complaint seeks similar relief against DTG, its directors, Hertz, and Merger Sub, including injunctive relief that would, if granted, prevent the proposed transaction from being consummated in accordance with the agreed-upon terms. In the second Northern District of Oklahoma action, Macariola v. Dollar Thrifty Automotive Group, Inc., et al. (No. 4:10-CV-311, N.D. Okla.), plaintiff filed a complaint on May 17, 2010 asserting substantially identical claims and seeking similar relief against DTG, its directors, Hertz and Merger Sub.

        On June 11, 2010, plaintiff Rice filed a joint amended class action complaint, effectively consolidating the two actions in federal district court. The amended complaint contains similar allegations to the original complaints, and adds allegations that Hertz's registration statement on Form S-4, containing a preliminary proxy statement/prospectus of Hertz and DTG, in the form initially filed with the SEC on May 25, 2010, contains multiple material misleading statements and omissions in an attempt to secure DTG shareholder approval. On June 21, 2010, defendants filed a motion to dismiss the amended complaint, arguing that the proxy claims are premature, that the amended complaint fails to state a claim for relief, and that it should be dismissed on the ground of forum non conveniens. Plaintiffs filed their opposition to the motion to dismiss on August 5, 2010. Defendants will file their reply on or before September 7, 2010. On July 14, 2010, plaintiffs filed an expedited motion for expedited discovery. On July 28, 2010, Magistrate Judge Frank H. McCarthy denied plaintiffs' motion, citing the pending motion to dismiss and the avoidance of duplicating proceedings in other jurisdictions.

        Five actions have been filed in the Delaware Court of Chancery (No. 5456, No. 5458, No. 5469, No. 5471, No. 5487), and were consolidated under the caption In re Dollar Thrifty Shareholder Litigation, on May 17, 2010 (Consolidated C.A. No. 5458-VCS), before Vice Chancellor Leo E. Strine, Jr. The operative complaint in the consolidated action alleges that DTG's directors breached their fiduciary duties to stockholders in negotiating and approving the merger agreement, and that Hertz aided and abetted the alleged breaches by DTG's directors. The operative complaint seeks relief against DTG's directors and Hertz, including injunctive relief that would, if granted, prevent the proposed transaction from being consummated in accordance with the agreed-upon terms. The complaint also names Merger Sub as a defendant, and alleges that Merger Sub aided and abetted the alleged breaches by DTG's directors. The complaint does not name DTG as a defendant, and DTG is not alleged to have aided and abetted in its directors' breach of fiduciary duties.

        On July 2, 2010, plaintiffs filed a consolidated class action complaint, containing similar allegations to the operative complaint, and adding allegations that Hertz's registration statement on Form S-4, containing a preliminary proxy statement/prospectus of Hertz and DTG, in the form initially filed with the SEC on May 25, 2010, contains multiple material misleading statements and omissions in an attempt to secure DTG shareholder approval. On July 6, 2010, plaintiffs filed a motion for preliminary injunction seeking to enjoin DTG from holding a shareholder vote on the proposed merger. On July 23, 2010, the parties filed a joint stipulation reflecting an agreement that DTG will provide three business days' notice to plaintiffs before the payment of any termination fee pursuant to the merger agreement, and defendants would not object to the setting of a hearing to temporarily restrain payment of the termination fee within the three business day notice period. The parties have agreed to extend this agreement until August 25, 2010. On July 29, 2010, plaintiffs filed a motion for class certification. On August 10, 2010, Vice Chancellor Strine entered an order temporarily certifying the action as a class action and temporarily certifying the named plaintiffs as class representatives and their counsel as class counsel. Vice Chancellor Strine also approved the form of class notice proposed by plaintiffs' counsel and directed DTG to file an appropriate affidavit of proof of publication of the notice within five days before the hearing on plaintiffs' motion to certify the class. A hearing on that motion and plaintiffs' motion for a preliminary injunction is set for August 25, 2010. Document and deposition discovery, including expert discovery, is ongoing in the consolidated Delaware action.

        Hertz, Merger Sub and DTG believe that the claims stated in the complaints against them (and, in DTG's case, its directors) are all without merit, and they intend to defend the actions vigorously.

THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the merger agreement, which is included in this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. You are urged to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

        The merger agreement summary below is included in this proxy statement/prospectus only to provide you with information regarding the terms and conditions of the merger agreement, and not to provide any other factual information regarding Hertz, DTG or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus.

        The representations, warranties and covenants contained in the merger agreement and described in this proxy statement/prospectus were made only for purposes of the merger agreement and as of specific dates and may be subject to more recent developments, were made solely for the benefit of the parties to the merger agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by reference to disclosures, for the purposes of allocating risk between parties to the merger agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time. The representations and warranties contained in the merger agreement do not survive the effective time of the merger. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Hertz, Merger Sub or DTG or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Hertz and DTG.

 Structure; Merger Consideration; Special Dividend

        Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub, a wholly owned subsidiary of Hertz, will merge with and into DTG, with DTG continuing as the surviving corporation and as a wholly owned subsidiary of Hertz. At the effective time and as a result of the merger, each outstanding share of DTG common stock with respect to which appraisal rights have not been exercised will be converted into the right to receive the merger consideration, which is equal to the sum of (x) 0.6366 of a share of Hertz common stock and (y) a cash payment by Hertz equal to $32.80 less the special dividend per share amount (described below). In addition, record holders of DTG common stock immediately prior to the effective time of the merger and who are not exercising appraisal rights will receive a dividend from DTG in an amount equal to the special dividend per share amount for each share of DTG common stock that they hold at such time. The special dividend per share amount will be equal to $200,000,000 divided by the sum of (1) the number of issued and outstanding shares of DTG common stock immediately prior to the effective time of the merger, (2) the number of shares of DTG common stock that would be delivered to the holders of performance units outstanding immediately prior to the effective time of the merger if performance was achieved at the target level and (3) the number of shares of DTG common stock to which the restricted stock units outstanding as of immediately prior to the effective time pertain. Based on the number of shares of DTG common stock issued and outstanding on April 25, 2010, the special dividend per share amount would have been equal to approximately $6.88 had the effective time occurred on that date. DTG does not intend to pay the special dividend if the merger is not consummated.

 Effective Time; Closing

        Unless another date and time are agreed by Hertz and DTG, the closing will occur on the second business day following satisfaction or, to the extent permitted under applicable law, waiver, of the conditions to completion of the merger (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the time of closing) described under "—Conditions to the Closing of the Merger." As soon as practicable on the closing date, Hertz and DTG will file a certificate of merger with the Delaware Secretary of State. The merger will become effective at the time the certificate of merger is filed with the Delaware Secretary of State, or at such later time as Hertz and DTG specify in the certificate of merger.

No Issuance of Fractional Shares

        No fractional shares of Hertz common stock will be issued to any holder of DTG common stock in connection with the merger. All fractional shares of Hertz common stock that a holder of DTG common stock would otherwise be entitled to receive as a result of the merger will be aggregated and if a fractional share results from that aggregation, the holder will receive cash in an amount equal to that fraction multiplied by the closing price per share of Hertz common stock on the closing date of the merger (or if not a trading day, the last trading day prior to the merger).

Procedures for Surrendering Stock Certificates and Book-Entry Shares

        Prior to the effective time of the merger, Hertz, with DTG's consent, will engage an exchange agent to handle the exchange of shares of DTG common stock (whether in certificated or book-entry form) for shares of Hertz common stock and the payment of the cash portion of the merger consideration and cash for any fractional shares. At or prior to the effective time of the merger, Hertz will deposit the merger consideration, or cause it to be deposited, with the exchange agent.

        As promptly as practicable, and in any event within five business days following the effective time, the exchange agent will send a letter of transmittal and instructions to each person who is a record holder of DTG common stock immediately prior to the effective time of the merger for use in the exchange and instructions explaining how to surrender DTG stock certificates or book-entry shares to the exchange agent.

        Following the effective time of the merger, each certificate or book-entry that previously represented shares of DTG common stock will only represent the right to receive the shares of Hertz common stock into which the shares of DTG common stock have been converted, and a check in the amount of cash that the holder of such shares of DTG common stock shall be entitled to receive pursuant to the merger agreement, consisting of the cash portion of the merger consideration, any cash payments in lieu of fractional shares and any cash dividend payments with a record date following the closing of the merger payable with respect to Hertz common stock. In addition, following the closing of the merger, there will be no further registration of transfers of the shares of DTG common stock. No dividends or distributions declared in respect of Hertz common stock will be paid to the holder of shares of DTG common stock until the holder's shares of DTG common stock are surrendered.

        Shares of Hertz common stock issued in exchange for shares of DTG common stock will, at Hertz's option, be in book-entry form unless a physical certificate is requested or is required by law.

Termination of Exchange Fund

        Twelve months after the effective time of the merger, Hertz may require the exchange agent to deliver to Hertz all cash and shares of Hertz common stock remaining in the exchange fund. Thereafter,

DTG stockholders must look only to Hertz for payment of the merger consideration with respect to their shares of DTG common stock. In addition, under the merger agreement, any amounts remaining unclaimed by holders of shares of DTG common stock five years after the effective time of the merger (or such earlier date, immediately prior to the time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Hertz, free and clear of any claim or interest of any person previously entitled thereto.

Treatment of Equity Awards and Deferred Compensation Arrangements

  Stock Options

        DTG's equity incentive plan provides that, at the effective time of the merger, each outstanding unvested option to purchase shares of DTG common stock will vest and become exercisable. Pursuant to the terms of the merger agreement, at the effective time of the merger, each outstanding option to purchase shares of DTG common stock will be converted into an option to purchase shares of Hertz common stock, on the same terms and conditions as applicable to the options to purchase shares of DTG common stock, except that the number of shares of Hertz common stock and the exercise price per share will be adjusted based on the merger consideration, the special dividend per share amount and the closing price per share of Hertz common stock on the date of the merger (or if not a trading day, the last trading day prior to the merger).

  Restricted Stock Units

        Pursuant to the terms of the merger agreement, at the effective time of the merger, all outstanding awards of restricted stock units will vest and be converted into a right to receive a lump sum cash payment equal to the product of (1) the number of shares of DTG common stock subject to such award and (2) the sum of (A) $32.80 and (B) the value of the stock portion of the merger consideration, valued at the closing price per share of Hertz common stock on the closing date of the merger (or if not on trading day, the last trading day prior to the merger).

  Performance Units

        Pursuant to the terms of the merger agreement, at the effective time of the merger, all outstanding awards of performance units will vest and be converted into a right to receive a lump sum cash payment equal to the product of (1) the number of shares of DTG common stock subject to such award as if performance was achieved at the target level and (2) the sum of (A) $32.80, and (B) the value of the stock portion of the merger consideration, valued at the closing price per share of Hertz common stock on the closing date of the merger (or if not a trading day, the last trading day prior to the merger).

  Deferred Compensation Balances

        No later than five days after the closing of the merger, all account balances then outstanding under DTG's Amended and Restated Deferred Compensation Plan, Retirement Plan, 2009 Deferred Compensation Plan, Deferred Compensation Plan—Management 2010 and any individual deferral agreements with executive officers and directors will be paid out in cash to participants, less any required withholding taxes.

Representations and Warranties

        The merger agreement contains representations and warranties made by DTG relating to, among other topics, the following:

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  corporate organization;

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  capitalization;

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  authority to enter into and perform the merger agreement and enforceability of the merger agreement;

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  approval and recommendation to its stockholders of the merger agreement and the merger by its board of directors;

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  absence of conflicts of the merger agreement with organizational documents, material agreements and instruments (including medium term notes issued by DTG's subsidiaries Rental Car Finance Corp. or Dollar Thrifty Funding Corp., referred to as medium term notes) or applicable law;

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  inapplicability to the merger of state anti-takeover laws;

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  required governmental filings or consents in connection with the merger;

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  filings with the SEC;

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  financial statements;

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  absence of any liabilities required to be set forth on a balance sheet prepared in accordance with GAAP, other than those (1) reflected or reserved against in DTG's consolidated balance sheet dated as of December 31, 2009, (2) arising out of the merger agreement and (3) incurred in the ordinary course of business consistent with past practice since December 31, 2009 that have not had and would not reasonably be expected to have a material adverse effect on DTG;

  •
  internal controls;

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  absence of certain changes or events since December 31, 2009 until April 25, 2010;

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  litigation;

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  tax matters;

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  employment matters, including benefit plans and labor relations;

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  compliance with applicable law, including insurance laws;

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  material contracts;

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  real property, airport concession licenses and leases;

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  intellectual property and information technology;

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  environmental matters;

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  insurance matters;

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  franchise matters;

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  vehicle purchases and leases;

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  the business activities of certain DTG subsidiaries;

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  information supplied for the preparation of this proxy statement/prospectus;

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  receipt of opinions from financial advisors; and

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  brokers' fees due in connection with the merger.

        The representations and warranties of Hertz and Merger Sub are more limited and relate to, among other topics, the following:

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  corporate organization;

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  capitalization;

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  authority to enter into and perform the merger agreement, enforceability of the merger agreement;

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  absence of conflicts of the merger agreement with organizational documents, material agreements or instruments or applicable law;

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  required governmental filings or consents in connection with the merger;

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  filings with the SEC;

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  financial statements;

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  absence of any liabilities required to be set forth on a balance sheet prepared in accordance with GAAP, other than those (1) reflected or reserved against in Hertz's consolidated balance sheet dated as of December 31, 2009, (2) arising out of the merger agreement and (3) incurred in the ordinary course of business since December 31, 2009 that have not had and would not reasonably be expected to have a material adverse effect on Hertz;

  •
  internal controls;

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  absence of certain changes or events since December 31, 2009 until April 25, 2010;

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  litigation;

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  tax matters;

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  compliance with applicable law;

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  information supplied for the preparation of this proxy statement/prospectus;

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  the absence of activities of Merger Sub other than in connection with the transactions contemplated by the merger agreement;

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  sufficiency of funds to pay the cash portion of the merger consideration at the effective time of the merger;

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  that Hertz is not an "interested stockholder" of DTG as such term is defined in Section 203 of the DGCL; and

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  brokers' fees due in connection with the merger.

        The representations and warranties in the merger agreement do not survive the closing of the merger.

        Many of the representations and warranties of Hertz and DTG are qualified by disclosure schedules and as to "materiality" or "material adverse effect." In addition, there are separate standalone conditions to completion of the merger relating to the absence of any material adverse effect. For purposes of the merger agreement, "material adverse effect" means, with respect to Hertz or DTG, as the case may be, a change, effect, event, circumstance, occurrence, state of facts or development that, either individually or in the aggregate, (1) would prevent or materially impair the ability of the party to consummate the transactions contemplated by the merger agreement or (2) is materially adverse to the business, assets, financial condition or results of operations of the party and its subsidiaries, taken as a whole, other than any change, effect, event, circumstance, occurrence, state of facts or development to the extent arising out of or resulting from:

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  general economic or political conditions or the financial markets in general, to the extent not materially disproportionately impacting such party relative to other companies in the car rental industry;

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  conditions generally affecting the car rental industry, to the extent not materially disproportionately impacting such party relative to other companies in that industry;

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  changes in applicable law or accounting standards, to the extent not materially disproportionately impacting such party relative to other companies in the car rental industry;

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  an outbreak, escalation or worsening of hostilities or war or act of terrorism, to the extent not materially disproportionately impacting such party relative to other companies in the car rental industry;

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  earthquakes, hurricanes, tornadoes or other natural disasters, to the extent not materially disproportionately impacting such party relative to other companies in the car rental industry;

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  subject to certain limited exceptions, the announcement or existence of, or compliance with, the merger agreement and transactions contemplated by the merger agreement; and

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  changes in such party's stock price or trading value, any failure to meet projections of earnings, revenues or other financial measures and changes in the debt ratings of such party or its securities (however, the facts and circumstances that may have given rise or contributed to such change or failure may be taken into account in determining whether there has been a material adverse effect).

Conduct of Business Pending the Merger

        Each of Hertz and DTG has undertaken separate covenants in the merger agreement that affect the conduct of their respective businesses between April 25, 2010 and the closing of the merger. Until the closing of the merger, both Hertz and DTG will remain independent companies.

  Covenants of DTG

        In general, except as contemplated or permitted by the merger agreement, or with Hertz's prior written consent (which consent Hertz will use its reasonable best efforts to provide or withhold within five days of DTG's request for it, and which consent may not be unreasonably withheld, delayed or conditioned), DTG and its subsidiaries are required to, among other things:

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  conduct their business in the ordinary course in all material respects consistent with past practice;

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  use their reasonable best efforts to maintain and preserve intact their business organizations and advantageous business relationships and retain the services of their key officers and key employees; and

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  refrain from any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability (1) to obtain the regulatory approvals required to complete the merger or (2) to perform its covenants and agreements under the merger agreement or consummate the transactions contemplated by the merger agreement.

        In addition, absent the prior written consent of Hertz (which consent Hertz will use its reasonable best efforts to provide or withhold within five days of DTG's request for it, and which consent may not be unreasonably withheld, delayed or conditioned) and subject to certain exceptions, DTG will not, and will not permit any of its subsidiaries to, among other things:

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  incur indebtedness, other than:

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  the issuance of letters of credit or surety bonds in the ordinary course of business consistent with past practice;

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  $300 million in fleet financing incurred by certain special purpose vehicles no later than September 30, 2010 to replace part of DTG's series 2006-1 medium term notes;

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  a new Canadian fleet securitization program to replace a similar existing program; and

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    other fleet financing incurred by certain special purpose vehicles to replace outstanding fleet financing (other than DTG's series 2005-1 medium term notes) that would require regularly scheduled amortization payments within 180 days following the date of such new fleet financing or under which a mandatory prepayment or rapid amortization has occurred, in each case, in an amount not exceeding the principal amount of debt to be refinanced, but only if DTG consults with Hertz regarding the terms of such financing and uses its reasonable best efforts to procure that any such fleet financing will (1) not contain a change-in-control provision that would be triggered by the merger, (2) not conflict with the terms of Hertz's debt and (3) permit the integrated operation of the Hertz and DTG fleets, these features collectively referred to as favorable terms, provided that, except in the case of a willful and material breach of its obligation to use its reasonable best efforts, no failure or inability of DTG to obtain favorable terms will constitute a breach of this obligation; and

    •
    other indebtedness in an amount not exceeding $10 million in the aggregate;

  •
  redeem, repurchase or cancel any indebtedness, other than with respect to DTG's secured credit facility and fleet financing for which the incurrence of new indebtedness is permitted refinancing;

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  delete or adversely modify any favorable terms from medium term notes;

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  split, combine or reclassify or purchase or otherwise acquire its capital stock, voting securities or other equity interests or declare or pay any dividend, other than, among other things, the special dividend per share amount;

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  issue or sell, or grant any rights to acquire, or pledge or encumber, any shares of its capital stock, options, warrants, convertible securities or any other equity interest, other than pursuant to employee awards previously granted that were outstanding on April 25, 2010 or pledges or encumbrances of the stock of DTG subsidiaries as required by DTG's secured credit facility;

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  increase the wages or salaries of directors, officers or employees, except as required by law or the terms of any DTG benefit plan, for promotions, and for normal performance-related merit increases in base salary or wage and benefit level made in the ordinary course of business with respect to employees (including executive officers other than the chief executive officer) or directors, so long as these performance-related merit increases (1) do not exceed $750,660 in the aggregate for employees who have entered into change-in-control agreements or employment agreements providing for severance payments or participate in a 2010 non-officer retention plan and (2) do not exceed $6,434,438 in the aggregate for other employees;

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  pay or provide, or accelerate the accruals or vesting of any compensation, benefits or other rights of any employee, except as required by applicable law or the terms of a DTG benefit plan;

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  (1) establish, adopt or become party to any compensation or benefit plans, other than as required by law or pursuant to the terms of certain compensation or benefit plans as in effect on April 25, 2010 or (with respect to employees who are not senior executives or directors) in the ordinary course of business consistent with past practice, (2) establish, adopt or become party to a new, or amend or terminate any existing, change-in-control agreement or arrangement with an employee or (3) enter into any collective bargaining agreement without providing Hertz prior written notice and the opportunity to review and comment on the agreement;

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  sell, transfer or encumber properties or assets, other than, among other things, (1) sales, transfers or encumbrances of vehicles in the ordinary course of business consistent with past practice and (2) sales of properties or assets with a sale price that does not exceed $1 million individually or $5 million in the aggregate;

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  enter any new line of business;

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  change materially its current operating policies, other than as required by changes in applicable law or changes made in response to market conditions;

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  make investments, other than acquisitions not in excess of $2 million individually or $6 million in the aggregate;

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  commence or settle litigation, other than (1) commencement of litigation in the ordinary course of business, (2) settlement of automobile accident liability claims incurred in the ordinary course of business that are not reasonably likely to have a material adverse effect on DTG and (3) settlements for monetary payments of less than $5 million individually and $10 million in the aggregate that do not impose any material restriction on DTG (and after the merger, Hertz);

  •
  amend organizational documents;

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  enter into or amend a material contract, other than (1) the credit agreement for DTG's secured credit facility and (2) any agreement that is (A) entered into on an arm's length basis with an unaffiliated third party, (B) is entered into in the ordinary course of business consistent with past practice, (C) on its face does not purport to restrict Hertz after the merger and (D) if such agreement is a new vehicle purchase contract, does not have a term longer than one year unless it can be terminated at any time after one year without payment of a penalty or premium;

  •
  extend, or amend in any respect that would reasonably be expected to have a material negative impact on Hertz after the merger, DTG's contract with Electronic Data Systems Corporation and its affiliates;

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  make capital expenditures, except for permitted vehicle purchases and for other capital expenditures that are not in excess of $3 million individually and $30 million in the aggregate;

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  place firm commitments for physical delivery of any vehicle from any manufacturer under any annual purchase program unless the projected date of delivery is scheduled within 120 days of commitment;

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  change accounting principles, practices or methods, except as required by applicable law, GAAP or regulatory guidelines;

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  make any tax election or take any position inconsistent with prior elections or positions, settle any tax liability or file an amended tax return that would change a tax liability, tax income or loss, change a tax accounting period, enter into a closing agreement relating to a tax liability or give or request any waiver of a statute of limitations with respect to any tax return, unless all such actions, in the aggregate, would not reasonably be expected to cost DTG and its subsidiaries more than $1 million;

  •
  take or omit to take any actions that would result in any of the conditions to the merger not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of the merger agreement;

  •
  suspend or reduce the scope of its "like kind exchange" program when not required in connection with amortization payments or mandatory prepayments under fleet financing; and

  •
  agree or make a commitment to take, or authorize or adopt any resolutions of its board of directors in support of, any of the foregoing actions.

        DTG may enter into retention agreements with DTG employees who are not executive officers. Awards under the retention agreements will be paid 50% at the closing of the merger and 50% on the six month anniversary of the merger, if the employee is employed by DTG or its subsidiaries on each payment date or, if a participant's employment is terminated by DTG without cause (as defined in the retention plan) prior to such payment date(s), the participant will receive a pro rated award. An aggregate of approximately $7,760,000 may be granted under the retention agreements.

  Covenants of Hertz

        Absent the prior written consent of DTG (which consent DTG will use its reasonable best efforts to provide or withhold within five business days of Hertz's request for it, and which consent may not be unreasonably withheld, delayed or conditioned) and subject to certain exceptions, Hertz will not, and will not permit any of its subsidiaries to, among other things:

  •
  amend Hertz's organizational documents in a manner that would adversely affect DTG, its stockholders or the transactions contemplated by the merger agreement;

  •
  declare or pay any dividend or purchase any shares of Hertz common stock, other than, among other things, dividends required under the indenture applicable to the issued and outstanding 5.25% convertible senior notes of Hertz;

  •
  grant any rights to acquire its capital stock, voting securities or other equity interests, other than, among other things, employee stock options issued in the ordinary course of business;

  •
  issue or sell any additional shares of its capital stock or other equity securities or equity-based awards, other than, among other things, issuances (1) of capital stock or other securities not in excess of 15% of the outstanding shares of Hertz stock in an underwritten transaction or otherwise on arm's length terms, (2) under employee compensation or benefit plans as in effect on April 25, 2010 and (3) under the indenture applicable to the issued and outstanding 5.25% convertible senior notes of Hertz;

  •
  take or omit to take any actions that would result in any of the conditions to the merger not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of the merger agreement; and

  •
  agree or make a commitment to take, or authorize or adopt any resolutions of its board of directors in support of, any of the foregoing actions.

Obligation of DTG's Board of Directors to Recommend the Merger Agreement and Call a Stockholders' Meeting

        DTG's board of directors has agreed, unless the merger agreement is terminated, to call a meeting of its stockholders for the purpose of obtaining the requisite vote of DTG stockholders necessary to adopt the merger agreement. As discussed under "The Merger—DTG's Reasons for the Merger; Recommendation of the DTG Board of Directors," DTG's board of directors has recommended that DTG stockholders vote "FOR" the adoption of the merger agreement. DTG's board of directors, however, may withdraw, qualify or modify its recommendation in a manner adverse to Hertz or recommend a superior proposal (as defined below) under certain specified circumstances as discussed under "—No Solicitation by DTG" and "—Changes in DTG's Board of Directors' Recommendation."

No Solicitation by DTG

        Under the terms of the merger agreement, subject to certain exceptions, DTG has agreed that it will not, and will cause its affiliates not to, and will not authorize or permit its representatives to, directly or indirectly:

  •
  solicit, initiate, knowingly facilitate or knowingly encourage the submission or making of any competing proposal (as described below);

  •
  participate in any discussions or negotiations regarding, or furnish to any person any material nonpublic information in furtherance of, a competing proposal; or

  •
  enter into any agreement regarding a competing proposal.

        DTG is obligated to immediately cease all existing discussions or negotiations with any person conducted prior to the entry of the merger agreement with respect to a competing proposal.

        A "competing proposal" is any inquiry, offer or proposal from any person (other than Hertz or its subsidiaries) for:

  •
  a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving DTG or any of its subsidiaries whose assets individually or in the aggregate constitute more than 15% of the assets of DTG and its subsidiaries, taken as a whole;

  •
  the direct or indirect acquisition of assets or businesses representing 15% or more of the assets of DTG and its subsidiaries, taken as a whole, whether by acquisition of securities, assets or otherwise; or

  •
  the acquisition of 15% or more of any class of DTG's issued and outstanding equity or voting securities.

        If, prior to adoption of the merger agreement by DTG's stockholders, DTG receives an unsolicited competing proposal that DTG's board of directors determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes, or would reasonably be expected to result in, a superior proposal (as described below) and DTG's board of directors determines in good faith (after consultation with outside legal counsel) that the failure to furnish nonpublic information or participate in discussions or negotiations in response to the competing proposal would be inconsistent with its fiduciary duties under Delaware law (and such proposal did not result from DTG's breach of its non-solicitation obligations), then DTG may, in response to the competing proposal:

  •
  furnish nonpublic information about DTG and its subsidiaries to the person making the competing proposal pursuant to a confidentiality agreement containing terms and conditions no more favorable to such person than those contained in its confidentiality agreement with Hertz (and any written information or materials provided to such person must be provided to Hertz concurrently with the time it is provided to the third party if it has not been previously provided to Hertz); and

  •
  participate in discussions or negotiations with such person with respect to the competing proposal.

        A "superior proposal" is a bona fide written competing proposal (except that all references to 15% will be deemed to be 50%) that DTG's board of directors determines in good faith after consultation with DTG's financial advisors and outside legal counsel:

  •
  is more favorable from a financial point of view to the DTG stockholders than the merger with Hertz, taking into account any proposal by Hertz to amend the terms of the merger agreement, and the failure of DTG's board of directors to approve or recommend such competing proposal would be inconsistent with its fiduciary duties under applicable law;

  •
  has financing fully committed or reasonably likely to be obtained; and

  •
  is reasonably expected to be consummated on a timely basis.

        Within 48 hours of receipt of any competing proposal or any request for information, discussions or negotiations that could reasonably be expected to be related to such a proposal, DTG must notify Hertz of the proposal, including the identity of the person making the proposal or request and the material terms and conditions of the proposal. Additionally, DTG is required to keep Hertz reasonably informed on a current basis (within no more than 48 hours) of any material developments in the status and terms of the proposal or request, including if it is withdrawn or rejected.

        After approval of the merger by DTG's stockholders, DTG's board of directors cannot participate in negotiations with or provide confidential information to a third party and DTG cannot terminate the merger agreement to accept a superior proposal.

Changes in DTG's Board of Directors' Recommendation

        On April 25, 2010, the DTG board of directors adopted a resolution recommending that the DTG stockholders adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement. Under the merger agreement, subject to certain exceptions, DTG agreed that its board of directors would recommend adoption of the merger agreement to its stockholders and not (1) withdraw, qualify or modify (or publicly propose to withdraw, qualify or modify) in any manner such recommendation or (2) approve, recommend or publicly propose to approve or recommend, any competing proposal or agreement relating to a competing proposal.

        DTG's board of directors may, however, change its recommendation to the DTG stockholders under two circumstances.

        The first such circumstance would arise if, prior to the adoption of the merger agreement by the DTG stockholders, DTG's board of directors determines in good faith, after consultation with DTG's financial advisors and outside legal counsel, that an unsolicited competing proposal made after the merger agreement was entered into and that did not result from a breach by DTG of the non-solicitation or certain related provisions constitutes a superior proposal. However, DTG's board of directors may not change its recommendation in light of a superior proposal unless DTG has first provided two business days prior written notice to Hertz of its intention to change its recommendation, and Hertz does not make, within two business days after its receipt of that written notice, an offer that DTG's board of directors determines, in good faith, after consultation with DTG's financial advisors and outside legal counsel, results in the applicable competing proposal no longer being a superior proposal. Any amendment to the material terms of a superior proposal requires a new written notice from DTG to Hertz and commences a new two business day period for Hertz to respond. Also, in the case of a superior proposal, DTG must include in its notification to Hertz the most current version of any written agreement relating to the transaction that constitutes the superior proposal (or if no written agreement exists then a written summary of the material terms and conditions of the proposal).

        DTG's board of directors may also change its recommendation to stockholders in favor of the adoption of the merger agreement and the merger in a circumstance other than in connection with a competing proposal if DTG's board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to DTG's stockholders under applicable law. Before changing its recommendation under these circumstances, however, DTG must first give Hertz two business days prior written notice advising that it intends to take this action and specifying the reasons in reasonable detail.

Proxy Statement and Registration Statement

        This document is part of a registration statement that has been filed with the SEC and constitutes a prospectus of Hertz and a proxy statement of DTG. Hertz and DTG will use their reasonable best efforts to cause the registration statement of which this proxy statement/prospectus forms a part to become effective under the Securities Act as promptly as practicable after such filing, and to keep such registration statement effective as long as is necessary to consummate the merger. DTG will use its reasonable best efforts to cause the proxy statement to be mailed to its stockholders as promptly as practicable after the registration statement is declared effective, and, except to the extent that DTG's board of directors is permitted to change its recommendation, see "—Changes in DTG's Board of Directors' Recommendation," the proxy statement will contain the recommendation of DTG's board of directors that DTG stockholders vote in favor of adoption of the merger agreement.

 Regulatory Approvals

        Hertz and DTG have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to obtain all regulatory approvals required for completion of the merger. If any objections are asserted by any governmental entity with respect to the merger or if administrative or judicial actions or proceedings, including by a private party, are instituted (or threatened to be instituted) challenging the merger or the other transactions contemplated by the merger agreement under applicable antitrust laws or that would otherwise prevent, materially impede or delay consummation of the merger, each of Hertz and DTG has agreed to use its reasonable best efforts to cooperate with the other and take all actions necessary to vigorously contest and resist any such administrative or judicial actions or proceedings, including appeals, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that restrains, enjoins, prohibits, prevents or restricts or would otherwise materially impede or delay the merger from being consummated in the most expeditious manner practicable.

        Consistent with the companies' exercise of reasonable best efforts to obtain the necessary regulatory approvals, Hertz may also be required to license, franchise, divest or hold separate business locations or business lines of Hertz or DTG, or to take any similar measures reasonably necessary to secure approval under the HSR Act or the Competition Act. This may include a requirement that Hertz license, franchise, divest or hold separate business locations or business lines of Hertz or DTG. Notwithstanding the foregoing obligations, Hertz is not obligated to license, franchise, divest or hold separate any business locations or business lines, other than (1) the Advantage business and (2) in addition to Advantage, other business locations or business lines that produced aggregate gross revenues not in excess of $175 million for Hertz, DTG and their respective subsidiaries during the 2009 calendar year, calculated in accordance with GAAP, on a basis consistent with the accounting principles used in preparing Hertz's and DTG's respective 2009 financial statements included in their filings with the SEC.

        In addition, neither Hertz nor DTG shall, nor shall they permit their subsidiaries to, make any acquisition that on advice of its outside legal counsel would reasonably be expected to delay or increase the likelihood of not obtaining HSR approval or approval under the Competition Act, or that would reasonably be expected to subject the merger to any approval other than the approval of the Commissioner of the Vermont Department or under the HSR Act or the Competition Act.

Employee Matters

        Hertz and DTG have agreed in the merger agreement that for one year following the closing of the merger, Hertz will provide or will cause to be provided to employees of DTG and its subsidiaries whose employment is not governed by a collective bargaining agreement and who continue to be employed by Hertz or DTG following the closing of the merger:

  •
  a base salary or base wages of at least the same level and on substantially the same terms and conditions as in effect immediately prior to the effective time of the merger; and

  •
  employee benefits (including severance but not equity, change in control or deferred compensation plans) and annual bonus opportunities that in the aggregate are substantially similar, subject to certain limitations, to the employee benefits (including severance but not equity, change in control or deferred compensation plans) and annual target bonus opportunities in effect immediately prior to the effective time of the merger.

        Nothing in the merger agreement limits the right of Hertz or DTG to terminate the employment of any such employee at any time. With respect to each employee benefit plan maintained by Hertz or DTG or any of their respective subsidiaries in which a continuing DTG employee will become a participant after the merger, the continuing employee will generally receive full credit for service with DTG or any of its subsidiaries for purposes of eligibility to participate, vesting, level of benefits and benefit accrual (other than benefit accrual under a defined benefit pension plan) to the same extent that such service was recognized immediately prior to the effective time of the merger under a comparable plan of DTG and its subsidiaries in which the continuing employee participated or if there is no such comparable plan then to the same extent such service was recognized under the DTG's 401(k) Plan at such time.

        With respect to any health, dental or vision plan maintained by Hertz or any of its subsidiaries (other than DTG and its subsidiaries) in which any continuing DTG employee commences to participate after the merger, Hertz will, or will cause its subsidiaries to, (1) waive all pre-existing condition limitations applicable to such employees, to the extent such pre-existing condition limitations would have been waived or satisfied under the comparable plan of DTG and its subsidiaries in which the continuing employee participated immediately prior to such commencement of participation and (2) recognize any medical or other health expenses incurred by such continuing employee in the year of such commencement of participation for purposes of any applicable deductibles and annual out-of-pocket expense requirements under the relevant health, dental or vision benefit plans of Hertz or its subsidiaries in which such continuing employee commences participation.

        Following the effective time of the merger, Hertz will honor, or cause DTG to honor, the change in control plans and agreements of DTG's employees as well as DTG's employee stock plans.

        In response to a request from Mr. Thompson on June 18, 2010, Hertz confirmed its intention to maintain base wages, bonus and other benefits including severance on substantially the same terms currently provided by DTG for one year following the closing date. In that communication, Hertz also confirmed its intention to maintain the employment of all Tulsa based employees (excluding those covered by change in control protections) for at least three months after the transaction closes, and committed to continue DTG's existing severance plan for DTG's Tulsa workforce (including employees in Tahlequah) for an additional three months (a total of 15 months post-closing).

Indemnification and Insurance

        The merger agreement provides that, following the effective time of the merger, Hertz will indemnify, defend and hold harmless, and provide advancement of expenses, subject to certain limitations, to, each present and former director, officer and employee of DTG and its subsidiaries in respect of (1) acts or omissions occurring at or prior to the effective time, in such person's capacity as a director, officer or employee of DTG or its subsidiaries, and (2) the merger agreement, the merger and the transactions contemplated by the merger agreement, in each case, to the fullest extent permitted by applicable law, and to the fullest extent provided by DTG's and its subsidiaries' organizational documents in effect on the date of the merger agreement and any indemnity agreement between such person and DTG or its subsidiaries. Hertz has agreed that provisions in DTG's certificate of incorporation and DTG's by-laws regarding exculpation and indemnification of directors, officers and employees with respect to matters existing or occurring at or prior to the effective date as in effect on the date of the merger agreement will survive the merger.

        Hertz will maintain a directors' and officers' insurance and indemnification policy having terms that are no less favorable than DTG's current policy providing coverage for events that occurred at or prior to the effective time of the merger for six years following the closing of the merger (or Hertz may purchase a "tail" insurance policy). However, Hertz is not required to pay an annual premium in excess of 300% of the annual premiums paid by DTG and its subsidiaries on the date of the merger agreement for such coverage.

 Cooperation with Respect to Existing Indebtedness

        DTG has agreed to use its reasonable best efforts to assist and cooperate with Hertz to arrange, at Hertz's option, for the following to occur or be available at or after the effective time:

  •
  the continuation or replacement of DTG's outstanding letters of credit or surety bonds, including assisting Hertz in obtaining a new letter of credit facility or an increase of letter of credit availability under existing financing facilities of Hertz or its subsidiaries;

  •
  the use by Hertz and its subsidiaries of vehicles owned by DTG and its subsidiaries, including obtaining prior to the merger any amendments to DTG's medium term notes or Canadian fleet securitization program as necessary to permit such use; and

  •
  the combination of the like kind exchange programs of Hertz and DTG.

        Hertz has agreed to bear any reasonable out-of-pocket costs incurred by DTG in connection with assisting Hertz to achieve the foregoing. Hertz has agreed that its obligation to effect the merger is not conditioned upon achieving any of the foregoing.

        In addition, DTG has agreed that if the closing of the merger occurs on or prior to January 31, 2011, it will, and if the closing of the merger occurs after January 31, 2011, it will use its reasonable best efforts to, discharge the indebtedness under and terminate its senior secured credit agreement at the closing, and implement mutually satisfactory arrangements (which may include replacement or backstop letters of credit issued under a Hertz credit facility) with respect to any letters of credit issued thereunder.

Cooperation with Respect to Information Technology

        DTG has agreed to use its reasonable best efforts, and to cause its subsidiaries to do the same, to prepare their information technology systems to permit, as promptly as practicable after the effective time of the merger, the efficient sharing of the respective fleets of Hertz, DTG and their respective subsidiaries. Hertz has agreed to reimburse DTG for certain of its expenses in connection with providing this assistance. Hertz has agreed that its obligation to effect the merger is not conditioned upon achieving the foregoing.

Governance

        Hertz and DTG have agreed that, upon the closing of the merger, Thomas P. Capo, the Chairman of DTG's board of directors (or if he is unable or unwilling to so serve, another current member of DTG's board of directors agreed to by Hertz and DTG) will join Hertz's board of directors.

Stockholder Litigation

        Each party has agreed to give the other prompt notice of, and the opportunity to consult with it in the defense or settlement of, any stockholder litigation against it or its directors relating to the merger agreement, the merger or the transactions contemplated by the merger agreement. DTG has also agreed that it will not settle any such litigation without the prior consent of Hertz (which consent may not be unreasonably withheld or delayed).

Conditions to the Closing of the Merger

        The obligations of Hertz and DTG to complete the merger are subject to the satisfaction (or, where legally permissible, waiver) of the following conditions:

  •
  the affirmative vote of the holders of a majority of the outstanding shares of DTG common stock to adopt the merger agreement;

  •
  the expiration or termination of the applicable HSR Act waiting period and receipt of antitrust clearance under the Competition Act, referred to as the required antitrust approvals;

  •
  receipt of the required approval of the Commissioner of the Vermont Department to a change of control of AmeriGuard;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction or law or other prohibition having the effect of restraining, enjoining, prohibiting or otherwise making illegal the merger and the other transactions contemplated by the merger agreement;

  •
  the approval for listing on the NYSE of the shares of Hertz common stock to be issued in connection with the merger;

  •
  the declaration by the SEC that the registration statement of which this proxy statement/prospectus forms a part is effective, the absence of any stop order by the SEC suspending the effectiveness of the registration statement and the absence of any proceedings for that purpose having been initiated or threatened by the SEC; and

  •
  the payment of the special dividend per share amount on all shares of DTG common stock entitled to receive the merger consideration.

        Hertz's obligation to close the merger is also conditioned on the satisfaction or waiver of the following conditions:

  •
  DTG's representations and warranties being true and correct as of April 25, 2010 and as of the date of the closing of the merger (other than with respect to certain representations and warranties identified in the merger agreement), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or material adverse effect or similar qualifier set forth therein) has not had and would not reasonably be expected to have a material adverse effect on DTG;

  •
  DTG's performance in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger, except for certain obligations of DTG with respect to the repayment of its secured credit facility in connection with the merger, see "—Cooperation with Respect to Existing Indebtedness," which must be complied with in all respects;

  •
  the absence of any change, effect, event, circumstance, occurrence, state of facts or development since April 25, 2010, that has had or would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on DTG;

  •
  Hertz's receipt of a certificate executed by DTG's chief executive officer or chief financial officer as to the satisfaction of the conditions described in the immediately preceding three bullets;

  •
  the absence of litigation by the FTC, DOJ or the Canadian Commissioner under applicable antitrust laws, referred to as antitrust litigation, (1) challenging or seeking to make illegal, delay materially or otherwise prohibit the merger or any other transactions contemplated by the merger agreement, (2) seeking to prohibit Hertz's ability to exercise full rights of ownership of DTG common stock or (3) seeking to prohibit, limit or restrain Hertz's ownership, control, management, operation or retention of any portion of the assets, licenses, operations, rights, product lines, businesses or interests of DTG, Hertz or their subsidiaries, except, in each case, where the remedy sought is one that Hertz is required to accept under the merger agreement, see "—Regulatory Approvals"; and

  •
  Hertz's receipt of a certificate executed by DTG's chief executive officer or chief financial officer to the effect that DTG has declared and paid the special dividend per share amount on all shares of DTG common stock entitled to receive the merger consideration.

        DTG's obligation to close the merger is also conditioned on the satisfaction (or, where legally permissible, waiver) of the following conditions:

  •
  Hertz's representations and warranties being true and correct as of April 25, 2010 and as of the date of the closing of the merger, except (other than with respect to certain representations and warranties identified in the merger agreement) where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or material adverse effect or similar qualifier set forth therein) has not had and would not reasonably be expected to have a material adverse effect on Hertz;

  •
  Hertz's performance in all material respects of all obligations required to be performed by Hertz under the merger agreement at or prior to the closing date of the merger;

  •
  the absence of any change, effect, event, circumstance, occurrence, state of facts or development since April 25, 2010, that has had or would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on Hertz; and

  •
  DTG's receipt of a certificate executed by Hertz's chief executive officer or chief financial officer as to the satisfaction of the conditions described in the immediately preceding three bullets.

        Hertz and DTG cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied (or, where legally permissible, waived) by the appropriate party, or that the merger will be completed. See "Risk Factors." As of the date of this proxy statement/prospectus, Hertz and DTG have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

        The merger agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the effective time of the merger under the following circumstances:

  •
  by mutual written consent of Hertz and DTG;

  •
  by either Hertz or DTG, if:

  •
  the merger is not closed by April 25, 2011, referred to as the termination date;

  •
  a temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction or law or other prohibition having the effect of permanently restraining, enjoining or otherwise prohibiting the merger and the transactions contemplated by the merger agreement shall be in effect and have become final and nonappealable; or

  •
  the holders of a majority of the outstanding shares of DTG common stock do not vote to adopt the merger agreement at the special meeting (as such meeting may be adjourned or postponed).

  •
  by Hertz, if:

  •
  DTG has breached any of its representations and warranties or failed to perform any of its covenants contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to Hertz's obligation to close the merger and is incapable of being cured or is not cured within 30 days following DTG's receipt of written notice from Hertz;

  •
  DTG breaches its obligations (1) under the no solicitation or certain related provisions under the merger agreement, see "—No Solicitation by DTG," (2) to include the recommendation of the DTG board of directors in the proxy statement, see "—Obligation of DTG's Board of Directors to Recommend the Merger Agreement and Call a Stockholders' Meeting" or (3) to call and hold a special meeting of its stockholders for purposes of adopting the merger agreement, see "—Obligation of DTG's Board of Directors to Recommend the Merger Agreement and Call a Stockholders' Meeting"; or

    •
    DTG's board of directors either changes its recommendation of the merger or fails to reaffirm its recommendation within ten business days after a competing proposal has been made public and DTG's receipt of Hertz's written request for such reaffirmation; or

  •
  by DTG, if:

  •
  Hertz has breached any of its representations and warranties or failed to perform any of its covenants contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to DTG's obligation to close the merger and is incapable of being cured or is not cured within 30 days following Hertz's receipt of written notice from DTG; or

  •
  at any time prior to the DTG stockholders' adoption of the merger agreement, DTG simultaneously enters into a definitive agreement to effect a superior proposal, but only if DTG has (1) complied with the procedures and obligations applicable to a superior proposal as set forth in the merger agreement, see "—No Solicitation by DTG," and (2) paid Hertz the termination fee, see below under "—Termination Fee and Expenses."

        Except as described under "—Termination Fee and Expenses," if the merger agreement is validly terminated, the merger agreement will become void (other than certain provisions of the merger agreement specified to survive its termination, including those relating to confidentiality), without any liability on the part of any party other than for a willful and material breach of the merger agreement prior to such termination. For purposes of the merger agreement, "willful and material breach" means a material breach that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would reasonably be expected to, cause a material breach of the merger agreement. Hertz, Merger Sub and DTG have agreed that the failure of DTG to declare or pay the special dividend, solely due to its legal or practical inability to do so, shall not constitute a "willful and material breach" of the merger agreement as long as such inability does not result from any action or omission of DTG taken, or not taken, with the purpose of frustrating the satisfaction of the condition that requires that DTG declare and pay the special dividend prior to the effective time of the merger.

Termination Fee and Expenses

        DTG will be obligated to pay Hertz a $44.6 million termination fee, and reimburse Hertz for up to $5 million in transaction expenses, if the merger agreement is terminated under the following circumstances:

  •
  either Hertz or DTG terminates the merger agreement because the merger has not been consummated on or before the termination date and (1) the DTG stockholders have not adopted the merger agreement, (2) after the entry into the merger agreement and prior to the special meeting a competing proposal had been publicly announced and not withdrawn prior to the termination of the merger agreement and (3) within 12 months after the termination of the merger agreement, DTG enters into a definitive agreement or consummates a transaction, or the DTG board of directors has recommended that the DTG stockholders approve a transaction, that would be a competing proposal for fifty percent or more of DTG;

  •
  either Hertz or DTG terminates the merger agreement due to the DTG stockholders' failure to adopt the merger agreement at the special meeting and (1) after the entry into the merger agreement and prior to the time of the stockholder vote a competing proposal had been publicly announced and not withdrawn and (2) within 12 months after the termination of the merger agreement, DTG enters into a definitive agreement or consummates a transaction, or the DTG board of directors has recommended that the DTG stockholders approve a transaction, that would be a competing proposal for fifty percent or more of DTG;

  •
  Hertz terminates the merger agreement because DTG's board of directors either changes its recommendation of the merger or fails to reaffirm its recommendation within ten business days after a competing proposal has been made public and DTG's receipt of Hertz's written request for such reaffirmation; or

  •
  DTG terminates the merger agreement, prior to the DTG stockholder's adoption of the merger agreement, to enter into a definitive agreement with respect to a superior proposal.

        Hertz will be obligated to pay DTG a $44.6 million termination fee, and reimburse DTG for up to $5 million in transaction expenses, if all conditions to Hertz's obligation to complete the merger have been satisfied as of the date of such termination other than, to the extent applicable, (1) those conditions that, by their nature, are to be satisfied at closing but would have been satisfied if the closing date were the date of such termination and (2) (A) the receipt of the required antitrust approvals, (B) the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction or law or other prohibition having the effect of permanently restraining, enjoining or otherwise prohibiting the merger and the transactions contemplated by the merger agreement being in effect and having become final and nonappealable which arises out of an action brought under the antitrust laws or (C) the absence of any antitrust litigation, and either:

  •
  Hertz or DTG terminate the merger agreement due to (1) the merger not having been consummated on or before the termination date or (2) a temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction or law or other prohibition having the effect of permanently restraining, enjoining or otherwise prohibiting the merger and the transactions contemplated by the merger agreement being in effect and having become final and nonappealable; or

  •
  DTG terminates the merger agreement, due to Hertz's material breach of its obligations to obtain the required antitrust approvals (subject generally to inability or failure to cure after 30-days' notice).

        Except for expense reimbursement payable in connection with a termination fee and Hertz's reimbursement of DTG's expenses incurred cooperating with certain of Hertz's preparations for closing, the merger agreement provides that each of Hertz and DTG will pay its own costs and expenses in connection with the transactions contemplated by the merger agreement.

Governing Law

        The merger agreement is governed by the laws of the State of Delaware.

Amendments and Waivers of the Merger Agreement

        Any provision of the merger agreement may be amended or waived before the effective time of the merger if the amendment or waiver is in writing and signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, except that, after adoption of the merger agreement by DTG stockholders, the parties may not amend or waive any provision of the merger agreement if such amendment or waiver would require further approval of DTG stockholders under Delaware law, unless such approval has first been obtained.

Third Party Beneficiaries

        The merger agreement generally is not intended to confer upon any person other than Hertz, Merger Sub and DTG benefits or remedies, other than (1) the rights to indemnification and insurance described above and (2) the rights of DTG's stockholders and holders of DTG options, restricted stock units or performance units to pursue claims for damages and other relief, including equitable relief for Hertz's or Merger Sub's willful and material breach of the merger agreement; provided that the rights described in this clause (2) are only enforceable by DTG on behalf of the holders of DTG's common stock and of DTG options, restricted stock units or performance units in DTG's sole and absolute discretion. Any damages, settlements or other amounts recovered or received by DTG may, in DTG's sole discretion, (x) be distributed, in whole or in part, by DTG to the holders of DTG common stock or of DTG options, restricted stock units or performance units, as of any date determined by DTG or (y) retained by DTG for its use and benefit in any manner that it deems fit.

Enforcement

        Hertz, Merger Sub and DTG have agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms and accordingly that the parties shall be entitled to injunctive relief to prevent breaches of the merger agreement and to enforce specifically its terms in the Delaware Court of Chancery or any federal court in the state of Delaware.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion describes the material United States federal income tax consequences of the merger and the special dividend to U.S. holders and non-U.S. holders (as defined below) of DTG common stock. This discussion addresses only those DTG stockholders that hold their DTG common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code and does not address all the U.S. federal income tax consequences that may be relevant to particular DTG stockholders in light of their individual circumstances or to DTG stockholders that are subject to special rules, such as:

  •
  financial institutions,

  •
  investors in pass-through entities,

  •
  insurance companies,

  •
  tax-exempt organizations,

  •
  dealers in securities or currencies,

  •
  traders in securities that elect to use a mark to market method of accounting,

  •
  a holder of DTG common stock subject to the alternative minimum tax provisions of the Internal Revenue Code,

  •
  persons that hold DTG common stock as part of a straddle, hedge, constructive sale or conversion transaction,

  •
  regulated investment companies,

  •
  real estate investment trusts,

  •
  persons whose "functional currency" is not the U.S. dollar, and

  •
  stockholders who acquired their shares of DTG common stock through the exercise of an employee stock option or otherwise as compensation.

        The following discussion is based upon the Internal Revenue Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not address any aspect of state, local, foreign or the gift or estate tax laws. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within Hertz's and DTG's control. Hertz and DTG urge you to consult your own tax advisor concerning the particular U.S. federal, state, local and non-U.S. tax consequences to you of the merger and the special dividend.

  U.S. Holders

        For purposes of this discussion, the term "U.S. holder" is used to mean a beneficial owner of DTG common stock that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States or any of its political subdivisions;

  •
  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        If a partnership or other entity taxed as a partnership holds DTG common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisers about the tax consequences of the merger to them.

        Special Dividend.    Although the U.S. federal income tax treatment of the special dividend is not entirely clear, DTG expects to report the special dividend it pays as a distribution with respect to DTG common stock for U.S. federal income tax purposes. The Internal Revenue Service, referred to as the IRS, may take a contrary position, and to the extent the IRS were to prevail, the amount paid as the special dividend would be treated as additional cash received in connection with the merger, and not as a distribution as described in the succeeding paragraph.

        If the special dividend is treated as a distribution with respect to DTG common stock, the gross amount paid to you will be characterized as dividend income to the extent paid out of DTG's current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).

        Dividend income will be includible in your gross income on the day received by you. Under current legislation, which is scheduled to expire with respect to taxable years beginning after December 31, 2010, this income will generally be taxed to you (if you are a non-corporate taxpayer) at the rates applicable to long-term capital gains, provided that a minimum holding period and other requirements are satisfied. Such dividend income will generally be income from sources within the U.S. for federal tax credit limitation purposes. Corporate U.S. holders may be entitled to a dividends-received deduction with respect to distributions treated as dividend income for U.S. federal income tax purposes, subject to limitations and conditions. In addition, U.S. holders that are corporations should consult their tax advisors regarding the potential applicability of the "extraordinary dividend" provisions of the Internal Revenue Code.

        Distributions to you in excess of earnings and profits will be treated first as a return of capital that reduces your tax basis in DTG common stock, and then as gain from the sale or exchange of DTG common stock. This gain will be capital gain provided that you hold DTG common stock as a capital asset as of the time of the special dividend.

        Tax Consequences of the Merger Generally.    The exchange of DTG common stock for Hertz common stock and cash in the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder whose DTG common stock is converted into the right to receive Hertz common stock and cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the sum of (1) fair market value of Hertz common stock received by such holder in the merger, and (2) the amount of cash received by such holder in the merger, including any cash received in lieu of fractional shares of Hertz common stock, and the U.S. holder's adjusted tax basis in such DTG common stock. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such DTG common stock. Gain or loss will be determined separately for each block of DTG common stock (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a U.S. holder's holding period for such DTG common stock is more than one year at the time of the completion of the merger. Currently, long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses. The gain or loss will generally be income or loss from sources within the U.S. for foreign tax credit limitation purposes. A U.S. holder's aggregate tax basis in its Hertz common stock received in the merger will equal the fair market value of such stock at the effective time of the merger, and the holder's holding period for such stock will begin on the day after the merger.

  Non-U.S. Holders

        A "non-U.S. holder" is a beneficial owner of DTG common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. Special rules may apply to certain non-U.S. holders, such as U.S. expatriates, "controlled foreign corporations," "passive foreign investment companies," persons who actually or constructively own, or have owned, more than 5% of DTG's equity at any time during the five-year period ending at the effective time, and corporations that accumulate earnings to avoid U.S. federal income tax. Such non-U.S. holders are urged to consult their own advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

        Special Dividend.    Although the U.S. federal income tax treatment of the special dividend is unclear, DTG expects to report the special dividend it pays as a distribution with respect to DTG common stock for U.S. federal income tax purposes. The IRS may take a contrary position, and to the extent the IRS were to prevail, the amount paid as the special dividend would be treated as additional cash received in connection with the merger, and not as a distribution as described in the succeeding paragraph.

        If the special dividend is treated as a distribution with respect to DTG common stock, the gross amount paid to you will be characterized as dividend income to the extent paid out of DTG's current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Dividend income generally will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States or, if certain tax treaties apply, are attributable to your U.S. permanent establishment, are not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated rates. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. If you are a corporation, any such effectively connected dividends received by you may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        If you wish to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends, you must provide the withholding agent with a properly executed IRS Form W-8BEN or other applicable form claiming an exemption from, or reduction in the rate of, withholding.

        If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

        Distributions to you in excess of current and accumulated earnings and profits will be treated first as a return of capital that reduces your tax basis in DTG common stock, and then as gain from the sale or exchange of DTG common stock. Such gain will be capital gain provided that you hold DTG common stock as a capital asset as of the time of the special cash dividend. Any such capital gain will generally not be subject to U.S. federal income tax unless:

  •
  you are an individual, you are present in the United States for 183 days or more in the taxable year of the exchange, and certain other requirements are met; or

  •
  such gain is effectively connected with your conduct of a trade or business in the United States, or, if certain tax treaties apply, is attributable to your U.S. permanent establishment.

        If you are described in the first bullet above, you will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses. If you are described in the second bullet above, you will be subject to tax on your gain at applicable U.S. federal income tax rates and, in addition, may be subject to a branch profits tax (if you are a corporation) equal to 30% (or lesser rate under an applicable income tax treaty) on your effectively connected earnings and profits for the taxable year, which would include such gain.

        If the special dividend were treated as additional cash received in connection with the merger, the gross amount paid to you will generally not be subject to U.S. federal income tax, subject to the exceptions described in the preceding two paragraphs.

        Tax Consequences of the Merger Generally.    Any gain you recognize from the exchange of DTG common stock for Hertz common stock and cash in the merger generally will not be subject to U.S. federal income tax, subject to the exceptions described above under the heading "—Non-U.S. Holders—Special Dividend."

        Ownership of Hertz Common Stock.    As a result of the merger, you will hold Hertz common stock. Dividends paid to you (to the extent paid out of Hertz's current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) with respect to such shares of Hertz common stock will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States or, if certain tax treaties apply, are attributable to your U.S. permanent establishment, are not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated rates. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. If you are a corporation, any such effectively connected dividend received by you may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        If you wish to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends, you must provide withholding agent with a properly executed IRS Form W8-BEN or other applicable form claiming exemption from, or reduction in the rate of, withholding.

        If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amount withheld by filing an appropriate claim for refund with the IRS.

        You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of shares of Hertz common stock, subject to the exceptions described under the heading "—Non-U.S. Holders—Special Dividend."

        Foreign Account Tax Compliance.    The Foreign Account Tax Compliance provisions of the recently enacted Hiring Incentives to Restore Employment Act, referred to as the Hire Act, generally imposes a new reporting and 30% withholding tax regime with respect to certain U.S. source income and gross proceeds from a sale or other disposition of property that can produce U.S. source income, such as dividends paid by Hertz and gross proceeds from a sale or other disposition of Hertz common stock, referred to as withholdable payments, to certain non-U.S. holders who fail to comply with the Hire Act's new reporting and disclosure requirements. The new withholding rules generally apply to withholdable payments made after December 31, 2012.

Information Reporting and Backup Withholding

        In general, information reporting requirements may apply to the amounts paid to U.S. and non-U.S. holders in connection with the special dividend, payment of cash received from the sale or exchange of DTG common stock in connection with the merger, dividends paid with respect to Hertz common stock and to proceeds received from the sale or exchange of Hertz common stock, unless an exemption applies. Backup withholding may be imposed (currently at a 28% rate) on the above payments if a U.S. holder or non-U.S. holder (1) fails to provide a taxpayer identification number or appropriate certifications or (2) fails to report certain types of income in full.

        Any amounts withheld under the backup withholding rules are not additional tax and will be allowed as a refund or credit against applicable U.S. federal income tax liability provided the required information is furnished to the IRS.

INFORMATION ABOUT THE COMPANIES

Hertz

        Hertz owns what it believes is the largest worldwide airport general use car rental brand and one of the largest equipment rental businesses in the United States and Canada combined, both based on revenues. Its Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. In its car rental business segment, it and its independent licensees and associates accept reservations for car rentals at approximately 8,300 locations in 146 countries worldwide as of June 30, 2010. It is the only car rental company that has an extensive network of company-operated rental locations both in the United States and in all major European markets. It maintains the leading airport car rental brand market shares, by overall reported revenues, in the United States and at the 81 major airports in Europe where it has company-operated locations, and data regarding car rental concessionaire activity is available based on full year 2009 data. Hertz believes that it also maintains the second largest market share, by revenues in the off-airport car rental market in the United States. In its equipment rental business segment, it rents equipment through approximately 325 branches in the United States, Canada, France, Spain, China and Italy, as well as through international licensees. It and its predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. It has a diversified revenue base and a highly variable cost structure and is able to dynamically manage fleet capacity, the most significant determinant of its cost. Its revenues have grown at a compound annual growth rate of 5.2% over the last 20 years, with year-over-year growth in 16 of those 20 years.

        Hertz's common stock is listed on the NYSE, under the symbol "HTZ". Hertz's principal executive offices are located at 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713 and its telephone number is (201) 307-2000.

        Additional information about Hertz and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus.

Merger Sub

        Merger Sub is a newly formed Delaware corporation and a wholly owned subsidiary of Hertz. Merger Sub was formed solely for the purpose of effecting the proposed merger with DTG and has not carried on any activities other than in connection with the proposed merger. Merger Sub's principal executive offices are located at 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713 and its telephone number is (201) 307-2000.

DTG

        Through its Dollar Rent A Car and Thrifty Car Rental brands, DTG has been serving value-conscious leisure and business travelers since 1950. DTG maintains a strong presence in domestic leisure travel in many of the top U.S. and Canadian airport markets, and also derives a portion of its revenue from international travelers to the U.S. under contracts with various international tour operators. As of June 30, 2010, DTG has approximately 300 corporate locations in the United States and Canada, with approximately 6,100 employees located mainly in North America. In addition to its corporate operations, DTG maintains global service capabilities through an expansive franchise network with approximately 1,250 locations operated by franchisees in 81 countries.

        DTG's common stock is listed on the NYSE under the symbol "DTG". DTG's principal executive offices are located at 5330 East 31st Street, Tulsa, Oklahoma 74135 and its telephone number is (918) 660-7700.

        Additional information about DTG and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus.

 DESCRIPTION OF HERTZ CAPITAL STOCK

        The following discussion is a summary of the terms of the capital stock of Hertz and should be read in conjunction with the section entitled "Comparison of Rights of DTG Stockholders and Hertz Stockholders." This summary is not meant to be complete and is qualified by reference to the relevant provisions of the DGCL and Hertz's certificate of incorporation and Hertz's by-laws. You are urged to read those documents carefully. Copies of Hertz's certificate of incorporation and Hertz's by-laws are incorporated by reference as exhibits to the reports Hertz files with the SEC, which are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus.

Authorized Capital Stock

        Hertz's certificate of incorporation authorizes 2,000,000,000 shares of common stock, par value $0.01 per share. As of August 13, 2010, Hertz had outstanding approximately 412,086,036 of common stock. In addition, Hertz's certificate of incorporation authorizes 200,000,000 shares of preferred stock, par value $0.01 per share, none of which has been issued or is outstanding.

Description of Common Stock

        Each holder of Hertz common stock is entitled to one vote per share on all matters to be voted on by stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Any director may be removed only for cause, upon the affirmative vote of the holders of greater than a majority of the outstanding shares of Hertz common stock entitled to vote for the election of the directors.

        The holders of Hertz common stock are entitled to receive any dividends and other distributions that may be declared by its board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of Hertz's liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of its assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Hertz's ability to pay dividends on its common stock is subject to its subsidiaries' ability to pay dividends to Hertz, which is in turn subject to the restrictions set forth in Hertz's senior credit facilities and the indentures governing the senior notes and the senior subordinated notes.

        Holders of Hertz common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Hertz common stock are, and the shares of common stock to be issued by Hertz in connection with the merger, when issued, will be, fully paid and non-assessable. The rights and privileges of holders of its common stock are subject to any series of preferred stock that Hertz may issue in the future, as described below.

        Computershare Investor Services LLC is the transfer agent and registrar for Hertz's common stock.

        Hertz common stock is listed on the NYSE under the symbol "HTZ".

Preferred Stock

        Under Hertz's certificate of incorporation, Hertz's board of directors has the authority, without further vote or action by the stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the number of shares of any class or series of preferred stock and to determine its voting powers, designations, preferences or other rights and restrictions. The issuance of preferred stock could adversely affect the rights of holders of common stock. Hertz has no present plan to issue any shares of preferred stock.

 Corporate Opportunities

        Hertz's certificate of incorporation provides that its stockholders that are investment funds associated with or designated by investment funds associated with or designated by the Sponsors have no obligation to offer Hertz an opportunity to participate in business opportunities presented to the Sponsors or their respective officers, directors, agents, members, partners and affiliates even if the opportunity is one that Hertz might reasonably have pursued, and that neither the Sponsors nor their respective officers, directors, agents, members, partners or affiliates will be liable to Hertz or its stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of Hertz, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of Hertz. Stockholders will be deemed to have notice of and have consented to this provision of Hertz's certificate of incorporation.

Change in Control Related Provisions in Hertz's Certificate of Incorporation and Hertz's By-laws and under Delaware Law

        A number of provisions in Hertz's certificate of incorporation, Hertz's by-laws and under the DGCL may make it more difficult to acquire control of Hertz. These provisions may have the effect of discouraging a future takeover attempt not approved by Hertz's board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

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  enhance the likelihood of continuity and stability in the composition of Hertz's board of directors;

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  discourage some types of transactions that may involve an actual or threatened change in control of Hertz;

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  discourage certain tactics that may be used in proxy fights;

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  ensure that Hertz's board of directors will have sufficient time to act in what the board believes to be in the best interests of Hertz and its stockholders; and

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  encourage persons seeking to acquire control of Hertz to consult first with Hertz's board to negotiate the terms of any proposed business combination or offer.

  Unissued Shares of Capital Stock

        Common Stock.    The remaining shares of the authorized and unissued Hertz common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change in control, under some circumstances Hertz could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the Hertz board of directors in opposing a hostile takeover bid.

        Preferred Stock.    Hertz's certificate of incorporation provides that the Hertz board of directors has the authority, without any further vote or action by Hertz's stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce the attractiveness of Hertz as a target for an unsolicited takeover bid since Hertz could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

  Classified Board of Directors; Vacancies and Removal of Directors

        Hertz's certificate of incorporation provides that the Hertz board of directors is divided into three classes whose members will serve three-year terms expiring in successive years. Any effort to obtain control of the Hertz board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Hertz's certificate of incorporation provides that directors may be removed only for cause at a meeting of stockholders upon the affirmative vote of the holders of at least a majority of the outstanding shares of Hertz common stock entitled to vote for the election of the director. Vacancies in the Hertz board of directors may be filled only by the Hertz board of directors. Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the board) and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Hertz's by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors.

        These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of the Hertz board of directors that would effect a change in control.

  Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Calling Stockholder Meetings; Action by Written Consent

        Hertz's by-laws require advance notice for stockholder proposals and nominations for director. Generally, to be timely, notice must be received at Hertz's principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Also, special meetings of the stockholders may only be called by the board of directors.

        In addition, Hertz's certificate of incorporation and Hertz's by-laws provide that action may be taken by written consent of stockholders only for so long as investment funds affiliated with or designated by the Sponsors collectively hold a majority of Hertz's outstanding common stock. If such funds no longer hold a majority of the outstanding common stock of Hertz, any action taken by the stockholders must be effected at a duly called annual or special meeting, which may be called only by the board of directors. As of the date of this proxy statement/prospectus, the investment funds associated with or designated by the Sponsors hold approximately 51% of Hertz's outstanding common stock. It is currently expected that, following the merger, these investment funds will hold approximately 49% of Hertz's outstanding common stock, without giving effect to the issuance by Hertz of shares of its common stock pursuant to currently vested equity compensation awards with respect to Hertz common stock or to currently vested options to purchase DTG common stock that will be converted into options to purchase Hertz common stock in the merger or to options or equity compensation awards that will vest prior to the closing, including options for which the vesting is accelerated in connection with the closing.

        These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

  Limitation of Liability of Directors; Indemnification of Directors

        Hertz's certificate of incorporation provides that no director will be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the DGCL and any amendments to that law.

        The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Hertz's certificate of incorporation does not eliminate its directors' duty of care. The inclusion of this provision in Hertz's certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Hertz and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

        Hertz's certificate of incorporation provides that it is required to indemnify and advance expenses to its directors to the fullest extent permitted by law, except in the case of a proceeding instituted by the director without the approval of its board of directors. Hertz's by-laws provide that it is required to indemnify its directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's positions with Hertz or another entity that the director or officer serves at Hertz's request, subject to various conditions, and to advance funds to Hertz's directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in Hertz's best interest.

        Hertz has entered into indemnification agreements with each of its directors. These indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under Hertz's by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

  Supermajority Voting Requirement for Amendment of Certain Provisions of Hertz's Certificate of Incorporation and Hertz's By-Laws

        The provisions of Hertz's certificate of incorporation governing, among other things, the removal of directors only for cause, the liability of directors, the elimination of stockholder actions by written consent upon investment funds affiliated with or designated by the Sponsors ceasing to collectively hold a majority of Hertz's outstanding common stock and the prohibition on the right of stockholders to call a special meeting may not be amended, altered or repealed unless the amendment is approved by the vote of holders of at least two-thirds of the shares then entitled to vote in an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the DGCL for the repeal or amendment of such provisions of Hertz's certificate of incorporation. Certain provisions of Hertz's by-laws may be amended with the approval of the vote of holders of at least two-thirds of the shares then entitled to vote. These provisions make it more difficult for any person to remove or amend any provisions that may have an anti-takeover effect.

  Delaware Takeover Statute

        Hertz has opted out of Section 203 of the DGCL, which would have otherwise imposed additional requirements regarding mergers and other business combinations.

Stockholders Agreement

        Hertz is currently a "controlled company" within the meaning of the NYSE rules because investment funds associated with the Sponsors beneficially own over 50% of Hertz's outstanding common stock in the aggregate and are parties to the stockholders agreement with Hertz. Hertz is therefore not required to comply with certain corporate governance requirements of the NYSE. Under the stockholders agreement, these funds currently have the right to nominate all of Hertz's directors. The director nominees are to include three nominees of Clayton, Dubilier & Rice Fund VII, L.P., referred to as CD&R, (one of whom shall serve as the Chairman or, if the Chief Executive Officer is the Chairman, the Lead Director), one nominee of Carlyle Partners IV, L.P., referred to as Carlyle, one nominee of an affiliate of

Carlyle and two nominees of ML Global Private Equity Fund, L.P. (a fund affiliated with BAML Capital Partners, the private equity division of Bank of America Corporation), referred to as MLGPE, subject to adjustment in the case that the applicable investment fund sells more than a specified amount of its shareholdings in Hertz, and up to six independent directors. It is expected that Hertz will cease to be a controlled company following the merger. In such event, the stockholders agreement provides that if necessary to comply with NYSE rules, the director nominees of the investment funds associated with the Sponsors may be reduced, and additional independent directors will be elected by the board to fill resulting director vacancies, if any. In addition, under the NYSE rules, Hertz will be required to (1) have a majority of independent directors on its board of directors within one year following the merger; (2) create a Nominating and Governance Committee of its board of directors composed entirely of independent directors within one year following the merger; and (3) cause its Compensation Committee to be composed entirely of independent directors within the same time period. In addition, the NYSE transition rules will require Hertz to have at least one independent director on each of its Compensation Committee and Nominating and Governance Committee as of the consummation of the merger, and a majority of these committees to be comprised of independent directors within 90 days following the merger. Hertz expects to amend Hertz's by-laws to reflect these changes in committee composition at or before the time when it will be required to comply fully with the NYSE corporate governance rules.

        The stockholders agreement also grants to CD&R, or to Hertz's board of directors with the approval of the majority of directors nominated by the investment funds associated with the Sponsors, the right to remove Hertz's Chief Executive Officer for so long as Hertz remains a controlled company. Any replacement Chief Executive Officer requires the consent of CD&R as well as the approval of a majority of CD&R, Carlyle and MLGPE's director designees. In the event that Hertz ceases to be a controlled company, these funds have agreed under the stockholders' agreement to cause their director nominees to take or omit to take actions consistent with these rights, subject to compliance with such directors' fiduciary duties. The rights described above apply only for so long as the applicable funds maintain certain specified minimum levels of shareholdings in Hertz. The stockholders agreement also includes tag-along rights, and restrictions on transfers of shares of Hertz common stock owned by the investment funds associated with the Sponsors, in certain circumstances.

        In addition, the stockholders agreement limits the rights of the investment funds associated with the Sponsors that have invested in the common stock of Hertz and their affiliates, subject to several exceptions, to own, manage, operate or control any of Hertz's competitors (as defined in the stockholders agreement). The stockholders agreement may be amended from time to time in the future to eliminate or modify these restrictions without Hertz's consent.

Registration Rights Agreement

        Hertz is also party to the Registration Rights Agreement, dated as of December 21, 2005, as amended, with the investment funds associated with the Sponsors, referred to as the registration rights agreement. The registration rights agreement grants to certain of these funds the right to cause Hertz, at its own expense, to use its best efforts to register shares of its common stock held by the investment funds associated with the Sponsors for public resale, subject to certain limitations. The exercise of this right is limited to three requests by the group of funds associated with each Sponsor, except for registrations effected pursuant to Form S-3, which are unlimited, subject to certain limitations, if Hertz is eligible to use Form S-3. In the event Hertz registers for sale any of its common stock, these investment funds also have the right to require Hertz to use its best efforts to include shares of common stock of Hertz held by them, subject to certain limitations, including as determined by the underwriters. The registration rights agreement also provides for Hertz to indemnify the investment funds associated with the Sponsors and their affiliates in connection with the registration of Hertz securities. The investment funds associated with the Sponsors do not have the right to have their shares of Hertz common stock registered in connection with the registration of the shares of Hertz common stock to be issued in connection with the merger.

COMPARISON OF RIGHTS OF DTG STOCKHOLDERS AND HERTZ STOCKHOLDERS

        Both Hertz and DTG are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently governed by the DGCL. Upon the completion of the merger, all outstanding shares of DTG stock will be converted into the right to receive the merger consideration, which will include shares of Hertz common stock, see "The Merger Agreement—Structure; Merger Consideration; Special Dividend." Therefore, upon the completion of the merger, the rights of the former DTG stockholders will be governed by Delaware law, Hertz's certificate of incorporation and Hertz's by-laws.

        The following discussion is a summary of the current rights of DTG stockholders and the rights of Hertz stockholders under Hertz's certificate of incorporation and Hertz's by-laws as they are expected to be in effect upon closing of the merger. While this summary includes the material differences between the two, this summary may not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, the relevant provisions of the DGCL and the other governing documents which are referenced in this proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of DTG and a stockholder of Hertz. Hertz and DTG have filed with the SEC their respective governing documents as currently in effect and will send copies of these documents to you, without charge, upon your request. See the section entitled "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus.

	Current Rights of DTG Stockholders	Rights of Hertz Stockholders Following the Merger
Authorized and Outstanding Capital Stock	DTG's certificate of incorporation authorizes 50,000,000 shares of common stock, par value $.01 per share. As of August 13, 2010 there were approximately 28,695,540 shares of DTG common stock issued and outstanding (excluding approximately 6.4 million shares of DTG common stock held in treasury). In addition, DTG's certificate of incorporation authorizes 10,000,000 shares of preferred stock, par value $.01 per share, none of which has been issued or is outstanding.	Hertz's certificate of incorporation authorizes 2,000,000,000 shares of common stock, par value $0.01 per share. As of August 13, 2010, Hertz had approximately 412,086,036 shares of common stock issued and outstanding. In addition, Hertz's certificate of incorporation authorizes 200,000,000 shares of preferred stock, par value $0.01 per share, none of which has been issued or is outstanding.
Special Meetings of Stockholders	DTG's by-laws provide that special meetings of the stockholders may be called by only the Chairman of the board of directors or by the board of directors.

Hertz's certificate of incorporation and by-laws provide that special meetings of the stockholders may be called by only the board of directors pursuant to a resolution adopted by a majority of the total number of directors then in office.

Stockholder Proposals

DTG's by-laws allow for business to be properly brought before an annual meeting of the DTG stockholders by a stockholder entitled to vote at the meeting, if the stockholder intending to propose the business gives timely notice thereof in writing to the Secretary of DTG.

Hertz's by-laws allow for business to be properly brought before an annual meeting of the Hertz stockholders by a stockholder entitled to vote at the meeting, if the stockholder intending to propose the business gives timely notice thereof in writing to the Secretary of Hertz.

Current Rights of DTG Stockholders	Rights of Hertz Stockholders Following the Merger

To be timely, the stockholder's notice must be delivered to or mailed and received at the principal executive offices of DTG not less than 90 days nor more than 120 days prior to the annual meeting. However, in the event that less than 100 days notice or prior public disclosure is given or made to stockholders, the stockholder's notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

To be timely, the stockholder's notice must be delivered to the Secretary of Hertz at the principal executive offices of Hertz not less than 90 days nor more than 120 days prior to the first anniversary of the prior year's annual meeting, except in certain instances where the board of directors will be increased in size, where notice must be given within 10 days of such announcement. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date, the stockholder's notice must be delivered no earlier than 120 days and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first announced.

The stockholder's notice to the Secretary of DTG shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address of the stockholder as they appear on DTG's books, (3) the class and number of shares of DTG which are beneficially owned by the stockholders, (4) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of DTG or with a value derived in whole or in part from the value of any class or series of shares of DTG, whether or not (A) such instrument or right shall be subject to settlement in the underlying class or series of capital stock of DTG or otherwise; (B) such instrument or right conveys voting rights to such stockholder; or (C) such stockholder may have entered into other transactions that hedge the economic effect of such instrument or right

The stockholder's notice to the Secretary of Hertz shall set forth (1) as to each matter the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting and (C) any material interest of the stockholder in such business, and (2) as to the stockholder giving the notice and any beneficial owner on whose behalf the proposal is made (A) the name and address of the stockholder, as they appear on Hertz's books, and of such beneficial owner, (B) the class or series and number of shares of Hertz which are owned beneficially and of record by the stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of Hertz stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement or form of proxy to holders of at least the

	Current Rights of DTG Stockholders	Rights of Hertz Stockholders Following the Merger

directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of DTG, (5) any material interest of the stockholder in such business and (6) an undertaking by the stockholder to notify DTG in writing of the information set forth in such notice as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and update such information thereafter within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date.

percentage of Hertz's outstanding capital stock required to approve or adopt the proposal or (ii) otherwise to solicit proxies from stockholders in support of such proposal.
Stockholder Action by Written Consent	DTG's by-laws provide that stockholder action by written consent is permitted.

Hertz's certificate of incorporation and Hertz's by-laws provide that stockholder action by written consent is permitted only if the investment funds associated with the Sponsors own more than 50% of the outstanding shares of Hertz common stock.

Size of Board of Directors	The number of directors of DTG's board of directors is presently fixed at six but is subject to increase or decrease by the board of directors.	Upon closing of the merger, the number of directors of Hertz is expected to be fixed at 13, but is subject to increase or decrease by the board of directors.
Nomination by Stockholders of Candidates for Election to the Board	For timing requirements with respect to nomination by stockholders of candidates for election to the board, see above under "Current Rights of DTG Stockholders—Stockholder Proposals."	For timing requirements with respect to nomination by stockholders of candidates for election to the board, see above under "—Rights of Hertz Stockholders Following the Merger—Stockholder Proposals."

A stockholder's notice to nominate a person for election (or re-election) to the board of directors shall set forth, among other things, (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of DTG which are beneficially owned by such person, (4) any option,

A stockholder's notice to nominate a person for election (or re-election) to the board of directors shall set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, or any

Current Rights of DTG Stockholders	Rights of Hertz Stockholders Following the Merger

warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of DTG or with a value derived in whole or in part from the value of any class or series of shares of DTG directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of DTG, (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (6) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past five years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, (7) the completed and signed questionnaire, representation and agreement on the terms described in DTG's by-laws and (8) an undertaking by such person to (A) notify DTG in writing of the information described in this paragraph as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (B) update such information thereafter within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date.

successor provisions, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

	Current Rights of DTG Stockholders	Rights of Hertz Stockholders Following the Merger
Classification of the Board of Directors	DTG's board of directors is not classified.

Hertz's certificate of incorporation and Hertz's by-laws provide that Hertz's board of directors is divided into three classes with staggered three-year terms, each class to consist of a number of directors as nearly equal in number as possible. If the number of directors is changed, any increase or decrease will be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible.

Election of Directors	DTG's by-laws provide for election of directors to the DTG board of directors by a plurality of the votes cast.	Hertz's by-laws provide for election of directors to the Hertz board of directors by vote of the holders of a majority of the shares entitled to vote on such matter.
Removal of Directors

Other than permitting the removal of directors at a special meeting, DTG's by-laws and DTG's certificate of incorporation are silent with respect to the removal of directors and such removal is therefore governed by the applicable provisions of the DGCL, which provides that directors may be removed with or without cause by the vote of holders of at least a majority of the votes that all stockholders are entitled to cast in an election of directors.

Hertz's by-laws provide that any director may be removed only for cause by holders of at least a majority of the votes that all Hertz stockholders are entitled to cast in an election of directors.
Amendments to Certificate of Incorporation

DTG's certificate of incorporation is silent with respect to amendments to its certificate of incorporation, and is therefore governed by the applicable provisions of the DGCL, which provides that the holders of a majority of outstanding stock entitled to vote must approve amendments to DTG's certificate of incorporation.

Hertz's certificate of incorporation provides that an amendment to the Hertz certificate of incorporation generally requires approval of the holders of a majority of the Hertz common stock entitled to vote. However, to amend, alter or repeal the provisions of the Hertz certificate of incorporation relating to management of Hertz, stockholder action by written consent, special meetings, business opportunities and waiver of Section 203 of the DGCL, Hertz's certificate of incorporation requires the approval of holders of at least two-thirds of the votes that Hertz stockholders are entitled to cast in an election of directors.

Amendment of By-laws	DTG's certificate of incorporation and DTG's by-laws provide that DTG's	Hertz's by-laws provide that an amendment, alteration or repeal of the

	Current Rights of DTG Stockholders	Rights of Hertz Stockholders Following the Merger

by-laws may be amended, altered or repealed by either a majority of the entire DTG board of directors or the holders of at least a majority of the voting power of DTG shares entitled to vote in an election of directors.

Hertz's by-laws generally requires approval of a majority of the Hertz board of directors. In addition, holders of a majority of the voting power of outstanding Hertz shares entitled to vote in an election of directors may amend, alter or repeal Hertz's by-laws, except that the amendment, alteration or repeal by Hertz stockholders of certain provisions of Hertz's by-laws relating to stockholders, board of directors, officers and amendments to Hertz's by-laws requires the approval of holders of at least two-thirds of the votes that Hertz stockholders are entitled to cast in an election of directors.

Corporate Opportunities

DTG's by-laws and DTG's certificate of incorporation are silent with respect to a waiver of corporate opportunities and DTG's rights to corporate opportunities are therefore governed by the applicable provisions of the DGCL, which provide that DTG has an interest or expectancy in specified business opportunities presented to the corporation or its officers, directors or stockholders.

Hertz's certificate of incorporation provides that its stockholders that are investment funds associated with or designated by investment funds associated with or designated by the Sponsors have no obligation to offer Hertz an opportunity to participate in business opportunities presented to the Sponsors or their respective officers, directors, agents, members, partners and affiliates even if the opportunity is one that Hertz might reasonably have pursued, and that neither the Sponsors nor their respective officers, directors, agents, members, partners or affiliates will be liable to Hertz or its stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of Hertz, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of Hertz.

Certain Business Combination Restrictions

Section 203 of the DGCL protects Delaware corporations with voting stock listed on a national securities exchange from hostile takeovers and from actions following such a takeover, by prohibiting some transactions once an acquiror has gained a significant holding in the corporation.

Hertz has opted out of Section 203 of the DGCL.
Section 203 of the DGCL generally prohibits "business combinations,"

Current Rights of DTG Stockholders	Rights of Hertz Stockholders Following the Merger

including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation's voting stock, within three years after the person or entity becomes an interested stockholder, unless: (1) the board of directors of the target corporation has approved, before the acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation's voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or (3) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized by the vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

A corporation may elect not to be governed by Section 203 of the DGCL. Neither the DTG certificate of incorporation nor the DTG by-laws contains the election not to be governed by Section 203 of the DGCL.

Therefore, DTG is governed by Section 203 of the DGCL.

LEGAL MATTERS

        The validity of the Hertz common stock to be issued in connection with the merger has been passed upon for Hertz by Debevoise & Plimpton LLP. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton LLP, is married to Joseph L. Rice, III, who is the Chairman of Clayton Dubilier & Rice, LLC, a manager of several of the investment funds associated with the Sponsors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

        The financial statements of Hertz Global Holdings, Inc. as of December 31, 2009 and 2008 and for each year in the three-year period ended December 31, 2009 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 (which is included in the "Management's Report on Internal Control Over Financial Reporting" section of the Annual Report on Form 10-K of Hertz Global Holdings, Inc. for the year ended December 31, 2009) incorporated in this Registration Statement by reference to such 10-K have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited financial information of Hertz Global Holdings, Inc. for the three- and six-month periods ended June 30, 2010 and 2009, incorporated by reference in this Registration Statement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated August 6, 2010 and May 5, 2010 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

        The consolidated financial statements and the related financial statement schedule of Dollar Thrifty Automotive Group, Inc. as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and incorporated by reference in this Form S-4, and the effectiveness of Dollar Thrifty Automotive Group, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information of Dollar Thrifty Automotive Group, Inc. for the three-month periods ended March 31, 2010 and 2009; and for the three- and six-month periods ended June 30, 2010 and 2009 which are incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, has applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for their reviews of such information. However, as stated in their reports included in Dollar Thrifty Automotive Group, Inc.'s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010 and March 31, 2010 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

 FUTURE STOCKHOLDER PROPOSALS

Hertz

        If the merger is completed, DTG stockholders will become stockholders of Hertz. Stockholder proposals intended to be included in Hertz's proxy statement and voted on at Hertz's regularly scheduled 2011 Annual Meeting of Stockholders must be received at Hertz's offices at 225 Brae Boulevard, Park Ridge, NJ 07656-0713, Attention: Corporate Secretary, on or before December 15, 2010. Applicable SEC rules and regulations govern the submission of stockholder proposals and Hertz's consideration of them for inclusion in next year's proxy statement and form of proxy.

        Pursuant to Hertz's by-laws, in order for any business not included in the proxy statement for the 2011 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to Hertz's corporate secretary. To be timely, such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than January 27, 2011 and no later than February 26, 2011, except that if the 2011 annual meeting of stockholders is held before April 27, 2011 or after August 5, 2011, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (1) the ninetieth day prior to the date of such annual meeting or (2) the tenth day following the day on which a public announcement of the date of such annual meeting is first made. The notice must contain the information required by Hertz's by-laws. A proxy may confer discretionary authority to vote on any matter at a meeting if Hertz does not receive notice of the matter within the time-frames described above. A copy of Hertz's by-laws is available upon request to the corporate secretary of Hertz at the address set forth above.

DTG

        If the merger occurs, there will be no DTG annual meeting of stockholders for 2011. In that case, stockholder proposals must be submitted to Hertz's corporate secretary in accordance with the procedures described above. In case the merger is not completed, DTG expects to hold a 2011 annual meeting of stockholders. In order to be considered for inclusion in the proxy statement and proxy for DTG's 2011 annual meeting of stockholders, if it is held at all, stockholder proposals would need to be received by the corporate secretary of DTG no later than December 29, 2010. In order for any business not included in the proxy statement and proxy for DTG's 2011 annual meeting of stockholders to be brought before the meeting, if held, by a stockholder entitled to vote at the meeting, the stockholder must give written notice of that business to DTG's corporate secretary not less than 90 nor more than 120 days before the DTG annual meeting of stockholders for 2011; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the DTG annual meeting of stockholders for 2011 is given or made to stockholders, then any such proposal will be considered timely if received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such nominations and proposals, including any accompanying supporting statement, should be addressed to: Corporate Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135. The notice of any such nomination or proposal must meet all other requirements contained in DTG's by-laws, a copy of which can be obtained from the corporate secretary of DTG at the address set forth above.

 OTHER MATTERS

        As of the date of this proxy statement/prospectus, the DTG board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus. If any other matters properly come before the special meeting, or any adjournment or postponement of the meeting, and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters. The individuals named as proxies intend to vote in accordance with the recommendation of the DTG board of directors.

WHERE YOU CAN FIND MORE INFORMATION

        Hertz has filed a registration statement with the SEC under the Securities Act that registers the distribution to DTG stockholders of the shares of common stock of Hertz to be issued in the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Hertz, DTG and the common stock of these companies. The rules and regulations of the SEC allow Hertz and DTG to omit some information included in the registration statement from this proxy statement/prospectus.

        In addition, Hertz (File No. 001-33139) and DTG (File No. 001-13647) file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Hertz and DTG, that file electronically with the SEC. The address of the site is http://www.sec.gov. Hertz's website address is http://www.hertz.com, and DTG's address is http://www.dtag.com. The information on Hertz's and DTG's respective websites is not a part of this proxy statement/prospectus.

        You can also inspect reports, proxy statements and other information about Hertz and DTG at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC allows Hertz and DTG to incorporate by reference information into this proxy statement/prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents listed below that Hertz and DTG have previously filed with the SEC (other than the portions of those documents not deemed to be filed). They contain important information about Hertz and DTG and their financial condition.

HERTZ FILINGS	PERIOD OR DATE FILED
Annual Report on Form 10-K	Year ended December 31, 2009
Proxy Statement on Schedule 14A	Filed April 9, 2010
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2010 and June 30, 2010
Current Reports on Form 8-K	Filed April 9, 2010, April 29, 2010, June 1, 2010, June 15, 2010, June 22, 2010, June 29, 2010, July 2, 2010 and July 20, 2010; the information filed pursuant to Items 8.01 and 9.01 of Form 8-K in the Current Report on Form 8-K filed on April 26, 2010; and the information filed pursuant to Items 8.01 and 9.01 of Form 8-K of Form 8-K in the Current Report on Form 8-K filed on June 9, 2010

The description of Hertz common stock set forth in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

DTG FILINGS	PERIOD OR DATE FILED
Annual Report on Form 10-K	Year ended December 31, 2009
Proxy Statement on Schedule 14A	Filed April 27, 2010
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2010 and June 30, 2010
Current Reports on Form 8-K	Filed February 26, 2010, April 14, 2010, April 26, 2010, April 29, 2010, May 4, 2010, May 14, 2010, June 14, 2010, June 23, 2010, July 6, 2010, July 19, 2010 and August 13, 2010; and the Current Report on Form 8-K filed on August 3, 2010 containing information filed pursuant to Items 8.01 and 9.01 of Form 8-K

The description of DTG common stock set forth in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

        Hertz and DTG hereby further incorporate by reference additional documents that either company may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting (other than the portions of those documents not deemed to be filed). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and certain Current Reports on Form 8-K that are "filed" with the SEC, as well as proxy statements.

        You can obtain any of the documents incorporated by reference in this proxy statement/prospectus through Hertz or DTG, as the case may be, or from the SEC through the SEC's website at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Hertz Global Holdings, Inc.	Dollar Thrifty Automotive Group, Inc.
225 Brae Boulevard	5330 East 31st Street
Park Ridge, New Jersey 07656-0713	Tulsa, Oklahoma 74135
Attention: Investor Relations	Attention: Investor Relations
Telephone: (201) 307-2000	Telephone: (918) 669-2119

        If you would like to request documents, please do so by September 7, 2010 to receive them before the special meeting. If you request any incorporated documents from Hertz or DTG, Hertz and DTG will mail them to you by first class mail, or another equally prompt means, within one business day after Hertz or DTG receives your request.

        Information contained in this proxy statement/prospectus regarding Hertz has been provided by, and is the responsibility of, Hertz and information contained in this proxy statement/prospectus regarding DTG has been provided by, and is the responsibility of, DTG. No one has been authorized to give you any other information, and neither Hertz nor DTG takes responsibility for any information that others may give you. This proxy statement/prospectus is dated August 16, 2010. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to DTG stockholders nor the issuance by Hertz of common stock in connection with the merger will create any implication to the contrary.

        If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.

Householding Information

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement/prospectus and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        In connection with the mailing of this proxy statement/prospectus, a number of brokers with account holders who are DTG stockholders will be "householding" the proxy statement/prospectus. A single proxy statement/prospectus will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement/prospectus, please notify your broker or contact DTG Investor Relations at (918) 669-2119. Stockholders who currently receive multiple copies of the proxy statement/prospectus at their address and would like to request "householding" of their communications should contact their broker.

ANNEX A—AGREEMENT AND PLAN OF MERGER

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
by and among
HERTZ GLOBAL HOLDINGS, INC.
HDTMS, INC.
AND
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
APRIL 25, 2010

A-i

A-ii

A-iii

A-iv

INDEX OF DEFINED TERMS

Adjusted Option	A-6
Advantage	A-41
Affiliate	A-55
Agreement	A-1
Antitrust Laws	A-11
Base Indenture	A-57
Book-Entry Share	A-2
business day	A-55
Canadian Fleet Securitization Program	A-55
Cash Consideration	A-2
CBC	A-11
Certificate	A-2
Certificate of Merger	A-1
Closing	A-1
Closing Date	A-1
Code	A-6
Commissioner	A-48
Company	A-1
Company Benefit Plan	A-56
Company Bylaws	A-8
Company Capital Stock	A-8
Company Certificate	A-8
Company Change of Recommendation	A-36
Company Common Stock	A-2
Company Competing Proposal	A-37
Company Credit Agreement	A-55
Company Disclosure Schedule	A-8
Company Exclusively Licensed Intellectual Property	A-19
Company Incentive Award	A-7
Company Indemnity Agreement	A-42
Company Insurance Contracts	A-21
Company Insurance Producers	A-17
Company Leased Real Property	A-19
Company Material Contract	A-18
Company Options	A-6
Company Owned Intellectual Property	A-19
Company Owned Real Property	A-19
Company Preferred Stock	A-8
Company Recommendation	A-11
Company Reserve Analyses	A-22
Company Restricted Stock Units	A-7
Company SEC Reports	A-11
Company Stockholder Approval	A-10
Company Stockholders Meeting	A-38
Company Takeover Transaction	A-51
Company Termination Fee	A-51
Competition Act	A-56
Confidentiality Agreement	A-39
Covered Employees	A-43
D&O Insurance	A-42
Deferred Compensation Plans	A-7
DGCL	A-1
Dissenting Shares	A-6
Divested Revenues	A-41
Divestiture Action	A-41
Effective Time	A-1
Encumbrances	A-9
Environmental Laws	A-21
ERISA	A-15
Exchange Act	A-7
Exchange Agent	A-3
Exchange Fund	A-3
Exchange Ratio	A-2
Favorable Terms	A-30
Form S-4	A-23
franchisees	A-22
GAAP	A-12
Governmental Authority	A-11
Hazardous Substances	A-21
HSR Act	A-11
HSR Approval	A-56
Incentive Award Exchange Ratio	A-6
Indebtedness	A-56
Indemnified Parties	A-41
Insurance Laws	A-17
Intellectual Property	A-20
Knowledge	A-56
Law	A-16
Lease	A-19
Leases	A-19
Material Adverse Effect	A-56
Medium Term Notes	A-57
Merger	A-1
Merger Consideration	A-2
Merger Sub	A-1
New Canadian Facility	A-30
Notice of Superior Proposal	A-36
Notice Period	A-36
NYSE	A-5
Offering Circulars	A-22
Parent	A-1
Parent Bylaws	A-24
Parent Capital Stock	A-24
Parent Certificate	A-24
Parent Common Stock	A-2
Parent Disclosure Schedule	A-23
Parent Preferred Stock	A-24

A-v

Parent SEC Reports	A-27
Parent Termination Fee	A-52
Parent Trading Price	A-5
Performance Share Award	A-7
Permitted Encumbrances	A-9
person	A-57
Proxy Statement	A-23
Release	A-21
Remedial Measures	A-21
Representatives	A-35
Restraints	A-47
Sarbanes-Oxley Act	A-12
SEC	A-11
Securities Act	A-11
Series 2006 Notes	A-30
Special Dividend	A-46
Special Dividend Per Share Amount	A-46
Stock Consideration	A-2
Subsidiary	A-57
Superior Proposal	A-37
Surviving Entity	A-1
Takeover Laws	A-11
Tax	A-14
Tax Return	A-14
Taxes	A-14
Termination Date	A-49
Total Consideration	A-23
Trade Secrets	A-20
Transaction Expenses	A-57
VEXCO MEA	A-45

A-vi

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 25, 2010, is by and among Hertz Global Holdings, Inc., a Delaware corporation ("Parent"), HDTMS, Inc. a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have (i) determined that it is in the best interests of their respective companies and their stockholders to consummate the merger of Merger Sub with and into the Company (the "Merger") and (ii) approved and declared advisable this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

ARTICLE I

THE MERGER

        SECTION 1.01    The Merger.     Upon the terms and subject to the conditions set forth herein, and in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL"), at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving entity in the Merger (the "Surviving Entity") and shall succeed to and assume all the rights and obligations of the Company and Merger Sub in accordance with the DGCL.

        SECTION 1.02    Consummation of the Merger; Effective Time.     The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on the second business day following the satisfaction or waiver by the party entitled to the benefit thereof, of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction, or waiver by the party entitled to the benefit thereof, at the Closing), or on such other date and at such other time as the parties may mutually agree, at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006. Upon the terms and subject to the conditions set forth herein, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a duly executed certificate of merger (the "Certificate of Merger"), as required by the DGCL. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and shall specify in the Certificate of Merger. The date on which the Closing occurs pursuant to this Section 1.02 is referred to herein as the "Closing Date" and the time the Merger becomes effective pursuant to this Section 1.02 is referred to herein as the "Effective Time".

        SECTION 1.03    Effects of the Merger.     The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL.

        SECTION 1.04    Certificate of Incorporation and Bylaws.     At the Effective Time and by virtue of the Merger, the Company Certificate shall be amended to be identical to the certificate of incorporation of

Merger Sub in effect immediately prior to the Effective Time, except (i) for Article FIRST, which shall read "The name of the corporation is Dollar Thrifty Automotive Group, Inc.", (ii) that the provisions of the certificate of incorporation of Merger Sub relating to the incorporator of Merger Sub shall be omitted and (iii) as otherwise required by Section 6.04(a), and as so amended shall be the amended and restated certificate of incorporation of the Surviving Entity until thereafter amended in accordance with applicable Law and this Agreement. At the Effective Time, the Company Bylaws shall be amended to be identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time, except as otherwise required by Section 6.04(a), and as so amended shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable Law and this Agreement.

        SECTION 1.05    Directors and Officers.     The directors of Merger Sub immediately prior to the Effective Time and the persons designated as officers by Parent in writing to the Company at least three business days prior to the Closing Date shall be the directors and officers, respectively, of the Surviving Entity, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Entity.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

        SECTION 2.01    Effect on Capital Stock.

        (a)   At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any holder of any of the following securities:

          (i)    subject to Section 2.02(e), each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares to be canceled in accordance with Section 2.01(a)(ii)) shall be converted into the right to receive:

            (A)   0.6366 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock," such shares of Parent Common Stock issued or issuable pursuant to this Section 2.01(a)(i)(A), the "Stock Consideration"); and

            (B)   an amount in cash equal to $32.80 minus the Special Dividend Per Share Amount (the "Cash Consideration," and together with the Stock Consideration, the "Merger Consideration").

          (ii)    each share of Company Common Stock that immediately prior to the Effective Time is owned by Parent, Merger Sub, the Company (as treasury stock or otherwise) or any of their respective Subsidiaries shall be canceled without any consideration being exchanged therefor; and

          (iii)   each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Entity.

        (b)   All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article II shall no longer be outstanding, and shall automatically be canceled and shall cease to exist, as of the Effective Time, and each certificate (each, a "Certificate") or book-entry share (each, a "Book-Entry Share") previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive the Merger Consideration (and cash in lieu of any fractional share of Parent Common Stock), into which the shares of Company Common Stock represented by such Certificate or Book-Entry Share shall have been converted pursuant to this

Section 2.01 and Section 2.02(e), as well as any dividends to which holders of Company Common Stock have become entitled in accordance with Section 2.02(c).

        (c)   If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization (but excluding any change that results from (i) the exercise of stock options or the conversion into Parent Common Stock or Company Common Stock of other equity awards relating to the Parent Common Stock or Company Common Stock or (ii) the grant of stock-based compensation to directors or employees of Parent or (other than any such grants not made in accordance with the terms of this Agreement) the Company or their respective Subsidiaries under Parent's or the Company's, as applicable, stock option or compensation plans or arrangements), the Merger Consideration shall be appropriately and proportionately adjusted to reflect such reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization.

        SECTION 2.02    Exchange of Certificates.

        (a)   Exchange Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, on behalf of Merger Sub, with a bank or trust company designated by Parent with the Company's prior consent, which consent shall not be unreasonably withheld or delayed (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock for exchange in accordance with this Article II through the Exchange Agent: (i) certificates representing the number of shares of Parent Common Stock that is sufficient to deliver, and Parent shall instruct the Exchange Agent to timely deliver, the aggregate Stock Consideration; (ii) immediately available funds sufficient to pay, and Parent shall instruct the Exchange Agent to timely pay, the aggregate Cash Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares of Parent Common Stock pursuant to Section 2.02(e)) and (iii) from time to time as needed, additional cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends and other distributions pursuant to Section 2.02(c) (such shares of Parent Common Stock and aggregate Cash Consideration, together with any dividends or other distributions with respect thereto with a record date after the Effective Time pursuant to Section 2.02(c) and any cash payments in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.02(e), being hereinafter referred to as the "Exchange Fund").

        (b)   Exchange Procedures. As promptly as practicable after the Effective Time, and in any event within five business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.01(a)(i): (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall have such other provisions as Parent and the Company may agree) and (ii) instructions for use in surrendering the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for certificates or book-entries representing shares of Parent Common Stock comprising the Stock Consideration portion of the Merger Consideration and cash comprising the Cash Consideration portion of the Merger Consideration, any dividends or other distributions to which holders of Certificates or Book-Entry Shares are entitled pursuant to Section 2.02(c) and cash in lieu of any fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.02(e). Upon surrender of a Book-Entry Share or a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and/or such other documents as may be reasonably required by the Exchange Agent, the holder of such Book-Entry Share or Certificate shall be entitled to receive in exchange therefor (A) a certificate or book-entry representing that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Book-Entry Shares or Certificates so surrendered and (B) a check for the cash that such holder is entitled to receive pursuant to the provisions of this Article II, including (1) the Cash Consideration portion of the Merger Consideration, (2) any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and (3) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e), and the Book-Entry Share or Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, (x) a certificate or book-entry representing that number of whole shares of Parent Common Stock comprising the Stock Consideration portion of the Merger Consideration and (y) a check for the proper amount of cash (1) comprising the Cash Consideration portion of the Merger Consideration, (2) comprising any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and (3) in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e), shall be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other Taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. The shares of Parent Common Stock constituting the Stock Consideration, at Parent's option, shall be in uncertificated book-entry form unless a physical certificate is requested by a holder of shares of Company Common Stock or is otherwise required under applicable Law. Until surrendered as contemplated by this Section 2.02(b), each Book-Entry Share and Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender, the Merger Consideration, any dividends or other distributions to which the holder of such Certificate is entitled pursuant to Section 2.02(c) and cash in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e). No interest will be paid or will accrue for the benefit of holders of shares of Company Common Stock on the Merger Consideration or on any other cash payable to holders of Company Common Stock pursuant to this Article II.

        (c)   Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Book-Entry Share or Certificate with respect to any shares of Parent Common Stock that the holder thereof has the right to receive upon the surrender thereof, and no cash payment in lieu of any fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.02(e), in each case, until the holder of such Book-Entry Share or Certificate shall surrender such Book-Entry Share or Certificate in accordance with this Article II. Following surrender of any Book-Entry Share or Certificate, there shall be paid to the holder thereof, without interest, (i) at the time of such surrender, in addition to all other amounts to which such holder is entitled under this Article II, the amount of dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time and paid with respect to Parent Common Stock prior to such surrender and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

        (d)   No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon the surrender for exchange of Book-Entry Shares or Certificates in accordance with the terms of this Article II (including any dividends or other distributions paid pursuant to Section 2.02(c) and cash paid in lieu of any fractional shares pursuant to Section 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Book-Entry Shares or Certificates, and at the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Subject to the last sentence of Section 2.02(f), if, at any time after the Effective Time, Book-Entry Shares or Certificates are presented to the Surviving Entity or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

        (e)   No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Book-Entry Shares or Certificates, no dividends or other distributions with respect to Parent Common Stock shall be payable on or with respect to any fractional share and no such fractional share will entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former holder of shares of Company Common Stock an amount in cash (rounded to the nearest whole cent) equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder and rounded to the nearest ten thousandth when expressed in decimal form) would otherwise be entitled by (B) the per share closing price of Parent Common Stock on the Closing Date (or, if such date is not a trading day, the trading day immediately preceding the Closing Date) on the New York Stock Exchange ("NYSE") (such price described in this clause (B), the "Parent Trading Price").

        (f)    Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock on the date that is twelve months after the Effective Time shall be delivered to Parent upon demand. Any holders of Book-Entry Shares or Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent with respect to the Merger Consideration, any dividends or other distributions with respect to shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock in accordance with this Article II. None of Parent, Merger Sub, the Company, the Surviving Entity or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of any fractional shares of Parent Common Stock or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of shares of Company Common Stock five years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claim or interest of any person previously entitled thereto.

        (g)   Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided, that (i) no such investment gains or losses thereon shall affect the amounts payable to the holders of shares of Company Common Stock pursuant to this Agreement, (ii) following any losses in the Exchange Fund, Parent shall promptly provide additional funds to the Exchange Agent to the extent such losses result in the amount of cash in the Exchange Fund being less than the amounts that remain payable to the holders of shares of Company Common Stock under this Agreement and (iii) such investments shall be in (A) short-term obligations of or guaranteed by the United States of America with maturities of no more than 30 days, (B) in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services, Inc. or Standard & Poor's Financial Services LLC, respectively or (C) short-term certificates of deposit with maturities of no more than thirty days or overnight bank repurchase agreements, in each case, of commercial banks with capital exceeding $5 billion (based on the most recent financial statements of such bank that are then publicly available). The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

        (h)   Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably requested by Parent, the posting by such person of a bond in such reasonable and customary amount as Parent may reasonably request as indemnity against any claim that may be made against it, the Surviving Entity or the Exchange Agent with respect to such Certificate, Parent shall cause the Exchange Agent to issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any dividends or other distributions to which the holder of such Certificate would be entitled pursuant to Section 2.02(c) and cash in lieu of any fractional share of Parent Common Stock to which such holder would be entitled pursuant to Section 2.02(e), in each case in accordance with the terms of this Agreement.

        (i)    Withholding. The Exchange Agent, Parent, the Company and the Surviving Entity shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Options or stock-based awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent, Parent, the Company or the Surviving Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of the Company Common Stock, Company Options or stock-based awards in respect of which such deduction and withholding was made.

        SECTION 2.03    Dissenters' Rights.     Notwithstanding any other provision contained in this Agreement, no shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a stockholder who has properly exercised such stockholder's appraisal rights in respect of such shares (any such shares being referred to herein as "Dissenting Shares") under Section 262 of the DGCL shall be converted into the right to receive the Merger Consideration as provided in Section 2.01 and instead shall be entitled to such rights as are granted by Section 262 of the DGCL (unless and until such stockholder shall have failed to timely perfect, or shall have effectively withdrawn or lost, such stockholder's right to dissent from the Merger under the DGCL) and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. The Company shall (i) give Parent prompt notice of any notice or demand for appraisal or payment for shares of Company Common Stock or any withdrawals of such demands received by the Company and (ii) give Parent the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands and not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate any such demands.

        SECTION 2.04    Stock Options and Other Stock-Based Awards.

        (a)   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each option to purchase shares of Company Common Stock granted to employees or directors of the Company or any of its Subsidiaries under any Company Benefit Plan that is outstanding immediately prior to the Effective Time (collectively, the "Company Options") shall be converted into an option (an "Adjusted Option") to purchase, on the same terms and conditions as applied to each such Company Option immediately prior to the Effective Time (taking into account any accelerated vesting of such Company Options in accordance with the terms thereof), the number of whole shares of Parent Common Stock that is equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Incentive Award Exchange Ratio (rounded down to the nearest whole share), at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the exercise price for each such share of Company Common Stock subject to such Company Option immediately prior to the Effective Time divided by the Incentive Award Exchange Ratio. For purposes of this Agreement, the "Incentive Award Exchange Ratio" shall be the sum of (x) plus (y), where (x) is the Exchange Ratio and (y) is the quotient of (i)(A) the Cash Consideration plus (B) the Special Dividend Per Share Amount divided by (ii) the Parent Trading Price.

        (b)   With respect to each grant of performance or performance unit share awards outstanding as of the Effective Time (each, a "Performance Share Award"), the holder thereof shall be entitled to receive in lieu of such Performance Share Award from Parent and Parent shall pay or cause to be paid to the holder thereof, as soon as reasonably practicable following the Effective Time and in any event within ten days thereafter, a lump sum cash payment equal to (x)(i) the Merger Consideration (valuing the stock portion of the Merger Consideration at the Parent Trading Price) plus (ii) the Special Dividend Per Share Amount multiplied by (y) the number of shares of Company Common Stock that would be delivered to the holder under such Performance Share Award if performance was achieved at the target level.

        (c)   As of the Effective Time, each restricted stock unit of Company Common Stock granted to any employee or director of the Company or any of its Subsidiaries under a Company Benefit Plan that is outstanding immediately prior to the Effective Time other than the Performance Share Awards (collectively, the "Company Restricted Stock Units," and together with the Company Options and the Performance Share Awards, each, a "Company Incentive Award") shall, by virtue of the Merger and without any action on the part of the holder thereof, immediately accelerate and vest, be cancelled and converted into the right of the holder thereof to receive from Parent, and Parent shall pay or cause to be paid to each such holder of Company Restricted Stock Units, as soon as reasonably practicable following the Effective Time and in any event within ten days thereafter, a lump sum cash payment equal to (x)(i) the Merger Consideration (valuing the stock portion of the Merger Consideration at the Parent Trading Price) plus (ii) the Special Dividend Per Share Amount multiplied by (y) the number of shares of Company Common Stock to which such holder's Company Restricted Stock Units pertain.

        (d)   All account balances outstanding as of the Effective Time under the Company's Amended and Restated Deferred Compensation Plan, Retirement Plan, 2009 Deferred Compensation Plan, Deferred Compensation Plan—Management 2010 and any individual deferral agreements with executive officers and directors (collectively, the "Deferred Compensation Plans") will be paid out in cash to participants therein by the Company at the Effective Time, or as soon as practicable thereafter (but in no event later than five days after the Effective Time) by the Surviving Entity, less any required withholding taxes.

        (e)   Parent shall take all actions reasonably necessary or appropriate to have available for issuance or transfer a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Adjusted Options. Promptly after the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent's obligations under this Section 2.04.

        (f)    Prior to the Effective Time, Parent and the Company shall each take all such steps as may be necessary or appropriate to cause any disposition of shares of Company Common Stock or conversion of any derivative securities in respect of such shares of Company Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), including any such actions specified in the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom, LLP.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as disclosed in the Company SEC Reports filed with or furnished to the SEC on or after January 1, 2008 and prior to the date hereof (excluding any cautionary language set forth in any risk factor section or forward-looking statements contained therein) or (ii) as disclosed in the disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent prior to the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article III, or to one or more of the Company's covenants contained herein, provided, however, that disclosure in any section of such schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is relevant to another Section of this Agreement, provided, further, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect on the Company), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        SECTION 3.01    Corporate Organization.     The Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing (to the extent such concepts are recognized in the applicable jurisdiction) under the Laws of its jurisdiction of organization. Each has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing (to the extent such concepts are recognized in the applicable jurisdiction), in each jurisdiction in which the nature of the business now conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. True, complete and correct copies of (i) the Certificate of Incorporation of the Company (the "Company Certificate") and the Fourth Amended and Restated Bylaws of the Company (the "Company Bylaws") and (ii) the certificate of incorporation and bylaws or other organizational or constitutive documents or governing instruments of each active and material Subsidiary of the Company, in each case as currently in effect, have previously been made available to Parent.

        SECTION 3.02    Capitalization.

        (a)   The authorized capital stock of the Company consists of 60,000,000 shares, par value $0.01 per share (the "Company Capital Stock"), which are divided into the following two classes: (i) 50,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of preferred stock (the "Company Preferred Stock"). As of the close of business on April 22, 2010, (A) 28,639,652 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Preferred Stock were issued and outstanding, (C) options to purchase 2,369,663 shares of Company Common Stock were outstanding under the Company Benefit Plans, (D) 96,820 Performance Share Awards were outstanding (i.e., at target levels) under the Company Benefit Plans and (E) 316,299 Company Restricted Stock Units were granted and remain outstanding under the Company Benefit Plans. As of the close of business on April 22, 2010, no shares of Company Capital Stock were reserved for issuance except for 3,321,916 shares of Company Common Stock reserved for issuance under the Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan (including in respect of outstanding stock options). Section 3.02(a) of the Company Disclosure Schedule sets forth a correct and complete list, as of April 21, 2010, of all of the outstanding Company Options, Performance Share Awards and Company Restricted Stock Units and, where applicable, with respect to each such Company Option, Performance Share

Award and Company Restricted Stock Unit, the holders, exercise prices, dates of grant, vesting schedules, expiration dates, performance periods, performance targets, and the Company plan, if any, under which such awards were granted. All of the issued and outstanding shares of Company Capital Stock have been, and all shares of Company Common Stock that may be issued prior to the Effective Time when issued will be, duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

        (b)   No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote in respect of the Company or any of its Subsidiaries are issued or outstanding.

        (c)   Except as set forth above in Section 3.02(a), none of the Company and its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments or agreements of any character (i) calling for the purchase, transfer or issuance of, or the payment of any amount based on, any shares of Company Capital Stock or capital stock of any of the Company's Subsidiaries, voting securities of or any other equity interests in the Company or any securities representing the right to purchase or otherwise receive any shares of Company Capital Stock, voting securities of or other equity interests in the Company or its Subsidiaries, (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such subscription, option, warrant, call, right, convertible or exchangeable security, "phantom" stock right, stock appreciation right, stock-based performance unit, commitment or agreement or (iii) giving any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of, or other equity interests in, the Company or any of its Subsidiaries.

        (d)   There are no contractual obligations of the Company or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or capital stock of any of the Company's Subsidiaries, voting securities of, or any other equity interests in the Company or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of Company Capital Stock, or any capital stock, voting securities of, or any other equity interests in the Company or any of its Subsidiaries or (ii) pursuant to which the Company or any of its Subsidiaries is or could be required to register shares of Company Capital Stock or other securities under the Securities Act.

        (e)   There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party relating to the voting of any Company Capital Stock, or any capital stock, voting securities of or any equity interests in the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries owns any shares of capital stock of or other voting or equity interests in (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other voting or equity interests in) any other person.

        (f)    All of the issued and outstanding shares of capital stock, voting securities of or other equity interests in each of the Company's Subsidiaries are owned by the Company, directly or indirectly, free and clear of any lien, mortgage, pledge, security interest, charge, restriction on transfer of title, adverse claim, title retention agreement, conditional sale agreement or other encumbrance of any kind ("Encumbrances"), other than Permitted Encumbrances, and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. For purposes of this Agreement, "Permitted Encumbrances" shall mean (A) liens for Taxes, assessments and other governmental charges not yet due and payable or, if due, not delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the financial statements of the Company in conformity with GAAP consistently applied, (B) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business consistent with past practice, in each case securing amounts no more than 30 days past due, (C) as of the date hereof, for purposes of this Article III and Section 5.01, liens arising under the documents listed on Section 3.02(f) of the Company Disclosure Schedule, (D) for purposes of Article IV, liens arising or permitted under the documents listed on Section 4.02(f) of the Parent Disclosure Schedule, (E) with respect to real property, easements, rights-of-way and other similar restrictions incurred in the ordinary course of business and (F) licenses of Intellectual Property in the ordinary course of business; provided, that no Permitted Encumbrance (i) shall materially interfere with the current use by the Company or any of its Subsidiaries of the assets, properties or rights affected thereby or (ii) has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        SECTION 3.03    Authority; No Violation.

        (a)   The Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the Merger), subject only to the requirement that this Agreement, the Merger and the other transactions contemplated by this Agreement be adopted and approved by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"). The Company Stockholder Approval is the only vote of the holders of any class or series of Company capital stock necessary to approve the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. No corporate proceedings on the part of the Company, other than the required receipt of the Company Stockholder Approval, are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by Parent and Merger Sub) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and subject to general principles of equity).

        (b)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of the Company Certificate, the Company Bylaws or the certificate of incorporation or bylaws or other organizational or constitutive documents or governing instruments of any material Subsidiary of the Company or (ii) assuming that the consents, approvals and filings referred to in Section 3.04 are duly obtained and/or made: (A) violate any Law applicable to the Company, its Subsidiaries or any of their respective properties or assets, (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, require any consent or approval of any person under, result in or permit the termination of or a right of termination or cancellation under, the acceleration of the performance required by, or other adverse change of any right or obligation under any provision of (x) the Medium Term Notes or the Canadian Fleet Securitization Program or any agreements related to any of the foregoing or (y) any other agreement or instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (C) result in the creation or imposition of any Encumbrance, other than Permitted Encumbrances, on any asset of the Company or any of its Subsidiaries, except, in the case of the foregoing clause (ii) only, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        (c)   The Company Board of Directors, at a meeting duly called and held, duly adopted resolutions: (i) declaring that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and the Company's stockholders, (ii) approving this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) directing that the adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt this Agreement, the Merger and the other transactions contemplated by this Agreement (the "Company Recommendation"). Assuming the representations and warranties set forth in Section 4.13 are true and correct, no state "fair price", "moratorium", "control share acquisition" or similar anti-takeover statute or regulation (including Section 203 of the DGCL) (collectively, "Takeover Laws") is applicable to the Merger or any of the other transactions contemplated by this Agreement.

        SECTION 3.04    Consents and Approvals.     No consent, approval, order, notification or authorization of, action, nonaction by or in respect of, waiver, clearance, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, securities exchange, commission or authority (each, a "Governmental Authority") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for those required under or in relation to: (a) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), including the HSR Approval; (b) the applicable requirements of the Competition Act as enforced by the Competition Bureau of Canada (the "CBC"), including the CBC Approval; (c) any applicable requirements of any other U.S. or foreign competition, antitrust or merger control Laws listed on Section 3.04(c) of the Company Disclosure Schedule (such Laws, including the Competition Act and the HSR Act, the "Antitrust Laws"); (d) the filings pursuant to the Exchange Act: (i) in connection with the Company Stockholder Approval (including, but not limited to, the proxy requirements) and (ii) such other Exchange Act reports as may be required in connection with this Agreement and the transactions contemplated hereby; (e) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (f) the filing of the insurance regulatory approvals listed on Section 3.04(f) of the Company Disclosure Schedule; (g) approval of the airport authorities listed on Section 3.04(g) of the Company Disclosure Schedule with respect to the corresponding airport concessions, licenses and leases listed on Section 3.04(g) of the Company Disclosure Schedule and (h) those which if not obtained or made would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        SECTION 3.05    Company SEC Reports; Financial Statements; No Undisclosed Liabilities; Internal Controls.

        (a)   Since January 1, 2008, the Company has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC"), all of which have complied as of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, the date of the last such amendment or superseding filing, in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act. None of the forms, reports or documents filed by the Company with the SEC since such date (the "Company SEC Reports"), or that will be filed with the SEC after the date hereof, including any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of a registration statement, as of its effective date) or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   The financial statements of the Company included or incorporated by reference in the Company SEC Reports (including the related notes and schedules) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject, in the case of unaudited financial statements, to normal year-end audit adjustments), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with published rules and regulations of the SEC with respect thereto and (iv) have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been and are being maintained in all material respects in accordance with GAAP.

        (c)   None of the Company or any of its Subsidiaries has any liability or obligation of any nature whatsoever (whether absolute, accrued, known or unknown, contingent or otherwise and whether due or to become due) that is required to be set forth on a balance sheet prepared in accordance with GAAP, except for those liabilities and obligations: (i) that are reflected or reserved against in the Company's consolidated balance sheet dated as of December 31, 2009 included in the Company SEC Reports, including any notes thereto, (ii) arising out of this Agreement and (iii) incurred in the ordinary course of business consistent with past practice since December 31, 2009, which would not be prohibited by this Agreement and that have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        (d)   The Company has designed a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and such system is effective at the reasonable assurance level. The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) designed to ensure that material information relating to the Company and its consolidated Subsidiaries is made known to the Company's management as appropriate to allow timely decisions regarding required disclosure and such controls and procedures are effective in ensuring such disclosures and communications, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's outside auditors and the audit committee of the Company's Board of Directors (and made summaries of such disclosures available to Parent): (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. Each of the Company and its Subsidiaries has substantially addressed any such deficiency, material weakness or fraud. As of the date hereof, there is no reason to believe that the Company's outside auditors, chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when required.

        (e)   Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder (the "Sarbanes-Oxley Act") with respect to the Company SEC Reports, and the statements contained in such certifications were true and correct on the date such certifications were made. For purposes of this Section 3.05(e) and Section 4.05(e) "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any of its Subsidiaries has outstanding "extensions of credit" or has arranged any outstanding "extensions of credit" to directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act.

        (f)    Since January 1, 2008, (i) none of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, officers, employees, auditors, accountants or Representatives has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company, its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to the chief executive officer or general counsel of the Company in accordance with Section 307 of the Sarbanes-Oxley Act.

        SECTION 3.06    Absence of Certain Changes or Events.

        (a)   Since December 31, 2009 and prior to the date hereof, no change, effect, event, circumstance, occurrence, state of facts or development (or with respect to any change, effect, event, circumstance, occurrence, state of facts or development existing prior to December 31, 2009, any worsening thereof) has occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        (b)   Since December 31, 2009 and prior to the date hereof, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with past practice, except for the negotiation, execution, delivery and performance of this Agreement.

        (c)   Since December 31, 2009 and prior to the date hereof, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.

        SECTION 3.07    Legal Proceedings.     There is no suit, action, claim, proceeding or investigation by or before any Governmental Authority or arbitrator pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or to which any of their respective properties or assets are subject that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company (in each case, if adversely determined). There is no judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Authority involving, the Company or any of its Subsidiaries or any of their respective properties or assets that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        SECTION 3.08    Taxes and Tax Returns.

        (a)   The Company and each of its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns required to be filed by it (all such returns being true, correct and complete in all material respects). The Company and each of its Subsidiaries has paid all material Taxes due and payable, whether or not shown as due on any Tax Return, or has made a provision for the payment of all material Taxes that are due or claimed to be due from it by federal, state, foreign or local taxing authorities (other than Taxes that are not yet delinquent or are being contested in good faith). There is no proceeding, audit or written claim pending or proposed with respect to any material Taxes of the Company or any of its Subsidiaries. None of the Company or its Subsidiaries has received any written notice from any taxing authority to the effect that such authority intends to conduct an audit or investigation of any material Tax matter. There are no material disputes pending, or claims asserted in writing, for Taxes or assessments upon the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement (i) between or among the Company or any of its Subsidiaries or (ii) not primarily related to Taxes, and in either case entered into in the ordinary course of business). Within the past two years, none of the Company or any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code. None of the Company or any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

        (b)   As used in this Agreement, the term "Tax" or "Taxes" means (i) all federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, occupation, service, stamp, value added, backup withholding and other taxes, charges, levies or like assessments, together with all penalties and additions to tax and interest thereon, and (ii) any liability for Taxes described in clause (i) above under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law).

        (c)   As used in this Agreement, the term "Tax Return" means a report, return or other information (including any amendments) required to be supplied to a Governmental Authority with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of its Subsidiaries.

        (d)   As of the date hereof, none of the Company or any of its Subsidiaries has executed (or had executed on its behalf) any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or Tax Returns.

        (e)   All material Taxes which the Company or any of its Subsidiaries has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been duly and timely paid to the proper taxing authority.

        (f)    There are no liens for Taxes upon any assets of the Company or any of its Subsidiaries other than Permitted Encumbrances.

        (g)   No jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return has made a claim in writing that the Company or any of its Subsidiaries is required to file a Tax Return for such jurisdiction.

        (h)   The Company and each of its Subsidiaries has maintained the books and records required to be maintained pursuant to Section 6001 of the Code and the rules and regulations thereunder, and comparable laws, rules and regulations of the countries, states, counties, provinces, localities and other political divisions wherein it is required to file material Tax Returns and other reports relating to Taxes (or such books and records have been maintained on the Company's or such Subsidiary's behalf).

        (i)    None of the Company or its Subsidiaries has (i) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or non-U.S. law that is currently in effect; (ii) extended the time within which to file any Tax Return (other than an automatic extension not requiring the consent of any taxing authority), which Tax Return has since not been filed; or (iii) granted to any person any power of attorney that is currently in force with respect to any Tax matter.

        (j)    None of the Company or its Subsidiaries has agreed to, requested, or is required to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) by reason of a change in accounting method or otherwise, which adjustments would apply after the Merger.

        (k)   All elections made under Treasury Regulation Section 301.7701-3 for the Company and its Subsidiaries are set forth on Section 3.08(k) of the Company Disclosure Schedule.

        (l)     Neither the Company nor any Subsidiary has outstanding any material deferred intercompany gain or loss either under United States federal income tax law or under any similar state, local or non-United States tax law.

        (m)  The Company and its domestic Subsidiaries have operated their "like kind exchange" program in accordance with the requirements of Section 1031 of the Code and the Treasury Regulations promulgated thereunder pursuant to one or more "safe harbors" described in Treasury Regulation Section 1.1031(k)-1(g) and Revenue Procedure 2003-39.

        SECTION 3.09    Employee Matters.

        (a)   Section 3.09(a) of the Company Disclosure Schedule sets forth a complete and correct list of all material Company Benefit Plans. None of the Company Benefit Plans listed on Section 3.09(a) of the Company Disclosure Schedule is a "multiemployer plan" as defined in Section 3(37) of the Employee Retirement Income Security Act ("ERISA") or a "multiple employer" plan within the meaning of Section 4064 of ERISA.

        (b)   Each of the Company Benefit Plans intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service and, to the Knowledge of the Company, there are no existing circumstances or events that would reasonably be expected to adversely affect the qualified status of any Company Benefit Plan.

        (c)   None of the Company Benefit Plans is subject to Title IV or Section 302 of ERISA or Section 412 of the Code and neither the Company nor any of its Subsidiaries has maintained a plan subject to such Laws in the past six years.

        (d)   [intentionally omitted]

        (e)   There are no pending legal proceedings which have been asserted or instituted or, to the Knowledge of the Company, have been threatened against any of the Company Benefit Plans, or the assets of any such plan with respect to the operation of any such plan (other than routine claims for benefits).

        (f)    Each of the Company Benefit Plans has been maintained and administered in material compliance with its terms and provisions of applicable Law.

        (g)   No Company Benefit Plan or other arrangement provides medical or death benefits (whether or not insured) with respect to current or former employees of the Company beyond their retirement or other termination of employment except as required by Section 4980B of the Code.

        (h)   Since December 31, 2009 there has been no amendment to any Company Benefit Plan, nor, to the Knowledge of the Company, has the Company or any of its Subsidiaries communicated to any current or former employee any binding commitment to amend or modify any Company Benefit Plan or to establish or implement any other employee or retiree benefit or compensation arrangement, in either case that would materially increase the cost or expense of the Company Benefit Plans to the Company and its Subsidiaries.

        (i)    The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (alone or in combination with any other event) result in (i) an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any current or former employee, officer, director or independent contractor of the Company or any Subsidiary or (ii) any new or increased or accelerated funding obligation with respect to any Company Benefit Plan.

        (j)    Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (alone or in combination with any other event) entitle any current or former employee, officer or director of the Company or its Subsidiaries to severance pay or any other payment or result in any payment to any "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G(1)) that could reasonably be construed, individually or in combination with any other such payment, to constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

        SECTION 3.10    Labor Relations.

        (a)   None of the Company or any of its Subsidiaries is a party to any labor or collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company or any of its Subsidiaries.

        (b)   Since January 1, 2009, there have not been any material (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) grievances or other labor disputes pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

        (c)   Since January 1, 2009, there have not been any material complaints, charges or claims (including settled claims) against the Company or any of its Subsidiaries pending, or, to the Knowledge of the Company, threatened to be brought or filed with any Government Authority in connection with the employment, termination of employment, compensation or employee benefits of any individual.

        (d)   Since January 1, 2009, the Company has been in compliance with all applicable Laws relating to employment, equal employment opportunity (including Laws prohibiting employment discrimination, harassment or retaliation), wages, hours, leaves, workers' compensation, disability, occupational health and safety, immigration, collective bargaining, secondment, contractors and temporary employees, other employment terms and conditions, and plant closings and layoffs (including the Worker Adjustment and Retraining Notification Act), except for such non-compliance as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        SECTION 3.11    Compliance with Applicable Law.

        (a)   The Company and each of its Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as currently conducted, which are being operated in compliance therewith, and all such licenses, franchises, permits and authorizations are in full force and effect, except for such licenses, franchises, permits and authorizations the failure of which to possess or be in full force and effect or to be complied with has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Since January 1, 2008, the Company and each of its Subsidiaries has been in compliance with and is not in default or violation of any statute, law, ordinance, rule, regulation, order, judgment or decree of a Governmental Authority (each, a "Law") applicable to the Company and its Subsidiaries, the properties and assets of the Company and its Subsidiaries and the business of the Company and its Subsidiaries taken as a whole, except to the extent any non-compliance with any such Law has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        (b)   Other than any agreement or understanding of a commercial nature under which the Company or any of its Subsidiaries provide goods or services to a Government Authority, none of the Company or any of its Subsidiaries is operating under any agreement or understanding with any Government Authority which in any way restricts its authority to conduct its business or requires it to take, or refrain from taking, any action relating to the conduct of its business otherwise permitted by Law, except as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        SECTION 3.12    Compliance with Insurance Laws.

        (a)   Except to the extent such non-compliance has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (i) the business, activities and operations of the Company and each of its Subsidiaries have been conducted in compliance with all applicable insurance statutes, regulations, orders, decrees, rules, pronouncements, ordinances, bulletins, market conduct recommendations, licensing requirements, writs, injunctions, directives, judgments, settlement agreements, principles of common law, constitutions and treaties enacted, promulgated, issued, enforced or entered by any Governmental Authority regulating the business, activities or operations of the Company and each of its Subsidiaries (collectively, "Insurance Laws"), and (ii) each of the Company and its Subsidiaries and their respective Affiliates, insurance producers, agencies, agents, managing general agents, wholesalers, brokers, solicitors, adjusters, customer representatives and franchisees (collectively, the "Company Insurance Producers") has marketed, sold and issued their respective products in compliance with applicable Insurance Laws and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (x) all applicable Insurance Law prohibitions against "redlining" or withdrawal of business lines, (y) all applicable requirements relating to disclosures to customers and insured and (z) all applicable requirements relating to insurance product projections and illustrations.

        (b)   Since January 1, 2008, each Company Insurance Producer that was or is required to hold a permit, certification, approval, registration, consent, authorization, franchise, variance, exemption or order issued by a Governmental Authority to write, sell or produce insurance products for or on behalf of the Company or any of its Subsidiaries was duly licensed and appointed as required by applicable Law in the particular jurisdiction in which and at the time that such Company Insurance Producer wrote, sold or produced business, except to the extent such non-compliance has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        SECTION 3.13    Certain Contracts.

        (a)   Except for agreements, contracts, leases, licenses, arrangements or commitments to which the Company or any of its Subsidiaries have filed in unredacted form as exhibits to the Company SEC Reports filed prior to the date hereof, Section 3.13 of the Company Disclosure Schedule sets forth a true, complete and correct list of each agreement, contract, lease, license, arrangement or commitment to which the Company or any of its Subsidiaries is a party or by which it is bound or restricted:

          (i)    that is a partnership, limited liability company, joint venture or similar agreement that is material to the business of the Company and its Subsidiaries taken as a whole;

          (ii)    pursuant to which any of the Company or any of its Subsidiaries has created, incurred or assumed any Indebtedness or assumed, guaranteed, endorsed or otherwise become liable or responsible for the Indebtedness or other obligation of any other person or entity, and all material agreements related to any such Indebtedness or other obligation, including, without limitation, any agreement creating or governing any Encumbrance on any asset of the Company or any of its Subsidiaries to secure such Indebtedness or other obligation;

          (iii)   pursuant to which the Company or any of its Subsidiaries has an obligation to make an investment in or loan to any other person or entity;

          (iv)   pursuant to which the Company or any of its Subsidiaries has purchased, licensed or sold, during calendar year 2009, goods, equipment (including vehicles) or services that involved payment by or to the Company and its Subsidiaries in excess of $5,000,000 during such period or that provides for payments in excess of such amount over the remaining term of such agreement (in each case, whether under a single agreement or a series of related agreements);

          (v)   that is a concession, operating or lease agreement or license, rental or occupancy agreement, installment or conditional sale agreement or any other contract affecting the ownership of, leasing of, title to or other interest in any real property, tangible personal property or any concession, in each case, involving payment by or to the Company and its Subsidiaries in excess of $5,000,000 during any twelve-month period;

          (vi)   that is a general sales agency, travel agency or tour operator contract that is material to the business of the Company and its Subsidiaries taken as a whole;

          (vii)  that contains covenants restricting or limiting the ability of the Company, its Subsidiaries or any of their respective Affiliates (including any such agreement that by its terms would purport to apply to Parent and its Subsidiaries from and after the Closing) to engage in any line of business anywhere in the world (including any covenant not to compete or to conduct business on an exclusive or preferential basis with a third party) or which could require the disposition of any material assets or line of business of the Company or its Affiliates (including any such agreement that by its terms would purport to apply to Parent and its Subsidiaries from and after the Closing), other than those that may be canceled by the Company or its Subsidiary party thereto upon 60 days notice or less without payment or penalty;

          (viii)   to which any of the Company's Affiliates (other than the Company and its Subsidiaries) is a party and which benefits the Company or any of its Subsidiaries, including non-competition and confidentiality agreements;

          (ix)   that contains any indemnification rights or obligations, or credit support relating to such indemnification rights or obligations, other than any of such indemnification rights or obligations incurred in the ordinary course of business;

          (x)   any agreement relating to any interest rate, derivatives or hedging transaction;

          (xi)   any agreement or series or related agreements, including any option agreement, relating to the acquisition or disposition of any business, capital stock or assets (whether by merger, sale of stock, sale of assets or otherwise) that is material to the Company and its Subsidiaries taken as a whole; or

          (xii)    that is a settlement or similar agreement with any Governmental Authority or an order or consent of a Governmental Authority to which the Company or any of its Subsidiaries is subject involving future performance by the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries taken as a whole.

Each agreement, contract, plan, lease, license, arrangement or commitment that is required to be (1) filed with the Company SEC Reports or (2) set forth on Section 3.13 of the Company Disclosure Schedule, is referred to herein as a "Company Material Contract."

        (b)   Except as have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each Company Material Contract is in full force and effect and is (i) a valid and binding obligation of the Company or its Subsidiary that is a party thereto and (ii) to the Knowledge of the Company, a valid and binding obligation of each other party thereto. None of the Company or any of its Subsidiaries that is a party to any Company Material Contract is in, or alleged to be in, material breach thereof or material default thereunder, and no event or circumstance has occurred that, with or without the giving of notice or the lapse of time or both, would constitute such a material breach or default or result in the termination of or a right of termination or cancellation thereunder, accelerate the performance or obligations required thereby, or result in the loss of any benefit thereunder. None of the Company or any of its Subsidiaries has provided or received any notice of any intention to terminate any Company Material Contract. To the Knowledge of the Company, no other party to any Company Material Contract is in material breach thereof or in material default thereunder and no event or circumstance has occurred that, with the giving of notice or the lapse of time or both, would constitute such a material breach or default or result in the termination of or a right of termination or cancellation thereunder, accelerate the performance or obligations required thereby, or result in the loss of any benefit thereunder.

        SECTION 3.14    Property.     Section 3.14(a) of the Company Disclosure Schedule sets forth (i) the address of each parcel of real property owned by the Company or its Subsidiaries ("Company Owned Real Property"), (ii) the address or the airport location of all material leasehold or subleasehold estates, and concessions or other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by or for the Company or its Subsidiaries (the "Company Leased Real Property"). Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, the Company or its Subsidiaries have made available (or within 10 Business Days following the date hereof will make available) to Parent correct and complete copies of all material instruments, licenses and agreements, together with all amendments, modifications, extensions and supplements thereto, granting to the Company or its Subsidiaries, leasehold interests, concession or operating rights with respect to the Company Leased Real Property (each, a "Lease", and collectively, the "Leases"). Each Lease grants the tenant thereunder the exclusive right to use and occupy the premises and the tenant enjoys peaceful and undisturbed possession thereon, except as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its Subsidiaries have not subleased, licensed or otherwise granted any person the right to use or occupy such Company Owned Real Property or Company Leased Real Property or any portion thereof. The Company and its Subsidiaries have such good, valid and marketable fee simple title to, or such legal, binding and valid rights by lease, license, other agreement or otherwise to use, all assets and properties (in each case, free and clear of all Encumbrances other than Permitted Encumbrances) necessary and desirable to enable the Company and its Subsidiaries to conduct their business as currently conducted, except as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. All buildings, structures, fixtures and other improvements on the Company Owned Real Property and the Company Leased Real Property are in good condition and are in all material respects adequate to operate the business as currently conducted, except as have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Leases, neither the Company nor its Subsidiaries owns, holds, has granted or is obligated under any option, right of first offer, right of first refusal or other contractual right to sell or dispose of the Company Owned Real Property or the Company Leased Real Property or any portion thereof or interest therein.

        SECTION 3.15    Airport Concessions, Licenses and Leases.     Except as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each airport concession, license or lease to which the Company or any of its Subsidiaries is a party as a concessionaire grants to the Company or one of its Subsidiaries (a) the right to use and occupy the counter areas in terminals or consolidated rental car facilities on an exclusive basis, together with such areas as may be designated for rental car operations and related parking areas designated therein and (b) the non-exclusive right to use and occupy such other areas of the applicable airport as may be necessary or convenient for the operation of the Company or its Subsidiary's business at such airport.

        SECTION 3.16    Intellectual Property/Information Technology.     Section 3.16 of the Company Disclosure Schedule sets forth a true and complete list of (i) all Intellectual Property that is owned by the Company or any of its Subsidiaries (the "Company Owned Intellectual Property") that is registered or subject to an application for registration or that is otherwise material to the business of the Company and its Subsidiaries taken as a whole and (ii) material Intellectual Property that the Company or one of its Subsidiaries is licensed or otherwise permitted by other persons to use, including, without limitation, all Intellectual Property exclusively licensed to the Company or any of its Subsidiaries (the "Company Exclusively Licensed Intellectual Property"). Except as have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company,

(A) the Company or any of its Subsidiaries has the exclusive title to the Company Owned Intellectual Property that is registered or subject to an application for registration, free and clear of all Encumbrances other than Permitted Encumbrances, (B) all Company Owned Intellectual Property that is registered or subject to an application for registration is subsisting, valid and enforceable, (C) the Company or one of its Subsidiaries owns, or is licensed or otherwise permitted to use (in each case, free and clear of all Encumbrances other than Permitted Encumbrances) all Intellectual Property used or held for use in the business of the Company and its Subsidiaries taken as a whole, (D) the use of any Intellectual Property by the Company or its Subsidiaries (x) does not, to the Knowledge of the Company, infringe on or otherwise violate the rights of any person in respect of any Intellectual Property and (y) is in accordance with any applicable agreement pursuant to which the Company or any of its Subsidiaries possesses the right to use any Intellectual Property, (E) none of the Company or its Subsidiaries has received during the past three years preceding the date hereof any written notice of any threatened claim with respect to any Intellectual Property used or held for use in the business of the Company and its Subsidiaries (including, but not limited to, any cancellation, opposition or other action before an intellectual property registry), (F) to the Knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or its Subsidiaries with respect to any Company Owned Intellectual Property or any Company Exclusively Licensed Intellectual Property, (G) neither the Company nor any of its Subsidiaries has during the past three years preceding the date hereof asserted or threatened to assert any claims of infringement or other violations of its rights in or to the Company Owned Intellectual Property or the Company Exclusively Licensed Intellectual Property and (H) to the Knowledge of the Company, no Company Owned Intellectual Property is being used or enforced in a manner that could reasonably be expected to result in the abandonment, cancellation or unenforceability of such Company Owned Intellectual Property. The Company and its Subsidiaries have timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Company Owned Intellectual Property that is registered or subject to an application for registration. Each of the Company and its Subsidiaries has taken actions reasonably necessary to maintain the secrecy of all trade secrets which constitute Company Owned Intellectual Property to the extent used or held for use in the business of the Company and its Subsidiaries. Except as have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, to the Knowledge of the Company, each of the Company and its Subsidiaries is in compliance with all applicable Laws pertaining to information privacy and security. For purposes of this Agreement, "Intellectual Property" means all trademarks, service marks, trade names, brand names, Internet domain names, logos, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations or applications for registration in any jurisdiction, foreign or domestic, of the foregoing and any extensions, modifications or renewals thereof; designs, industrial models, all patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction, foreign or domestic; all nonpublic information, processes, product specifications, formulae, trade secrets, inventions, know-how, databases and other confidential information (collectively, "Trade Secrets") and rights in any jurisdiction, foreign or domestic, to limit the use or disclosure thereof by any person; all writings and other published or unpublished works of authorship, whether copyrightable or not (including computer software, source code and object code versions thereof and all related documentation), in any jurisdiction, foreign or domestic; all copyrights, any registrations or applications for registration thereof in any jurisdiction, foreign or domestic, and any extensions, modifications or renewals thereof; and all similar intellectual property or proprietary rights.

        SECTION 3.17    Environmental Liabilities.     Except as have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company:

          (a)   The Company and each of its Subsidiaries currently is and since January 1, 2005, has been in compliance with all applicable Environmental Laws.

          (b)   The Company and each of its Subsidiaries has obtained and currently possesses all permits required under applicable Environmental Laws.

          (c)   None of the Company or its Subsidiaries has received any written notice or claim against it alleging a Release or the presence of Hazardous Substances or violation of or liability under any Environmental Laws at any location owned, leased or in control of the Company or any of its Subsidiaries, other than such notices or claims that have been resolved in all respects.

          (d)   None of the Company or its Subsidiaries (i) is or may be liable to any person or entity under any applicable Environmental Law as a result of a Release or threatened Release of any Hazardous Substance at any location owned, leased or in the control of the Company or any of its Subsidiaries or the exposure to Hazardous Substances generated by the Company or any of its Subsidiaries or (ii) is potentially responsible for Remedial Measures at any location, other than such notices or claims that have been resolved in all respects. None of the Company or its Subsidiaries has received any written notice or claim alleging any of the foregoing.

          (e)   None of the Company or its Subsidiaries is a party to any pending judicial or administrative proceedings or, to the Knowledge of the Company, the subject of any investigations or threatened proceedings by any Governmental Authority or person, pursuant to any Environmental Laws.

          (f)    For purposes of this Agreement, the following terms shall have the meanings assigned below:

            (i)     "Environmental Laws" shall mean any and all Laws, including common law, regulating or imposing liability or standards of conduct concerning pollution or protection of human health or the environment, including surface water, groundwater, ambient air, surface or subsurface soil, natural resources or wildlife habitat.

            (ii)    "Hazardous Substances" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, chemicals, solid wastes, hazardous wastes, toxic substances, asbestos, pollutants or contaminants defined as such in or regulated under any applicable Environmental Law.

            (iii)   "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Substances (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Substances) into the environment.

            (iv)   "Remedial Measures" shall mean any measures or actions required or undertaken to investigate, monitor, clean up, remove, treat, prevent, contain or otherwise remediate the presence or Release of any Hazardous Substance.

        SECTION 3.18    Insurance Matters.

        (a)   Section 3.18(a) of the Company Disclosure Schedule lists all material policies and other forms of insurance, reinsurance and similar arrangements (including policies providing coverage with respect to so-called vicarious liability Laws) insuring the Company and its Subsidiaries and their respective assets, properties and operations (the "Company Insurance Contracts"). All such Company Insurance Contracts are in full force and effect. All premiums due and payable under all Company Insurance Contracts covering all periods up to and including the date hereof have been paid, and neither the Company nor any of its Subsidiaries is otherwise in material breach or default (including any such breach or default with respect to the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default of the Company or any of its Subsidiaries, or permit termination or modification by the insurance carrier, under any Company Insurance Contract. There is no material claim pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. The Company has not received notice of and, to the Knowledge of the Company, there has been no threatened termination of, or material premium increase with respect to, any of such policies. Since January 1, 2008, neither the Company nor any of its Subsidiaries has received any written notice to the effect that (i) the financial condition of any insurer or reinsurer party to any Company Insurance Contract is materially impaired with the result that a default thereunder may reasonably be anticipated or (ii) there is a dispute with respect to any material amounts recoverable or payable by the Company or any of its Subsidiaries pursuant to any Company Insurance Contract.

        (b)   Prior to the date of this Agreement, the Company has made available to Parent a true and complete copy of the material reports listed on Section 3.18(b) of the Company Disclosure Schedule that have been prepared by actuaries, independent or otherwise, with respect to the insurance reserves of or the policies issued by the Company or any Subsidiary of the Company since January 1, 2008, in each case, along with all material attachments, addenda, supplements and modifications thereto (such reports, together with any other similar material reports prepared prior to the date hereof, the "Company Reserve Analyses"). Each Company Reserve Analysis was based upon, in all material respects, an accurate inventory of insurance policies in force and self-insured risks for the Company and any Subsidiaries of the Company, as the case may be, at the relevant time of preparation and was prepared in conformity with generally accepted actuarial principles in effect at such time, consistently applied (except as may be noted therein).

        (c)   Section 3.18(c) of the Company Disclosure Schedule identifies each type of insurance offered by the Company or its Subsidiaries or their respective Affiliates and franchisees to renters of rental vehicles.

        SECTION 3.19    Franchise Matters.

        (a)   To the Knowledge of the Company, each franchisee, licensee, operator and dealer (collectively, "franchisees") of the Company and its Subsidiaries operates, and since January 1, 2008 has operated, substantially in accordance with the policies, procedures and guidelines of the Company and its Subsidiaries as the same may be, or have been, in effect from time to time. There is no pending or threatened dispute between any franchisee on the one hand, and the Company and its Subsidiaries on the other hand, that is material to the Company and its Subsidiaries, taken as a whole.

        (b)   The Company has made available to Parent a true and complete copy of the franchise disclosure document and other disclosure statements of the Company or of any of its Subsidiaries in connection with its sale of franchises or licenses to subfranchisors and franchisees (the "Offering Circulars"), which are current as of the date hereof. As of the dates of the respective offerings under such Offering Circulars: (i) such documents complied with the requirements of the Federal Trade Commission Act of 1914, as amended, to the extent applicable, and all applicable Laws, except, as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, and (ii) none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        SECTION 3.20    Vehicle Purchases and Leases.     Section 3.20 of the Company Disclosure Schedule sets forth each outstanding vehicle purchase or lease order placed by the Company or any of its Subsidiaries with vehicle manufacturers or any other person as of the date hereof, specifying (i) the date of the relevant order, (ii) the number, type and year model of the vehicles covered by such order, (iii) the purchase price per vehicle, (iv) the expected date of delivery thereof and (v) whether each such vehicle is subject to a vehicle repurchase program.

        SECTION 3.21    Business Activities.     Each of Rental Car Finance Corp., Dollar Thrifty Automotive Group Canada Inc. and TCL Funding Limited Partnership is engaged solely in (x) the business of acquiring, selling, leasing, financing or refinancing vehicles owned or operated by, or leased or rented to or by, the Company or any of its Subsidiaries, including automobiles, trucks, tractors, trailers, vans, sport utility vehicles, buses, campers, motor homes, motorcycles and other motor vehicles and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and (y) any business or activities incidental or related to such business.

        SECTION 3.22    Company Information.     None of the information relating to the Company and its Subsidiaries that is provided by the Company or its Representatives specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (as amended or supplemented from time to time, the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) the proxy statement/prospectus relating to the Company Stockholders Meeting (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, the "Proxy Statement") will, at the date the Proxy Statement is first mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement.

        SECTION 3.23    Opinions of Financial Advisors.     The Board of Directors of the Company has received the opinion of each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc., in each case, dated the date hereof, to the effect that, as of the date hereof and based upon and subject to the matters and limitations set forth therein, the Total Consideration to be paid to the holders (other than Parent and its affiliates) of shares of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders. For purposes of this Section 3.23, the "Total Consideration" shall mean the aggregate of the (i) Merger Consideration and (ii) Special Dividend Per Share Amount.

        SECTION 3.24    Broker's Fees.     No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co. and J.P. Morgan Securities Inc., the fees and expenses of which will be paid by the Company in accordance with the Company's agreements with Goldman, Sachs & Co. and J.P. Morgan Securities Inc., is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiaries. The Company has made available to Parent a true and complete copy of each agreement between the Company or any of its Subsidiaries and any person entitled to such fee or expense reimbursement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except (i) as disclosed in the Parent SEC Reports filed with or furnished to the SEC on or after January 1, 2008 and prior to the date hereof (excluding any cautionary language set forth in any risk factor section or forward-looking statements contained therein) or (ii) as disclosed in the disclosure schedule (the "Parent Disclosure Schedule") delivered by Parent to the Company prior to the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article IV, or to one or more of Parent's covenants contained herein, provided, however, that disclosure in any section of such schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is relevant to another Section of this Agreement, provided, further, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect on Parent), each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

        SECTION 4.01    Corporate Organization.     Parent and each of its Subsidiaries (including Merger Sub) is an entity duly organized, validly existing and in good standing (to the extent such concepts are recognized in the applicable jurisdiction) under the Laws of its jurisdiction of organization. Each has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing (to the extent such concepts are recognized in the applicable jurisdiction), in each jurisdiction in which the nature of the business now conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. True, complete and correct copies of (i) the Certificate of Incorporation of Parent (the "Parent Certificate") and the Bylaws of Parent (the "Parent Bylaws") and (ii) the certificate of incorporation and bylaws or other organizational or constitutive documents or governing instruments of each active and material Subsidiary of Parent and Merger Sub, in each case as currently in effect, have previously been made available to the Company.

        SECTION 4.02    Capitalization.

        (a)   The authorized capital stock of Parent consists of 2,200,000,000 shares, par value $0.01 per share (the "Parent Capital Stock"), which are divided into the following two classes: (i) 2,000,000,000 shares of Parent Common Stock and (ii) 200,000,000 shares of Parent preferred stock (the "Parent Preferred Stock"). As of the close of business on March 31, 2010, (A) 411,366,789 shares of Parent Common Stock were issued and outstanding, and (B) no shares of Parent Preferred Stock were issued and outstanding. As of the close of business on March 31, 2010, no shares of Parent Capital Stock were reserved for issuance except for up to 17,700,000 shares of Parent Common Stock reserved for issuance under Parent's 2008 Omnibus Incentive Plan and up to 3,000,000 shares of Parent Common Stock reserved for issuance under Parent's Employee Stock Purchase Plan (including shares that are issued and outstanding under such plan). All of the issued and outstanding shares of Parent Capital Stock have been and all shares of Parent Capital Stock that may be issued prior to the Effective Time when issued will be, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, will be fully paid, nonassessable and free of preemptive rights.

        (b)   No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote in respect of Parent or any of its Subsidiaries are issued or outstanding.

        (c)   Except for this Agreement and the issued and outstanding 5.25% Convertible Senior Notes of Parent, none of Parent and its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments or agreements of any character (i) calling for the purchase, transfer or issuance of, or the payment of any amount based on, any shares of Parent Capital Stock or capital stock of any of Parent's Subsidiaries, voting securities of or any other equity interests in Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Capital Stock, voting securities of or other equity interests in Parent or any of its Subsidiaries, (ii) obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such subscription, option, warrant, call, right, convertible or exchangeable security, "phantom" stock right, stock appreciation right, stock-based performance unit, commitment or agreement or (iii) giving any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of, or other equity interests in, Parent or any of its Subsidiaries.

        (d)   There are no contractual obligations of Parent or any of its Subsidiaries: (i) to repurchase, redeem or otherwise acquire any shares of Parent Capital Stock or capital stock of any of Parent's Subsidiaries, voting securities of, or any other equity interests in Parent or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of Parent Capital Stock, or any capital stock, voting securities of or any other equity interests in Parent or any of its Subsidiaries or (ii) pursuant to which Parent or any of its Subsidiaries is or could be required to register shares of Parent Capital Stock or other securities under the Securities Act.

        (e)   Except for the Amended and Restated Stockholders Agreement, dated as of November 20, 2006, as the same may be amended from time to time, among Parent, Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P., CP IV Co-investment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.a.r.l SICAR, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC-Hertz Partners, L.P., there are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party relating to the voting of any Parent Capital Stock, or any capital stock, voting securities of or any equity interests in Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries owns any shares of capital stock of or other voting or equity interests in (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other voting or equity interests in) any other person.

        (f)    All of the issued and outstanding shares of capital stock, voting securities of, or other equity interests in, each of Parent's Subsidiaries are owned by Parent, directly or indirectly, free and clear of any Encumbrance, other than Permitted Encumbrances, and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

        (g)   The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding shares of Merger Sub are directly or indirectly owned by Parent. Merger Sub does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase, transfer or issuance of, or the payment of any amount based on, any shares of Merger Sub capital stock, voting securities of or any other equity securities or any securities representing the right to purchase or otherwise receive any shares of Merger Sub capital stock, voting securities of or other equity interests in Merger Sub.

        SECTION 4.03    Authority; No Violation.

        (a)   Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent and Merger Sub, and this Agreement, the Merger and the other transactions contemplated hereby have been adopted and approved by the sole stockholder of Merger Sub. No other corporate proceedings on the part of Parent or Merger Sub, are necessary to approve this Agreement or to consummate the transactions contemplated hereby (including the Merger). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and (assuming the due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and subject to general principles of equity).

        (b)   Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will: (i) violate any provision of the Parent Certificate, the Parent Bylaws or the certificate of incorporation or bylaws or other organizational or constitutive documents or governing instruments of any material Subsidiary of Parent (including Merger Sub) or (ii) assuming that the consents, approvals and filings referred to in Section 4.04 are duly obtained and/or made: (A)  violate any Law applicable to Parent, its Subsidiaries (including Merger Sub) or any of their respective properties or assets, (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, require any consent or approval of any person under, result in or permit the termination of or a right of termination or cancellation under, the acceleration of the performance required by, or other adverse change of any right or obligation under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries or (C) result in the creation or imposition of any Encumbrance, other than Permitted Encumbrances, on any asset of Parent or any of its Subsidiaries, except, in the case of the foregoing clause (ii) only, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

        (c)   No vote of the holders of outstanding securities of Parent is required by the Parent Certificate, Parent Bylaws, by Law or otherwise to approve and adopt this Agreement or to consummate the Merger or the other transactions contemplated hereby.

        SECTION 4.04    Consents and Approvals.     No consent, approval, order, notification or authorization of, action, nonaction by or in respect of, waiver, clearance or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent or any of its Subsidiaries (including Merger Sub) in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated by this Agreement, except for those required under or in relation to: (a) the applicable requirements of the HSR Act (including the HSR Approval); (b) the applicable requirements of the Competition Act (including the CBC Approval); (c) any applicable requirements of any other Antitrust Laws listed on Section 4.04(c) of the Parent Disclosure Schedule; (d) the registration of the issuance of shares of Parent Common Stock comprising the Stock Consideration in the Merger under the Securities Act; (e) the approval of listing of such shares of Parent Common Stock on the NYSE; (f) the filings pursuant to the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (g) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (h) the filing of the insurance regulatory approvals listed on Section 4.04(h) of the Parent Disclosure Schedule; (i) approval of the airport authorities listed on Section 4.04(i) of the Parent Disclosure Schedule with respect to the corresponding airport concessions, licenses and leases listed on Section 4.04(i) of the Parent Disclosure Schedule; and (j) those which if not obtained or made would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

        SECTION 4.05    Parent SEC Reports; Financial Statements; No Undisclosed Liabilities; Internal Controls.

        (a)   Since January 1, 2008, Parent has timely filed all forms, reports and documents required to be filed by it with the SEC, all of which have complied as of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, the date of the last such amendment or superseding filing, in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of the forms, reports or documents filed by Parent with the SEC since such date (the "Parent SEC Reports"), or that will be filed with the SEC after the date hereof, including any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of a registration statement, as of its effective date) or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   The financial statements of Parent included or incorporated by reference in the Parent SEC Reports (including the related notes and schedules) (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject, in the case of unaudited financial statements, to normal year-end audit adjustments), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with published rules and regulations of the SEC with respect thereto and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been and are being maintained in all material respects in accordance with GAAP.

        (c)   None of Parent or any of its Subsidiaries has any liability or obligation of any nature whatsoever (whether absolute, accrued, known or unknown, contingent or otherwise and whether due or to become due) that is required to be set forth on a balance sheet prepared in accordance with GAAP, except for those liabilities and obligations: (i) that are reflected or reserved against in Parent's consolidated balance sheet dated as of December 31, 2009 included in the Parent SEC Reports, including any notes thereto, (ii) arising out of this Agreement and (iii) liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2009, which would not be prohibited by this Agreement and that have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

        (d)   Parent has designed a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and such system is effective at the reasonable assurance level. Parent (i) has implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) designed to ensure that material information relating to Parent and its consolidated Subsidiaries is made known to Parent's management as appropriate to allow timely decisions regarding required disclosure and such controls and procedures are effective in ensuring such disclosures and communications, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent's outside auditors and the audit committee of Parent's Board of Directors (and made summaries of such disclosures available to the Company): (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls over financial reporting. Each of Parent and its Subsidiaries has substantially addressed any such significant deficiency, material weakness or fraud. As of the date hereof, there is no reason to believe that Parent's outside auditors, chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when required.

        (e)   Each of the principal executive officer and the principal financial officer of Parent (or each former principal executive officer and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Parent SEC Reports, and the statements contained in such certifications were true and correct on the date such certifications were made. Neither Parent nor any of its Subsidiaries has outstanding "extensions of credit" or has arranged any outstanding "extensions of credit" to directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act.

        (f)    Since January 1, 2008, (i) none of Parent or any of its Subsidiaries nor, to the Knowledge of Parent, any of their respective directors, officers, employees, auditors, accountants or Representatives has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent, its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Parent, its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Parent or any committee thereof or to the chief executive officer or general counsel of Parent in accordance with Section 307 of the Sarbanes-Oxley Act.

        SECTION 4.06    Absence of Certain Changes or Events.

        (a)   Since December 31, 2009 and prior to the date hereof, no change, effect, event, circumstance, occurrence, state of facts or development (or with respect to any change, effect, event, circumstance, occurrence, state of facts or development existing prior to December 31, 2009, any worsening thereof) has occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

        (b)   Since December 31, 2009 and prior to the date hereof, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with past practice, except for the negotiation, execution, delivery and performance of this Agreement.

        SECTION 4.07    Legal Proceedings.     There is no suit, action, claim, proceeding or investigation by or before any Governmental Authority or arbitrator pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or to which any of their respective properties or assets are subject that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. There is no judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving, Parent or any of its Subsidiaries or any of their respective properties or assets that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

        SECTION 4.08    Taxes and Tax Returns.     Parent and each of its Subsidiaries have duly and timely filed all material Tax Returns required to be filed by them on or prior to the date hereof, and have paid all material Taxes (whether imposed directly or through withholding) required to be paid or claimed to be due (other than those being contested in good faith and for which adequate reserves have been provided).

        SECTION 4.09    Compliance with Applicable Law.     Parent and each of its Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as currently conducted, which are being operated in compliance therewith, and all such licenses, franchises, permits and authorizations are in full force and effect, except for such licenses, franchises, permits and authorizations the failure of which to possess or be in full force and effect or to be complied with has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. Since January 1, 2006, Parent and each of its Subsidiaries has been in compliance with and is not in default or violation of any Law applicable to Parent and its Subsidiaries, the properties and assets of Parent and its Subsidiaries and the business of Parent and its Subsidiaries taken as a whole, except to the extent any non-compliance with any such Law has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

        SECTION 4.10    Parent Information.     None of the information relating to Parent and its Subsidiaries that is provided by Parent or its Representatives specifically for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) the Proxy Statement will, at the date the Proxy Statement is first mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement.

        SECTION 4.11    No Business Activities.     Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

        SECTION 4.12    Sufficient Funds.     Parent and its Subsidiaries will have at the Effective Time sufficient funds to pay in full the Cash Consideration and all other cash amounts to be paid by Parent or Merger Sub pursuant to this Agreement.

        SECTION 4.13    Interested Stockholder.     Neither Parent nor any of its Subsidiaries is, or has been at any time during the period commencing three years prior to the date hereof through the date hereof, an "interested stockholder" of the Company, as such term is defined in Section 203 of the DGCL.

        SECTION 4.14    Broker's Fees.     No broker, investment banker, financial advisor or other person, other than Barclays Capital, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or its Subsidiaries.

ARTICLE V

COVENANTS

        SECTION 5.01    Conduct of Business of the Company.     Except as contemplated or permitted by this Agreement or with the prior written consent of Parent (which consent Parent shall use its reasonable best efforts to provide or withhold within five days of the Company's request therefor, and which consent otherwise shall not be unreasonably withheld, delayed or conditioned) during the period from the date of this Agreement until the Effective Time, or the date (if any) on which this Agreement is terminated pursuant to Section 8.01, the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its business in the ordinary course in all material respects consistent with past practice, (y) use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees and (z) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of any party to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, or the date (if any) on which this Agreement is terminated pursuant to Section 8.01, except as set forth in Section 5.01 of the Company Disclosure Schedule and except as permitted by this Agreement, the Company shall not, and shall not permit its Subsidiaries to, without the prior written consent of Parent (which consent Parent shall use its reasonable best efforts to provide or withhold within five days of the Company's request therefor, and which consent otherwise shall not be unreasonably withheld, delayed or conditioned):

          (a)   incur or assume any Indebtedness or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the Indebtedness or other obligations of any other person (other than a wholly owned Subsidiary of the Company), or make or forgive any loan or advance to, any person (other than a wholly owned Subsidiary of the Company), except for (i) Indebtedness in an amount that does not exceed $10,000,000 in the aggregate, (ii) the issuance of letters of credit or surety bonds required to be obtained by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice, (iii) $300 million of additional fleet financing incurred by Rental Car Finance Corp. and/or Dollar Thrifty Funding Corp. to be completed no later than September 30, 2010 as required under the terms of the Company's Series 2010-1 asset backed notes, as partial replacement financing for the Company's Series 2006-1 asset backed medium term notes that may be refinanced pursuant to clause (v)(y) below), (iv) the Canadian Fleet Securitization Program on the terms set forth in Section 5.01(a)(iv) of the Company Disclosure Schedule (the "New Canadian Facility"), and (v) fleet financing (in a principal amount not to exceed the then-outstanding principal amount of any fleet financing being replaced, modified or extended) incurred by any of Rental Car Finance Corp., Dollar Thrifty Automotive Group Canada Inc., DTGC Car Rental Limited Partnership, Dollar Thrifty Funding Corp. or TCL Funding Limited Partnership to replace, modify or extend (y) any fleet financing in place at such time, if such then-outstanding fleet financing would require regularly scheduled amortization payments within 180 days of the date on which such replacement, modification or extension occurs, other than the Company's Series 2005-1 asset backed medium term notes, but including the Company's Series 2006-1 asset backed medium term notes (the "Series 2006 Notes") in the amount of $600 million that will require scheduled amortization payments beginning in December 2010, provided, that in the case of any such fleet financing to replace, modify or extend the Company's Series 2006 Notes, the proceeds of such financing shall be applied to repay or repurchase outstanding Series 2006 Notes prior to the Closing Date, (z) any fleet financing under which a mandatory prepayment or rapid amortization event has occurred; provided, that the Company shall consult with Parent regarding the terms of any such fleet financing described in this clause (v) and shall use reasonable best efforts in cooperation with Parent to procure that any such fleet financing described in this clause (v) shall (1) not contain any change-in-control provision that would be triggered by the Merger or the other transactions contemplated by this Agreement, (2) not conflict with the terms of any Indebtedness of Parent or its Subsidiaries (it being understood that Parent acknowledges that the Company has no responsibility for knowledge of the terms of any Indebtedness of Parent or its Subsidiaries and Parent shall have sole responsibility for identifying any potentially conflicting terms) and (3) permit the use by Parent or its Subsidiaries (whether by sublease or otherwise, and as needed by Parent and its Subsidiaries in the ordinary course operation of their vehicle rental business) of vehicles owned by the Company or its Subsidiaries (terms described in clauses (1) through (3) being "Favorable Terms"); provided, further, that (except in the case of a willful and material breach of the Company's obligation to use its reasonable best efforts) no failure or inability of the Company to procure any such provisions or other provisions requested by Parent in any fleet financing shall constitute a violation or breach of this Section 5.01(a);

          (b)   except with respect to the Company Credit Agreement or the replacement of any fleet financing pursuant to Section 5.01(a), redeem, repurchase, defease, cancel or otherwise acquire any Indebtedness of the Company or any of its Subsidiaries (other than at stated maturity and other than the making of any required amortization payments and mandatory prepayments, in each case in accordance with the terms of the instrument or agreements, as the case may be, governing such Indebtedness as in effect on the date hereof);

          (c)   amend or modify the Medium Term Notes so as to delete or adversely affect any Favorable Terms therein;

          (d)   adjust, split, combine or reclassify any of its capital stock, voting securities or other equity interests;

          (e)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire (except for the acceptance or withholding of shares of Company Common Stock in payment of the exercise price or withholding Taxes incurred by any employee or director in connection with the exercise of options to acquire Company Common Stock or stock appreciation rights or the vesting of restricted shares or settlement of other equity-based awards in respect of Company Common Stock granted under a Company Benefit Plan), any shares of its capital stock, voting securities or other equity interests or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, voting securities or other equity interests (in each case, except the Special Dividend and dividends paid by any wholly owned subsidiary to its parent);

          (f)    issue, sell, pledge, dispose of, grant or encumber any shares of capital stock or other securities of the Company or any of its Subsidiaries or any subscriptions, options, warrants, calls, rights, "phantom" stock rights, stock appreciation rights, stock-based performance units or other rights of any kind to acquire shares of capital stock or other securities of the Company or any of its Subsidiaries, other than (i) issuances of capital stock or other securities issuable pursuant to Company Incentive Awards granted prior to the date hereof in accordance with the terms thereof which are outstanding on the date hereof and (ii) pledges or Encumbrances of the capital stock of the Company's Subsidiaries as required by the Company Credit Agreement;

          (g)   (i) except (w) as required by applicable Law, (x) for promotions or (y) normal performance-related merit increases in base salaries or base wages and benefit levels made in the ordinary course of business with respect to employees (including executive officers other than those set forth in Section 5.01(g) of the Company Disclosure Schedule) or directors of any of the Company or its Subsidiaries, including in connection with performance reviews and merit increases during the Company's third fiscal quarter (in the case of performance-related merit increases, the total amount of such increases shall not exceed, (A) with respect to employees who have entered into change-in-control agreements or arrangements or employment agreements providing for severance payments or are participants in the 2010 Retention Plan for DTG Non-Officer Management Team, $750,660 and (B) with respect to other employees, $6,434,438 or (z) as required by the terms of any Company Benefit Plan, increase the wages or salaries of any past, present or future employee of any of the Company or its Subsidiaries, or (ii) except as required by applicable Law or the terms of any Company Benefit Plan as in effect on the date of this Agreement or as modified after the date hereof to the extent permitted by Section 5.01(h), pay or provide, or increase or accelerate the accrual rate, vesting or timing of payment or funding of, any other compensation, benefits or other rights of any employee of any of the Company or its Subsidiaries

  (including, without limitation, any new or increased incentive compensation (cash or equity) or severance entitlement);

          (h)   (i) establish, adopt or become a party to any new employee benefit or compensation plan, program, commitment or agreement or amend or terminate any Company Benefit Plan, except (A) as required by applicable Law (including any amendments to existing arrangements required to make such arrangements comply with the requirements of Section 409A of the Code so long as such amendments do not materially increase the cost to the Company) or the terms of any Company Benefit Plan as in effect on the date of this Agreement or (B) with respect to employees who are not senior executives or directors, in the ordinary course of business consistent with past practice (other than any change-in-control agreements or arrangements), (ii) establish, adopt or become a party to any new, or amend or terminate any existing, change-in-control agreement or arrangement with any employee of the Company or its Subsidiaries or (iii) enter into any collective bargaining agreement without providing Parent prior written notice and the opportunity to review and comment on the terms of such agreement;

          (i)    (i) sell, transfer, license, lease, mortgage, encumber or otherwise dispose of any properties or assets to any person, other than (v) sales, transfers, licenses, leases, mortgages, Encumbrances or other disposals to the Company or any of its Subsidiaries, (w) sales, transfers, licenses, leases, mortgages, encumbrances or disposals of vehicles in the ordinary course of business consistent with past practice, (x) with respect to mortgages and encumbrances, Permitted Encumbrances, (y) leases of real property in the ordinary course of business consistent with past practice and (z) sales of properties or assets with a sale price that does not exceed $1,000,000 individually or $5,000,000 in the aggregate, or (ii) cancel, release or assign any claims against any person that exceed $1,000,000 individually or $5,000,000 in the aggregate;

          (j)    enter into any new line of business or, except as required by changes in applicable Law, regulation or policies imposed by any Governmental Authority or changes made in response to market conditions, change in any material respect its current operating policies;

          (k)   make any investment (whether by merger, consolidation, acquisition of stock or assets, joint venture or otherwise) either by purchase of stock or securities, contributions to capital or purchase of any division or business or all or any significant portion of the property or assets of any person (other than acquisitions of the stock, securities, properties or assets not in excess of $2,000,000 individually or $6,000,000 in the aggregate or of a wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice);

          (l)    commence or settle any action, lawsuit or proceeding, other than (i) the commencement of any such proceedings in the ordinary course of business, (ii) the settlement of automobile accident liability claims incurred in the ordinary course of business and that have not had and are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and (iii) the settlement of any such proceedings or claims (x) for monetary payment of less than $5,000,000 individually and $10,000,000 in the aggregate and (y) which settlement does not impose any material restriction or obligation on the Company or any of its Affiliates (including, after the Closing, Parent and its Affiliates);

          (m)  amend its certificate of incorporation, bylaws or other similar governing documents;

          (n)   except for (i) the Company Credit Agreement and (ii) with respect to any agreement, contract, lease, license, arrangement or commitment that (A) is entered into on an arm's length basis with an unaffiliated third party, (B) is entered into in the ordinary course of business consistent with past practice, (C) would not purport on its face to bind Parent and its Subsidiaries (other than the Company and its Subsidiaries) following the Closing Date and (D) with respect to any new vehicle purchase Contract, does not have a term exceeding one year, unless such Contract may be terminated at any time after one year without payment of penalty or premium, enter into, assume or amend in any material respect, or grant any release or relinquish any material rights under, any Company Material Contract, or any other agreement, contract, lease, license, arrangement or commitment that, if entered into prior to the date hereof would constitute a Company Material Contract;

          (o)   extend the term of the Second Amended and Restated Data Processing Services Agreement, dated as of August 1, 2006, by and among the Company, Electronic Data Systems Corporation and EDS Information Services L.L.C. (as amended from time to time), or otherwise amend such agreement in any respect that would reasonably be expected to have a material negative impact on Parent and its Subsidiaries or the integration of the businesses of Parent and the Company after the Closing;

          (p)   make any capital expenditures other than (i) capital expenditures that are not purchases of vehicles and are not in excess of $3,000,000 individually or $30,000,000 in the aggregate and (ii) purchases of vehicles; provided, that the provisions of clause (n)(ii)(D) and clause (q) are complied with;

          (q)   place firm commitments for physical delivery of any vehicle from any manufacturer under any annual purchase program, unless the projected date of physical delivery of such vehicle is scheduled to occur within 120 days from the date of such firm commitment; provided, that to the extent any manufacturer requires more than 120 days notice for the delivery of certain specialty vehicles, the Company or its Affiliate may place firm commitments for physical delivery of such specialty vehicles without regard to such 120 day limitation;

          (r)    adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

          (s)   implement or adopt any change in the Tax accounting or financial accounting principles, practices or methods, used by the Company or its Subsidiaries, other than as may be required by changes in applicable Law, GAAP or regulatory guidelines;

          (t)    (i) make any Tax election or take any position on a Tax Return filed on or after the date of this Agreement or adopt any method therein that is inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position or election is pursuant to applicable Law or the Code, (ii) enter into any settlement or compromise of any Tax liability, (iii) file any amended Tax Return that would result in a change in Tax liability, taxable income or loss, (iv) change any annual Tax accounting period, (v) enter into any closing agreement relating to any Tax liability, or (vi) give or request any waiver of a statute of limitation with respect to any Tax Return, provided, that such election, settlement, amended Tax Return or any other action described in the foregoing portion of this Section 5.01(t) will not require prior written consent of Parent if all such actions, in the aggregate, would not reasonably be expected to result in a cost to the Company and its Subsidiaries in excess of $1,000,000;

          (u)   take or omit to take any action that is intended or would reasonably be expected, individually or in the aggregate, to result in any of the conditions set forth in Section 7.01 or Section 7.02 not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement;

          (v)   suspend or reduce the scope of their "like kind exchange", other than to the extent necessary in the event the Company or its Subsidiaries are required to make any amortization payments or mandatory prepayments under any fleet financing, whether due to monoline insurer insolvency or otherwise; or

          (w)  agree to take, make any commitment to take, authorize or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.01.

        SECTION 5.02    Parent Forbearances.     Except as set forth in Section 5.02 of the Parent Disclosure Schedule and except as permitted by this Agreement, neither Parent nor Merger Sub shall, nor shall Parent permit its Subsidiaries to, without the prior written consent of the Company (which consent the Company shall use its reasonable best efforts to provide or withhold within five Business Days of Parent's request therefor, and which consent otherwise shall not be unreasonably withheld, delayed or conditioned):

          (a)   amend, repeal or otherwise modify any provision of the Parent Certificate or the Parent Bylaws in a manner that would adversely affect Company, the stockholders of Company or the transactions contemplated by this Agreement;

          (b)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire (except for the acceptance or withholding of shares of Parent Common Stock in payment of the exercise price or withholding Taxes incurred by any employee or director in connection with the exercise of options to acquire Parent Common Stock or stock appreciation rights or the vesting of restricted shares or settlement of other equity-based awards in respect of Parent Common Stock granted under a benefit plan maintained by Parent, in each case as in effect on the date hereof), any shares of its capital stock, voting securities, other equity interests or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, voting securities or other equity interests (except dividends paid by any wholly owned subsidiary to its parent or as required under the indenture applicable to the issued and outstanding 5.25% Convertible Senior Notes of Parent);

          (c)   grant any person any right to acquire shares of its capital stock, voting securities or other equity interests except for the issuance of stock options to acquire Parent Common Stock to employees or directors of Parent or its Subsidiaries in the ordinary course of business, or the taking of any action to effect the exercise, cash-out or settlement of any restricted stock unit, stock option or performance share or other equity or equity-based award (other than in connection with an issuance of Parent Common Stock permitted by Section 5.02(d)(i));

          (d)   issue any additional shares of capital stock or other equity securities or other equity or equity-based awards, including cash-settled awards, except (i) the issuance of capital stock or other securities not in excess of 15% of the outstanding shares of Parent Common Stock in an underwritten transaction or otherwise on arms' length terms, (ii) issuances under any incentive compensation, stock purchase, stock bonus, restricted stock, stock option or other equity-based plan, program or arrangement of Parent as in effect on the date hereof, (iii) issuances under the indenture applicable to the issued and outstanding 5.25% Convertible Senior Notes of Parent and (iv) issuances of Parent Common Stock to the holders of the Company Common Stock and Adjusted Options to holders of Company Options in connection with the Merger;

          (e)   take or omit to take any action that is intended or would reasonably be expected, individually or in the aggregate, to result in any of the conditions set forth in Sections 7.01 and 7.03 not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; or

          (f)    agree to take, make any commitment to take, authorize or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.02.

        SECTION 5.03    No Solicitation by the Company.

        (a)   From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, and except as otherwise provided for in this Agreement, the Company shall not, and shall cause its Affiliates not to and shall not authorize or permit its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives (collectively "Representatives") to, directly or indirectly: (i) solicit, initiate, knowingly facilitate or knowingly encourage the submission or making of any Company Competing Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any material nonpublic information in furtherance of (excluding, for the avoidance of doubt, information furnished to a current or prospective commercial counterparty (including any customer or supplier) of the Company or any of its Subsidiaries for the sole purpose of furthering an existing or prospective commercial arrangement with such person and, in any event, not in contemplation of any Company Competing Proposal), any Company Competing Proposal or (iii) enter into any agreement regarding a Company Competing Proposal. The Company shall, and shall cause its Affiliates and its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Company Competing Proposal and promptly request the prompt return or destruction of all confidential information previously furnished, and the Company shall take all reasonably necessary actions to secure its rights and ensure the performance of any such person's obligations under any applicable confidentiality agreement to return or destroy such information. The Company shall take all actions necessary to enforce its rights under the provisions of any "standstill" agreement between the Company and any person (other than Parent), and shall not grant any waiver of, or agree to any amendment or modification to, any such agreement, to permit such person to submit a Company Competing Proposal. The Company shall ensure that its Representatives are aware of the provisions of this Section 5.03, and any violation of the restrictions contained in this Section 5.03 by its Board of Directors (including any committee thereof) or its Representatives shall be deemed to be a breach of this Section 5.03 by the Company.

        (b)   Notwithstanding the restrictions set forth in Section 5.03(a), at any time prior to obtaining the Company Stockholder Approval, if after the date hereof the Company receives an unsolicited Company Competing Proposal that the Board of Directors of the Company determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes, or would reasonably be expected to result in, a Superior Proposal, the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) that the failure to take the actions described in clauses (i) and (ii) below would be inconsistent with the Board of Directors' fiduciary duties under Delaware Law, and such Company Competing Proposal has not resulted from the Company breaching its obligations under this Section 5.03, the Company may (i) furnish nonpublic information to the person making such Company Competing Proposal, if, and only if, prior to so furnishing such information, the Company receives from such person an executed confidentiality agreement on terms no more favorable to such person than those contained in the Confidentiality Agreement and (ii) participate in discussions or negotiations with such person (and its Representatives) making such Company Competing Proposal with respect to such Company Competing Proposal; provided that the Company shall give written notice to Parent after any such determination by the Company's Board of Directors and before taking any of the actions described in the foregoing clauses (i) and (ii). The Company shall promptly notify Parent (within no more than 48 hours) of the communication or receipt of any Company Competing Proposal, any request for information that could reasonably be expected to be related to a Company Competing Proposal, or any request for discussions or negotiations that could reasonably be expected to be related to a Company Competing Proposal, indicating, in connection with such notice, the identity of the person making such Company Competing Proposal or request and the material terms and conditions thereof. The Company shall keep Parent reasonably informed on a current basis (within no more than 48 hours) of any material developments in the status and terms of any such Company Competing Proposal or request (including whether such Company Competing Proposal or request has been withdrawn or rejected and any material change to the terms thereof) and shall concurrently provide Parent with copies of any material written information or materials that it provides to the person making the request therefor that have not been previously provided to Parent.

        (c)   From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01 and except as otherwise provided for in the immediately following sentence and Section 5.03(d), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, qualify or modify or publicly propose to withdraw, qualify or modify, in any manner, the Company Recommendation (a "Company Change of Recommendation"); (ii) approve or recommend or propose publicly to approve or recommend, any Company Competing Proposal; or (iii) approve or recommend, or publicly propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, acquisition or other agreement relating to any Company Competing Proposal (other than a confidentiality agreement permitted by Section 5.03(b)). Notwithstanding anything herein to the contrary, at any time prior to obtaining the Company Stockholder Approval and other than in connection with a Company Competing Proposal (which is addressed in Section 5.03(d)), the Board of Directors of the Company may make a Company Change of Recommendation if the Board of Directors of the Company has determined in good faith after consultation with the Company's financial and outside legal advisors that the failure of the Board of Directors of the Company to withdraw, qualify or modify the Company Recommendation would be inconsistent with the directors' exercise of their fiduciary duties to the Company's stockholders under applicable Law; provided, that the Company has provided Parent two Business Days' prior written notice advising Parent that it intends to take such action and specifying, in reasonable detail, the reasons for such action.

        (d)   Notwithstanding anything herein to the contrary, if prior to the receipt of the Company Stockholder Approval, the Board of Directors of the Company has determined in good faith, after consultation with the Company's financial advisors and outside legal counsel, that an unsolicited Company Competing Proposal made after the date hereof that has not resulted from a breach of the Company's obligations under this Section 5.03 constitutes a Superior Proposal, then the Board of Directors of the Company shall provide written notice to Parent at least two business days in advance of making or effecting a Company Change of Recommendation (a "Notice of Superior Proposal"). A Notice of Superior Proposal shall advise Parent that the Board of Directors of the Company has received a Superior Proposal and shall include any information and materials required to be delivered under Section 5.03(b) that have not yet been provided to Parent (including the most recent version of any written agreement relating to the transaction that constitutes a Superior Proposal or, if no such agreement exists, a written summary of the material terms and conditions of such Superior Proposal). If Parent, within two business days following its receipt of a Notice of Superior Proposal (the "Notice Period"), makes an offer that, as determined in good faith by the Company's Board of Directors, after consultation with its financial advisors and outside legal counsel, results in the applicable Company Competing Proposal no longer being a Superior Proposal, then the Company shall not make a Company Change of Recommendation with respect to such Company Competing Proposal and shall have no right to terminate this Agreement pursuant to Section 8.01(f) as a result of such Company Competing Proposal. If Parent shall not have made such an offer within the Notice Period, then the Board of Directors of the Company may make a Company Change of Recommendation with respect to the Superior Proposal to which such Notice Period applied and/or may terminate this Agreement to accept such Superior Proposal pursuant to Section 8.01(f) after paying the Company Termination Fee in accordance with Section 8.02. During the Notice Period, the Company shall, and shall cause its Representatives, including, without limitation, its financial advisors and outside legal counsel, to negotiate in good faith with Parent and its Representatives (to the extent Parent desires to negotiate) with respect to any offer from Parent. Any (i) material revisions to the terms of a Superior Proposal or (ii) material revisions to a Company Competing Proposal that the Company's Board of Directors had determined no longer constitutes a Superior Proposal, shall constitute a new Company Competing Proposal and shall require the Company to deliver to Parent a new Notice of Superior Proposal and a new Notice Period shall commence thereafter. Except in accordance with the procedures set forth in this Section 5.03(d), the Company shall have no right to terminate this Agreement pursuant to Section 8.01(f).

        (e)   Nothing contained in this Agreement shall prohibit the Company or the Board of Directors of the Company from (i) taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, to the extent applicable to a Company Competing Proposal, or (ii) making any disclosure to its stockholders if the Board of Directors of the Company has determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with any applicable Law; provided, that the Board of Directors of the Company may not effect a Company Change of Recommendation, unless permitted to do so by Section 5.03(c) and Section 5.03(d); provided, further, that notwithstanding anything herein to the contrary, any disclosure (other than a "stop-look-and-listen" communication to its stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act) made pursuant to Rule 14d-9 or 14e-2(a) shall be deemed to be a Company Change of Recommendation, unless the Company's Board of Directors expressly reaffirms its recommendation to the Company's stockholders in favor of approval of the Merger and this Agreement. The Company shall not submit to the vote of its stockholders any Company Competing Proposal or Superior Proposal prior to the termination of this Agreement.

        (f)    As used in this Agreement, "Company Competing Proposal" shall mean any inquiry, offer or proposal (from any person other than Parent or its Subsidiaries) for (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the assets of the Company and its Subsidiaries, taken as a whole; (ii) the direct or indirect acquisition of assets or businesses representing 15% or more of the assets of the Company and its Subsidiaries, taken as a whole, whether pursuant to an acquisition of securities, assets or otherwise; or (iii) the acquisition of 15% or more of any class of the issued and outstanding equity or voting securities of the Company.

        (g)   As used in this Agreement, "Superior Proposal" shall mean a bona fide written Company Competing Proposal (provided, that for purposes of the definition of Superior Proposal, references to "15%" shall be deemed to be references to "50%"), which the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisors and outside legal counsel, taking into account all the terms of the Company Competing Proposal (including, without limitation, the legal, financial and regulatory aspects of such proposal, the identity of the person making such proposal and the conditions for completion of such proposal) (i) is more favorable, from a financial point of view, to the Company's stockholders than the transactions contemplated by this Agreement (taking into account any revised proposal by Parent to amend the terms of this Agreement pursuant to and in accordance with Section 5.03(d)) and the failure of the Board of Directors of the Company to approve or recommend such Company Competing Proposal would be inconsistent with its fiduciary duties under applicable Law, (ii) the financing of which is fully committed or reasonably likely to be obtained and (iii) is reasonably expected to be consummated on a timely basis.

ARTICLE VI

ADDITIONAL AGREEMENTS

        SECTION 6.01    Preparation of the Form S-4 and the Proxy Statement; Stockholder Meetings.

        (a)   As soon as practicable following the date of this Agreement, and in any event within 30 days after the date hereof, Parent and the Company shall prepare and file with the SEC the Proxy Statement and the Form S-4, in which the Proxy Statement will be included as a proxy statement/prospectus. Each of the Company and Parent will cooperate with each other and respond promptly to any comments from the SEC or the staff of the SEC on the Proxy Statement or the Form S-4. Parent and the Company shall each use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to consummate the Merger. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities Laws in connection with the issuance of shares of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of shares of Company Common Stock as may be reasonably requested by Parent in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to the Proxy Statement will made by the Company, without providing the other party and its counsel a reasonable opportunity to review and comment thereon and giving due consideration to such comments. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger and (ii) all orders of the SEC relating to the Form S-4.

        (b)   The Company shall, as soon as reasonably practicable following the date of this Agreement, take all actions necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting"), in accordance with applicable Laws, the Company Certificate and the Company Bylaws. In connection with the Company Stockholders Meeting, the Company shall (i) unless there has been a Company Change of Recommendation in accordance with Section 5.03(c) and Section 5.03(d), use its reasonable best efforts to obtain the Company Stockholder Approval and (ii) otherwise comply with all legal requirements applicable to such meeting. The Company shall include in the Proxy Statement the Company Recommendation, unless there has been a Company Change of Recommendation in accordance with Section 5.03(c) and Section 5.03(d). Without limiting the generality of the foregoing, unless this Agreement has been terminated pursuant to Section 8.01, the Company shall submit the Merger and this Agreement for the approval of its stockholders at the Company Stockholder Meeting whether or not a Company Change of Recommendation shall have occurred or a Company Competing Proposal shall have been publicly announced or otherwise made known to the Company, its Board of Directors, its Representatives or its stockholders.

        SECTION 6.02    Access to Information; Confidentiality.

        (a)   Subject to applicable Laws, the Company shall afford to Parent and its Representatives reasonable access during normal business hours during the period from the date hereof until the earlier to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.01 to all of its and its Subsidiaries' properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish to Parent promptly all other information concerning its business, properties and personnel as the other party may reasonably request. Subject to applicable Laws, Parent shall afford to the Company and its Representatives reasonable access to its executive officers during normal business hours during the period from the date hereof until the earlier to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.01. Each party shall hold, and shall cause its Representatives to hold, all information received from the other party, directly or indirectly, in confidence in accordance with the confidentiality agreement, dated as of December 10, 2009, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"). Notwithstanding the foregoing, neither party shall be obligated to provide any such access or information to the extent that doing so (x) may cause a waiver of an attorney-client privilege or loss of attorney work product protection, (y) would violate a confidentiality obligation to any Person or (z) would violate any Law applicable to it, its Subsidiaries or its business. The disclosing party shall be entitled to have its Representatives present at all times during any inspection pursuant to this Section 6.02. No access or information provided pursuant to this Section 6.02 will affect any of the representations or warranties of the parties contained in this Agreement.

        (b)   Notwithstanding anything in this Section 6.02 to the contrary, no party nor any of its Representatives shall (i) contact or have any discussions with any of the other party's employees below the level of Executive Vice President (or, if no such position exists with respect to any particular area of such other party's organization, its equivalent), unless in each case an employee of such other party at or above the level of Executive Vice President has (A) made such employee available or (B) given written consent to discuss with such employee (such consent not to be unreasonably withheld, conditioned or delayed); (ii) contact or have any discussions with any of the vendors, licensees, franchisees, landlords or sublandlords (including any airport authority) or tenants or subtenants of any party or its Subsidiaries, without prior written consent of the relevant party, not to be unreasonably withheld, conditioned or delayed, (iii) damage any property or any portion thereof or (iv) perform any onsite procedure or investigation (including any onsite environmental investigation or study) that involves physical disturbance or damage to any property or any portions thereof.

        SECTION 6.03    Reasonable Best Efforts; HSR Filings; Other Actions.

        (a)   Subject to the terms and conditions of this Agreement, each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate and make effective, the Merger and the other transactions contemplated by this Agreement prior to the Termination Date. Without limiting the foregoing, each of the Company and Parent shall (i) use their respective reasonable best efforts to cause the conditions set forth in Article VII to be satisfied on a timely basis so as to permit the consummation and effectiveness of the Merger and the other transactions contemplated by this Agreement prior to the Termination Date; (ii) as promptly as reasonably practicable prepare and file the required submissions under all Antitrust Laws that the Company and Parent deem necessary, advisable or appropriate, in each case, with respect to the Merger and the other transactions contemplated hereby, provided, that the submissions required for the HSR Approval shall be filed within 20 days following the date hereof and the submissions required for the CBC Approval shall be filed within 10 days following the filing date of the submissions required for the HSR Approval; (iii) use their respective reasonable best efforts to obtain all necessary actions or nonactions, waivers, clearances, consents and approvals from Governmental Authorities (including the HSR Approval and the CBC Approval) and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authority, prior to the Termination Date; (iv) as promptly as reasonably practicable following the receipt thereof, respond to (or properly reduce the scope of) any formal or informal request for additional information or documentary material received by the Company, Parent or any of their respective Subsidiaries from any Governmental Authority; and (v) consult and cooperate with each other and consider in good faith the views of each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of the Company or Parent in connection with proceedings before any Governmental Authority with respect to the Merger and the other transactions contemplated hereby. Each of the Company and Parent shall cooperate with each other to the extent necessary to assist each other in the preparation of its filing or submission under any such Antitrust Law and, if requested, to promptly amend or furnish additional information thereunder. Each of the Company and Parent shall use its reasonable best efforts to (x) furnish to each other all information required for any filing or submission under any Antitrust Law and (y) keep each other reasonably informed with respect to the status of each action or nonaction, waiver, consent or approval sought from a Governmental Authority, in each case, in connection with the Merger and the transactions contemplated hereby. Each of the Company and Parent shall, in connection with the Merger and the other transactions contemplated hereby, without limitation: (1) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any communications from or with any Governmental Authority with respect to the Merger or the other transactions contemplated hereby, (2) permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed written or oral communication with any Governmental Authority, (3) not participate in any substantive meeting or have any substantive communication with any Governmental Authority unless it has given the other a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate therein, (4) furnish the other party's outside legal counsel with copies of all filings and communications between it and any such Governmental Authority with respect to the Merger and the other transactions contemplated hereby, provided that such material may be redacted as necessary (I) to comply with contractual arrangements, (II) to address good faith legal privilege or confidentiality concerns and (III) to comply with applicable Law and (5) furnish the other party's outside legal counsel with such necessary information and reasonable assistance as the other party's outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Authority. Each party shall consult with the other party and consider in good faith the views of the other party prior to entering into any agreement, arrangement, undertaking or understanding (oral or written) with any Governmental Authority relating to any Antitrust Law with respect to the Merger or the other transactions contemplated hereby; provided, that subject to its undertakings in Section 6.03(c), the final determination as to the appropriate course of action shall be made by Parent. The Board of Directors of the Company shall (a) take all action reasonably necessary to ensure that no Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (b) if any Takeover Law becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement.

        (b)   In furtherance, and not in limitation of the foregoing, each of the Company and Parent agrees to cooperate with each other and use its reasonable best efforts to resolve such objections, if any, as may be asserted by the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the CBC, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Governmental Authority of competent jurisdiction with respect to the transactions provided for in this Agreement under Antitrust Laws, to permit the Merger and the other transactions contemplated hereby to be consummated prior to the Termination Date. If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the transactions provided for in this Agreement as violative of any Antitrust Laws or that would otherwise prevent, materially impede or delay the consummation of the Merger and the other transactions contemplated hereby, each of the Company and Parent shall use its reasonable best efforts to cooperate and take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to as promptly as reasonably practicable vigorously contest and resist any such action or proceeding, including appeal, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that restrains, enjoins, prohibits, prevents, or restricts or would otherwise materially impede or delay the consummation of the Merger and the other transactions contemplated hereby, to permit the Merger and the other transactions contemplated hereby to be consummated in the most expeditious manner practicable.

        (c)   For purposes of Section 6.03(a) and (b), Parent's "reasonable best efforts" shall include an obligation of Parent and its Subsidiaries to license, franchise, divest or hold separate any business locations or business lines of the Company, Parent or their respective Subsidiaries (including the Advantage business locations and business line owned by Parent and its Subsidiaries ("Advantage")), or to take any similar measure, reasonably necessary to secure HSR Approval or CBC Approval (a "Divestiture Action"). Notwithstanding the immediately preceding sentence, "reasonable best efforts" shall not require Parent or its Subsidiaries to license, franchise, divest or hold separate any business locations or business lines of the Company, Parent or their respective Subsidiaries other than (i) Advantage and (ii) in addition to Advantage, business locations or business lines that produced aggregate gross revenues in an amount not in excess of $175 million ("Divested Revenues") for Parent, the Company and their respective Subsidiaries during the 2009 calendar year, calculated in accordance with GAAP, on a basis consistent with the accounting principles used in preparing their respective 2009 financial statements included in the Company SEC Reports or Parent SEC Reports, as applicable. For the avoidance of doubt, in calculating Divested Revenues, only the business locations (or in the case of an entire business line, the business locations within such business line) for which a Divestiture Action is taken, shall be included. For example, if a Divestiture Action is required at an airport where the Parent and the Company each have a business location (or multiple business locations), only the business location at such airport that is divested shall be included in the calculation of Divested Revenues.

        (d)   Neither the Company nor Parent shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any business, person or division thereof, or otherwise acquire or agree to acquire any assets, if, upon advice of such party's outside legal counsel, the entering into of a definitive agreement relating to or the consummation of such acquisition, (i) would reasonably be expected to delay or to increase the likelihood of not obtaining the applicable action, nonaction, waiver, clearance, consent or approval under the HSR Act or applicable requirements of the Competition Act in connection with the Merger and the other transactions contemplated hereby prior to the Termination Date or (ii) would reasonably be expected to require any action, nonaction, waiver, clearance, consent or approval of any Governmental Authority not listed on Section 7.01 of the Company Disclosure Schedule with respect to the transactions contemplated hereby.

        (e)   Each of Parent and the Company shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain the consents listed on Section 6.03(e) of the Company Disclosure Schedule, and each of Parent and the Company shall use its reasonable best efforts to cooperate with each other in such efforts.

        SECTION 6.04    Directors' and Officers' Indemnification and Insurance.

        (a)   Parent and Merger Sub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries (the "Indemnified Parties") as provided in the Company Certificate, the Company Bylaws (or equivalent organizational documents of the Company or any of its

Subsidiaries or Affiliates) or in any agreement (a "Company Indemnity Agreement"), each as in effect on the date of this Agreement shall survive the Merger and shall continue in full force and effect in accordance with their terms. The Company has made available to Parent true and complete copies of all Company Indemnity Agreements. Parent and the Surviving Entity shall (and Parent shall cause the Surviving Entity to) indemnify, defend and hold harmless, and advance expenses to Indemnified Parties with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent provided by: (i) the Company Certificate, the Company Bylaws (or equivalent organizational documents of the Company or any of its Subsidiaries or affiliates) as in effect on the date of this Agreement; and (ii) any Company Indemnity Agreement between any such Indemnified Party on the one hand and the Company or any of its Subsidiaries on the other hand.

        (b)   Without limiting the provisions of Section 6.04(a), from and after the Effective Time, Parent will: (i) indemnify, defend and hold harmless to the fullest extent permitted by applicable Law, each Indemnified Party from and against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, penalties liabilities and amounts paid in settlement (including, in each case, any interest or assessments thereon) in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any action or omission or alleged action or omission in such Indemnified Party's capacity as a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time; or (B) the Merger, this Agreement and any transactions contemplated hereby; and (ii) pay (within 30 days following any request for advancement) the expenses (including reasonable attorneys' fees) of any Indemnified Party incurred in connection with any such claim, action, suit, proceeding or investigation upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified, in each case, if such Indemnified Party is entitled to indemnification or advancement of expenses as of the date of this Agreement pursuant to the Company's or any of its Subsidiary's certificate of incorporation, bylaws or other similar governing documents or any applicable Company Indemnity Agreement. Notwithstanding the foregoing, the Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

        (c)   Parent will provide, or cause the Surviving Entity to provide, for a period of not less than six years after the Effective Time, the Indemnified Parties who are insured under the Company's directors' and officers' insurance and indemnification policy with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy of the Company; provided, that Parent and the Surviving Entity shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium paid as of the date hereof by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage at any time exceed such amount, Parent or the Surviving Entity shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. Notwithstanding anything to the contrary in this Agreement, the Company may and at Parent's request shall, prior to the Effective Time, purchase a "tail" directors' and officers' insurance and indemnification policy, provided that payment for each year of insurance coverage provided by such "tail" directors' and officers' insurance policy shall not exceed 300% of the annual premium paid as of the date hereof by the Company. Any such "tail" directors' and officers' insurance and indemnification policy will satisfy Parent's obligation under this Section 6.04(c) to provide D&O Insurance.

        (d)   The Indemnified Parties to whom this Section 6.04 applies shall be third party beneficiaries of this Section 6.04. The provisions of this Section 6.04 are intended to be for the benefit of each Indemnified Party and his or her successors, heirs and representatives.

        (e)   Notwithstanding anything herein to the contrary, this Section 6.04 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Entity and its Subsidiaries, and shall be enforceable by the Indemnified Parties and their successors, heirs or representatives. In the event that Parent, the Surviving Entity or any of their respective successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, proper provision shall be made so that such other person or the successors and assigns of Parent or the Surviving Entity as the case may be shall succeed to its obligations set forth in this Section 6.04.

        SECTION 6.05    Fees and Expenses.     Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        SECTION 6.06    Public Announcements.     Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange, it being understood that the final form and content of any such release or announcement shall be at the final discretion of the disclosing party. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        SECTION 6.07    Stock Exchange Listing.     Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

        SECTION 6.08    Stockholder Litigation.     Each party shall promptly notify the other party of any stockholder litigation against it and/or its directors relating to this Agreement, the Merger and/or the transactions contemplated by this Agreement and shall keep the other party reasonably informed regarding any such stockholder litigation. Each party shall give the other party the opportunity to consult with it regarding the defense or settlement of any such stockholder litigation and shall give due consideration to the other party's advice with respect to such stockholder litigation. The Company shall not settle any such litigation without the prior consent of Parent (which consent shall not be unreasonably withheld or delayed).

        SECTION 6.09    Employee Matters.

        (a)   For the one-year period following the Effective Time, Parent shall, or shall cause the Surviving Entity to, (i) provide to each individual actively employed by the Company or one of its Subsidiaries as of the Effective Time who continues as an employee of the Surviving Entity (excluding any employee covered under the terms of a collective bargaining agreement) (collectively, the "Covered Employees") with at least the same level of base salary or base wages and on substantially the same terms and conditions as provided to such Covered Employee immediately prior to the Effective Time and (ii) except as set forth on Section 6.09(a) of the Parent Disclosure Schedule, provide each Covered Employee with employee benefits (including severance) and annual bonus opportunities that in the aggregate are substantially similar to the employee benefits (including severance but excluding any equity-based plans or change in control severance, retention or other benefits with respect to a transaction occurring after the Closing Date (it being understood that nothing in this Section 6.09(a) is intended to address or affect whether any such change in control severance, retention or other benefits may be payable pursuant to any existing commitment or obligation that continues in effect after the Closing)) and annual target bonus opportunities provided to such Covered Employee under the Company Benefit Plans as in effect immediately prior to the Effective Time. Notwithstanding the foregoing, nothing contained in this Agreement shall (i) prevent the amendment or termination of any Company Benefit Plan in accordance with its terms, or interfere with the right or obligation of Parent or the Surviving Entity to make such changes as are necessary to conform with applicable Law or (ii) limit the right of Parent or the Surviving Entity to terminate the employment of any employee at any time.

        (b)   For purposes of determining eligibility to participate, and to the extent that a Covered Employee becomes eligible to participate or commences to participate in an employee benefit plan maintained by Parent or the Surviving Entity, Parent shall cause such employee benefit plan to (i) recognize the service of such Covered Employee with the Company or its Subsidiaries for purposes of eligibility, vesting, level of benefits and benefit accrual (other than benefit accrual under a defined benefit pension plan) under such employee benefit plan to the same extent such service was recognized immediately prior to the Effective Time under a comparable Company Benefit Plan in which such Covered Employee was a participant immediately prior to the Effective Time or, if there is no such comparable benefit plan, to the same extent such service was recognized under the Company 401(k) plan immediately prior to the Effective Time, provided that (A)  recognition of such service shall not be required to the extent that the service of employees other than Covered Employees is not so recognized under such employee benefit plans and (B) such recognition of service shall not operate to duplicate any benefits payable to the Covered Employee with respect to the same period of service, and (ii) with respect to any health, dental or vision plan of Parent or any of its Subsidiaries (other than Company and its Subsidiaries) in which any Covered Employee commences to participate, in the plan year that includes the year in which such Covered Employee commences to participate, (x) cause any pre-existing condition limitations under such Parent or Subsidiary plan to be waived with respect to such Covered Employee to the extent such limitation would have been waived or satisfied under the Company Benefit Plan in which such Covered Employee participated immediately prior to such commencement of participation, and (y) recognize any medical or other health expenses incurred by such Covered Employee in the year that includes the year in which such Covered Employee commences to participate for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such health, dental or vision plan of Parent or any of its Subsidiaries (including the Surviving Entity).

        (c)   From and after the Effective Time, Parent shall, or shall cause the Surviving Entity to, honor, in accordance with the terms thereof as in effect as of the date hereof each employment agreement and change in control agreement listed on Section 6.09(c) of the Company Disclosure Schedule.

        (d)   This Section 6.09 shall be binding upon and inure solely to the benefit of the parties to this Agreement, and nothing in this Article VI, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Section 6.09.

        SECTION 6.10    Notification of Certain Matters.     Each party shall give prompt notice to the other party of the occurrence or nonoccurrence of any change, effect, event, change in circumstance, occurrence or the discovery of any fact, that would reasonably be expected to cause any of the conditions to Closing set forth in Article VII not to be satisfied; provided, that the delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect the remedies available hereunder.

        SECTION 6.11    Parent Board of Directors.     Prior to the Effective Time, Parent shall take such actions as may be required to appoint, and shall appoint, effective as of the Effective Time, Thomas P. Capo (or, if he is unwilling or unable to serve as a member of Parent's Board of Directors for any reason, such other member of the Company's Board of Directors as the Company and Parent may agree) to the Parent Board of Directors to hold office in accordance with the Parent Certificate and the Parent Bylaws, and, to the extent so required, shall increase the size of the Parent Board of Directors to permit the appointment of such person.

        SECTION 6.12    Cooperation Regarding Certain Indebtedness.

        (a)   The Company shall use its reasonable best efforts to assist and cooperate with Parent in doing all things as may be reasonably requested by Parent to procure that as of, and subject to the occurrence of, the Effective Time arrangements reasonably satisfactory to Parent have been made for, at Parent's option and at Parent's sole cost and expense, (i) without limiting Section 6.13, the valid and effective continuation of, or replacement of, any letters of credit or surety bonds issued and outstanding for the account of, or in support of or in connection with obligations of the Company or any of its Subsidiaries (including any letters of credit (including enhancement letters of credit with respect to the Medium Term Notes) issued under the Company Credit Agreement), including, but not limited to, assisting Parent or any of its Subsidiaries, in connection with the arrangement of a new letter of credit facility or the increase of letter of credit availability under any existing facilities of Parent and/or its Subsidiaries if and to the extent deemed necessary or advisable by Parent, (ii) the use by Parent or its Subsidiaries (whether by sublease or otherwise, and as and when needed by Parent and its Subsidiaries in the ordinary course operation of their vehicle rental business) of vehicles owned by the Company or its Subsidiaries, including, but not limited to obtaining, prior to Closing any necessary amendments or waivers to the Medium Term Notes (and the Related Documents (as defined in the Base Indenture) with respect to each of the Medium Term Notes) or the Canadian Fleet Securitization Program to permit such use, (iii) subject to compliance with the enhancement requirements set forth with respect to the Medium Term Notes, the purchase from and after the Closing on behalf of, and for delivery to, Hertz General Interest LLC of "replacement vehicles" by VEXCO, LLC, as a qualified intermediary, pursuant to the like kind exchange program maintained by the Company in accordance with Section 1031 of the Code and evidenced by that certain master exchange agreement to which, among others, VEXCO, LLC and Rental Car Finance Corp. are a party (together with any and all documents and agreements ancillary thereto, the "VEXCO MEA"), using the "relinquished property proceeds" derived from vehicles owned by Rental Car Finance Corp. that have been relinquished to, and sold by, VEXCO, LLC, including, but not limited to, obtaining, prior to the Closing, at Parent's sole expense, any necessary amendments or waivers to the VEXCO MEA and the Medium Term Notes (and the Related Documents (as defined in the Base Indenture) with respect to each of the Medium Term Notes), and (iv) upon Parent's written request, the conversion of Thrifty, Inc., Thrifty Rent-A-Car Systems, Inc. and Rental Car Finance Corp. into Delaware or Oklahoma limited liability companies prior to the Closing Date, and the conversion of the Company into a Delaware limited liability company immediately after the Closing, including, but not limited to, obtaining any necessary amendments or waivers to the Medium Term Notes (and the Related Documents (as defined in the Base Indenture) with respect to each of the Medium Term Notes). With respect to any corporation that the Company converts to an LLC prior to Closing at the written request of Parent pursuant to this Section 6.12(a), the Company shall be entitled to elect the "initial classification" of such limited liability company, pursuant to section 301.7701-3 of the Treasury Regulations, to be an association taxable as a corporation retroactive to the date of conversion if the Closing shall not have occurred prior to the seventieth day following the date of such conversion.

        (b)   Upon request by the Company, Parent shall promptly, and in any event within ten Business Days following such request, reimburse the Company and its Subsidiaries for any reasonable out-of-pocket costs incurred by them in connection with this Section 6.12.

        (c)   Parent hereby agrees and acknowledges that its obligation to effect the Merger on the Closing Date in accordance with this Agreement is not conditioned or contingent upon (i) obtaining or closing upon any letter of credit, surety bonds or letter of credit facility, (ii) the ability of Parent or its Subsidiaries (other than the Company and its Subsidiaries) to use any vehicles owned by the Company or its Subsidiaries, (iii) the purchase or delivery of any "replacement vehicles" or the relinquishment of any "relinquished property proceeds," (iv) obtaining any amendment or waiver to the Medium Term Notes (and the Related Documents with respect to each of the Medium Term Notes) or the Canadian Fleet Securitization Program or (v) effecting conversions of any of the Company's Subsidiaries to Delaware limited liability companies or facilitating the use by Parent and its Subsidiaries of vehicles owned by the Company or its Subsidiaries.

        SECTION 6.13    Termination of Certain Indebtedness.     The Company shall use its reasonable best efforts to deliver to Parent, (A) at least four Business Days prior to the anticipated Closing Date, executed prepayment notices and (B) at least two business days prior to the Closing Date, the final form of payoff letters to be executed by third-party lenders or an agent, if applicable, on their behalf, in form and substance reasonably satisfactory to Parent, with respect to all indebtedness of the Company and its Subsidiaries under the Company Credit Agreement, provided that the Company shall not be required to deliver any prepayment notice or payoff letter unless the requisite lenders under the Company Credit Agreement acknowledge and agree that such prepayment or payoff is not irrevocable and that prepayment of the Company Credit Agreement shall not be required unless and until the Closing occurs. Parent and the Company shall use reasonable best efforts to procure that such payoff letters shall (i) provide for a mutually reasonably satisfactory arrangement (which arrangement may include replacement or backstop letters of credit issued under Parent's credit facility) with respect to, any letters of credit issued for the Company or any of its Subsidiaries (including any letters of credit issued under the Company Credit Agreement) and (ii) correctly specify the amounts, including any applicable premiums, fees and expenses, necessary to repay such indebtedness and completely discharge the obligations of the Company and its Subsidiaries with respect to such indebtedness and release any Encumbrances on the assets and properties of the Company and its Subsidiaries relating to such indebtedness. If the Closing occurs (1) on or prior to January 31, 2011 the Company shall, or (2) after January 31, 2011 the Company shall use its reasonable best efforts to, discharge such indebtedness at the Closing and implement such mutually satisfactory arrangement (which arrangement may include replacement or backstop letters of credit issued under Parent's credit facility) with respect to, any letters of credit in accordance with instructions as may be provided in such payoff letters and, unless otherwise requested by Parent, permanently terminate the Company Credit Agreement and all related agreements.

        SECTION 6.14    Special Dividend.     The Company shall declare and pay a special dividend in an amount per share of Company Common Stock equal to the Special Dividend Per Share Amount (the "Special Dividend"), which dividend shall be paid immediately prior to the Effective Time to holders of record of issued and outstanding shares of Company Common Stock immediately prior to the Effective Time (other than Dissenting Shares and shares to be canceled in accordance with Section 2.01(a)(ii)). For purposes of U.S. tax withholding, the Company shall treat the Special Dividend paid with respect to Company Common Stock as a distribution under Section 301 of the Code. The "Special Dividend Per Share Amount" shall be an amount equal to $200,000,000 divided by the sum of (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(a)(ii)), (ii) the number of shares of Company Common Stock that would be delivered to the holders of Performance Share Awards outstanding as of immediately prior to the Effective Time if performance was achieved at the target level and (iii) the number of shares of Company Common Stock to which the Company Restricted Stock Units outstanding as of immediately prior to the Effective Time pertain.

        SECTION 6.15    Cooperation Regarding Information Technology.

        (a)   The Company agrees that it shall, and shall cause its Subsidiaries to, use its and their reasonable best efforts to cooperate with Parent to prepare the information technology systems of the Company and its Subsidiaries to permit the efficient sharing of the respective fleets of Parent, the Company and their respective Subsidiaries, with the aim of completing that work as promptly as practicable after the Effective Time. Such cooperation shall include making employees of the Company and its Subsidiaries reasonably available for meetings and consultations at Parent's request, providing reasonable access to relevant information concerning the Company's and its Subsidiaries' information technology systems, engaging in a joint planning process and designing and implementing hardware and software solutions; provided, that such cooperation shall not interfere in any material respect with the ordinary course operation of the Company's or its Subsidiaries' business (including the ability to comply with financing documents and related agreements). Parent shall reimburse the Company for any amounts payable for Electronic Data Systems Corporation and EDS Information Services L.L.C. and for any other reasonable out-of-pocket expenses it may incur as a result of its compliance with this Section 6.15.

        (b)   Parent hereby acknowledges and agrees that its obligation to effect the Merger on the Closing Date is not contingent upon the ability of the information technology systems of either party to permit the efficient sharing of the respective fleets of Parent, the Company or their respective Subsidiaries at or after the Effective Time or on having completed any work in furtherance of such objective.

ARTICLE VII

CONDITIONS PRECEDENT

        SECTION 7.01    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by such party at or prior to the Closing of the following conditions:

          (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained in accordance with applicable Law.

          (b)    NYSE Listing.    The shares of Parent Common Stock to be issued to the holders of Company Common Stock pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c)    Form S-4.    The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (d)    Regulatory Authorizations.    Each of the HSR Approval and the CBC Approval shall have been obtained and shall remain in full force and effect. All other actions or nonactions, waivers, clearances, consents and approvals of (or filings or registrations with) any Governmental Authority identified on Section 7.01(d) of the Company Disclosure Schedule shall have been obtained or made or have occurred prior to the Effective Time.

          (e)    Special Dividend.    The Company shall have declared and paid the Special Dividend payable on all shares of Company Common Stock entitled to the Merger Consideration, provided, that the Company shall not be relieved of its obligation to effect the Merger and the other transactions contemplated hereby if it has willfully and materially breached its obligation to declare and pay the Special Dividend pursuant to Section 6.14.

          (f)    No Injunctions or Restraints.    No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect restraining, enjoining, prohibiting or otherwise making illegal the consummation of the Merger and the other transactions contemplated hereby; provided, that a party shall not be relieved of its obligation to effect the Merger and the other transactions contemplated hereby if it has not used its reasonable best efforts to contest, appeal and remove any such Restraint.

        SECTION 7.02    Conditions to Obligations of Parent and Merger Sub.     The obligation of Parent and Merger Sub to effect the Merger is further subject to the satisfaction or waiver by such party at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in the first sentence of Section 3.01 and in Section 3.03, Section 3.06(a) and Section 3.23 of this Agreement shall be true and correct in all respects and the representations and warranties of the Company set forth in Section 3.02 and Section 3.24 of this Agreement shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties that by their terms speak as of a specific date or time need only be true and correct as of such date or time). The other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties that by their terms speak as of a specific date or time need only be true and correct as of such date or time), except where the failure of such representations and warranties to be true and correct (without giving effect to any "materiality" or "Material Adverse Effect" or similar qualifier set forth therein) has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to the foregoing effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all respects the obligations set forth in the last sentence of Section 6.13, and shall have performed in all material respects all other obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (c)    No Material Adverse Effect.    No change, effect, event, circumstance, occurrence, state of facts or development shall exist or have occurred or come to exist or been threatened since the date hereof that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (d)    No Litigation.    There shall not be instituted or pending any suit, action or proceeding by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice under any U.S. Antitrust Law or the Commissioner of Competition appointed pursuant to Section 7 of the Competition Act (Canada) under the Competition Act (Canada) (the "Commissioner") (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to prohibit the consummation of the Merger or any of the other transactions contemplated hereby, (ii) seeking to prohibit Parent's ability to vote, transfer, receive dividends or otherwise exercise full rights of ownership with respect to the stock of the Surviving Entity or (iii) seeking to prohibit, limit, restrain or impair Parent's ability to own, control, direct, manage, or operate or to retain or change any portion of the assets, licenses, operations, rights, product lines, businesses or interests therein of the Company or its Subsidiaries from and after the Effective Time or any of the assets, licenses, operations, rights, product lines, businesses or interests therein of Parent or its Subsidiaries, except, in each case, where the remedy sought by such Governmental Authority is one that Parent would be required to accept consistent with its obligations under Section 6.03(a).

          (e)    Special Dividend.    Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to the effect that the

  Company has declared and paid the Special Dividend payable on all shares of Company Common Stock entitled to receive the Merger Consideration.

          (f)    Consents and Approvals.    The approvals and consents listed on Section 7.02(f) of the Parent Disclosure Schedule shall have been obtained.

        SECTION 7.03    Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in the first sentence of Section 4.01 and in Section 4.03, Section 4.06(a), and Section 4.12 of this Agreement shall be true and correct in all respects and the representations and warranties of Parent and Merger Sub set forth in Sections 4.02(a), (b) and (c) and 4.14 of this Agreement shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties that by their terms speak as of a specific date or time need only be true and correct as of such date or time). Each of the other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties that by their terms speak as of a specific date or time need only be true and correct as of such date or time), except where the failure of any such representations and warranties to be true and correct (without giving effect to any "materiality" or "Material Adverse Effect" or similar qualifier set forth therein) has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by the chief executive officer or the chief financial officer of Parent to the foregoing effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

          (c)    No Material Adverse Effect.    No change, effect, event, circumstance, occurrence, state of facts or development shall exist or have occurred or come to exist or been threatened since the date hereof that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.01    Termination.     This Agreement may be terminated at any time prior to the Effective Time, except to the extent otherwise set forth below, whether before or after receipt of the Company Stockholder Approval, with any termination by Parent also being an effective termination by Merger Sub:

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company:

              (i)  if the Merger shall not have been consummated on or before 12 months after the date hereof (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement resulted in the failure of the Merger to be consummated on or before such date;

              (ii)  if any Restraint having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger and the transactions contemplated by this Agreement shall be in effect and shall have become final and nonappealable; provided that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to any party that has not used its reasonable best efforts to contest, appeal and remove such Restraint; or

             (iii)  if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting (as such Company Stockholders Meeting may be adjourned or postponed from time to time) duly convened therefor;

          (c)   by Parent, if there is any breach or inaccuracy of any of the representations or warranties set forth in Article III or if the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, which breach, inaccuracy or failure to perform (i) would give rise to the failure of a condition set forth in Sections 7.01 or 7.02 and (ii) is incapable of being cured, or is not cured (in each case, to the extent necessary to satisfy the applicable condition set forth in Sections 7.01 or 7.02), by the Company within 30 days following receipt of written notice from Parent of such breach, inaccuracy or failure to perform;

          (d)   by the Company, if there is any breach or inaccuracy of any of the representations or warranties set forth in Article IV or if Parent or Merger Sub shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, which breach, inaccuracy or failure to perform (i) would give rise to the failure of a condition set forth in Sections 7.01 or 7.03 and (ii) is incapable of being cured, or is not cured (in each case, to the extent necessary to satisfy the applicable condition set forth in Sections 7.01 or 7.03) by Parent within 30 days following receipt of written notice from the Company of such breach, inaccuracy or failure to perform;

          (e)   by Parent, at any time prior to the receipt of the Company Stockholder Approval, if (i) the Board of Directors of the Company shall have effected a Company Change of Recommendation or failed to reaffirm the Company Recommendation within ten business days after (x) a Company Competing Proposal shall have been made public (or any person shall have publicly announced a bona fide intention, whether or not conditional, to make a Company Competing Proposal) and (y) the receipt of a written request to do so from Parent or (ii) the Company shall have materially breached its obligations under Section 5.03 or Section 6.01(b); or

          (f)    by the Company, at any time prior to the receipt of the Company Stockholder Approval, if the Company is simultaneously entering into a definitive agreement to effect a Superior Proposal; provided, that in order for the termination of this Agreement pursuant to this Section 8.01(f) to be effective, (i) the Company and its Board of Directors shall have complied with the procedures and obligations set forth in Section 5.03(d) with respect to such Superior Proposal and (ii) the Company shall have paid the Company Termination Fee in accordance with Section 8.02.

        A party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 8.01 shall give written notice of such termination to the other party in accordance with Section 9.02, specifying the provision or provisions hereof pursuant to which such termination is effected.

        SECTION 8.02    Termination Fees.

        (a)   In the event that:

            (i)  this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(i), (w) the Company Stockholder Approval has not been obtained, (x) after the date of this Agreement and prior to the Company Stockholders Meeting, a Company Competing Proposal shall have been made public (or any person shall have publicly announced a bona fide intention, whether or not conditional, to make a Company Competing Proposal) and such Company

  Competing Proposal is not withdrawn prior to the date of such termination and (y) within twelve months after the date of such termination, the Company shall have reached a definitive agreement to consummate, shall have consummated, or its Board of Directors shall have recommended to the Company's stockholders, a Company Takeover Transaction, then on the date of such consummation, the execution of such definitive agreement or such recommendation, whichever is earlier, the Company shall pay Parent a fee equal to $44,600,000 (the "Company Termination Fee") by wire transfer of immediately available funds to a bank account designated to the Company by Parent;

            (ii)  this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(iii), (x) after the date hereof and prior to the Company Stockholders Meeting a Company Competing Proposal shall have been made public (or any person shall have publicly announced a bona fide intention, whether or not conditional, to make a Company Competing Proposal) and such Company Competing Proposal is not withdrawn prior to the taking of the vote at the Company Stockholders Meeting and (y) within twelve months after such termination, the Company shall have reached a definitive agreement to consummate, shall have consummated, or its Board of Directors shall have recommended to the Company's stockholders, a Company Takeover Transaction, then on the date of such consummation, the execution of such definitive agreement or such recommendation, whichever is earlier, the Company shall pay to Parent the Company Termination Fee, by wire transfer of immediately available funds to a bank account designated to the Company by Parent;

           (iii)  this Agreement is terminated by Parent pursuant to Section 8.01(e)(i), then the Company shall pay to Parent the Company Termination Fee by wire transfer of immediately available funds to a bank account designated to the Company by Parent, as promptly as reasonably practicable (and, in any event, within three business days after the date of such termination); or

           (iv)  this Agreement is terminated by the Company pursuant to Section 8.01(f), then on or prior to, and as a condition precedent to the effectiveness of, such termination by the Company, the Company shall pay to Parent the Company Termination Fee by wire transfer of immediately available funds to a bank account designated to the Company by Parent.

        (b)   In the event that a Company Termination Fee is payable by the Company to Parent, the Company shall pay to Parent an amount equal to the sum of Parent's and Merger Sub's documented Transaction Expenses by wire transfer of immediately available funds to a bank account designated to the Company by Parent, as promptly as reasonably practicable (and, in any event, within three business days after Parent provides the Company with an invoice for such amount and related documentation); provided, that in no event shall the Company be required to reimburse Parent's and Merger Sub's Transaction Expenses in excess of $5,000,000 in the aggregate.

        For purposes of this Section 8.02, a "Company Takeover Transaction" means any transaction of the type referred to in the definition of Company Competing Proposal, except that the references therein to "15%" shall be replaced by "50%".

        (c)   In the event that (i) this Agreement has been terminated by either the Company or Parent pursuant to Section 8.01(b)(i), Section 8.01(b)(ii) or, as a result of a material breach under Section 6.03, Section 8.01(d), and (ii) the condition set forth in the first sentence of Section 7.01(d), Section 7.01(f) (in the case of any Restraint arising out of any suit, action or proceeding brought by any person or Governmental Authority in respect of or under any Antitrust Law) or Section 7.02(d) has not been satisfied as of the date of such termination but all other conditions to Closing set forth in Section 7.01 and Section 7.02 shall otherwise have been satisfied (other than those conditions that by their nature are to be satisfied at Closing, but which conditions would have been satisfied if the Closing Date were the date of such termination), then concurrently with such termination (in the case of a termination by Parent) or within three business days following such termination (in the case of a termination by the Company),

Parent shall pay to the Company a fee equal to $44,600,000 (the "Parent Termination Fee") by wire transfer of immediately available funds to a bank account provided to Parent by the Company.

        (d)   In the event that a Parent Termination Fee is payable by Parent to the Company, Parent shall pay to the Company an amount equal to the sum of the Company's documented Transaction Expenses by wire transfer of immediately available funds to a bank account designated to Parent by the Company, as promptly as reasonably practicable (and, in any event, within three business days after the Company provides Parent with an invoice for such amount and related documentation); provided, that in no event shall Parent be required to reimburse the Company's Transaction Expenses in excess of $5,000,000 in the aggregate

        (e)   Each of the Company and Parent acknowledges and agrees that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither the Company nor Parent would have entered into this Agreement. If either the Company or Parent fails to pay the Company Termination Fee, the Company's Transaction Expenses, the Parent Termination Fee or Parent's Transaction Expenses, as applicable when due, and, in order to obtain such payment, the other party commences a suit that results in a judgment against the defaulting party for the Company Termination Fee, the Company's Transaction Expenses, the Parent Termination Fee or Parent's Transaction Expenses, as the case may be, the defaulting party shall pay to the other party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit, together with interest on the amount of the Company Termination Fee, the Company's Transaction Expenses, the Parent Termination Fee or Parent's Transaction Expenses, as the case may be, from the date such payment was required to be made until the date of payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

        SECTION 8.03    Effect of Termination.     In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 6.05, Section 6.12(b), Section 8.02, this Section 8.03, Article IX, the third sentence of Section 6.02(a) and the last sentence of Section 6.15(a), which provisions shall survive such termination; provided that nothing herein (including the payment of any amounts under Section 8.02) shall relieve any party from any liability for any willful and material breach hereof prior to such termination. For purposes of this Agreement, "willful and material breach" shall mean a material breach that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would be reasonably expected to, cause a material breach of this Agreement, provided, that, for purposes of Section 6.14 and Section 7.01(e), the failure of the Company to declare or pay the Special Dividend, solely due to its legal or practical inability to do so, shall not constitute a "willful and material breach" of this Agreement as long as such inability does not result from any action or omission of the Company taken, or not taken, with the purpose of frustrating the satisfaction of the condition set forth in Section 7.01(e).

        SECTION 8.04    Amendment.     This Agreement may be amended by the parties hereto at any time before or after receipt of the Company Stockholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment that by Law requires further approval by the stockholders of the Company or Parent without such further approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 8.05    Extension; Waiver.     At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) subject to the proviso to the first sentence of Section 8.04, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

MISCELLANEOUS

        SECTION 9.01    Nonsurvival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 9.02    Notices.     Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  if to Parent or Merger Sub, to:

    Hertz Global Holdings, Inc.
    225 Brae Boulevard
    Park Ridge NJ 07656
    Fax: (201) 307-2644
    Attention: J. Jeffrey Zimmerman, Esq.

  with a copy to:

    Debevoise & Plimpton LLP
    919 Third Avenue
    New York, New York 10022
    Facsimile No.: (212) 909-6836
    Attention: John M. Allen, Esq.
                      Jonathan E. Levitsky, Esq.

  if to the Company, to:

    Dollar Thrifty Automotive Group, Inc.
    5330 E. 31st Street
    P.O. Box 35985
    Tulsa, Oklahoma 74135
    Facsimile No.: (918) 669-3046
    Attention: Vicki J. Vaniman, Esq.

  with a copy to:

    Cleary Gottlieb Steen & Hamilton LLP
    One Liberty Plaza
    New York, New York 10006
    Facsimile No.: (212) 225-3999
    Attention: Paul J. Shim, Esq.
                      Matthew P. Salerno, Esq.

        SECTION 9.03    Counterparts.     This Agreement may be executed in any number of counterparts (including via facsimile or electronic transmission), all of which shall be considered one and the same agreement and each of which shall be deemed to be an original.

        SECTION 9.04    Entire Agreement; No Third-Party Beneficiaries.     This Agreement, including the Company Disclosure Schedule, the Parent Disclosure Schedule, and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement; (b) are not intended to confer upon any person other than the parties any rights, benefits or remedies, other than (i) the rights to indemnification and insurance pursuant to Section 6.04 hereof (of which the persons entitled to indemnification are the intended beneficiaries), (ii) the rights of the Company's stockholders and holders of Company Incentive Awards to pursue claims for damages and other relief, including equitable relief, for Parent's or Merger Sub's willful and material breach of this Agreement; provided, however, that the rights granted pursuant to this clause (ii) shall only be enforceable by the Company on behalf of such stockholders and holders of Company Incentive Awards in the Company's sole and absolute discretion (and not directly by any such stockholder or holder), it being understood and agreed that any and all interests in such claims shall attach to such shares of Company Common Stock and Company Incentive Awards (and any shares of Company Common Stock issued upon exercise or conversion of such Company Incentive Awards), as applicable, and subsequently trade and transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company's sole and absolute discretion, be (x) distributed, in whole or in part, by the Company to the holders of Company Common Stock and/or holders of Company Incentive Awards as of any date determined by the Company or (y) retained by the Company for the use and benefit of the Company in any manner the Company deems fit; provided, further, however, that under no circumstances shall any such rights of holders of Company Common Stock or Company Incentive Awards be enforceable by such stockholders, holders or by any other person acting for or on their behalf other than the Company; and (iii) after the Effective Time, the rights of the Company's stockholders to receive the Merger Consideration and of the holders of Company Incentive Awards to receive the benefits of Article II hereof.

        SECTION 9.05    Governing Law.     This Agreement and any dispute arising out of, relating to or in connection with this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

        SECTION 9.06    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign any of or all its rights, interests and obligations under this Agreement to any direct, wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 9.07    Enforcement of the Agreement; Consent to Jurisdiction.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery courts of the State of Delaware or in any federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of Parent, Merger Sub and the Company (a) consents to submit itself to the personal jurisdiction of any such court with respect to any dispute arising out of, relating to, or in connection with this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or the transactions contemplated by this Agreement in any court other than the chancery courts of the State of Delaware or in any federal court located in the State of Delaware. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the chancery courts of the State of Delaware or in any Federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company, Parent and Merger Sub hereby agrees that in addition to any other legally permissible means of service, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.02 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby, including the Merger.

        SECTION 9.08    WAIVER OF JURY TRIAL.     EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

        SECTION 9.09    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 9.10    Definitions.     For purposes of this Agreement, the following terms shall have the following meanings:

          (a)   an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; and for purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), shall mean, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise;

          (b)   "business day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable Law to close;

          (c)   "Canadian Fleet Securitization Program" means the TCL Funding LP Amended and Restated Limited Partnership Agreement, dated as of June 21, 2005, as amended from time to time, by and between Dollar Thrifty Automotive Group Canada Inc. and BNY Trust Company of Canada (together with all agreements related thereto);

          (d)   "CBC Approval" means (i) that the Commissioner shall have issued an advance ruling certificate under section 102 of the Competition Act with respect to the transactions contemplated by this Agreement; or (ii) unless waived by Parent, the Commissioner shall have issued a no-action letter and the applicable waiting period under section 123 of the Competition Act shall have expired, been terminated, or been waived by the Commissioner and any timing agreement entered into by Parent with the Commissioner (with the consent of the Company which will not be unreasonably withheld) to avoid the issuance of a supplemental information request, shall have expired, been terminated, or been waived by Parent;

          (e)   "Company Benefit Plan" means each written or oral employee pension, profit sharing, bonus, deferred compensation, incentive compensation, stock purchase, stock bonus, restricted stock, stock option or other equity-based arrangement and any employment, termination, retention, change in control, severance, health, welfare, death benefit, retirement, savings or fringe employee benefit plans, agreements, practices or arrangements, including any "employee benefit plans" as defined in Section 3(3) of ERISA, maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute with respect to its employees or former employees;

          (f)    "Company Credit Agreement" means the Credit Agreement dated as of June 15, 2007, as amended from time to time subject to Section 5.01, among the Company, as borrower, various financial institutions as may from time to time become parties thereto, Deutsche Bank Trust Company Americas, as administrative agent, The Bank of Nova Scotia, as syndication agent, and Deutsche Bank Securities Inc. and The Bank of Nova Scotia as joint lead arrangers and joint bookrunners;

          (g)   "Competition Act" means the Competition Act (Canada), including the regulations thereunder, as each may be amended from time to time;

          (h)   "HSR Approval" means the expiration or early termination of the applicable waiting periods required pursuant to the HSR Act.

          (i)    "Indebtedness" of any person means, without duplication: (a) all obligations of such person for borrowed money and all obligations of such person evidenced by a note, bond, debenture or similar instrument; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, bonds (including surety bonds) and similar obligations, whether or not drawn, and banker's acceptances issued for the account of such person; (c) all obligations of such person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities; (d) all obligations of such person in the nature of overdrafts; (e) net liabilities of such person under all hedging obligations; and (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such person to pay the deferred purchase price of property or services (excluding open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services), and indebtedness (excluding prepaid interest thereon) secured by any Encumbrance on any property owned by such person even though such person has not assumed or otherwise become liable for the payment thereof;

          (j)    "Knowledge" means, the actual knowledge, without inquiry of (i) with respect to the Company, the individuals set forth on Section 9.10(j) of the Company Disclosure Schedule and (ii) with respect to Parent, the individuals set forth on Section 9.10(j) of the Parent Disclosure Schedule.

          (k)   "Material Adverse Effect" means, with respect to the Company or Parent, as the case may be, any change, effect, event, circumstance, occurrence, state of facts or development that, either individually or in the aggregate, (A) is materially adverse to the business, assets, financial condition or results of operations of such party and its Subsidiaries, taken as a whole, other than any change, effect, event, circumstance, occurrence, state of facts or development to the extent arising out of or resulting from (i) general economic or political conditions or the financial, banking, securities, currency, capital or credit markets in general, including changes in interest rates or exchange rates or the availability of financing, (ii) conditions generally affecting the car rental industry, (iii) changes or proposed changes in GAAP, regulatory accounting principles or applicable Law or the interpretation thereof, (iv) any outbreak, escalation or worsening of hostilities or war (whether declared or not declared) or act of terrorism or sabotage, (v) earthquakes, hurricanes, tornadoes or other natural disasters, (vi) the announcement or the existence of, or compliance with, this Agreement and the transactions contemplated hereby, (vii) any change in such party's stock price or trading value, (viii) the failure of such party to meet any projections of earnings, revenues or other financial measures (whether prepared by such party or any third party) or (ix) any change or proposed change in the debt ratings of the party or any of its Subsidiaries or any debt securities of such party or any of its Subsidiaries; provided that (1) none of the foregoing clauses (i) through (v) shall exclude any change, effect, event, circumstance, occurrence or state of facts to the extent that it materially disproportionately impacts a party and its Subsidiaries (taken as a whole) relative to other companies in the car rental industry, (2) no change, effect, event, circumstance, occurrence, state of facts or development underlying a change, proposed change or failure under any of the foregoing clauses (vii), (viii) or (ix) shall itself be excluded if it would otherwise constitute a Material Adverse Effect and (3) the foregoing clause (vi) shall not apply to the representations and warranties set forth in Section 3.03, Section 3.04 and Section 3.13(b) in the case of the Company and Section 4.03 and Section 4.04 in the case of Parent and Merger Sub or (B) would prevent or materially impair the ability of such party to consummate the transactions contemplated hereby;

          (l)    "Medium Term Notes" means any and all notes issued pursuant to the Amended and Restated Base Indenture (the "Base Indenture"), dated as of February 14, 2007, between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, as supplemented by (i) the Series 2005-1 Supplement, dated as of April 21, 2005, between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, (ii) the Series 2006-1 Supplement, dated as of March 28, 2006, between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, (iii) the Series 2007-1 Supplement, dated as of May 23, 2007, between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, in each case, as amended, supplemented, waived or otherwise modified from time to time, (iv) the Series 2010-1 Supplement, dated as of April 18, 2010, between Retail Car Finance Corp. and Deutsche Bank Trust Company Americas, and (v) where appropriate, each additional financing entered into by Rental Car Financial Corp. and/or Dollar Thrifty Funding Corp. after the date hereof in accordance with Section 5.01(a);

          (m)  "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

          (n)   "Subsidiary" means, with respect to any entity, any other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions, or a majority of the outstanding voting securities, are owned directly or indirectly by such entity; and

          (o)   "Transaction Expenses" means all reasonable out-of-pocket costs and expenses (including all fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants to a party hereto) incurred by or on behalf of a party hereto or its Subsidiaries in connection with or related to due diligence or the authorization, preparation, negotiation, execution, performance or termination of this Agreement, the Merger and the other transactions contemplated hereby.

        SECTION 9.11    Interpretation.     The words "hereof," "herein," "hereby," "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all persons and vice versa. The phrases "the date of this

Agreement," "the date hereof," "of even date herewith" and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York City, unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any person by virtue of the authorship of any provision of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.]

        IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HERTZ GLOBAL HOLDINGS, INC.
By:	/s/ MARK P. FRISSORA Name: Mark P. Frissora Title: Chief Executive Officer and Chairman of the Board of Directors
HDTMS, INC.
By:	/s/ MARK P. FRISSORA Name: Mark P. Frissora Title: Chief Executive Officer
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
By:	/s/ SCOTT L. THOMPSON Name: Scott L. Thompson Title: President and Chief Executive Officer

ANNEX B—J.P. MORGAN SECURITIES INC. FAIRNESS OPINION

J. P. MORGAN

April 25, 2010

Board of Directors
Dollar Thrifty Automotive Group, Inc.
5300 East 31st Street
Tulsa, Oklahoma 74135

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders (other than the Acquiror Affiliates, as defined below) of common stock, par value $0.01 per share (the "Company Common Stock"), of Dollar Thrifty Automotive Group, Inc. (the "Company") of the Total Consideration (as defined below) to be paid to such holders in the proposed merger (the "Transaction") of the Company with a wholly-owned subsidiary of Hertz Global Holdings, Inc. (the "Acquiror"). Pursuant to the Agreement and Plan of Merger, dated as of April 25, 2010 (the "Agreement"), among the Company, the Acquiror and its wholly-owned subsidiary, HDTMS, Inc., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror or any of its subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive consideration per share equal to an amount in cash equal to $32.80 minus the Special Dividend Per Share Amount (as defined in the Agreement) (the "Cash Consideration") and 0.6366 shares (the "Stock Consideration") of the Acquiror's common stock, par value $0.01 per share (the "Acquiror Common Stock"). Pursuant to the Agreement, the Company will declare and pay, immediately prior to the Effective Time (as defined in the Agreement) of the Transaction, a special dividend in an amount per share of Company Common Stock equal to the Special Dividend Per Share Amount (together with the Cash Consideration and the Stock Consideration, the "Total Consideration") to the holders of record of outstanding shares of Company Common Stock immediately prior to the Effective Time, other than shares of Company Common Stock held in treasury or owned by the Acquiror or any of its subsidiaries and Dissenting Shares.

        In arriving at our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Acquiror Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the managements of the Company and the Acquiror relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the "Synergies"); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company and the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. In that connection, we have assumed that the Special Dividend Per Share Amount will be paid to the holders of the Company Common Stock (other than shares of Company Common Stock held in treasury or owned by the Acquiror or any of its subsidiaries and Dissenting Shares) on the terms set forth in the Agreement without any waiver or modification. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Total Consideration to be paid to the holders (other than the Acquiror Affiliates) of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of the Transaction to any person or entity, as to the fairness of any consideration paid in connection therewith to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Total Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock or the Acquiror Common Stock will trade at any future time.

        We note that, although we have, at the Company's request, held discussions with other potential purchasers of the Company from time to time in the past, we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction in connection with the negotiation of the Transaction.

        We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

        During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, the Acquiror and the Acquiror's affiliates, the Carlyle Group ("Carlyle"), Clayton Dubilier & Rice LLC ("CD&R") and Merrill Lynch Global Private Equity Division ("ML"), each a party to or an affiliate of a party to the Amended and Restated Stockholders'

Agreement (as defined in the Agreement) with the Parent, and their respective affiliates (Carlyle, CD&R, ML and such affiliates, collectively, the "Acquiror Affiliates"), for which we and our affiliates have received customary compensation. Such services for the Company and the Acquiror during such period have included (i) acting as a bookrunner of the Company's offering of its common stock in October 2009 and the Acquiror's offering of its common stock and convertible notes in May 2009 and (ii) acting as arranger of the Company's renewal of its conduit facility in May 2008 and the amendment and extension of a conduit facility for the Acquiror in September 2009. Such services for the Acquiror Affiliates during such period have included (i) acting as bookrunner of the initial public offerings of common stock by Carlyle portfolio companies, XTep International in May 2008, Concord Medical Services in December 2009 and SS&C Technologies in March 2010, (ii) acting as bookrunner of offerings of debt securities by Carlyle portfolio companies, Nielsen Company in April 2008 and January 2009 and AMC Entertainment in July 2009, and offerings of debt securities by CD&R portfolio companies, Diversey Inc. in December 2009 and Graphic Packaging in June 2009, (iii) acting as arranger and bookrunner in connection with syndicated loans of Carlyle portfolio companies, Sequa Corp. in May 2008, Vought Aircraft in May 2008, Freescale Semiconductor in February 2010, and HD Supply in March 2010, and syndicated loans of CD&R portfolio companies, Diversey Inc. in December 2009 and HD Supply in March 2010, (iv) acting as financial advisor to Carlyle portfolio company, John Maneely, in its uncompleted transaction with Novolipetsk Steel in 2009, and (v) acting as arranger for Bank of America Merrill Lynch, an affiliate of ML, and its affiliates in connection with its revolving credit facility and other debt related activities. In addition, one of our affiliates is a co-investor with CD&R in its portfolio company ServiceMaster, and a co-investor with Carlyle in its portfolio company AMC Entertainment, and owns less than 5% of Carlyle Capital Corp., an investment fund managed by a Carlyle affiliate. Certain of our affiliates are counterparties to interest rate swaps with the Company and other derivative transactions with the Acquiror Affiliates and they also provide a variety of treasury and security services, foreign exchange, derivative support, and asset management services to the Company, the Acquiror and certain Acquiror Affiliates for which they receive compensation or other financial benefits.

        In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company, the Acquiror and certain Acquiror Affiliates for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Total Consideration to be paid to the holders (other than the Acquiror Affiliates) of the Company Common Stock in the proposed Transaction is fair from a financial point of view to such holders.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities Inc. This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

J.P. Morgan Securities Inc.

ANNEX C—GOLDMAN, SACHS & CO. FAIRNESS OPINION

200 West Street I New York, New York 10282-2198
Tel: 212-902-1000 I Fax: 212-902-3000

Goldman Sachs

PERSONAL AND CONFIDENTIAL

April 25, 2010

Board of Directors
Dollar Thrifty Automotive Group, Inc.
5300 East 31st Street
Tulsa, Oklahoma 74135

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than Hertz Global Holdings, Inc. ("Parent") and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Dollar Thrifty Automotive Group, Inc. (the "Company") of the Total Consideration (as defined below) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of April 25, 2010 (the "Agreement"), by and among Parent, HDTMS, Inc., a wholly owned subsidiary of Parent ("Acquisition Sub"), and the Company. The Agreement provides that Acquisition Sub will be merged with and into the Company (the "Merger") and each outstanding Share, other than Shares held in treasury or owned by the Parent or any of its subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive an amount in cash equal to $32.80 minus the Special Dividend Per Share Amount (as defined in the Agreement) (the "Cash Consideration") and 0.6366 shares of common stock, par value $0.01 per share (the "Parent Common Stock"), of Parent (the "Stock Consideration"). In addition, pursuant to the Agreement, the Company will declare and pay, immediately prior to the Effective Time (as defined in the Agreement) of the Merger, a special dividend in an amount per Share equal to the Special Dividend Per Share Amount (together with the Cash Consideration and Stock Consideration, the "Total Consideration") to the holders of record of issued and outstanding Shares immediately prior to the Effective Time, other than Shares held in treasury or owned by the Parent or any of its subsidiaries and Dissenting Shares.

        Goldman, Sachs & Co. and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, the Company, Parent and any of their respective affiliates and Clayton, Dubilier & Rice ("CD&R"), The Carlyle Group ("Carlyle"), Bank of America Merrill Lynch ("BAML"), each of which is an affiliate to parties to the Amended and Restated Stockholders' Agreement (as defined in the Agreement), and any of their respective affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction") for their own account and for the accounts of their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In addition, we have provided certain investment banking and other financial services to the Company and its affiliates from time to time for which our investment banking division has received, and may receive, compensation, including, but not limited to, having acted as a joint bookrunner with respect to a public offering of 6,612,500 Shares in October 2009. We also have provided certain investment banking and other financial services to Parent and its affiliates from time to time for which our investment banking division has received, and may receive, compensation, including, but not limited to, having acted as a joint bookrunner with respect to a public offering of 52,900,000 shares of Parent Common Stock and Parent's 5.25% Convertible Senior Notes due 2014 (aggregate principal amount $517,500,000) in May 2009. We also have provided certain investment banking and other financial services to CD&R and its affiliates and portfolio companies from time to time for which our investment banking division has received, and may receive, compensation, including, but not limited to, having acted as a joint bookrunner with respect to an offering by Graphic Packaging Holding Company, a portfolio company of CD&R, of its 9.50% Senior Notes due 2017 (aggregate principal amount $245,000,000) in June 2009 and as a joint bookrunner with respect to an offering by JohnsonDiversey Inc., a portfolio company of CD&R, of its 10.50% Senior Unsecured Notes due 2020 (aggregate principal amount $250,000,000) and its 8.250% Senior Notes due 2019 (aggregate principal amount $400,000,000) in November 2009. We also have provided certain investment banking and other financial services to Carlyle and its affiliates and portfolio companies from time to time for which our investment banking division has received, and may receive, compensation, including, but not limited to, having acted as sole arranger of a bank loan to Carlyle in connection with the acquisition of PG Corporation (aggregate principal amount $1,250,000,000) in July 2008 and as a joint bookrunner with respect to a public offering of 72,450,000 shares of common stock of Cobalt International Energy, Inc., a portfolio company of Carlyle, in December 2009. We also have provided certain investment banking and other financial services to BAML and its affiliates and portfolio companies from time to time for which our investment banking division has received, and may receive, compensation, including, but not limited to, having acted as a co-manager with respect to an offering by Bank of America Corporation of its 3.125% Senior Notes due 2012 (aggregate principal amount $6,750,000,000), its Senior Three-Month LIBOR Notes due 2011 (aggregate principal amount $750,000,000), its Senior One-Month LIBOR Notes due 2011 (aggregate principal amount $500,000,000) and its Senior Three-Month LIBOR Notes due 2010 (aggregate principal amount $1,000,000,000) in December 2008; as a joint bookrunner with respect to an offering by HCA Inc., a portfolio company of Merrill Lynch Global Private Equity Division ("MLPE"), of its 8.50% Senior Secured Notes due 2019 (aggregate principal amount $1,500,000,000) in April 2009; as a joint bookrunner with respect to an offering by HCA Inc. of its 7.875% Senior Secured Notes due 2010 (aggregate principal amount $1,250,000,000) in July 2009; as a joint bookrunner with respect to an offering by HCA Inc. of its 7.250% Senior Secured Notes due 2020 (aggregate principal amount $1,400,000,000) in March 2010; as a co-manager with respect to an offering by Bank of America Corporation of its 7.625% Senior Notes due 2019 (aggregate principal amount $2,500,000,000) in May 2009; as a co-manager with respect to an offering by Bank of America Corporation of its Common Equivalent Securities (aggregate principal amount $19,200,000,000) in December 2009 and as a joint bookrunner with respect to an offering by Validus Holdings, Ltd., a portfolio company of MLPE, on its 8.875% Senior Notes due 2040 (aggregate principal amount $750,000,000) in. January 2010. We also may provide investment banking and other financial services to the Company and Parent and their respective affiliates and CD&R, Carlyle and BAML and their respective affiliates and portfolio companies in the future for which our investment banking division may receive compensation. Affiliates of Goldman, Sachs & Co. also may have co-invested with CD&R, Carlyle and MLPE and their respective affiliates and may have invested in limited partnership units of affiliates of CD&R, Carlyle and MLPE, and may do so in the future.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Parent for the five fiscal and three fiscal years, respectively, ending December 31, 2009; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Parent; the Parent's Registration Statement on

Form S-1, including the prospectus contained therein dated May 2007; certain other communications from the Company and Parent to their respective stockholders; certain publicly available research analyst reports for the Company and Parent; and certain internal financial analyses and forecasts for the Company prepared by its management and for Parent prepared by its management, in each case, as approved for our use by the Company (the "Forecasts"), and certain cost savings and operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the "Synergies"). We have also held discussions with members of the senior managements of the Company and Parent regarding their assessment of the past and current business operations, financial condition and future prospects of their respective companies and with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the Shares and shares of Parent Common Stock; compared certain financial and stock market information for the Company and Parent with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the rental car industry specifically and in other industries generally; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and we do not assume any responsibility for any such information. In that regard, we have assumed with your consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Parent or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Parent or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis. In that connection, we have assumed that the Special Dividend Per Share Amount will be paid to the holders of Shares (other than Shares held in treasury or owned by the Parent or any of its subsidiaries and Dissenting Shares) on the terms set forth in the Agreement without any waiver or modification.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the Total Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons in connection with the Transaction, whether relative to the Total Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Parent Common Stock will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay its obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Total Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

(GOLDMAN, SACHS & CO.)

Annex D

DELAWARE GENERAL CORPORATION LAW SECTION 262
(as in effect with respect to this transaction)

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

           (1)  Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

           (2)  Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

           (3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

           (1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

           (2)  If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Form of Proxy Card

DOLLAR THRIFTY

AUTOMOTIVE GROUP, INC.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 15, 2010.

Vote by Internet

• Log on to the Internet and go to http://proxy.georgeson.com/

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting of Stockholders Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

A    Proposals — The Board of Directors recommends a vote FOR Proposal No. 1 and FOR Proposal No. 2.

1.

Adopt the Agreement and Plan of Merger, dated as of April 25, 2010, by and among Hertz Global Holdings, Inc., referred to as Hertz, HDTMS, Inc., a wholly owned subsidiary of Hertz, referred to as Merger Sub, and Dollar Thrifty Automotive Group, Inc., referred to as DTG, as may be amended from time to time, pursuant to which Merger Sub will merge with and into DTG, and DTG will continue as the surviving entity and a wholly owned subsidiary of Hertz.

		For ☐	Against ☐	Abstain ☐

2.	Approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.	For ☐	Against ☐	Abstain ☐

B   Non-Voting Items

Change of Address — Please print new address below.

C    Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name(s) appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Proxy — DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. PURSUANT TO A SEPARATE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT DATED XXXXX, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

The undersigned hereby appoints Vicki J. Vaniman and Kimberly D. Paul, and each of them, the true and lawful attorneys and proxies, each with the power of substitution and revocation, for and in the name, place and stead of the undersigned and hereby authorizes each of them or either of them voting singly to represent and vote, as designated below, all the shares of Common Stock of Dollar Thrifty Automotive Group, Inc. held of record by the undersigned on August 13, 2010 at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on September 16, 2010 at 10 South Dearborn Street, Plaza Level Auditorium, Chicago, Illinois 60603 or any adjournment or postponement thereof.

This proxy, when properly executed and returned in the enclosed envelope, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the proposal to adopt the Agreement and Plan of Merger, dated as of April 25, 2010, and FOR the proposal to approve the adjournment of the meeting. This proxy will also be voted in the discretion of the proxies upon such other matters as may properly come before the meeting and at any adjournment or postponement thereof.

The undersigned hereby revokes any proxies heretofore given and ratifies and confirms to all that the proxies appointed hereby, or either one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Both of said proxies or their substitutes who shall be present and act at the meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies.

In their discretion, the persons named as proxies on this card are authorized to vote upon such other matters as may properly come before the meeting and at any adjournment or postponement thereof.

(Continued and to be marked, dated and signed on reverse side)